UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Diversey Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION
1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708
Dear Diversey Shareholder,
On behalf of the Board of Directors (the “Board”) of Diversey Holdings, Ltd. (“Diversey,” the “Company,” “we,” “our” or “us”), we invite you to an extraordinary general meeting (the “Special Meeting”) of shareholders of Diversey. The meeting will be held on                 , 2023 at           , ET in our offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.
At the Special Meeting, holders of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), will be asked to consider and vote on a proposal by special resolution to authorize and approve (a) the Agreement and Plan of Merger (the “Merger Agreement”) entered into on March 8, 2023, by and among the Company, Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), acting by its general partner, Olympus Water Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, and Diamond Merger Limited, a Cayman Islands exempted company and a wholly owned subsidiary of the Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent and (b) the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies, attached as an exhibit to the Merger Agreement (as it may be amended from time to time, the “Plan of Merger”), and (c) the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger (as defined below) of the Company and Merger Sub pursuant to the Companies Act (2023 Revision) of the Cayman Islands (the “Transactions”). Parent and Merger Sub are affiliates of Platinum Equity, LLC (“Platinum”) and affiliates of Solenis LLC, which is a portfolio company of Platinum. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving company as a wholly owned subsidiary of Parent and, pursuant to the Merger, each Ordinary Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) Ordinary Shares held by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, (ii) Ordinary Shares as to which the holder has validly exercised and perfected and not effectively withdrawn or lost their rights to dissent under the applicable provisions of the Companies Act (2023 Revision) of the Cayman Islands, (iii) certain Ordinary Shares (the “Rollover Shares”) held by BCPE Diamond Investor, LP, the Company’s controlling shareholder and an entity advised by Bain Capital Private Equity, LP (the “Bain Shareholder”), which will be transferred and assigned to Olympus Water Holdings I, L.P., a Cayman Islands exempted limited partnership and affiliate of Platinum (“Topco”), or a subsidiary of Topco, immediately prior to the effective time of the Merger, pursuant to a rollover contribution agreement (the “Rollover Agreement”) entered into in connection with the Merger Agreement and (iv) Ordinary Shares held by the Bain Shareholder that are not Rollover Shares (the “Bain Shares”)) will be cancelled and exchanged at the effective time of the Merger into the right to receive merger consideration of $8.40 in cash without interest and subject to any applicable withholding taxes. The Bain Shares will be cancelled and exchanged at the effective time of the Merger into the right to receive merger consideration of $7.84 in cash without interest and subject to any applicable withholding taxes. The Rollover Shares will be exchanged by the Bain Shareholder immediately prior to the effective time of the Merger for common and preferred units of Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco) in accordance with the terms of the Rollover Agreement (such Rollover Shares being valued at an amount equal to $7.84 per Ordinary Share). The Rollover Shares represent approximately 56.1% of the Ordinary Shares held by the Bain Shareholder immediately prior to the Effective Time (which amount is subject to increase up to approximately 61.5% if, prior to the Closing and pursuant to the Rollover Agreement, Topco elects to cause the Bain Shareholder to contribute additional Ordinary Shares in exchange for additional preferred units of Topco (or a subsidiary thereof)). As of                 , 2023, the Bain Shareholder held approximately    % of the voting power of the Company’s outstanding shares. Ordinary Shares subject to Diversey equity awards will be cancelled at the effective time of the Merger in exchange for (i) in the case of stock options, no consideration, (ii) in the case of restricted stock and certain restricted stock units, the right to receive merger consideration of $8.40 in cash per each Ordinary Share subject to such Diversey equity award, without interest and subject to any applicable withholding taxes, or (iii) in the case of certain other restricted stock units, cash-settled awards subject to certain service-based vesting conditions following the effective time of the Merger.
If the Merger is completed, Diversey will become a privately held company, wholly owned by Parent.
The Board formed a special committee (the “Special Committee”) consisting solely of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, the Bain Shareholder and Platinum and who are not members of the Company’s management to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee evaluated the Merger, in consultation with the Company’s management and its own independent legal and financial advisors and considered various material factors. After careful consideration, the Special Committee unanimously (i) determined that the Transactions, including the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Unaffiliated Shareholders, (ii) recommended that the Board approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) recommended that the Board approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein,(iv) recommended that the Board direct that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (v) recommended that the Board resolve to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
Based in part on the unanimous recommendation of the Special Committee, the Board has unanimously (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein, (iii) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (iv) resolved to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
The Board, based in part on the unanimous recommendation of the Special Committee, unanimously recommends that the Company’s shareholders vote “FOR” the proposal by special resolution to authorize the Plan of Merger.
At the Special Meeting, shareholders will also be asked to consider and vote on the proposal by ordinary resolution to approve, on an advisory and non-binding basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger. The Board unanimously recommends that you vote “FOR” this proposal.
The enclosed proxy statement describes the Merger Agreement, the Plan of Merger and the Merger and provides specific information concerning the Special Meeting. In addition, you may obtain information about the Company from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, and its appendices, as well as the Merger Agreement and the Plan of Merger, as it sets forth the details of the Merger Agreement and the Plan of Merger, the related Schedule 13E-3 and other important information related to the Merger.

Your vote is very important regardless of the number of Ordinary Shares you own. Whether or not you plan to attend the Special Meeting, please mark, validly sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid envelope, or submit your proxy electronically by telephone or over the Internet (please follow the instructions for voting by telephone or Internet on your proxy card). The Merger cannot be completed unless shareholders holding at least two-thirds of the Ordinary Shares present and voting in person or by proxy at the Special Meeting affirmatively vote in favor of the proposal by special resolution to authorize the Merger Agreement, the Plan of Merger and the Transactions. If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the Special Meeting proposals.
While shareholders may exercise their right to vote their Ordinary Shares in person, we recognize that many shareholders may not be able to attend the Special Meeting or may wish to have their Ordinary Shares voted by proxy even if they are able to attend. Accordingly, we have enclosed a proxy card that will enable your Ordinary Shares to be voted on the matters to be considered at the Special Meeting regardless of whether you are able to attend. Submitting a proxy will ensure that your Ordinary Shares are represented at the Special Meeting, but will not prevent you from submitting a subsequent proxy to change your voting instructions or from voting your Ordinary Shares in person if you subsequently choose to attend the Special Meeting.
If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares as a “beneficial owner,” you should follow the directions provided by your brokerage firm, bank or other nominee regarding how to instruct your brokerage firm, bank or other nominee to vote your Ordinary Shares at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, without following those instructions or obtaining a “legal proxy” to vote your Ordinary Shares through your brokerage firm, bank or other nominee, your Ordinary Shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting.
For additional information about the Merger, assistance in submitting proxies or voting Ordinary Shares, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:
509 Madison Avenue
Suite 1206
New York, NY, 10022
Shareholders Call Toll Free: (800) 662-5200
All Others Call Collect: (203) 658-9400
E-mail: DSEY@investor.morrowsodali.com
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in Diversey.
Sincerely,
Philip Wieland, Chief Executive Officer and Director	Eric Foss, Non-Executive Chair of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated           , 2023 and is first being mailed to Diversey shareholders on or about           , 2023.

1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708
Notice of Special Meeting of Shareholders
Notice is hereby given that an extraordinary general meeting (the “Special Meeting”) of shareholders of Diversey Holdings, Ltd. (“Diversey” or the “Company”) will be held on                 , 2023 at           , ET, at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708. Shareholders of record at the close of business on           , 2023 are entitled to vote at the Special Meeting. You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your Ordinary Shares at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote upon the following resolutions:
1.   THAT, as a special resolution, (a) the Agreement and Plan of Merger (the “Merger Agreement”) entered into on March 8, 2023, by and among the Company, Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), acting by its general partner, Olympus Water Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, and Diamond Merger Limited, a Cayman Islands exempted company and a wholly owned subsidiary of the Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent and (b) the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies, attached as an exhibit to the Merger Agreement (as it may be amended from time to time, the “Plan of Merger”), and (c) the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger of the Company and Merger Sub pursuant to the Companies Act (2023 Revision) of the Cayman Islands (the “Transactions”) be authorized and approved in all respects. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.
2.   THAT, as an ordinary resolution, on a non-binding, advisory basis, payment of specified compensation that may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed in this proxy statement pursuant to Item 402(t) of Regulation S-K under this proxy statement’s section entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the corresponding table and the footnotes thereto, be approved.
Our Board has fixed the close of business on           , 2023 as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the Special Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. Each shareholder entitled to vote at the Special Meeting is entitled to one vote for each Ordinary Share held by such shareholder on the record date.
The Board formed a special committee (the “Special Committee”) consisting solely of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, the Bain Shareholder and Platinum and who are not members of Company’s management to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee evaluated the Merger, in consultation with the Company’s management and its own independent legal and financial advisors and considered various material factors. After careful consideration, the Special Committee unanimously (i) determined that the Transactions, including the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Unaffiliated Shareholders, (ii) recommended that the Board approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) recommended that the Board approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein, (iv) recommended that the Board direct that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (v) recommended that the Board resolve to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
The Board has, based in part on the unanimous recommendation of the Special Committee, unanimously (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger upon the terms and the conditions set forth therein, (iii) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (iv) resolved to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
The Board, based in part on the unanimous recommendation of the Special Committee, unanimously recommends that the Company’s shareholders vote “FOR” the proposal by special resolution to authorize the Merger Agreement, the Plan of Merger and Transactions (the “Merger Proposal”). The Board also unanimously recommends that the Company’s shareholders vote “FOR” the advisory and non-binding proposal by ordinary resolution to approve specified compensation that may become payable to the Company’s named executive officers in connection with the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”).
As of                 , 2023, BCPE Diamond Investor, LP (the “Bain Shareholder”) held approximately    % of the voting power of the Company’s outstanding shares.
Under Cayman Islands law, if the Merger is completed, shareholders who provide written objection to the Merger before the vote at the Special Meeting to authorize the Merger Agreement, the Plan of Merger and the Transactions, and thereafter perfect and do not withdraw their dissent will have the right to be paid the fair value of their shares, as ultimately determined by the Grand Court of the Cayman Islands, provided that they comply with all of the requirements of Section 238 of the Companies Act (2023 Revision) of the Cayman Islands (the “CICA”). This fair value amount could be more than, the same as or less than the per share Merger Consideration provided to shareholders (other than the Bain Shareholder) of $8.40 per Ordinary Share payable pursuant to the terms of the Merger Agreement. Dissenters’ rights are available only to registered holders of Ordinary Shares. Section 238 of the CICA is reproduced in its entirety in Annex H to the accompanying proxy statement and is incorporated into this proxy statement by reference.
In order for the Merger to be completed, the Merger Proposal must be approved by a special resolution of the Company passed by an affirmative vote of holders of shares representing at least two-thirds of the shares present and voting in person or by proxy at the Special Meeting.
Your vote is important. Whether or not you plan to attend the Special Meeting in person, please mark, validly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope, or submit your proxy electronically by telephone or over the Internet as promptly as possible to ensure that your Ordinary Shares are represented at the Special Meeting. Please follow the instructions for voting by telephone or Internet on your proxy card. If you receive more than one proxy because you own Ordinary Shares registered in different names or addresses, each proxy should be submitted.
If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. You also may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.
If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you should instruct your bank, brokerage firm or other nominee how to vote your Ordinary Shares in accordance with the voting instruction form that you will receive from your bank, brokerage firm or other nominee. Your bank, brokerage firm or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your specific instructions.
, 2023	On behalf of the Board of Directors,
Michael Chapman Secretary

YOUR VOTE IS IMPORTANT
Whether or not you are able to attend the Special Meeting in person, please follow the instructions included on the enclosed proxy card and submit your proxy by telephone or over the Internet, or mark, validly sign and date the enclosed proxy card and return it in the postage-paid envelope provided as promptly as practicable. Please follow the instructions for voting by telephone or Internet on your proxy card. If you have Internet access, the Company encourages you to submit your proxy over the Internet. Submitting a proxy over the Internet, by telephone or by mail will not limit your right to vote in person at the Special Meeting.
If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the Special Meeting proposals.
If you return a validly signed and dated proxy card but do not mark the box showing how you wish to vote, your Ordinary Shares will be voted “FOR” the Merger Proposal and “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.
ADDITIONAL INFORMATION
For additional information about the Merger, assistance in submitting proxies or voting Ordinary Shares, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:
509 Madison Avenue
Suite 1206
New York, NY, 10022
Shareholders Call Toll Free: (800) 662-5200
All Others Call Collect: (203) 658-9400
E-mail: DSEY@investor.morrowsodali.com
If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you should also contact your brokerage firm, bank or other nominee for additional information.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON           , 2023.
The proxy statement is available in the “Investor Relations” section of the Company’s website at https://ir.diversey.com. The information contained on, or accessible through, the Company’s website is not incorporated in, and does not form a part of, the proxy statement or any other report or document filed by or furnished to the Securities and Exchange Commission by the Company.

i

DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
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2022 Bonus RSU means each Company RSU identified as a “2022 Bonus RSU” under the Merger Agreement.

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Alternative Financing means alternative debt financing in amounts (after taking into consideration the amount of the Financing that is available) equal to or greater than the Required Amount.

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Antitrust Laws means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws and regulations that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments to or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

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Bain Consideration means $7.84 per Ordinary Share, in cash, without interest and subject to any applicable withholding taxes.

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Bain Shareholder means BCPE Diamond Investor, LP, the Company’s controlling shareholder and an entity advised by Bain Capital Private Equity, LP.

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Bain Shares means the Ordinary Shares held by the Bain Shareholder (or any of its Permitted Transferees (as defined in the Voting Agreement)) immediately prior to the Effective Time that are not Rollover Shares.

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BCPE Cayman means BCPE Diamond Cayman Holding Limited, a Cayman Islands exempted company.

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Board means the Board of Directors of the Company.

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Board Recommendation means the Board’s unanimous resolutions (i) determining that it is in the best interests of the Company, and declaring it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approving the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) directing that the Merger Agreement and the Plan of Merger be submitted to the Company shareholders for approval; and (iv) resolving to recommend that the Company shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.

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Borrower means Olympus Water US Holding Corp., a direct wholly owned subsidiary of Parent.

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Cause means, (i) for an individual covered by an individual employment or services agreement that includes a definition of “cause” (or term of similar import), “cause” (or term of similar import), as defined in such agreement, and (ii) for any other holder, “cause” as defined in the Diversey Holdings, Ltd. 2021 Omnibus Incentive Plan, which is defined as (1) the participant’s plea of guilty or nolo contendere to, conviction of, or indictment for, any crime (whether or not involving the Company or its affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the participant’s duties to the service recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its affiliates; (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its affiliates; (3) any material violation of the policies of the service recipient, including, but not limited to, those relating to sexual harassment, ethics, discrimination, or the disclosure or misuse of confidential information, or those set forth in the manuals, or statements of policy of the service recipient; (4) the participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service with the service recipient; (5) misappropriation by the participant of any assets or business opportunities of the Company or its affiliates; (6) embezzlement or fraud committed by the participant, at the participant’s direction, or with the participant’s prior actual knowledge; or (7) willful neglect in the performance of the participant’s duties for the service recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the termination of employment or service of such participant for any or no reason (other than a termination for Cause), it is discovered that grounds to terminate the participant’s employment or service for Cause existed, such participant’s employment or service shall, at the discretion of the Parent or the affiliate of Parent employing such participant, be deemed to have been terminated by the Parent or the affiliate of Parent that employs such participant for Cause, and such participant shall be required to repay or return to the Parent or its applicable affiliate all amounts and benefits received by him or her in respect of his or her award following such termination that would have otherwise been forfeited had such termination been for Cause.
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CICA means the Companies Act (2023 Revision) of the Cayman Islands.

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Closing means closing of the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement.

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Closing Date means the date on which the Closing actually occurs pursuant to the terms of the Merger Agreement.

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Code means the U.S. Internal Revenue Code of 1986, as amended.

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Commitment Letters means, collectively, the Equity Commitment Letter and the Debt Commitment Letter.

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Company means Diversey Holdings, Ltd. (which also includes references to “Diversey,” “our”, “us” and “we”).

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Company Disclosure Letter means the confidential disclosure letter provided by the Company to Parent and Merger Sub on the date of the signing of the Merger Agreement.

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Company Note Offers and Consent Solicitations means, collectively, the Consent Solicitations and the Offers to Purchase.

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Company Options means each option to purchase Ordinary Shares.

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Company Payoff Indebtedness means (i) certain indebtedness outstanding pursuant to the Credit Agreement, (ii) the Senior Notes issued pursuant to the Senior Notes Indenture and (iii) the PNC RPA (in the case of this clause (iii), unless as otherwise agreed by Parent in its sole discretion).

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Company PSU means each Company restricted share unit subject to performance-based vesting conditions.

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Company RSU means each Company restricted share unit subject solely to service-based vesting conditions.

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Company Termination Fee means a fee equal to $92,000,000.

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Consent Solicitations means consent solicitations to obtain from the requisite holders thereof consent to certain amendments to the Senior Notes Indenture.

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Credit Agreement means the Credit Agreement, dated as of September 6, 2017 (as amended through that certain Amendment No. 3, dated as of September 29, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among BCPE Diamond Netherlands Topco, B.V., the Issuer, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as the administrative agent, the collateral agent, a lender and a letter of credit issuer.

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D&O Insurance means the Company’s current directors’ and officers’ liability insurance.

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Debt Commitment Letter means the Debt Commitment Letter, dated as of March 8, 2023 (as amended, modified or supplemented (including by waiver or consent) from time to time), by and among the Borrower, Bank of America, N.A., BofA Securities, Inc., Goldman Sachs Bank USA and the other parties thereto.

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Debt Financing means the debt financing contemplated by the Debt Commitment Letter (including any debt securities contemplated to be issued in lieu of any bridge commitments thereunder).

v

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Definitive Agreement means definitive agreements with respect to the Commitment Letters.

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Dollars and $ means the lawful currency of the United States of America.

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Effective Time means the date and time as the Plan of Merger is duly filed with the Registrar of Companies of the Cayman Islands (or on the date as may be agreed in writing by Merger Sub and the Company (with the prior written consent of the Special Committee) and specified in the Plan of Merger in accordance with the CICA).

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Equity Commitment Letter means the Equity Commitment Letter, dated as of March 8, 2023 (as amended modified or supplemented (including by waiver or consent) from time to time), by and among Parent and the Platinum Entities.

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Equity Financing means the $950,000,000 aggregate equity contribution contemplated by the Equity Commitment Letter.

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Evercore means Evercore Group L.L.C.

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Exchange Act means the Securities Exchange Act of 1934, as amended.

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Excluded Shares means (i) Owned Company Shares, (ii) Ordinary Shares as to which the holder has validly exercised and perfected and not effectively withdrawn or lost their rights to dissent under the applicable provisions of the CICA and (iii) the Rollover Shares.

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Fiduciary Out Period means the period from the date of the Merger Agreement until the date that is 30 business days following the date of the Merger Agreement or April 19, 2023.

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Financing means, collectively, the Debt Financing and the Equity Financing.

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Foreign Investment Laws mean all laws and regulations that are designed to regulate transactions involving foreign investments, including transactions that are likely to pose a threat to public interest and national security.

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General Partner means Olympus Water Holdings Limited, a Cayman Islands exempted company incorporated with limited liability.

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Good Reason means the occurrence, without the express prior written consent of the participant, of any of the following events: (i) a reduction in the participant’s annual base salary or target annual cash bonus opportunity or commission compensation opportunity or (ii) the relocation of the participant’s principal place of employment by more than 25 miles from participant’s principal place of employment as of the Closing Date. Notwithstanding the foregoing, “good reason” shall not exist if the participant has not provided the Company with written notice of the circumstances constituting “good reason” within thirty days of the initial occurrence of the event, allowed the Company thirty days to cure such circumstances, and terminated participant’s employment for good reason within ninety days following the initial occurrence of the condition(s) specified in such notice, in the event such condition(s) remained uncured.

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Governmental Authority means any government, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, sovereignty, tribunal or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

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Holdings UK means Diversey Holdings I (UK) Limited, a private limited company organized in England and Wales.

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HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

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Investor Rights Agreement means the Investor Rights Agreement, dated as of March 29, 2021, by and among the Company, the Bain Shareholder and certain co-investors and members of management who hold Ordinary Shares.

•
IPO means the March 29, 2021 initial public offering of 46,153,846 Ordinary Shares at a public offering price of $15.00 per Ordinary Share, in which the Company received approximately $654.3 million in net proceeds, after deducting the underwriting discount and offering expenses.

•
IRS means the United States Internal Revenue Service or any successor thereto.

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Issuer means Diamond (BC) B.V., a private limited liability company incorporated under the laws of the Netherlands.

•
Lenders means Bank of America, N.A., Goldman Sachs Bank USA and such other lenders that become party to the Debt Commitment Letter.

•
Limited Guarantee means the Limited Guarantee, dated as of March 8, 2023 (as amended, modified or supplemented (including by waiver or consent) from time to time), executed by the Platinum Entities and the Company.

•
Merger means the proposed merger of Merger Sub with and into the Company pursuant to the Merger Agreement and Plan of Merger in accordance with the applicable provisions of the CICA, with the Company surviving the Merger as the Surviving Company and a direct, wholly owned subsidiary of Parent.

•
Merger Agreement means the Agreement and Plan of Merger, dated as of March 8, 2023, by and among Parent, Merger Sub and the Company, as such agreement may be amended from time to time, which is attached to this proxy as Annex A.

•
Merger Consideration means $8.40 per Ordinary Share, in cash, without interest and subject to any applicable withholding taxes.

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Merger Proposal means the proposal by special resolution to authorize the Merger Agreement, the Plan of Merger and the Transactions.

•
Merger Sub means Diamond Merger Limited, a Cayman Islands exempted company and a wholly owned subsidiary of the Parent.

•
Morrow Sodali means Morrow Sodali Global LLC.

•
Named Executive Officer Merger-Related Compensation Proposal means the advisory and non-binding proposal by ordinary resolution on specified compensation that may become payable to the Company’s named executive officers in connection with the Merger (commonly known as “say-on-golden parachutes”).

•
Nasdaq means The Nasdaq Global Select Market.

•
New Plans means any benefit plans comparable to the Old Plans maintained by Parent or any of its subsidiaries, including the Surviving Company.

•
Offers to Purchase means offers to purchase any or all of the outstanding series of the Senior Notes for cash (including any “change of control” offer).

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Old Plans means the employee benefit plans in which continuing employees participate immediately before the Effective Time.

•
Ordinary Shares means the Company’s ordinary shares, par value $0.0001 per share.

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Owned Company Shares means Ordinary Shares held by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub.

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Parent means Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership.

•
Parent Entities means each of Merger Sub, Parent and the Platinum Entities.

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Parent Termination Fee means a fee equal to $125,000,000.

•
Payment Agent means a nationally recognized bank or trust company reasonably acceptable to the Special Committee to act as payment agent for Merger.

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Plan of Merger means the Plan of Merger required to be filed with the Cayman Islands Registrar of Companies (as it may be amended from time to time), which is attached to this proxy as Annex B.

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Platinum IV means Platinum Equity Capital Partners IV, L.P., a Delaware limited partnership.

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Platinum V means Platinum Equity Capital Partners V, L.P., a Delaware limited partnership.

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Platinum Entities means Platinum IV and Platinum V.

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Platinum means Platinum Equity, LLC.

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PNC RPA means the Amended and Restated Receivables Purchase Agreement, dated as of October 25, 2021 (as amended through the Second Amendment, dated as of June 17, 2022), by and among Diversey NA SPE LLC, as seller, the other parties from time to time party thereto and PNC Bank, National Association, as administrative agent.

•
Redemption Notices means any customary notices of redemption in form and substance reasonably satisfactory to Parent.

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Representatives means, with respect to any person, such person’s directors, officers, employees, consultants, agents, representatives and advisors.

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Required Amount means cash proceeds sufficient to pay all amounts required to be paid on the Closing Date by Parent under the Merger Agreement, including any repayment or refinancing of the Company Payoff Indebtedness, and all related fees and expenses in connection with the Transactions.

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Requisite Shareholder Approval means the vote of the Company shareholders sufficient to approve the Merger Proposal.

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Restricted Ordinary Share means Ordinary Shares (other than any Bain Shares or any Owned Company Shares) which are subject to vesting or certain specified restrictions on transfer, other than general restrictions pursuant to the Securities Act or similar applicable law.

•
Retention RSU means each Company RSU identified as a “Retention RSU” under the Merger Agreement.

•
Rollover Agreement means the Rollover Contribution Agreement, dated as of March 8, 2023 (as may be amended, restated or otherwise modified from time to time), by and among the Bain Shareholder and Topco.

•
Rollover Shares means the Ordinary Shares transferred and assigned by the Bain Shareholder to Topco (or, to the extent applicable, a subsidiary of Topco) pursuant to the Rollover Agreement immediately prior to the Effective Time.

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Schedule 13E-3 means a Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the Transactions (including any amendment or supplement thereto).

•
SEC means the Securities and Exchange Commission.

•
Securities Act means the Securities Act of 1933, as amended.

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Senior Notes means the 4.625% Senior Notes due 2029 issued pursuant to the Senior Notes Indenture.

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Senior Notes Indenture means the Indenture, dated as of September 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among the Issuer, as issuer, the guarantors party thereto from time to time, as guarantors, and the Trustee.

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SOFR means the Secured Overnight Financing Rate.

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Special Committee means the special committee formed by the Board consisting solely of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, the Bain Shareholder and Platinum and who are not members of the Company’s management to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger.

•
Special Committee Recommendation means the Special Committee’s unanimous recommendation (i) determining that the proposed Transactions, including the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Unaffiliated Shareholders, (ii) that the Board approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) that the Board approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein, (iv) that the Board direct that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (v) that the Board resolve to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
•
Special Meeting means the extraordinary general meeting of the shareholders of the Company to be held for the purpose of obtaining the Requisite Shareholder Approval on           , 2023 starting at           , ET, at the Company’s offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.

•
Surviving Company means the surviving company of the Merger in accordance with the terms of the Merger Agreement, as described in “The Merger Agreement—The Merger.”

•
Tax Indemnity Agreement means the Tax Indemnity Agreement, dated as of March 8, 2023, by and among Parent, acting by its General Partner, Merger Sub, the Company, Holdings UK, Topco, the Bain Shareholder and BCPE Cayman, as representative to the shareholders.

•
Tax Receivable Agreement means the Company’s existing Tax Receivable Agreement, dated as of March 24, 2021, by and among the Company, Holdings UK, BCPE Cayman, as representative to the shareholders, and the other parties thereto.

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Termination Date means 11:59 p.m. ET on December 8, 2023.

•
TIN means taxpayer identification number.

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Topco means Olympus Water Holding I, L.P., a Cayman Islands exempted limited partnership and affiliate of Platinum and, following the consummation of the Merger, an indirect parent of the Company.

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TRA RSU means each Company RSU identified as a “TRA RSU” under the Merger Agreement.

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TRA Termination Agreement means the Tax Receivable Termination Agreement, dated as of March 8, 2023 (as amended, modified or supplemented (including by waiver or consent) from time to time), by and among the Company, Holdings UK and BCPE Cayman.

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Transaction Bonus RSU means each Company RSU identified as a “Transaction Bonus RSU” under the Merger Agreement.

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Transactions means the transactions contemplated by the Merger Agreement and the Plan of Merger, including the Merger of the Company and Merger Sub pursuant to the CICA.

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Trustee means Wilmington Trust, National Association.

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Unaffiliated Shareholders means the Company’s unaffiliated security holders as defined under Rule 13e-3 of the Exchange Act.

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Unvested Closing RSU means each Company RSU identified as an “Unvested Closing RSU” under the Merger Agreement.

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Unvested Company PSU means each Company PSU that is outstanding as of immediately prior to the Effective Time that is not a Vested Company PSU.

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Unvested IPO Celebration RSU means each Company RSU identified as an “Unvested IPO Celebration RSU” under the Merger Agreement.

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Unvested IPO RSU means each Company RSU identified as an “Unvested IPO RSU” under the Merger Agreement.

•
Unvested Non-IPO RSU means each Company RSU identified as an “Unvested Non-IPO RSU” under the Merger Agreement.

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Vested Company PSU means each Company PSU that is outstanding and vested as of immediately prior to the Effective Time.

•
Vested Company RSU means each Company RSU that is vested as of immediately prior to the Effective Time.

•
Voting Agreement means the Voting Agreement, dated as of March 8, 2023 (as amended, modified or supplemented (including by waiver or consent) from time to time), by and among the Bain Shareholder, the Company and Parent.

x

SUMMARY TERM SHEET
The following summary highlights information in this proxy statement related to the Merger and may not contain all the information that is important to you. Accordingly, the Company encourages you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement, as well as the related Schedule 13E-3. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.
Since the transactions contemplated by the Merger Agreement, including the Merger, constitute a “going-private” transaction under SEC rules, the Company, the Parent Entities and certain affiliates of the Bain Shareholder have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Transactions, including the Merger. You may obtain any additional information about the Schedule 13E-3 under the caption “Where You Can Find More Information.”
The Companies (Page 71)
Diversey Holdings, Ltd.   Diversey is a Cayman Islands exempted company. Diversey’s purpose is to go beyond clean to take care of what’s precious through leading hygiene, infection prevention, and cleaning solutions. Diversey develops and delivers innovative, mission-critical products, services and technologies that save lives and protect the environment. Diversey’s fully integrated suite of solutions combines patented chemicals, dosing and dispensing equipment, cleaning machines, services and ancillary digital analysis and serves more than 85,000 customers in over 80 countries via its network of approximately 9,000 employees globally. Diversey’s Ordinary Shares are listed on Nasdaq under the symbol “DSEY.”
Diversey Holdings, Ltd.
Attention: Secretary
1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708
(803) 746-2200
Olympus Water Holdings IV, L.P.   Parent is a Cayman Islands exempted limited partnership, acting by its General Partner. Parent is an affiliate of Platinum and Solenis LLC (“Solenis”), which is a portfolio company of Platinum. Solenis (together with its affiliates) is a leading global producer of specialty chemicals focused on delivering sustainable solutions for water-intensive industries, including the pulp, packaging paper and board, tissue and towel, oil and gas, petroleum refining, chemical processing, mineral processing, biorefining, power, municipal and pool and spa markets.
Olympus Water Holdings IV, L.P.
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850
Diamond Merger Limited.   Merger Sub is a Cayman Islands exempted company with limited liability and a wholly owned subsidiary of Parent. Merger Sub was incorporated on March 1, 2023 by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the Transactions and the related Financing. Upon consummation of the Merger, Merger Sub will cease to exist, and Diversey will continue as the Surviving Company and as a wholly owned subsidiary of Parent.
Diamond Merger Limited
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850
The Special Meeting (Page 64)
Date, Time and Place.   The Special Meeting will be held on           , 2023 starting at           , ET, at the Company’s offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.

Purpose.   At the Special Meeting, holders of the Ordinary Shares will be asked to consider and vote upon (1) the Merger Proposal and (2) the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal. The Company is not currently aware of any other business to come before the Special Meeting.
Record Date and Quorum.   You are entitled to vote at the Special Meeting if you owned Ordinary Shares at the close of business on                 , 2023, the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting. You will have one vote for each Ordinary Share that you owned on the record date. As of      , 2023, there were                 Ordinary Shares issued and outstanding and entitled to vote. Each Ordinary Share is entitled to one vote. A simple majority of the outstanding Ordinary Shares in issue, present in person or represented by proxy, will constitute a quorum for purposes of the Special Meeting. Given that the Bain Shareholder owns greater than 50% of the Ordinary Shares, the Special Meeting will be quorate unless the Bain Shareholder or its successors and assigns or affiliates are not in attendance.
Voting and Proxies.   Any shareholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by marking, signing, dating and returning the enclosed proxy card by mail. Please follow the instructions for voting by telephone or Internet on your proxy card. Shareholders of record entitled to vote may also vote in person at the Special Meeting. If you intend to submit your proxy by telephone or over the Internet, you must do so by 11:59 p.m. ET on           , 2023. Even if you plan to attend the Special Meeting, to ensure that your Ordinary Shares are voted, please submit a proxy to vote your Ordinary Shares by marking, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.
If you submit your proxy but do not indicate how you wish your Ordinary Shares to be voted, your Ordinary Shares will be voted “FOR” the Merger Proposal and “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.
If any of your Ordinary Shares are held through a brokerage firm, bank or other nominee, you should instruct your brokerage firm, bank or other nominee on how to vote such Ordinary Shares by following the instructions provided by your brokerage firm, bank or other nominee. If any of your Ordinary Shares are held through a brokerage firm, bank or other nominee, you must obtain a “legal proxy” from such nominee in order to vote such Ordinary Shares in person at the Special Meeting. If you fail to provide your nominee with instructions on how to vote your Ordinary Shares, your nominee will not be able to vote such Ordinary Shares at the Special Meeting.
Vote Required.   The Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting.
The approval of the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting.
If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the Special Meeting proposals.
A list of the shareholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting and at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708 during ordinary business hours, for ten days prior to the Special Meeting.
Concurrently with the execution and delivery of the Merger Agreement, the Bain Shareholder (in its capacity as a shareholder of the Company) entered into the Voting Agreement with the Company and Parent, pursuant to which the Bain Shareholder agreed, among other things, to vote its Ordinary Shares in favor of the Merger Proposal and to terminate the Investor Rights Agreement immediately prior to the consummation of the transactions contemplated by the Rollover Agreement. The Bain Shareholder held approximately    % of the outstanding Ordinary Shares as of the record date. See “The Special Meeting—Voting Agreement,” beginning on page 65 of this proxy statement, for additional information. A copy of the Voting Agreement is attached as Annex C to this proxy statement.
Revocability of Proxy.   Any holder of record of Ordinary Shares may revoke his, her or its proxy at any time before it is voted at the Special Meeting by any of the following actions:
•
delivering to the Company’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
attending the Special Meeting and voting such shareholder’s Ordinary Shares in person (your attendance at the meeting will not, by itself, revoke your proxy, you must also vote in person at the Special Meeting);

•
signing and delivering a new proxy relating to the same Ordinary Shares and bearing a later date; or

•
submitting a new proxy by telephone or over the Internet prior to 11:59 p.m. ET on           , 2023.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, South Carolina, 29708
Attention: Secretary
If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your brokerage firm, bank or other nominee in accordance with the instructions provided by your brokerage firm, bank or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your prior voting instructions.
Background of the Merger (Page 17)
For a description of the background of the Merger, including our discussions with the Parent Entities, see “Special Factors—Background of the Merger.”
Recommendation of the Diversey Board of Directors and Special Committee (Page 26)
The Board formed the Special Committee consisting solely of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, the Bain Shareholder and Platinum and who are not members of the Company’s management to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee evaluated the Merger, in consultation with the Company’s management and its own independent legal and financial advisors and considered various material factors. After careful consideration, the Special Committee unanimously (i) determined that the Transactions, including the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Unaffiliated Shareholders, (ii) recommended that the Board approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) recommended that the Board approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein, (iv) recommended that the Board direct that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (v) recommended that the Board resolve to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.

The Board, based in part on the unanimous recommendation of the Special Committee, unanimously (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (iv) resolved to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA. Accordingly, the Board, based in part on the unanimous recommendation of the Special Committee, unanimously recommends that holders of Ordinary Shares vote “FOR” the Merger Proposal at the Special Meeting.
For the factors considered by the Board and Special Committee in reaching its decision to approve and recommend the Merger Agreement and the Plan of Merger, see “Special Factors—Reasons for the Merger” beginning on page 26 of this proxy statement.
The Board also unanimously recommends that holders of Ordinary Shares vote “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.
Reasons for the Merger (Page 26)
As described above, the Board, based in part on the unanimous recommendation of the Special Committee, unanimously determined to approve and recommend the Merger Agreement and the Plan of Merger. For a description of the Company’s purposes and reasons for the Merger, see “Special Factors—Reasons for the Merger.”
Under a possible interpretation of the SEC rules governing “going-private” transactions, the Parent Entities and the Bain Shareholder and certain of its affiliates may each be deemed an affiliate of the Company and engaged in a “going-private” transaction and, therefore, required to express their respective reasons for the Merger and their respective beliefs as to the fairness of the Merger to the Company’s Unaffiliated Shareholders. For a description of the Parent Entities’ purposes and reasons for the Merger and their beliefs as to the fairness of the Merger to the Unaffiliated Shareholders, see “Special Factors—Reasons of the Parent Entities for the Merger” and “Special Factors—Position of the Parent Entities as to the Fairness of the Merger,” respectively. For a description of the Bain Shareholder’s purposes and reasons for the Merger and its beliefs as to the fairness of the Merger to the Unaffiliated Shareholders, see “Special Factors—Reasons of the Bain Shareholder for the Merger” and “Special Factors—Position of the Bain Shareholder as to the Fairness of the Merger,” respectively.
Opinion of the Special Committee’s Financial Advisor (Page 32, Annex G)
The Special Committee retained Evercore to act as its financial advisor in connection with the Special Committee’s evaluation of the Merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Ordinary Shares (other than holders of Bain Shares or Excluded Shares). At a meeting of the Special Committee held on March 7, 2023, Evercore rendered to the Special Committee its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $8.40 per share to be received by the holders of Ordinary Shares in the Merger was fair, from a financial point of view, to such holders (other than holders of Bain Shares or Excluded Shares).
The full text of the written opinion of Evercore, dated March 7, 2023, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex G to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. Evercore’s opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of Ordinary Shares should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.
See “Special Factors—Opinion of the Special Committee’s Financial Advisor” beginning on page 32 of this proxy statement.
Certain Effects of the Merger (Page 44)
The Merger Agreement provides that at the Effective Time, Merger Sub will merge with and into the Company in accordance with the Plan of Merger, and the separate existence of Merger Sub will cease and the Company will continue as the Surviving Company in the Merger as a wholly owned subsidiary of Parent (as described under “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—The Merger”).
If the Merger is completed, each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Bain Shares) will automatically be cancelled and exchanged into the right to receive the Merger Consideration. At the Effective Time, each Owned Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor and each Bain Share will automatically be cancelled and exchanged into the right to receive the Bain Consideration. The Rollover Shares will be exchanged by the Bain Shareholder immediately prior to the effective time of the Merger for common and preferred units of Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco) in accordance with the terms of the Rollover Agreement (such Rollover Shares being valued at an amount equal to $7.84 per Ordinary Share).
The Merger Consideration of $8.40 per Ordinary Share to be received by shareholders (other than the Bain Shareholder) represents:
•
a premium of 41.2% over the $5.95 closing price per Ordinary Share on Nasdaq on March 7, 2023, the trading day prior to the date of the execution of the Merger Agreement;

•
a premium of    % over the volume weighted average price per Ordinary Share on Nasdaq during the 60-day period ended on                 , 2023.

The Bain Consideration of $7.84 per Ordinary Share to be received by the Bain Shareholder represents:
•
a premium of 31.8% over the $5.95 closing price per Ordinary Share on Nasdaq on March 7, 2023, the trading day prior to the date of the execution of the Merger Agreement;

•
a premium of    % over the volume weighted average price per Ordinary Share on Nasdaq during the 60-day period ended on           , 2023.

The closing sale price of an Ordinary Share on Nasdaq on                 , 2023 was $      . You are encouraged to obtain current market quotations for an Ordinary Share in connection with voting your Ordinary Shares.
Upon the Closing, Ordinary Shares will no longer be listed on any stock exchange or quotation system and will only represent the right to receive the Merger Consideration or the Bain Consideration (and, in the case of the Rollover Shares, will be exchanged for common and preferred units of Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco)), as applicable (or if you are entitled to and have properly exercised shareholder dissenter rights in accordance with Section 238 of the CICA, the fair value of your Ordinary Shares, together with interest, if any, on the amount determined to be the fair value, subject to Section 238 of the CICA, as determined by the Grand Court of the Cayman Islands). You will not own any shares of the Surviving Company. A copy of the Merger Agreement is attached as Annex A to this proxy statement. A copy of the Plan of Merger is attached as Annex B to this proxy statement. Please read each carefully and in its entirety.
Treatment of Equity Compensation Awards (Page 45)
Diversey equity awards outstanding immediately prior to the Effective Time will be subject to the following treatment:

•
Each Company Option outstanding immediately prior to the Effective Time will automatically be cancelled without payment (whether in cash or other consideration).

•
Each Restricted Ordinary Share will automatically vest and be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the Merger Consideration.

•
Each Unvested Non-IPO RSU and Unvested IPO RSU, in each case that is held by a non-employee director of the Company, and each Vested Company PSU, Vested Company RSU and 2022 Bonus RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration.

•
Each Transaction Bonus RSU and each Unvested IPO RSU that is held by an individual other than a non-employee director of the Company will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2023, subject to continued employment through the payment date, with accelerated vesting protection upon a termination without Cause or for Good Reason (each, a “Qualifying Termination”).

•
Each Unvested Company PSU, Unvested Closing RSU, Retention RSU and TRA RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2024, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination for each Unvested Company PSU, Unvested Closing RSU and TRA RSU.

•
Each Unvested IPO Celebration RSU will automatically be cancelled and converted into the right to receive an amount in cash, based upon the Merger Consideration, payable on March 25, 2024, subject to continued employment through the payment date.

•
Each Unvested Non-IPO RSU that is held by an individual other than a non-employee director of the Company will be automatically cancelled and converted into the right to receive cash, based on the Merger Consideration, with 50% payable on December 31, 2023, and 50% payable on December 31, 2024, subject to continued employment through the payment date, with full accelerated vesting upon a Qualifying Termination.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 49)
In considering the recommendation of the Board with respect to the Merger Agreement, the Plan of Merger and the Transactions, you should be aware that the Company’s executive officers and directors have economic interests in the Merger that are different from, or in addition to, those of the Company’s shareholders generally. These interests may create potential conflicts of interest. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger and in reaching its decision to determine that the Transactions are in the best interests of the Company and Unaffiliated Shareholders, and its decision to recommend that shareholders authorize the Merger Agreement, the Plan of Merger and the Transactions. These material interests are summarized below:
•
the executive officers and directors of Diversey hold equity-based awards and/or will be granted equity-based awards that will be afforded the treatment described under “Special Factors—Treatment of Equity Compensation Awards”;

•
the members of the Special Committee received cash fees in connection with their services to the Company with respect to the Merger;

•
certain directors of Diversey are affiliated with the Bain Shareholder, which will receive different consideration than the Unaffiliated Shareholders, as described under “Special Factors—Rollover Agreement” and “Special Factors—Reasons of the Bain Shareholder for the Merger”;

•
the executive officers of Diversey are entitled to severance benefits pursuant to existing arrangements or statutory requirements;

•
certain executive officers of Diversey may enter into letter agreements, acknowledging that they will have “good reason” immediately following the Effective Time, such that if they were to terminate their employment, they would be entitled to certain benefits described below under the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger—Severance Entitlements”; and

•
the executive officers and directors of Diversey are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. Please see the section of this proxy statement entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Certain Material U.S. Federal Income Tax Consequences of the Merger (Page 55)
The receipt of cash in exchange for Ordinary Shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Shareholders will generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the adjusted tax basis of the Ordinary Shares surrendered. The tax consequences of the Merger to the Company’s shareholders will depend upon their particular circumstances. Shareholders should consult their own tax advisors to determine the U.S. federal income tax consequences of the Merger to them, as well as tax consequences arising under the laws of any state, local or foreign jurisdiction. For a more detailed summary of the tax consequences of the Merger, see “Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement.
Financing of the Merger (Page 57)
On March 8, 2023, Parent entered into the Equity Commitment Letter with each of the Platinum Entities, pursuant to which the Platinum Entities have committed to, directly or indirectly through one or more intermediaries, capitalize Parent at the Closing with the Equity Financing. The Equity Financing is in exchange, directly or indirectly, for equity securities of Parent or its affiliates, solely for the purpose of funding, and to the extent necessary to fund, together with the net proceeds of the Debt Financing, all of the amounts required to be paid by Parent in connection with the Closing, including the aggregate consideration payable under the Merger Agreement to the Diversey shareholders, together with related fees, costs and expenses required to be paid by Parent, Merger Sub or the Surviving Company in connection with the Transactions. The obligation of the Platinum Entities to make the Equity Financing is subject to (a) the satisfaction or waiver by Parent and Merger Sub of all conditions precedent set forth in the Merger Agreement and described under “The Merger Agreement—Conditions to the Merger” to Parent’s and Merger Sub’s obligations to consummate the Closing (other than those conditions that are by their terms to be satisfied at the Closing, but subject to such conditions being capable of being satisfied), (b) the prior or substantially simultaneous closing and funding of the Debt Financing, or the Debt Financing sources having confirmed in writing that the Debt Financing (including any Alternative Financing) is capable of being funded in full at the Closing if the Equity Financing is funded at the Closing and (c) the concurrent Closing. The Equity Commitment Letter provides, among other things, that the Company is an express third-party beneficiary thereof in connection with the Company’s exercise of its rights related to specific performance under the Merger Agreement. The Equity Commitment Letter provides that it may be amended in writing if signed by the Company (with the prior approval of the Special Committee), the Platinum Entities and Parent, provided that the Equity Commitment Letter may be amended by the Platinum Entities without written consent of the Company to reflect any permitted assignment pursuant to the terms of the Equity Commitment Letter.
The Lenders have agreed to provide the Borrower with the Debt Financing on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions.
Limited Guarantee (Page 59)
In connection with the entry into the Merger Agreement, on March 8, 2023, the Platinum Entities and the Company executed the Limited Guarantee, pursuant to which the Platinum Entities have agreed to guarantee the performance and discharge of the payment of the Parent Termination Fee of $125,000,000 (if required to be paid under the terms of the Merger Agreement) and certain other costs, expenses and obligations of Parent set forth in the Merger Agreement.
Rollover Agreement (Page 60)
On March 8, 2023, concurrently with the execution of the Merger Agreement, the Bain Shareholder separately entered into the Rollover Agreement with Topco, pursuant to which (1) the Bain Shareholder has agreed to, immediately prior to the Effective Time, contribute, transfer and assign all of its right, title and interest in the Rollover Shares (such Rollover Shares being valued at an amount equal to the Bain Consideration) to Topco (and, in certain circumstances, a subsidiary of Topco), and (2) Topco has agreed to concurrently accept (or, if applicable, cause its subsidiary to accept) such Rollover Shares in exchange for the issuance to the Bain Shareholder of certain common and preferred units of Topco (or, in certain circumstances described in the following sentence, common units of Topco and preferred interests of a subsidiary of Topco). Pursuant to the Rollover Agreement, at the joint election of Topco and the Bain Shareholder, the parties may structure the exchange so that in lieu of Topco issuing preferred units to the Bain Shareholder, the Bain Shareholder contributes, transfers and assigns a portion of the Rollover Shares to a subsidiary of Topco in exchange for preferred interests in such subsidiary, in which case following the consummation of the transactions contemplated by the Rollover Agreement, the Bain Shareholder would own common units of Topco and preferred interests in such subsidiary. The Rollover Shares represent approximately 56.1% of the Ordinary Shares held by the Bain Shareholder immediately prior to the Effective Time (which amount is subject to increase up to approximately 61.5% if, prior to the Closing and pursuant to the Rollover Agreement, Topco elects to cause the Bain Shareholder to contribute additional Ordinary Shares in exchange for additional preferred units of Topco (or a subsidiary thereof)). The form of the Rollover Agreement is attached as Annex D to this proxy statement. See “Special Factors—Rollover Agreement” beginning on page 60 of this proxy.
Tax Indemnity Agreement (Page 60)
On March 8, 2023, concurrently with the execution of the Merger Agreement, the Company, Parent, Merger Sub, Holdings UK, Topco, the Bain Shareholder and BCPE Cayman, as representative to the shareholders, entered into the Tax Indemnity Agreement. Pursuant to the Tax Indemnity Agreement, and in connection with the transactions contemplated by the Merger Agreement, Rollover Agreement and TRA Termination Agreement, the Bain Shareholder has agreed to indemnify, defend and hold harmless Topco and its subsidiaries and affiliates (including Parent and the Surviving Company), and each of their respective officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns against certain taxes and related losses (including interest and penalties) of the Company and its subsidiaries. The Bain Shareholder’s indemnity obligations pursuant to the foregoing will be 72% of such taxes and losses, up to a limit of €200,000,000. The sole source of the indemnitees’ recovery under the Tax Indemnity Agreement for these certain taxes and related losses is cash proceeds from distributions or dispositions of common units of Topco received by the Bain Shareholder pursuant to the Rollover Agreement. In addition, the Tax Indemnity Agreement provides that no payments have been made pursuant to the Tax Receivable Agreement since January 1, 2023 (other than a certain payment disclosed therein) and no payments will be made pursuant to such agreement after the date of the Merger Agreement. See “Special Factors—Tax Indemnity Agreement,” beginning on page 60 of this proxy statement, for additional information. A copy of the Tax Indemnity Agreement is attached as Annex E to this proxy statement.
TRA Termination Agreement (Page 61)
On March 8, 2023, concurrently with the execution of the Merger Agreement, the Company, Holdings UK and BCPE Cayman, entered into the Tax Receivable Termination Agreement, pursuant to which, among other things, the parties agreed to terminate the Company’s existing Tax Receivable Agreement, with such termination effective upon the consummation of the Merger. From and after the effective date of the TRA Termination Agreement, no payments will be made to any person in respect of, or pursuant to, the Tax Receivable Agreement. See “Special Factors—TRA Termination Agreement,” beginning on page 61 of this proxy statement, for additional information. A copy of the TRA Termination Agreement is attached as Annex F to this proxy statement.
Regulatory Approvals (Page 61)
Under the Merger Agreement, the Merger cannot be completed until, among other things, the applicable waiting periods under the HSR Act have expired or been terminated and any applicable waiting periods, together with any extensions thereof, and any applicable waiting periods, consents or approvals required from any Governmental Authority as set forth in the Company Disclosure Letter shall have expired, been terminated or obtained.

Conditions to the Merger (Page 92)
The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable law) on or prior to the Effective Time of certain conditions, including, among other conditions, the following:
•
the Company’s receipt of the Requisite Shareholder Approval at the Special Meeting;

•
(i) the applicable waiting periods (and any extensions thereof) under the HSR Act have expired or been terminated and (ii) any applicable waiting periods, and any extensions thereof, and consents or approvals required from any Governmental Authority under applicable Antitrust Laws and Foreign Investment Laws (as specified by the Company Disclosure Letter) (collectively, the “Regulatory Condition”);

•
no law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger; and

•
the completion of Dutch works council consultation procedures.

Non-Solicitation; Superior Proposals; Diversey Board Recommendation (Pages 80 – 82)
Following the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company is generally prohibited from, among other things, participating in discussions or negotiations relating to acquisition proposals with third parties. However, the Company is permitted to engage in negotiations during the Fiduciary Out Period with a third party making an unsolicited, written bona fide acquisition proposal if such proposal was not the result of a material breach of the non-solicitation provisions of the Merger Agreement and the Board or Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes, or could be reasonably expected to lead to, a Superior Proposal (as described under “The Merger Agreement—Non-Solicitation”) and the failure to engage in negotiations with such third party would be reasonably likely to be inconsistent with the Board’s or Special Committee’s fiduciary duties, as applicable.
In addition, the Board generally is not permitted under the Merger Agreement to change its recommendation in favor of the Merger Proposal. However, in certain circumstances, the Board is permitted to make an Adverse Recommendation Change (as described under “The Merger Agreement—Diversey Board Recommendation”) in response to certain unforeseen, intervening events or in response to an unsolicited written bona fide acquisition proposal that the Board or Special Committee determines in good faith constitutes a Superior Proposal if, in either case, the Board determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties, has negotiated in good faith with Parent for a period of five business days to make adjustments to the Merger Agreement so as to obviate the need to effect an Adverse Recommendation Change and, following the five-business-day period, the Board or the Special Committee, as applicable, has determined that the failure of the Board or the Special Committee, as applicable to change its recommendation would be inconsistent with the Board’s or the Special Committee’s fiduciary duties, as applicable.
Termination of the Merger Agreement (Page 94)
The Company (provided that such termination by the Company has been approved by the Special Committee) and Parent may terminate the Merger Agreement by mutual written consent at any time before the Effective Time of the Merger. In addition, either Parent or the Company (provided that such termination by the Company has been approved by the Special Committee) may terminate the Merger Agreement at any time before the Effective Time if:
•
any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing consummation of the Merger is in effect, or any action has been taken by a Governmental Authority of competent jurisdiction that, in each case, prohibits, makes illegal or otherwise restrains or enjoins the consummation of the Merger and has become final and non-appealable, provided that the party seeking to terminate the Merger Agreement has used its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;
•
if the Merger has not been consummated by the Termination Date, provided that if all of the conditions to the Closing, other than the Requisite Shareholder Approval Condition, the Regulatory Condition and the Legal Restraint Condition (as described under “The Merger Agreement—Conditions to the Merger) (to the extent that the Legal Restraint Condition is in respect of a consent, authorization or approval required under the Regulatory Condition), shall have been satisfied (or in the case of conditions that by their nature are to be satisfied at or immediately prior to the Closing, shall then be capable of being satisfied if the Closing were to take place on such date) or waived, then the Termination Date shall be automatically extended to March 8, 2024, and such date shall thereafter be deemed to be the Termination Date), provided that a party may not seek to terminate the Merger Agreement if such party’s action or failure to act (which action or failure to act constitutes a breach of the Merger Agreement by such party) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to such party’s obligation to consummate the Merger or (B) the Termination Date occurring before the Effective Time; or

•
if the Company fails to obtain the Requisite Shareholder Approval at the Special Meeting; provided that a party may not seek to terminate the Merger Agreement if such party’s action or failure to act (which action or failure to act constitutes a breach of the Merger Agreement by such party) has been the cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval.

In addition, Parent and the Company have the right in certain circumstances to unilaterally terminate the Merger Agreement, as described under “The Merger Agreement—Termination of the Merger Agreement.”
Termination Fees and Expenses (Page 95)
The Company has agreed to pay Parent $92,000,000 in cash upon the termination of the Merger Agreement under certain circumstances. Parent has agreed to pay the Company $125,000,000 in cash upon the termination of the Merger Agreement under certain other circumstances.
Except as expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Dissenting Shareholder Rights Under the Companies Act (2023) Revision of the Cayman Islands (Page 108)
Under Cayman Islands law, if the Merger is completed, shareholders who provide written objection to the Merger before the vote at the Special Meeting to authorize the Merger Agreement, the Plan of Merger and the Transactions and who thereafter perfect and do not withdraw their dissent will have the right to be paid the fair value of their shares of the Company, as ultimately determined by the Grand Court of the Cayman Islands, provided that they comply with all requirements of Section 238 of the CICA. Dissenters’ rights are available only to registered holders of Ordinary Shares. Section 238 of the CICA is attached as Annex H to this proxy statement. Please read it carefully and in its entirety.

QUESTIONS AND ANSWERS ABOUT THE MERGER, THE PLAN OF MERGER
AND THE SPECIAL MEETING
The following questions and answers address briefly some questions you may have regarding the Merger Agreement, the Merger, the Plan of Merger and the Special Meeting. These questions and answers may not address all questions that may be important to you as a holder of Ordinary Shares. For important additional information, please refer to the more detailed discussion contained elsewhere or incorporated by reference into this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Q:
Why am I receiving these proxy materials?

A:
You are receiving this proxy statement and proxy card in connection with the solicitation of proxies by the Board because you were a shareholder of Diversey as of           , 2023, the record date for the Special Meeting which is being held in connection with the proposed Merger. To complete the Merger, the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting is required. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and a copy of the Plan of Merger is attached as Annex B to this proxy statement. The Merger Agreement calls for the Plan of Merger and other documents required under the CICA to effect the Merger to be filed with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICA. The Company will submit the Merger Proposal to its shareholders for approval at the Special Meeting described in this proxy statement. For more information, please read the section entitled “The Special Meeting” beginning on page 64 of this proxy statement. You are also being asked to vote to approve the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.

This proxy statement and the related Schedule 13E-3, each of which you should read carefully, contain important information about the Merger, the Merger Agreement, the Plan of Merger and the Special Meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your Ordinary Shares without attending the Special Meeting and to ensure that your Ordinary Shares are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting, you are encouraged to submit a proxy as soon as possible.
Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the Company’s shareholders and the other conditions to Closing under the Merger Agreement have been satisfied or waived, subject to the terms and conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will be merged with and into the Company. The Company will be the Surviving Company in the Merger and will continue as a wholly owned subsidiary of Parent.

Q:
What will happen to the Company generally as a result of the Merger?

A:
If the Merger is completed, the Company will cease to be an independent public company and will be wholly owned by Parent. As a result, you will no longer have any ownership interest in the Company. Upon Closing, Ordinary Shares will no longer be listed on any stock exchange or quotation system, including Nasdaq. In addition, following the Closing, the registration of Ordinary Shares and the Company’s reporting obligations under the Exchange Act, will be terminated.

Q:
What will happen to Ordinary Shares as a result of the Merger?

A:
If the Merger is completed, each Ordinary Share (other than the Excluded Shares and the Bain Shares) that you hold immediately prior to the Effective Time will be cancelled and exchanged into the right to receive $8.40 in cash, without interest and subject to any applicable withholding taxes. The Bain Shares will be cancelled and exchanged into the right to receive $7.84 in cash, without interest and subject to any applicable withholding taxes. The Rollover Shares will be exchanged by the Bain Shareholder immediately prior to the effective time of the Merger for common and preferred units of Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco) in accordance with the terms of the Rollover Agreement (such Rollover Shares being valued at an amount equal to $7.84 per Ordinary Share). This does not apply to Ordinary Shares held by any shareholders who are entitled to and who have properly demanded and perfected their dissention rights in accordance with Section 238 of the CICA as more fully described in the section entitled “Dissenting Shareholder Rights under the Companies Act (2023 Revision) of the Cayman Islands” beginning on page 108 of this proxy statement.
Ordinary Shares subject to Diversey equity awards will be cancelled at the effective time of the Merger in exchange for, (i) in the case of stock options, no consideration (ii) in the case of restricted stock and certain restricted stock units, the right to receive the merger consideration of $8.40 in cash per each Ordinary Share subject to such Diversey equity award without interest and subject to any applicable withholding taxes, or (iii) in the case of certain other restricted stock units, cash-settled awards subject to certain service-based vesting conditions following the effective time of the Merger. The treatment of Diversey equity awards is more fully described in the section entitled “Special Factors—Treatment of Ordinary Shares and Outstanding Equity Awards” beginning on page 50 of this proxy statement.
Q:
When is the Merger expected to be completed?

A:
We currently expect the Merger to be completed in the second half of 2023. However, the Merger is subject to various closing conditions, including shareholder and regulatory approvals, and it is possible that the failure to timely meet these Closing conditions or other factors outside of the Company’s control could delay the Closing. The Company cannot assure you that it will complete the Merger on this schedule or at all.

Q:
When and where will the Special Meeting be held?

A:
The Special Meeting will be held on                 , 2023 starting at           , ET, at the Company’s offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.

Q:
What are the proposals that will be voted on at the Special Meeting?

A:
You will be asked to consider and vote upon (1) the Merger Proposal and (2) the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.

Q:
How does the Board recommend that I vote on the proposals?

A:
The Board, based in part on the unanimous recommendation of the Special Committee, unanimously determined that the Transactions are in the best interests of the Company. Thus, the Board, based in part on the unanimous recommendation of the Special Committee, unanimously recommends that you vote “FOR” the Merger Proposal. For more information, read the section entitled “Special Factors—Recommendation of the Diversey Board of Directors and Special Committee” beginning on page 26 of this proxy statement. The Board also unanimously recommends that you vote “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.

Q:
What happens if the Merger is not completed for any reason?

A:
If the Merger is not completed for any reason, shareholders will not receive any payment for their Ordinary Shares in connection with the Merger. Instead, the Company will remain a stand-alone public company, and Ordinary Shares will continue to be listed and traded on Nasdaq. Under specified circumstances, the Company may be required to pay Parent a termination fee, as described under “The Merger Agreement—Termination Fees and Expenses” beginning on page 95 of this proxy statement.

Q:
What will happen if shareholders do not approve the Named Executive Officer Merger-Related Compensation Proposal?

A:
The approval of the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal is not a condition to the Closing. The vote on this proposal by ordinary resolution is an advisory vote and will not be binding on the Company or Parent. If the Merger Proposal is approved by the shareholders and completed, the Merger-related compensation may be paid to the Company’s named executive officers even if shareholders do not approve the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.
Q:
Who is entitled to attend and vote at the Special Meeting?

A:
The record date for the Special Meeting is           , 2023. If you are the record owner of Ordinary Shares as of the close of business on the record date, you are entitled to notice of, and to vote at, the Special Meeting. As of the record date, there were                 Ordinary Shares issued and outstanding held collectively by approximately           shareholders of record. If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you must obtain and present a proxy from your brokerage firm, bank or other nominee in order to attend and vote your Ordinary Shares in person at the Special Meeting.

Q:
What is the vote required to authorize the Merger Agreement, the Plan of Merger and the Transactions?

A:
Under Cayman Islands law, the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting is required to authorize the Merger Agreement, the Plan of Merger and the Transactions.

Q:
Are there any shareholders who have already committed to vote in favor of the Merger?

A:
Yes, the Bain Shareholder, the Company’s controlling shareholder and an entity advised by Bain Capital Private Equity, LP, which held approximately    % of the outstanding Ordinary Shares as of           , 2023, executed the Voting Agreement with the Company and Parent, pursuant to which the Bain Shareholder agreed, among other things and subject to certain limitations, to vote all Ordinary Shares owned or acquired by it prior to the record date in favor of the Merger Proposal. See “Special Factors—Voting Agreement,” on page 59 for additional information.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed by the Company for the Special Meeting. For each of the Special Meeting proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”.

The approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting. The approval of the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of Ordinary Shares present and voting in person or represented by proxy and entitled to vote at the Special Meeting. If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the Special Meeting proposals.
Q:
What is a quorum?

A:
A quorum will be present if holders of a simple majority of the Ordinary Shares outstanding and entitled to vote are present in person or represented by proxy at the Special Meeting. Given that the Bain Shareholder owns greater than 50% of the Ordinary Shares, the general meeting will be quorate unless the Bain Shareholder or its successors and assigns or affiliates are not in attendance.

If you mark, validly sign, date and return a proxy card (or otherwise properly submit a proxy over the Internet or by telephone) but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your Ordinary Shares will be counted for purpose of determining whether a quorum is present at the Special Meeting.
If your Ordinary Shares are held through a brokerage firm, bank or other nominee and you do not obtain a proxy from your broker or other nominee and attend the Special Meeting in person, or do not instruct the nominee how to vote your Ordinary Shares, these Ordinary Shares will not be voted at the Special Meeting, nor will they be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your Ordinary Shares as described below. You have one vote for each Ordinary Share you own as of the record date.

Q:
How do I vote if I am a shareholder of record?

A:
You may:

•
submit a proxy by telephone by calling the toll-free telephone number printed on your proxy card and following the telephone voting instructions printed;

•
submit a proxy over the Internet at the URL listed on your proxy card and following the Internet voting instructions;

•
submit a proxy by marking, validly signing and dating the enclosed proxy card and each additional proxy card you receive from the Company and returning each proxy card in its accompanying postage-paid envelope; or

•
vote your Ordinary Shares by appearing and casting your vote in person at the Special Meeting.

If you are submitting a proxy by telephone or over the Internet, your voting instructions must be received by 11:59 p.m. ET on           , 2023.
Submitting a proxy by telephone over the Internet, or by mail will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by telephone, over the Internet or by mail even if you plan to attend the Special Meeting in person, to ensure that your Ordinary Shares are represented at the Special Meeting.
If you return a properly signed and dated proxy card but do not mark the box showing how you wish to have your Ordinary Shares voted, your Ordinary Shares will be voted “FOR” the Merger Proposal and “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal. With respect to any other matter that properly comes before the Special Meeting, Ordinary Shares represented by proxies received by the Company will be voted with respect to such matter in accordance with the judgment of the persons named in the proxies.
Q:
How do I vote if my Ordinary Shares are held by my brokerage firm, bank or other nominee?

A:
If your Ordinary Shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those Ordinary Shares. However, you still are considered to be the beneficial owner of those Ordinary Shares, with your Ordinary Shares being held in “street name.” “Street name” holders cannot vote their Ordinary Shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their Ordinary Shares. Your brokerage firm, bank or other nominee will only be permitted to vote your Ordinary Shares for you at the Special Meeting if you instruct it how to vote. If you wish to vote your Ordinary Shares held in “street name” in person at the Special Meeting, you must obtain and present a valid proxy from your brokerage firm, bank or other nominee authorizing you to vote such Ordinary Shares at the Special Meeting. Failure to obtain a proxy from your brokerage firm, bank or other nominee authorizing you to vote at the Special Meeting and to instruct your brokerage firm, bank or other nominee how to vote your Ordinary Shares will cause your shares to not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the Special Meeting proposals.

In addition, because any Ordinary Shares you may hold in “street name” will be deemed to be held by a different shareholder than any Ordinary Shares you hold of record, Ordinary Shares held by such nominee will not be combined for voting purposes with Ordinary Shares you hold of record. To be sure your Ordinary Shares are represented and voted at the Special Meeting, you should instruct your brokerage firm, bank or other nominee on how to vote your Ordinary Shares held in “street name.”
Q:
What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy, it means that you hold Ordinary Shares that are registered in more than one account. For example, if you own your Ordinary Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to mark, validly sign, date and return, a separate proxy card for those Ordinary Shares because they are held in a different form of record ownership. Therefore, to ensure that all of your Ordinary Shares are voted, you will need to mark, validly sign, date and return each proxy card you receive or submit a proxy by telephone or over the Internet for each proxy card you receive by using the different control number(s) on each proxy card.

Q:
May I change my vote or revoke my proxy after I have delivered my proxy?

A:
Yes. If you are a shareholder of record of Ordinary Shares, you have the right to change or revoke your proxy before the vote is taken at the Special Meeting:

•
by delivering to the Company’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must also vote in person at the Special Meeting);

•
by signing and delivering a new proxy relating to the same Ordinary Shares and bearing a later date; or

•
by submitting a new proxy by telephone or over the Internet by 11:59 p.m. ET on           , 2023.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, South Carolina, 29708
Attention: Secretary
If you hold your Ordinary Shares through a brokerage firm, a bank or other nominee, you should contact your brokerage firm, bank or other nominee to obtain instructions as to how to change or revoke your voting instructions.
Q:
What are the material U.S. federal income tax consequences of the Merger to me?

A:
The receipt of cash in exchange for Ordinary Shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. You will generally recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your Ordinary Shares. If you are a U.S. Holder, you will generally be subject to U.S. federal income tax on any gain recognized in connection with the Merger. The tax consequences of the Merger to you will depend on your particular circumstances, including but not limited to the application of federal non-income, state, local and non-U.S. tax laws. You should consult your own tax advisors to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see “Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 55 of this proxy statement.

Q:
Am I entitled to dissenter rights?

A:
Under Cayman Islands law, if the Merger is completed, shareholders who provide written objection to the Merger before the taking of the vote at the Special Meeting to authorize the Merger Agreement, the Plan of Merger and the Transactions and who thereafter perfect and do not withdraw their dissent will have the right to be paid the fair value of their shares as ultimately determined by the Grand Court of the Cayman Islands, provided that they comply with all of the requirements of CICA as described in the section entitled “Dissenting Shareholder Rights under the Companies Act (2023 Revision) of the Cayman Islands” beginning on page 108 of this proxy statement. This fair value amount could be more than, the same as or less than the per share Merger Consideration of $8.40 per Ordinary Share payable to the Company’s shareholders (other than the Bain Shareholder) pursuant to the terms of the Merger Agreement. Dissenters’ rights are available only to registered holders of shares. A copy of the full text of Section 238 is attached as Annex H to this proxy statement.
These procedures are complex and you should consult your Cayman Islands legal counsel if you are considering exercising such rights. If you do not fully and precisely satisfy the procedural requirements of the CICA, you will lose your right to dissent.
Q:
What happens if I sell my Ordinary Shares before the Special Meeting?

A:
The record date for shareholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting and the expected Closing Date of the Merger. If you transfer your Ordinary Shares after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration or Bain Consideration, as applicable, to the person to whom you transferred your Ordinary Shares.

In addition, if you sell your Ordinary Shares prior to the Special Meeting or prior to the Effective Time, you will not be eligible to exercise dissenter rights with respect to those Ordinary Shares in respect of the Merger. For a more detailed discussion of dissenter rights and the requirements for perfecting your dissenter rights, see “Dissenting Shareholder Rights under the Companies Act (2023 Revision) of the Cayman Islands” beginning on page 108 and Annex H of this proxy statement.
Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable shareholder provides advance notice and follows certain procedures.

In such cases, each shareholder continues to receive a separate notice of the Special Meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Ordinary Shares held through such firms. If your family has multiple accounts holding Ordinary Shares, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. See “Householding” on page 114 of this proxy statement.
Q:
Who can answer further questions?

A:
For additional information about the Merger, assistance in submitting proxies or voting Ordinary Shares, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:

509 Madison Avenue
Suite 1206
New York, NY, 10022
Shareholders Call Toll Free: (800) 662-5200
All Others Call Collect: (203) 658-9400
E-mail: DSEY@investor.morrowsodali.com
If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you should also call your brokerage firm, bank or other nominee for additional information.

SPECIAL FACTORS
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Board, the Special Committee, the representatives of the Company or the Special Committee, or other parties, including Platinum and the Bain Shareholder.
As a matter of course and in their ongoing focus on enhancing shareholder value, the Board and the Company’s management, at times with the assistance of outside advisors, have regularly reviewed and evaluated the Company’s business plan and strategy, taking into account the changing developments, trends, risks and conditions affecting the business and its industry generally. The Board and Company management conduct such review in coordination with the Bain Shareholder, the majority owner of the Company’s outstanding Ordinary Shares since its IPO in 2021, and its affiliates. The Bain Shareholder currently owns approximately            % of the outstanding Ordinary Shares. Since the Company’s initial public offering (the “IPO”), the Bain Shareholder and its affiliates have also continually reviewed, considered and evaluated the Bain Shareholder’s ongoing investment in the Company, how to maximize its value and potential options with respect thereto.
On July 6, 2021, Platinum announced that it had signed a definitive agreement to acquire Solenis. Following this acquisition, representatives of Platinum and the Bain Shareholder had several informal discussions about the possible strategic benefits of a potential business combination between the Company and Solenis. None of these conversations involved specific discussions of potential transaction terms or transaction structure and no proposals were made by either party.
On February 15, 2022, Ken Hanau, a member of the Board nominated by the Bain Shareholder, and John Panichella, CEO of Solenis, had lunch. During the course of that meeting Mr. Panichella gave an overview of Solenis to Mr. Hanau, and they discussed a potential combination of Solenis and the Company. Prior to this meeting, Mr. Panichella sent materials introducing Solenis to Mr. Hanau and the potential benefits of a strategic transaction involving Solenis and the Company. These materials were discussed in greater detail during the course of the February 15 meeting. No specific terms of a potential transaction were discussed in connection with this meeting and no proposals were made by either party.
On March 24, 2022, representatives of Platinum and the Bain Shareholder met via telephone to discuss the feasibility of a potential transaction involving the Company. No specific terms of such a potential transaction were discussed and no proposals were made by either party.
On June 29, 2022, representatives of Platinum and the Bain Shareholder met over dinner to further discuss the feasibility of a potential transaction involving the Company. Although specific economic terms were not discussed, possible transaction structures were discussed in general terms. No proposals were made by either party.
On August 3, 2022, the Company received a letter from Platinum and Solenis (the “August 3 Letter”) setting forth, on a non-binding basis, Platinum’s and Solenis’ interest in pursuing a take-private acquisition of the Company and a subsequent combination of the Company with Solenis at a price of $11.00 per Ordinary Share, in cash, subject to a number of terms and conditions. The August 3 Letter contemplated that one or more of the Company’s largest shareholders would invest in the transaction.
On August 8, 2022, the Board met via videoconference to consider the August 3 Letter and authorized the management of the Company to explore with Platinum and Solenis the potential synergies that could result from an acquisition of the Company by Platinum and Solenis in order to facilitate an evaluation of a potential transaction by Platinum and the Bain Shareholder. The Board also authorized the management of the Company to provide Platinum and Solenis with certain due diligence information regarding the Company, as requested by Platinum and Solenis. The Board discussed that it would form a special committee to evaluate the transaction at an appropriate time, if the potential transaction involved a rollover of a portion of the Bain Shareholder’s investment in the Company such that the Bain Shareholder would continue to be a shareholder of the combined entity. Representatives of the Bain Shareholder indicated to the Board that they were evaluating their interest in the potential investment contemplated by Platinum’s and

Solenis’ letter, understanding that such investment by the Bain Shareholder might be necessary to facilitate the financing of the potential transaction. Representatives of Wachtell Lipton Rosen & Katz (“Wachtell Lipton”) also participated in the meeting at the invitation of Eric Foss, Non-Executive Chairman of the Board, with the expectation that in the event that a special committee were to be formed, Wachtell Lipton could be engaged as such committee’s legal advisor. Representatives of Kirkland & Ellis LLP (“K&E”) also participated in the meeting, as counsel to the Company and the Bain Shareholder. Representatives of Wachtell Lipton and K&E discussed the Board’s fiduciary duties and obligations in connection with a potential sale of the Company and discussed certain potential conflicts of interest that could arise in connection with the exploration of a potential sale. On August 12, 2022, the Company entered into a non-disclosure agreement with Platinum Equity Advisors, LLC (an affiliate of Platinum), Solenis and Bain Capital Private Equity, L.P.
Throughout August and September of 2022, the Company, the Bain Shareholder, Platinum and Solenis continued to discuss a potential transaction, and Platinum and Solenis conducted due diligence on the Company, including, among other things, access to a virtual dataroom. To assist with these activities, the Company informally engaged J.P. Morgan Securities LLC (“J.P. Morgan”) as financial advisor to the Company in connection with the potential transaction, with the understanding that a formal engagement letter would be negotiated and executed in the future. J.P. Morgan was selected to act as financial advisor to the Company due to its familiarity with the Company (including acting as a lead underwriter on the Company’s IPO), and its experience, expertise and qualifications in advising companies on M&A transactions. The Bain Shareholder and Platinum also jointly engaged FTI Consulting, Inc., (“FTI”) to prepare a report on potential synergies that could result from the proposed combination of the Company and Solenis.
On September 15 and 16, 2022, representatives of Platinum, the Bain Shareholder, Solenis, J.P. Morgan and the Company participated in a series of management presentations and Q&A sessions at the Bain Shareholder’s offices in New York, including reviews of the Company’s 3-year business plan and FTI’s initial assessment of the potential synergies resulting from the proposed combination of the Company and Solenis, all as part of the ongoing due diligence process.
On September 26, 2022, representatives of Platinum informed representatives of the Board that, in light of financing and other market conditions, as well as the Company’s earnings results and downward pressure on its trading price, Platinum and Solenis would be unable to proceed with the transaction on the terms contemplated by the August 3 Letter. All parties agreed that FTI should nevertheless continue in its next phase of diligence and prepare a more detailed assessment of potential synergies of the proposed transaction.
On October 5, 2022, the Board and representatives of Wachtell Lipton and K&E met via videoconference and the Board authorized the Company to allow Platinum and Solenis to continue conducting due diligence and approved site visits by FTI. Over the next several weeks, FTI conducted site visits, met with management teams of both companies and prepared its report with respect to these potential synergies.
On November 21, 2022, representatives of Platinum, the Bain Shareholder, Solenis and the Company met via videoconference to review FTI’s more detailed report on potential synergies resulting from the proposed combination of the Company and Solenis. No terms of a potential transaction were discussed and no proposals were made by either party.
On December 7, 2022, representatives of Platinum, the Bain Shareholder and Solenis met to discuss updates on Solenis and the Company. Platinum expressed a desire to restart discussions regarding a potential transaction and subsequent combination of Solenis and the Company. Representatives from the various parties corresponded over the subsequent two weeks regarding potential financing structures given capital market dislocation, including the amount and structure of a potential rollover of a portion of the Ordinary Shares held by the Bain Shareholder into the combined company in order to facilitate a transaction. Representatives of the Bain Shareholder indicated that they would consider such potential rollover investment if it was useful to facilitate a potential transaction and discussed that it may be beneficial to enhance cash consideration to the Unaffiliated Shareholders.
During December, representatives of the Bain Shareholder and Platinum had several discussions to explore and negotiate the terms of a potential rollover of a portion of the Bain Shareholder’s investment into the combined company so that Platinum could secure financing for a revised proposal.

On December 14, 2022, representatives of the Bain Shareholder met with the Board and informed the Board that they expected Platinum to restart discussions with respect to a potential transaction and that a revised offer from Platinum to the Board might be received shortly.
On December 23, 2022, representatives of Platinum informed representatives of the Bain Shareholder that they were working towards presenting a proposal to the Company for $7.50 per Ordinary Share in cash.
On January 11, 2023, the Company received an updated proposal from Platinum and Solenis (the “January 11 Letter”) setting forth, on a non-binding basis, Platinum’s and Solenis’ interest in pursuing a revised take-private acquisition of the Company and subsequent combination of the Company and Solenis at a price of $7.50 per Ordinary Share, in cash. The January 11 Letter contemplated that the Bain Shareholder would rollover a portion of the Ordinary Shares owned by it into the combined entity, and indicated that the Bain Shareholder would be expected to execute a voting agreement in connection with the proposed transaction.
On January 14, 2023, the Board, with certain members of management in attendance, held a meeting via videoconference to discuss the January 11 Letter and to consider the formation of a Special Committee consisting of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, the Bain Shareholder and Platinum and who are not members of the Company’s management to evaluate the January 11 Letter, consider the Transactions and provide a recommendation to the Board. Representatives of Wachtell Lipton, which would be retained by the Special Committee as its counsel upon its formation, and K&E were present and discussed certain legal matters with the Board, including fiduciary duty and process considerations. Following that presentation, the Board approved the formation of the Special Committee, consisting of Messrs. Selim Bassoul, Juan R. Figuereo, Eric Foss (as Chairman), Rodney Hochman and Ms. Katherine S. Zanotti, each of whom the Board determined were not members of Company management and were unaffiliated, directly or indirectly, and were otherwise independent from, the Bain Shareholder and from Platinum. The Board delegated to the Special Committee full power and authority to:
•
review and to evaluate the terms and conditions, and to determine the advisability of, the Transactions;

•
negotiate with Platinum, Solenis and the Bain Shareholder (or any other party the Special Committee deemed appropriate) with respect to the terms and conditions of the Transactions and, if the Special Committee deemed appropriate, but subject to the limitations of applicable law, approve and recommend the execution and delivery of agreements in connection with the Transactions on behalf of the Company;

•
determine whether the Transactions negotiated by the Special Committee are fair to, and in the best interests of, the Company and its shareholders, including the Unaffiliated Shareholders, with the instruction that the Special Committee would have no duty to consider the interests of the Bain Shareholder as the controlling shareholder of the Company;

•
solicit the views of the Company’s executive, financial, and other officers regarding the terms and conditions of the Transactions and on any reports, studies or similar information pertaining to the Transactions provided to the Special Committee by advisors or agents retained by the Special Committee; and

•
recommend to the full Board what action, if any, should be taken by the Board with respect to the Transactions (including recommending not to pursue the Transactions) and confirmed that the Board would not approve the Transactions without a prior favorable recommendation of the Special Committee.

The Board also authorized the Special Committee to retain, at the Company’s expense, the Special Committee’s own legal and financial advisors to assist the Special Committee. The Special Committee confirmed its retention of Wachtell Lipton as its legal advisor and agreed to hold an initial meeting in the coming days to discuss additional next steps.
On January 17, 2023, the Special Committee held a meeting via videoconference with representatives of Wachtell Lipton in attendance to discuss general transaction process considerations and next steps, including selection of a financial advisor. The representatives of Wachtell Lipton also discussed certain legal matters with the Special Committee at this meeting, including with respect to the fiduciary duties of directors under the circumstances regarding the Transactions. Also during this meeting, the Special Committee discussed with Wachtell Lipton potential financial advisors the Special Committee could consider retaining in connection with the Transactions, and requested that Wachtell Lipton request certain information from, and set up interviews with, certain potential financial advisors.
On January 21, 2023, the Special Committee held a meeting via videoconference with representatives of Wachtell Lipton and certain members of Company management in attendance to interview several financial advisors, including Evercore, and reviewed information regarding each such financial advisor’s expertise, experience, qualifications, and any existing or prior relationships with the Company, Platinum, Solenis or the Bain Shareholder. In connection with its review, the Special Committee and Wachtell Lipton discussed and reviewed Evercore’s relationship disclosure letter made available to the Special Committee prior to the meeting. The Special Committee and representatives of Wachtell Lipton discussed certain of Evercore’s prior relationships with Bain Capital Private Equity L.P. and Platinum that had been disclosed, as further described in the section of this proxy statement entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor.” The Special Committee reviewed the disclosures and determined that none of the disclosed relationships would impact Evercore’s ability to act in an independent and disinterested manner in rendering their services to the Special Committee in connection with the potential transaction. Considering this, among other factors, the Special Committee selected Evercore as its financial advisor, began to review the terms of Evercore’s engagement with the assistance of Wachtell Lipton and instructed representatives of Evercore to begin engaging with the management of the Company with respect to its information review and financial analysis process. The Special Committee and Wachtell Lipton proceeded to negotiate the terms of the Evercore engagement with representatives of Evercore over the next ten days.
On January 22, 2023, at the request of the Special Committee, representatives of Evercore delivered Evercore’s initial information review request list to the management of the Company. Company management and representatives of Evercore also engaged in a videoconference to coordinate Evercore’s information review process. From this time through the execution of the Merger Agreement, in response to requests from representatives of Evercore on behalf of the Special Committee, the Company provided representatives of Evercore with updated information on an iterative basis as requested by representatives of Evercore.
On January 25, 2023, the Company informally engaged Centerview Partners LLC (“Centerview”) as an additional financial advisor to the Company in connection with the proposed Transactions, with the understanding that a formal engagement letter would be negotiated and executed in the future. Centerview was selected to act as financial advisor to the Company due to its experience, expertise and qualifications in advising companies on M&A transactions.
On January 26, 2023 and January 29, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference to discuss information reviewed and financial analysis conducted to date.
On January 31, 2023, Evercore, the Special Committee, and the Company executed a letter agreement with Evercore finalizing the terms of Evercore’s engagement.
On February 1, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference, during which meeting the representatives of Evercore presented Evercore’s preliminary financial analysis. Following discussion with the representatives of Evercore and Wachtell Lipton, the Special Committee determined to make a counterproposal to Platinum’s and Solenis’ initial proposal at a price to be finalized, but at least $10.00 per Ordinary Share held by the Unaffiliated Shareholders, with such counterproposal assuming that the definitive agreements providing for the Transactions would include (i) a non-waivable condition that a majority of the outstanding Ordinary Shares owned by holders other than the Bain Shareholder vote their Ordinary Shares in favor of the Transactions (a “Majority of the Minority Approval Condition”) and (ii) the ability of holders of the Ordinary Shares other than the Bain Shareholder to, at such holders’ election, (a) receive cash consideration or (b) contribute Ordinary Shares to the surviving entity on the same terms as the Bain Shareholder (a “Public Rollover Option”).
On February 2, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference to discuss the proposed counterproposal and finalize the price to be included therein. After discussion, the Special Committee instructed representatives of Evercore to communicate a counterproposal (including both the Majority of the Minority Approval Condition and the Public Rollover Option) at a price of at least $10.20 per Ordinary Share, as well as its rationale for the counterproposal, to Platinum and instructed representatives of Wachtell Lipton to communicate the same information to the Bain Shareholder. The Special Committee instructed its advisors to indicate, in conveying the counterproposal, that the Special Committee was only concerned with the price applicable to the Unaffiliated Shareholders.
Later on February 2, 2023, representatives of Evercore met via telephone with representatives of Platinum and presented the Special Committee’s initial counterproposal of at least $10.20 per Ordinary Share held by the minority shareholders (as compared to $7.50 per Ordinary Share held by all shareholders proposed by Platinum and Solenis in the January 11 Letter), as well as the Special Committee’s request for the Majority of the Minority Approval Condition and the Public Rollover Option. At the direction of the Special Committee, representatives of Evercore stated during the call that the Special Committee had considered the following factors, among others, in formulating its counterproposal: (i) higher transaction multiples in the hygiene/cleaning sectors than represented by Platinum’s and Solenis’ offer of $7.50 per Ordinary Share; (ii) the potential easing of both challenging market headwinds and raw material cost increases currently affecting the Company’s financial performance; and (iii) trading multiples for peer companies were at relatively low levels compared with historical averages.
Additionally, on February 2, 2023, representatives of Wachtell Lipton communicated the Special Committee’s counterproposal to the Bain Shareholder. In this and subsequent discussions, representatives of the Bain Shareholder indicated (i) the Bain Shareholder’s view that $10.20 per Ordinary Share counterproposal was significantly higher than any price Platinum would be willing to pay to all of the holders of Ordinary Shares and (ii) that the Bain Shareholder did not believe it was appropriate to agree to a transaction that included either (a) differential cash consideration between the Bain Shareholder and the other shareholders or (b) a Majority of the Minority Approval Condition. The Bain Shareholder also indicated that it did not believe Platinum would agree to a Majority of the Minority Approval Condition.
On February 6 and February 7, 2023, Company management hosted a management due diligence session in person at the offices of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), Platinum’s and Solenis’ counsel, in New York and via videoconference for Platinum that was also attended by representatives of Solenis, the Bain Shareholder, the Company, Wachtell Lipton, J.P. Morgan, Centerview and Evercore. In response to questions posed by representatives of Platinum and Solenis, Company management provided information regarding Company strategy, prospects, operations, financial performance, liquidity, capital resources and similar matters.
On February 7, 2023, Platinum delivered a counterproposal to representatives of Evercore of $7.75 per Ordinary Share, an increase of $0.25 per Ordinary Share from its previous proposal of $7.50, noting that such counterproposal did not include the Majority of the Minority Approval Condition or the Public Rollover Option and that neither the Majority of the Minority Approval Condition nor the Public Rollover Option were acceptable to them. Platinum further noted that the $7.75 per Ordinary Share price applied to both the Ordinary Shares held by the Bain Shareholder and the Ordinary Shares held by any other shareholders, and that the negotiation of any deviation from this construct (i.e., differential cash consideration between the Bain Shareholder and any other shareholders) should be between representatives of the Bain Shareholder and the Special Committee, not involving Platinum.
On February 9, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference to discuss Platinum’s counterproposal of $7.75 per Ordinary Share and the terms thereof. The Special Committee discussed with representatives of Evercore and Wachtell Lipton and determined, following further discussions, to reject Platinum’s proposal of $7.75 per Ordinary Share and hold firm on the Special Committee’s prior counterproposal of at least $10.20 per Ordinary Share in cash for the minority shareholders, including the Public Rollover Option and Majority of the Minority Approval Condition. The Special Committee instructed representatives of Evercore and Wachtell Lipton to communicate the position of the Special Committee to Platinum and to the Bain Shareholder and subsequently report back to the Committee. On February 10, 2023, representatives of Evercore relayed the terms of the Special Committee’s counterproposal to representatives of Platinum and representatives of Wachtell Lipton relayed the terms of the Special Committee’s counterproposal to representatives of Bain.
On February 12, 2023, the Special Committee and representatives of Evercore and Wachtell Lipton met with representatives of the Bain Shareholder via videoconference. The Bain Shareholder’s representatives discussed with the Special Committee the actions taken and numerous concessions agreed to by the Bain Shareholder in order to facilitate the Transactions, based on requests by Platinum given market conditions, including (1) the acceptance by the Bain Shareholder of a rollover into common and preferred equity securities in lieu of cash for a portion of its Ordinary Shares in order to both increase the amount of cash consideration available to the minority shareholders, and ensure that minority shareholders would be able to receive cash for all of their Ordinary Shares, and that the Bain Shareholder’s Ordinary Shares would be valued below what the Bain Shareholder considered to be fair market value for the benefit of Platinum; (2) the acceptance by the Bain Shareholder of certain terms proposed by Platinum related to such rollover and its continued ownership of equity interests in the combined company after the consummation of the Transactions, including limited minority rights; (3) an agreement to waive contractual rights under the Company’s Tax Receivable Agreement (such rights estimated by the Bain Shareholder as having a value of approximately $76.7 million as of December 31, 2022) that the Bain Shareholder would otherwise have been entitled to in connection with the Transactions and (4) an agreement by the Bain Shareholder to enter into a tax indemnity agreement, pursuant to which the Bain Shareholder could be required to indemnify Platinum and its related parties against certain potential tax-related liabilities and losses in an amount of up to €200,000,000. The Bain Shareholder’s representatives reiterated to the Special Committee that the Bain Shareholder did not consider it appropriate to accept differential cash consideration between the Bain Shareholder and the other shareholders, in part because of the Bain Shareholder’s view that such differential consideration was not common market practice and in light of the other concessions it believed it was already making to facilitate the Transactions.
After discussion following the departure of the Bain Shareholder’s representatives from the meeting, the Special Committee determined to continue negotiating for a transaction with one or more of the following three characteristics for the benefit of the Unaffiliated Shareholders: (i) a Public Rollover Option; (ii) cash consideration for the Unaffiliated Shareholders significantly higher than Platinum’s current proposal (which, based on Platinum’s feedback to date, likely would require the Bain Shareholder to accept cash consideration at a lower price per Ordinary Share than the Unaffiliated Shareholders); and/or (iii) a Majority of the Minority Approval Condition. The Special Committee then instructed representatives of Evercore to prepare a list of precedent transactions wherein minority public shareholders were offered differential cash consideration from the majority shareholder for the Special Committee’s review, which representatives of Evercore provided the following day.
On February 13, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met at Wachtell Lipton’s offices (with some participants joining via videoconference) to discuss the actions taken and concessions made by the Bain Shareholder to facilitate the Transactions and discuss expectations around an expected counterproposal from Platinum.
On February 14, 2023, Platinum delivered a counterproposal to representatives of Evercore of $7.90 per Ordinary Share, noting that such counterproposal did not include the Majority of the Minority Approval Condition or the Public Rollover Option.
On February 14, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met at Wachtell Lipton’s offices (with some participants joining via videoconference) to discuss the updated counterproposal from Platinum of $7.90 per Ordinary Share and the terms thereof. Following discussion, the Special Committee agreed to meet again the following day to further consider this counterproposal and various potential responses thereto before determining next steps.
Also on February 14, 2023, representatives of Gibson Dunn delivered an initial draft of the Merger Agreement and the Voting Agreement to representatives of Wachtell Lipton and K&E. The draft Merger Agreement contemplated, among other things, a Company termination fee of 4.5% of the equity value implied by the per share price for the Ordinary Shares in the transaction and a Parent termination fee of 4.0%

of the equity value implied by the per share price for the Ordinary Shares in the transaction and no Majority of the Minority Approval Condition.
On February 15, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management held a follow-up meeting at Wachtell Lipton’s offices (with some participants joining via videoconference) to further discuss the proposed counteroffer to Platinum and the Bain Shareholder. After discussion, the Special Committee instructed representatives of Evercore and Wachtell Lipton to communicate the counterproposal to Platinum and the Bain Shareholder of, at the Bain Shareholder and Platinum’s election, (i) $8.00 per Ordinary Share for the minority shareholders with the Majority of the Minority Approval Condition or (ii) $9.00 per Ordinary Share for the minority shareholders without the Majority of the Minority Approval Condition. The Special Committee determined not to include the Public Rollover Option in the terms of its counterproposal considering, among other factors, Platinum’s position that the Public Rollover Option would create significant execution complexity and that Platinum would in any event be unwilling to permit Solenis to become a publicly traded company in the current market environment. Also at this meeting, representatives of Evercore reviewed with the Special Committee potential deal structures where the minority shareholders would receive differential consideration from the Bain Shareholder, and representatives of Wachtell Lipton discussed their preliminary perspectives on the draft Merger Agreement and Voting Agreement received from Gibson Dunn.
On February 15, 2023, pursuant to the Special Committee’s instructions, representatives of Evercore delivered the counterproposal discussed at the February 15, 2023 Special Committee meeting to representatives of each of Platinum and the Bain Shareholder.
On February 18, 2023, Wachtell Lipton delivered a revised draft of the Merger Agreement to Gibson Dunn. The draft Merger Agreement contemplated, among other things, a Company termination fee of 2.5% of the equity value implied by the per share price for the Ordinary Shares in the transaction and a Parent termination fee of 8.0% of the equity value implied by the per share price for the Ordinary Shares in the transaction and a condition to the parties’ obligations to consummate the Merger that the Special Committee shall not have effected an Adverse Recommendation Change (the “Special Committee Recommendation Condition”).
On February 23, 2023, Gibson Dunn delivered a revised draft of the Merger Agreement to Wachtell Lipton and, on February 24, 2023, delivered the same revised draft of the Merger Agreement to K&E. The draft Merger Agreement contemplated, among other things, a Company termination fee of 4% of the equity value implied by the per share price for the Ordinary Shares in the transaction and a Parent termination fee of 4.5% of the equity value implied by the per share price for the Ordinary Shares in the transaction, removal of the Special Committee Recommendation Condition, that the parties would not be obligated to consummate the Merger prior to October 31, 2023 to afford Platinum time to obtain its debt financing and, in the event the Company has been granted the right to an injunction, specific performance or other equitable remedy to cause the Equity Financing to be funded and to consummate the Merger, Parent’s ability to (in lieu of the Company’s right to cause the Equity Financing to be funded and to consummate the Merger) terminate the Merger Agreement and promptly pay the Parent termination fee (the “Specific Performance Termination Right”).
On February 28, 2023, Platinum delivered a counterproposal to representatives of Evercore of $7.95 per Ordinary Share, an increase of $0.05 per Ordinary Share from its previous proposal of $7.90, noting that such counterproposal contemplated no Majority of the Minority Approval Condition, no Public Rollover Option and no differential cash consideration between the Bain Shareholder and the other shareholders.
Also on February 28, 2023, Wachtell Lipton delivered a revised draft of the Merger Agreement to Gibson Dunn, which reflected input and revisions from K&E. The draft Merger Agreement contemplated, among other things, a Company termination fee of 3% of the equity value implied by the per share price for the Ordinary Shares in the transaction and a Parent termination fee of 7% of the equity value implied by the per share price for the Ordinary Shares in the transaction, reinstatement of the Special Committee Recommendation Condition, that the parties would not be obligated to consummate the Merger prior to the date that is 4.5 months after execution and delivery of the Merger Agreement to afford Platinum time to obtain its debt financing and removal of the Specific Performance Termination Right.

On March 1, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference to discuss the updated counterproposal from Platinum of $7.95 per Ordinary Share and the terms thereof and the status of the draft transaction agreements. After discussion, the Special Committee determined to have a follow-up meeting the next day to further discuss next steps.
On March 2, 2023, representatives of Wachtell Lipton met with representatives of Gibson Dunn via telephone to discuss certain terms in the Merger Agreement. Significant terms discussed and negotiated at such meeting included, among other matters, the duration and terms of the Company’s “fiduciary out” period, the efforts that would be required of the parties to obtain certain regulatory approvals, the length of time Platinum would be afforded to obtain its debt financing under certain circumstances set forth in the Merger Agreement, the quantum of the termination fee payable by the Company to Parent and the reverse termination fee payable by Parent to the Company (in the circumstances specified in the Merger Agreement), the nature of each party’s right to terminate the Merger Agreement and the Majority of the Minority Approval Condition. Representatives of each firm and K&E continued to engage in various discussions regarding the Merger Agreement and the other transaction agreements, and to exchange drafts thereof, on an iterative basis through the execution of the transaction documents on March 8, 2023, with the foregoing terms being the principal terms negotiated during such time.
Also on March 2, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference to continue discussing the latest counterproposal from Platinum. The representatives of Wachtell Lipton and Evercore updated the Special Committee on recent discussions with representatives of Platinum and Solenis and the Bain Shareholder. After discussion, the Special Committee determined that if the cash consideration offered by Platinum increased sufficiently, or if the Bain Shareholder accepted differential cash consideration from the other shareholders, the Transactions would not need to include the Majority of the Minority Approval Condition. The Special Committee instructed representatives of Evercore to reject Platinum’s latest proposal and counter with a proposal of $8.90 for the minority shareholders per Ordinary Share, without the Majority of the Minority Approval Condition. The Special Committee also instructed representatives of Evercore to encourage Platinum to engage with the Bain Shareholder to find ways those two parties could modify the transaction structure, including potentially differential cash consideration between Ordinary Shares held by the Bain Shareholder versus the other shareholders, to accommodate the delivery of a higher price to such other shareholders. Representatives of Evercore delivered this message to Platinum later that day.
On March 3, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference, wherein representatives of Evercore confirmed to the Special Committee that they had communicated the Special Committee’s counterproposal to Platinum. The Special Committee determined to wait for a response from Platinum to the Special Committee’s counterproposal prior to taking any further action.
Later on March 3, 2023, representatives of Platinum delivered a revised counterproposal to representatives of Evercore of $8.00 per Ordinary Share to shareholders of the Company on a combined basis, consisting of differential consideration of $8.40 per Ordinary Share to the minority shareholders, and lower consideration of $7.84 per Ordinary Share to the Bain Shareholder, and also communicated the counterproposal to representatives of the Bain Shareholder. Also on March 3, 2023, the Chairman of the Special Committee spoke via telephone with a representative of the Bain Shareholder, who indicated that in order to facilitate the deal and in addition to the other concessions previously accepted, the Bain Shareholder was prepared to accept the proposed differential consideration of $7.84 per Ordinary Share, such that the minority shareholders would receive $8.40 per Ordinary Share. The Chairman of the Special Committee subsequently updated the other members of the Special Committee, as well as representatives of Evercore and Wachtell Lipton, on this revised proposal.
On March 4, 2023, the Special Committee, representatives of Evercore and Wachtell Lipton and certain members of Company management met via videoconference to discuss the updated counterproposal from Platinum and concession by the Bain Shareholder to accept a lower price per share than the other shareholders. After discussion, the Committee unanimously determined to provisionally accept Platinum’s counteroffer for $8.40 per Ordinary Share for the minority shareholders, subject to finalization of transaction documents, the receipt of Evercore’s fairness opinion and final approval. The Committee instructed representatives of Evercore to finalize its financial analysis of the $8.40 per Ordinary Share for the minority shareholders proposal and instructed Wachtell Lipton to continue to negotiate and finalize the Merger Agreement and other transaction documents with Gibson Dunn and K&E. Later on March 4, 2023, Wachtell Lipton, Gibson Dunn and K&E participated in a call to discuss and continue negotiating terms of the Merger Agreement and other transaction documents.
Also on March 4, 2023, the Company entered into a letter agreement with Centerview, finalizing the terms of Centerview’s engagement as a financial advisor to the Company.
On March 6, 2023, the Company entered into a letter agreement with J.P. Morgan, finalizing the terms of J.P. Morgan’s engagement as an additional financial advisor to the Company.
On March 7, 2023, the Special Committee held a meeting via videoconference, attended by representatives of Evercore and Wachtell Lipton and certain members of Company management, to discuss and review the draft Merger Agreement, the Voting Agreement, the TRA Termination Agreement and the Guarantee and to consider the Transactions. Representatives of Evercore reviewed with the Special Committee Evercore’s financial analysis of the consideration proposed in the Transactions to be paid to the Unaffiliated Shareholders. Representatives of Wachtell Lipton reviewed the terms of the draft transaction agreements. Representatives of Evercore then rendered Evercore’s oral opinion, which was subsequently confirmed in writing, to the Special Committee to the effect that, as of the date of and subject to the assumptions, limitations, qualifications and other conditions set forth in such opinion, the Merger Consideration, is fair, from a financial point of view, to the holders of Ordinary Shares (other than holders of Bain Shares or Excluded Shares). See “Special Factors—Opinion of the Special Committee’s Financial Advisor.” The representatives of Wachtell Lipton discussed certain legal matters with the Special Committee, including the fiduciary duties of directors under the circumstances of the Transactions. Following additional discussion, including of the factors summarized in “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger,” the members of the Special Committee unanimously: (i) determined that the Proposed Transaction, including the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Guarantee and the transactions contemplated thereby, including the Merger, was fair to and in the best interests of the Unaffiliated Shareholders, (ii) recommended that the Board approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) recommended that the Board approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Guarantee, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein, (iv) recommended that the Board direct that the Merger Agreement and the Plan of Merger be submitted to the Company Shareholders for approval and (v) recommended that the Board resolve to recommend that the Company Shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
Later on March 7, 2023, following the Special Committee’s meeting, the Board held a meeting by videoconference, attended by representatives of K&E and Wachtell Lipton and certain members of Company management, to discuss and review the draft Merger Agreement, to receive the report of the Special Committee and to consider the Transactions. Following this discussion, representatives of Wachtell Lipton described the process undertaken by the Special Committee and its financial advisor, the receipt of Evercore’s opinion and the Special Committee’s recommendation that the Merger Agreement be approved. Following such discussion the Board unanimously (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) directed that the Merger Agreement and the Plan of Merger be submitted to the Company Shareholders for approval; and (iv) resolved to recommend that the Company Shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
Following such meeting and early in the morning of March 8, 2023, the Company, Parent and Merger Sub executed the Merger Agreement and related transaction documents, and prior to the opening of trading of the Ordinary Shares on Nasdaq, the Company issued a press release announcing the execution of the Merger Agreement.

Recommendation of the Diversey Board of Directors and Special Committee
The Board formed the Special Committee consisting solely of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, the Bain Shareholder and Platinum and who are not members of the Company’s management to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee evaluated the Merger, in consultation with the Company’s management and its own independent legal and financial advisors and considered various material factors. After careful consideration, the Special Committee unanimously (i) determined that the Transactions, including the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Unaffiliated Shareholders, (ii) recommended that the Board approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (iii) recommended that the Board approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, the TRA Termination Agreement, the Voting Agreement and the Limited Guarantee, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein, (iv) recommended that the Board direct that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (v) recommended that the Board resolve to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
At a meeting of the Board on March 7, 2023, the Board, based in part on the unanimous recommendation of the Special Committee, unanimously (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein, (iii) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (iv) resolved to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
Accordingly, the Board recommends that the Company’s shareholders vote “FOR” the Merger Proposal (Proposal 1).
See “Special Factors—Reasons for the Merger” for additional information related to the factors considered by the Board in authorizing the Merger, the Merger Agreement, Plan of Merger and the Transactions and recommending that the Company’s shareholders vote “FOR” the Merger Proposal.
Reasons for the Merger
Recommendation of the Special Committee
In recommending the Merger Agreement and evaluating the transactions contemplated thereby, including the Merger, the Special Committee consulted with the Special Committee’s financial and legal advisors and considered the following factors as being generally supportive of their determinations and recommendations, which are not intended to be exhaustive and are not presented in any relative order of importance:
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the Merger Consideration for the minority shareholders of $8.40 per Ordinary Share represented a premium of 41% over the closing price of the Ordinary Shares on March 7, 2023, the last trading day before the announcement of the Merger Agreement, and a 42% premium to the volume weighted average price for the 30-day trading period ended March 7, 2023;

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information available to the Special Committee with respect to the Company’s business, operations, financial condition, earnings and prospects, the Company’s long-range plans, and the risks in achieving those prospects and plans, including the information further described in the section herein entitled “Management Projections” beginning on page 46 of this proxy statement;

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recent market volatility related to the evolving macroeconomic headwinds facing the Company and the hygiene, infection prevention or cleaning solutions industries more generally, including increased risk of recession, persistent high inflation and the impact of changed economic circumstances on key customer segments;

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the Special Committee’s belief that the Merger Agreement and the transactions contemplated thereby, including the Merger, were more favorable to the Company and the Unaffiliated Shareholders, when compared with the Company’s stand-alone business plan and long-term prospects, and the associated benefits and risks;

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the fact that the Special Committee was able to negotiate an increase in the offer price from the $7.50 per Ordinary Share consideration offered in the January 11 Letter to $8.40 per Ordinary Share on behalf of the Unaffiliated Shareholders, representing an increase of approximately 12%;

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the fact that the minority shareholders are receiving a higher cash price per Ordinary Share than the Bain Shareholder is receiving in respect of its Ordinary Shares receiving cash consideration;

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the belief by the Special Committee, after discussions with the Special Committee’s advisors and negotiations with Platinum and the Bain Shareholder, that the consideration of $8.40 per Ordinary Share for the minority shareholders was likely the highest price per Ordinary Share that Platinum was willing to pay and $0.56 was the greatest consideration differential between the Merger Consideration and the Bain Consideration that the Bain Shareholder was willing to accept, that the terms were the most favorable terms the Parent and the Bain Shareholder would be willing to agree to and that further negotiations would create a risk of causing the Parent or the Bain Shareholder to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction;

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the financial and other terms and conditions of the Merger Agreement (including the consideration of $8.40 per Ordinary Share, in cash, without interest and subject to any withholding taxes) and the transactions contemplated thereby, including the Merger, resulting from extensive arm’s-length negotiations conducted at the direction of the Special Committee, with the assistance of experienced legal and financial advisors, during a process that occurred over the course of approximately two months;

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the current and historical market prices of the Ordinary Shares, considering the market performance of the Ordinary Shares relative to the common stock of other participants in the industry in which the Company operates and general market indices;

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that the Merger Consideration consists solely of cash, providing the Unaffiliated Shareholders with certainty of value and liquidity, while eliminating long-term business and execution risk;

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the oral opinion of Evercore, which was subsequently confirmed by delivery of a written opinion, dated March 7, 2023, to the Special Committee to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Ordinary Shares (other than the holders of Bain Shares and Excluded Shares) (as more fully described under “Special Factors—Opinion of the Special Committee’s Financial Advisor”), and which analyses and conclusions are expressly adopted by the Special Committee;

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the fact that Company shareholders who properly exercise their dissention rights in accordance with Section 238 of the CICA will be entitled to such dissenting rights in connection with the Merger;

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the likelihood of the Merger being completed, based on, among other matters:

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the limited nature of the conditions to completion of the Merger as provided by the Merger Agreement, including the absence of a financing condition;

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the requirement that Parent and Merger Sub take certain actions, subject to the terms of the Merger Agreement, to obtain the regulatory approvals required to consummate the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement;

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the fact that the Bain Shareholder, who holds approximately    % of the voting power of the Company’s outstanding share capital, has duly executed and entered into the Voting Agreement, pursuant to which it has agreed to vote the Bain Shares in favor of the Merger Proposal, subject to, and in accordance with, the terms and conditions of the Voting Agreement; and
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the availability of the remedy of specific performance to the Company under the Merger Agreement in certain circumstances, including the Company’s right under the Equity Commitment Letter to cause the Equity Financing to be funded if, among other things, the conditions to closing are satisfied (or would be satisfied at the Closing) and the Debt Financing has been funded or will be funded at the Closing;

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the terms and conditions of the Merger Agreement, including:

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the fact that Parent must pay the Parent Termination Fee of $125,000,000 to the Company in certain circumstances, including if the Parent fails to consummate the Merger pursuant to its obligations under the Merger Agreement, or due to a material uncured breach by Parent under the Merger Agreement;

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the Company’s right, in response to an unsolicited written bona fide acquisition proposal and subject to compliance with certain procedural requirements (including the Special Committee’s good faith belief (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes or will lead to a Superior Proposal), (i) to furnish information with respect to the Company to a person making such acquisition proposal and (ii) to engage in negotiations or discussions with the person making such acquisition proposal;

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the ability of the Special Committee to change or withdraw its recommendation, subject to compliance with certain procedural requirements, that the Unaffiliated Shareholders vote in favor of the Merger Proposal in connection with (i) an unsolicited written bona fide acquisition proposal that the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal or (ii) a specified Intervening Event, if the Special Committee determines that the failure to change or withdraw its recommendation would be inconsistent with its fiduciary duties;

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the ability of the Company, at the Special Committee’s direction, to terminate the Merger Agreement within a 30 business day period following execution of the Merger Agreement in connection with a Superior Proposal, subject to compliance with certain procedural requirements, including payment of the Company Termination Fee, if the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties; and

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the terms of the Merger Agreement providing the Company sufficient operating flexibility to conduct its business in the ordinary course until the consummation of the Merger or the termination of the Merger Agreement;

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the Special Committee’s belief that it was fully informed about the extent to which the interests of the Bain Shareholder in the Merger differ from those of the Unaffiliated Shareholders; and

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the potential risks to the Company’s ability to pursue and execute long-term strategic objectives and growth plans as a public company.

The Special Committee believes that sufficient procedural safeguards were, and are, present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Shareholders. These procedural safeguards include the following:
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that, from its formation, the Special Committee was granted authority to, among other things, review, evaluate and negotiate the terms and conditions, and to determine the advisability of, the Merger Agreement and the transactions contemplated thereby, including the Merger, to recommend to the Board what action, if any, should be taken by the Board with respect to the Transactions (including recommending not to pursue the Transactions), and the fact that the Board agreed that it would not approve, or recommend to the Unaffiliated Shareholders the Merger Proposal without the favorable recommendation of the Special Committee;

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that the members of the Special Committee are not employees of, or otherwise affiliated with the Parent or the Bain Shareholder, and are not expected to have an economic interest in the Company or the Surviving Company following the completion of the Merger;

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that the Special Committee received the advice and assistance of experienced independent legal and financial advisors;

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the various terms and conditions of the Merger Agreement, including the fact that the Merger Agreement provides that it cannot be amended, nor may any provision be waived by the Company, without the approval and at the direction of the Special Committee;

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that, at the direction of the Special Committee, with the assistance of legal and financial advisors, extensive negotiations occurred with Parent regarding the consideration to be paid pursuant to the Merger Agreement that resulted in an increase in such consideration from Platinum’s and Solenis’ price proposal on January 11, 2023 of $7.50 per Ordinary Share to $8.40 per Ordinary Share price for the minority shareholders;

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that the members of the Special Committee met on numerous occasions during the course of approximately two months (with its legal and financial advisors present) to discuss the potential acquisition, the ongoing negotiations with Parent and financial information relating to the Company; and

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that the Special Committee and Board made their evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Bain Shareholder in the Merger.

The Special Committee also considered the following uncertainties, risks and potentially countervailing factors in their deliberations concerning the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:
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that, following the completion of the Merger, the Company will no longer exist as an independent public company and that the consummation of the Merger and receipt of the Merger Consideration in the Merger, while providing relative certainty of value, will not allow the Unaffiliated Shareholders to participate in potential further growth in the Company’s assets (including following the Company’s combination with Solenis), future earnings growth, future appreciation in value of the Ordinary Shares or any future dividends after the Merger;

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the risk that the transactions contemplated by the Merger Agreement, including the Merger, may not be consummated in a timely manner or at all, and the consequences thereof, including (i) the potential loss of value to the Company’s shareholders, (ii) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel, and (iii) the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated;

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the fact that Platinum and Solenis had in August 2022 made and subsequently withdrawn a proposal to acquire the Company at the higher price of $11.00 per Ordinary Share;

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the restrictions imposed by the Merger Agreement on the Company’s solicitation of acquisition proposals from third parties;

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the possibility that, at the Closing, Parent’s available sources of Debt Financing are less than the amount required to consummate the Merger, in which event the Company would not be able to specifically enforce Parent’s obligation to complete the Merger and instead would have the sole and exclusive remedy of terminating the Merger Agreement and causing Parent to pay the Parent Termination Fee;

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the understanding that some of the Company’s directors and executive officers have other interests in the Merger in addition to their interests as shareholders of the Company, including the manner in which they would be affected by the Merger (as discussed under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger”);

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the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that employees might choose not to remain employed with the Company prior to the completion of the Merger;
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the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger;

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that the receipt of cash in exchange for Ordinary Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

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the fact that the Merger Agreement does not include (i) an affirmative vote of a majority of the Unaffiliated Shareholders as a condition to the Merger or (ii) the opportunity for the Unaffiliated Shareholders to participate in any ongoing equity investment in the Surviving Company, and despite the Special Committee’s attempts to include such conditions in the Merger Agreement, there are no such conditions to the consummation of the Merger;

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that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions; and

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that the Company has incurred and will incur substantial costs in connection with the transactions contemplated by the Merger Agreement, even if such transactions are not consummated.

The Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
In considering the fairness of the Merger Agreement, the Special Committee did not consider the liquidation value or net book value of the Company. The liquidation value was not considered because the Company is a viable going concern and the Special Committee did not believe that the orderly sale of the Company’s assets for cash and the subsequent distribution of proceeds from such sale was a practical alternative to the transactions contemplated by the Merger Agreement. Therefore, the Special Committee believed that the liquidation value of the Company is irrelevant to a determination as to whether the Merger Agreement or the transactions contemplated by the Merger Agreement are fair to the Unaffiliated Shareholders. Further, the Special Committee did not consider net book value, which is an accounting concept, as a factor because they did not believe that net book value is a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. Other than Platinum’s and Solenis’ August 2022 proposal to acquire the Company at a price of $11.00 per Ordinary Share, which was subsequently withdrawn, the Special Committee is not aware of any firm offers made by any other person for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company during the past two years. In addition, the Special Committee did not seek to establish a pre-Merger going concern value for the Company as such. Rather, the Special Committee believed that the financial analyses presented by Evercore, as more fully summarized under the caption “Special Factors—Opinion of the Special Committee’s Financial Advisor,” on which the Special Committee relied in making its recommendation to the Board, represented potential valuations of the Company as it continues to operate its business. The Special Committee considered each of the analyses performed by Evercore in the context of the opinion provided by Evercore as well as various additional factors, as discussed above.
The foregoing discussion is not exhaustive but is intended to summarize the material information and factors considered by the Special Committee in its consideration of the transactions contemplated by the Merger Agreement, including the Merger. The Special Committee reached the unanimous decision to recommend that the Board approve the Company’s entry into the Merger Agreement, considering the factors described above and other factors that the Special Committee believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, each individual member of the Special Committee may have given different weight to different factors. The Special Committee conducted an overall review of the factors described above, including thorough discussions with the Special Committee’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, their determinations.
Recommendation of the Diversey Board
The Board, on behalf of the Company, believes, based on the factors described below, that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.
The Board did not assess whether the “rollover” provisions of the Rollover Agreement, including the terms of the common and preferred units to be received by the Bain Shareholder pursuant to the Rollover Agreement, or the differential merger consideration to be received by the Bain Shareholder is advisable, fair to and in the best interests of the Bain Shareholder. Based on the unanimous recommendation of the Special Committee (discussed further below) and on the basis of the other factors described above and below, the Board unanimously: (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein, (iii) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (iv) resolved to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA.
In the course of reaching its determination and making its recommendations, the Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:
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the Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the Board adopted, that the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and the Unaffiliated Shareholders (and, as described in this proxy statement, the “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act). The Board also considered the Special Committee’s unanimous recommendation that the Board (i) approve, adopt and declare advisable the Merger Agreement and cause the Company to consummate the Merger upon the terms and subject to the conditions set forth therein, (ii) approve the execution, delivery and performance by the Company of its covenants and other obligations under the Merger Agreement, and the consummation by the Company of the transactions contemplated thereby, upon the terms and conditions set forth therein, (iii) direct that the Merger Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval and (iv) resolve to recommend that the Company’s shareholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the CICA;

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the procedural fairness of the Merger, including that (i) it was negotiated by the Special Committee consisting solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, the Bain Shareholder and were otherwise disinterested and independent with respect to a potential acquisition of the Company, other than as discussed in the section entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger”; and (ii) the Special Committee had the authority to negotiate the Merger Agreement, determine the advisability of the Transactions, to recommend to the Board what action should be taken with respect to the Transactions and to select and engage, and was advised by, its own independent legal and financial advisors; and

•
the other material factors and countervailing factors considered by the Special Committee and listed above.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.

In considering the fairness of the Merger Agreement, the Board did not consider the liquidation value or net book value of the Company. The liquidation value was not considered because the Company is a viable going concern and the Board did not believe that the orderly sale of the Company’s assets for cash and the subsequent distribution of proceeds from such sale was a practical alternative to the transactions contemplated by the Merger Agreement. Therefore, the Board believed that the liquidation value of the Company is irrelevant to a determination as to whether the Merger Agreement or the transactions contemplated by the Merger Agreement are fair to the Unaffiliated Shareholders. Further, the Board did not consider net book value, which is an accounting concept, as a factor because they did not believe that net book value is a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. Other than Platinum’s and Solenis’ August 2022 proposal to acquire the Company at a price of $11.00 per Ordinary Share, which was subsequently withdrawn, the Board is not aware of any firm offers made by any other person for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company during the past two years.
The foregoing discussion is not exhaustive but is intended to summarize the material information and factors considered by the Board in its consideration of the transactions contemplated by the Merger Agreement, including the Merger. The Board reached the unanimous decision to recommend the Company’s entry into the Merger Agreement, considering the factors described above and other factors that it believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, each individual member of the Board may have given different weight to different factors. The Board conducted an overall review of the factors described above, and considered the factors overall to be favorable to, and to support, their determinations.
It should be noted that certain aspects of this explanation of the reasoning of both the Special Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Factors Regarding Forward-Looking Statements.”
Opinion of the Special Committee’s Financial Advisor
The Special Committee retained Evercore to act as its financial advisor in connection with the Merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Ordinary Shares (other than holders of Bain Shares or Excluded Shares ). At a meeting of the Special Committee held on March 7, 2023, Evercore rendered to the Special Committee its opinion to the effect that, as of March 7, 2023 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $8.40 per share to be received by the holders of Ordinary Shares in the Merger was fair, from a financial point of view, to such holders (other than holders of Bain Shares or Excluded Shares).
The full text of the written opinion of Evercore, dated March 7, 2023, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex G to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of Ordinary Shares should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.
In connection with rendering its opinion, Evercore, among other things:

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reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

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reviewed certain internal projected financial data relating to the Company prepared and furnished to Evercore by management of the Company, as approved for its use by the Special Committee (the “Management Projections”, as defined and more fully described in the section entitled “Special Factors—Management Projections” beginning on page 46 of this proxy statement);

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discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Management Projections (including their views on the risks and uncertainties of achieving the Management Projections);

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reviewed the reported prices and the historical trading activity of the Ordinary Shares;

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compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

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compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

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reviewed the financial terms and conditions of a draft, dated March 7, 2023, of the Merger Agreement; and

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performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, Evercore assumed with the Special Committee’s consent that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company. Evercore expressed no view as to the Management Projections or the assumptions on which they were based.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Ordinary Shares (other than the Bain Shares or Excluded Shares) of the Merger.
Evercore did not conduct a physical inspection of the properties or facilities of the Company and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of the date of Evercore’s opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of the opinion. It was understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of the Ordinary Shares (other than the holders of Bain Shares or Excluded Shares), from a financial point of view, of the Merger Consideration. Evercore did not express any view on, and Evercore’s opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of Bain Shares or any other class of securities, creditors or other constituencies of the Company, nor the aggregate consideration to be paid pursuant to the Merger Agreement nor any allocation among shareholders of the aggregate consideration to be paid pursuant to the Merger Agreement, including among all holders of Ordinary Shares, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, any offer to purchase, redeem or exchange, or consent solicitation undertaken with respect to, outstanding debt securities of the Company, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement including the Rollover Agreement or the TRA Termination Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Ordinary Shares or any business combination or other extraordinary transaction involving the Company. Evercore’s opinion did not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of Ordinary Shares should vote or act in respect of the Merger. Evercore did not express any opinion as to the prices at which the Ordinary Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Special Committee on March 7, 2023 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before March 6, 2023 (the last full trading date prior to the rendering of Evercore’s opinion), and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of the Company. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, less other adhoc operating costs, plus other operating cash flow items, less M&A acquisition cash outflows, less cash outflows relating to the Tax Receivable Agreement, that the Company was forecasted to generate during the Company’s fiscal years 2023 through 2027 based on the Management Projections. Evercore calculated terminal values for the Company utilizing terminal multiple and perpetuity growth rate methodologies.
Terminal Multiple Methodology
Evercore calculated terminal values for the Company by applying terminal multiples of 10.0x to 12.0x, which range was selected based on Evercore’s professional judgment and experience, to the Company’s estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) in fiscal year 2027 based on the Management Projections. The cash flows and terminal values in each case were then discounted to present value as of January 1, 2023 using discount rates ranging from 9.0% to 10.0%, which were based on an estimate of the Company’s weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, the estimated Company Net Debt as of January 1, 2023, and the number of fully diluted Ordinary Shares, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per Ordinary Share of $6.95 to $9.68, compared to the Merger Consideration of $8.40 per Ordinary Share. For purposes of Evercore’s analysis, “Company Net Debt” was calculated as (1) total debt of the Company, plus (2) tax-effected pension liability, plus (3) asset retirement obligations, less (4) cash and cash equivalents.
Perpetuity Growth Rate Methodology
Evercore calculated terminal values for the Company by applying perpetuity growth rates of 3.25% to 3.75%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that the Company was forecasted to generate based on the Management Projections. The cash flows and terminal values in each case were then discounted to present value as of January 1, 2023 using discount rates ranging from 9.0% to 10.0%, which were based on an estimate of the Company’s weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, the estimated Company Net Debt as of January 1, 2023, and the number of fully diluted Ordinary Shares, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per Ordinary Share of $5.72 to $9.03, compared to the Merger Consideration of $8.40 per Ordinary Share.
Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded companies of similar size as the Company in the chemicals and services industry (the “Selected Companies”):
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Ashland Global Specialty Chemicals Inc.

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Avient Corporation

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Axalta Coating Systems Ltd.

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ChampionX Corporation

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H.B. Fuller Company

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Ingevity Corporation

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Innospec Inc.

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ISS A/S

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Quaker Chemical Corporation

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Sensient Technologies Corporation

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Stepan Corporation

For each of the Selected Companies, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated EBITDA for the 2023 fiscal year, which is referred to as “2023E EBITDA”, based on closing share prices as of March 3, 2023. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.
This analysis indicated the following:
Benchmark	High	Low	Median	3rd Quartile
TEV / 2023E EBITDA	15.3x	7.5x	10.5x	11.9x
Based on the multiples it derived for the Selected Companies and based on its professional judgment and experience, Evercore applied a total enterprise value / EBITDA multiple reference range of 10.5x—12.0x to the Company’s 2023E EBITDA based on the Management Projections. Based on this range of implied enterprise values, the Company’s estimated Company Net Debt as of January 1, 2023, and the number of fully diluted Ordinary Shares, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per Ordinary Share of $6.25 to $7.95, compared to the Merger Consideration of $8.40 per Ordinary Share.
Although none of the selected companies is directly comparable to the Company, Evercore selected these companies because they are publicly traded chemical and service companies that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Evercore also reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for Ecolab Inc. (“Ecolab”), which Evercore considered to be a comparable company based on its professional judgment and experience. Estimated financial data of Ecolab was based on publicly available research analysts’ estimates. Evercore calculated the average discount since the time of the Company’s initial public offering of the Company’s total enterprise value as a multiple of its next twelve month EBITDA (“NTM EBITDA”) to Ecolab’s total enterprise value as a multiple of its NTM EBITDA. Evercore subtracted the average discount of 7.8x that it calculated from a range of Ecolab’s total enterprise value / NTM EBITDA multiples of 18.4x—20.0x based on Ecolab’s NTM EBITDA as of March 3, 2023 and Ecolab’s NTM EBITDA at the time of the Company’s initial public offering, respectively, to derive a range of total enterprise value / NTM EBITDA multiples for the Company of 10.6x—12.2x and applied this range of multiples to the Company’s 2023E EBITDA based on the Management Projections. Based on this range of implied enterprise values, the Company’s estimated Company Net Debt as of January 1, 2023, and the number of fully diluted Ordinary Shares, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per Ordinary Share of $6.37 to $8.18, compared to the Merger Consideration of $8.40 per Ordinary Share.
Selected Transactions Analysis
Evercore reviewed financial information related to the following selected transactions involving target companies in the hygiene and cleaning chemicals industry announced since 2008 and selected the ones for which financial information was publicly available (the “Selected Transactions”).

The Selected Transactions reviewed by Evercore, and the month and year each was announced, were as follows:
Month and Year Announced	Acquiror	Target
June 2011	Sealed Air Corporation	Diversey Holdings, Inc.
April 2015	New Mountain Capital, L.L.C.	Zep Inc.
March 2017	Bain Capital, LLC	Sealed Air Corporation—Diversey Care Division
October 2017	Diversey Holdings, Inc.	Zenith Hygiene Group plc
April 2020	EQT	Schülke & Mayr GmbH
May 2020	Kersia Group	Holchem Group Limited
October 2020	IK Investment Partners	Kersia Group
November 2020	Kersia Group	Sopura S.A.
February 2021	(1) Bain Capital Private Equity (2) Cinven	Lonza Group AG—Specialty Ingredients business
August 2021	Lanxess AG	International Flavors & Fragrances Inc. (IFF)—Microbial Control business
For each selected transaction, Evercore calculated the implied total enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of last twelve-month EBITDA for the target company at the time of the announcement of the applicable transaction, which we refer to as “LTM EBITDA”. Estimated financial data of the Selected Transactions were based on publicly available information at the time of announcement of the relevant transaction.
Benchmark	High	Low
TEV / LTM EBITDA	14.0x	9.7x
Based on the multiples it derived from the Selected Transactions and based on its professional judgment and experience, Evercore selected a reference range of total enterprise value to LTM EBITDA multiples of 12.0x to 14.0x and applied this range of multiples to the Company’s LTM EBITDA as of December 31, 2022 based on the financial results for the Company provided by the Company’s management. Based on this range of implied enterprise values, the estimated Company Net Debt as of January 1, 2023, and the number of fully diluted Ordinary Shares, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per Ordinary Share of $6.50 to $8.59, compared to the Merger Consideration of $8.40 per Ordinary Share.
Although none of the target companies or businesses reviewed in the Selected Transactions analysis is directly comparable to the Company and none of the Selected Transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the Selected Transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the Selected Transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the Selected Transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the Selected Transactions and the multiples derived from the Selected Transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Transactions.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Last 52-Week Trading Range
Evercore reviewed historical trading prices of Ordinary Shares during the twelve month period ended March 6, 2023, noting that the low and high closing prices during such period ranged from $3.95 to $10.68 per Ordinary Share, respectively.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the Ordinary Shares prepared and published by equity research analysts that were publicly available as of March 3, 2023. These price targets reflect analysts’ estimates of the future public market trading price of the Ordinary Shares at the time the price target was published. As of March 3, 2023, the range of selected equity research analyst price targets per Ordinary Share was $5.00 to $9.00, with a median price target of $6 per share. No new price targets were published on March 6, 2023, the last full trading day prior to the delivery by Evercore of its opinion to the Special Committee. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Ordinary Shares and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.
Illustrative Present Value of Future Share Price
Evercore performed an illustrative analysis of the implied present value of the future price per Ordinary Share, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of that company’s NTM EBITDA, and an assumed enterprise value to NTM EBITDA multiple.
In calculating the implied present value of the future price per Ordinary Share, Evercore first calculated the implied future enterprise value of the Company by multiplying the Company’s estimated NTM EBITDA for the 2026 fiscal year, based on the Management Projections, by an illustrative enterprise value to NTM EBITDA multiple range of 8.8x to 10.8x, which was selected based on Evercore’s professional judgment and experience, to derive an implied future enterprise value reference range for the Company as of December 31, 2025. Based on this range of implied enterprise values, and the Company Net Debt as of December 31, 2025, as based on the Management Projections, Evercore calculated a reference range of implied future equity values for the Company. Evercore then discounted the implied future equity values to back to January 1, 2023 using a discount rate of 12.2%, which was based on an estimate of the Company’s cost of equity. This analysis indicated a range of implied equity values per Ordinary Share of $5.93 to $8.09, compared to the Merger Consideration of $8.40 per Ordinary Share.
Premiums Paid Analysis
Using publicly available information, and based on its professional judgment and experience, Evercore reviewed 26 transactions and announced bids for control of U.S. public targets in the chemicals and materials industry announced over the last 15 years. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day prior to the announcement of each transaction and the volume weighted average price per share of the target companies over a period of thirty days (“1M VWAP”) prior to announcement of each transaction.
This analysis indicated the following:
	1 Day Closing Price	1M VWAP
25th Percentile	19%	16%
Median	28%	31%
75th Percentile	41%	49%
Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 28% to 41% to the closing price per Ordinary Share of $6.14 as of March 6, 2023 and premium range of 31% to 49% to the 1M VWAP per Ordinary Share of $5.89 as of March 6, 2023. This analysis indicated a range of implied equity values per Ordinary Share of $7.86 to $8.66 and $7.71 to $8.77, respectively, compared to the Merger Consideration of $8.40 per Ordinary Share.
Preliminary Presentations
In addition to the presentation made to the Special Committee on March 7, 2023, the date on which Evercore delivered its opinion, as described above, Evercore made other presentations to the Special Committee on January 26, February 1, February 9, February 13, February 14, February 15, February 16, February 17, February 21, February 22, February 23, February 24, February 27, February 28, March 1, March 2, March 3, March 4, and March 7, 2023, which are referred to as the preliminary Evercore presentations. Copies of the preliminary Evercore presentations provided to the Special Committee by Evercore have been attached as exhibits to the Schedule 13E-3. These written presentations and the written opinion will be available for any interested holder of Ordinary Shares to inspect and copy at the Company’s executive offices during regular business hours. None of the preliminary Evercore presentations, alone or together, constitutes an opinion of Evercore with respect to the Merger Consideration.
The February 13, February 14, February 15, February 16, February 17, February 21, February 22, February 23, February 24, February 27, February 28, March 1, March 2 and March 3, 2023 materials included (a) updates to the Company’s 1M VWAP and (b) comparisons of the updated 1M VWAP to the Parent’s offer premia over time.
The January 26, 2023 materials included (a) an executive summary; (b) an overview of the Company’s then current market situation; and (c) an overview of next steps for Evercore.
The February 1, 2023 materials included (a) an executive summary; (b) an overview of the Company’s then current market situation; (c) a review of the Management Projections; (d) a preliminary valuation of the Ordinary Shares; and (e) supporting background materials.
The February 9, 2023 materials included (a) updates based on Parent’s responses to proposed deal terms and (b) a review of differential consideration scenarios among holders of Ordinary Shares (other than the Bain Shareholder) and the Bain Shareholder based on Parent’s proposals.
The February 13, 2023 materials included a summary of differential consideration received by minority and majority shareholders in other precedent transactions.
The February 14, 2023 materials included an overview of differential consideration scenarios among holders of Ordinary Shares (other than the Bain Shareholder) and the Bain Shareholder.
The February 15, 2023 materials included a review of Parent’s proposal, with alternatives based on the form of consideration offered to holders of Ordinary Shares (other than the Bain Shareholder) and the Bain Shareholder.
The February 22, 2023 materials included an analysis of newly public companies that went private shortly after being publicly listed, based on a February 19, 2023 Wall Street Journal article.
Additional materials on February 15, 2023 included a summary of institutional shareholders of the Company.
The March 1, 2023 materials included (a) an executive summary; (b) an overview of the Company’s then current market situation; (c) a review of the context and alternatives of Parent’s offers; (d) a trading analysis of selected public companies; (e) supporting background materials; and (f) a review of the Company’s institutional shareholders.
Each of the analyses performed in these preliminary Evercore presentations was subject to further updating and subject to the final analyses presented to the Special Committee on March 7, 2023 by Evercore. Each of these analyses was necessarily based on financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated by Evercore as of the dates on which Evercore performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information, and not all of the written and oral presentations contained all of the financial analyses included in the March 7, 2023 presentation.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Special Committee. In connection with the review of the Merger by the Special Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the Ordinary Shares. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Special Committee as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Ordinary Shares (other than holders of Bain Shares or the Excluded Shares). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount of consideration to the Special Committee, the Board or the Company’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Ordinary Shares.
Pursuant to the terms of Evercore’s engagement letter with the Special Committee, the Company has agreed to pay Evercore a fee for its services in the amount of approximately $8.5 million, of which $500,000 was paid as a retainer fee upon execution of Evercore’s engagement letter with the Company, $2,000,000 was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. The Company has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to the Company or its subsidiaries and Evercore has not received any compensation from the Company or its subsidiaries during such period. During the two year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory and/or other services to Platinum and/or its affiliates and portfolio companies and received fees for the rendering of these services in the amount of approximately $10 million. During the two year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory and/or other services to the Bain Shareholder and/or its respective affiliates and portfolio companies and received fees for the rendering of these services in the amount of approximately $20 million. Evercore may provide financial advisory or other services to the Company and Parent, Platinum and the Bain Shareholder or any of their respective affiliates or portfolio companies in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, Platinum, the Bain Shareholder, or potential parties to the Merger and/or any of their respective affiliates or portfolio companies or persons that are competitors, customers or suppliers of the Company, Parent, Platinum, the Bain Shareholder or any of their respective affiliates or portfolio companies.
The Special Committee engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Reasons of the Parent Entities for the Merger
Under a possible interpretation of the SEC rules governing “going-private” transactions, each of the Parent Entities may be deemed to be affiliates of the Company and, therefore, required to express their reasons for the Merger to the Company’s Unaffiliated Shareholders. The Parent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Parent Entities, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and to cease public trading of the Ordinary Shares. The Parent Entities believe that structuring the Transactions in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the Ordinary Shares at the same time, (ii) will allow the Company to cease to be a publicly registered and reporting company, and (iii) represents an opportunity for the Company’s Unaffiliated Shareholders (other than the holders of the Excluded Shares) to receive the Merger Consideration of $8.40 per Ordinary Share in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.
Position of the Parent Entities as to the Fairness of the Merger
Under a possible interpretation of the SEC rules governing “going-private” transactions, the Parent Entities may be deemed to be affiliates of the Company and engaged in a “going-private” transaction and, therefore, may be required to express their beliefs as to the fairness of the Merger to the Company’s Unaffiliated Shareholders. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Parent Entities as to the fairness of the Merger should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the proposal to adopt the Merger Agreement. The Parent Entities have interests in the Merger that are different from, and in addition to, those of the other shareholders of the Company.
The Parent Entities believe that the Merger is fair to the Company’s Unaffiliated Shareholders on the basis of the factors described under “Special Factors—Reasons for the Merger” as set forth on pages 26 – 41 and have expressly adopted the conclusions and analysis of the Special Committee and Board described above.
The Unaffiliated Shareholders of the Company were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors.
Reasons of the Bain Shareholder for the Merger
Under the SEC rules governing “going-private” transactions, the Bain Shareholder may be deemed to be an affiliate of the Company, and, therefore, required to express its purposes and reasons for the Merger to the Unaffiliated Shareholders of the Company. The Bain Shareholder is making the statements in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Bain Shareholder do not make any recommendations as to how shareholders of the Company should vote their Ordinary Shares relating to the Merger.
When approached by Platinum about the Company pursuing a potential sale of the Company, the Bain Shareholder considered favorable current market conditions, and concluded that facilitating a take-private transaction that would provide certain value to all of the Company’s shareholders, as well as a premium of approximately 41.0% over the Company’s closing share price on March 7, 2023, the last full trading day prior to the announcement of the proposed Transactions, could be attractive to the Unaffiliated Shareholders. The Bain Shareholder ultimately agreed, in order to facilitate the proposed Transactions, to accept a lower price for its Ordinary Shares, forfeit its rights under the Tax Receivable Agreement, enter into the Tax Indemnity Agreement, sell only a portion of the Bain Shares and to rollover the remaining portion of the Bain Shares.
The Bain Shareholder believes that it is in the best interests of the Company’s shareholders to effect a liquidity transaction that affords the opportunity to receive the applicable merger consideration and related certainty of value, particularly when compared to the Company's stand-alone business plan and long-term prospects, and the associated benefits and risks.
If the Merger is completed, the Company will become a wholly owned subsidiary of Parent, and the Ordinary Shares will cease to be publicly traded. For the Bain Shareholder, the purpose of the Merger is to effectuate the Transactions and the Rollover Agreement, which will allow the Bain Shareholder to realize the value of a portion of its Ordinary Shares by receiving $7.84 per Ordinary Share in cash for a portion of its investment in the Company. The Bain Shareholder will also own common and preferred units of Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco) in exchange for the remaining portion of its investment in the Company. The Bain Shareholder believes that structuring the transaction in such manner is preferable to other alternative transaction structures because (i) it will enable Parent to acquire all of the outstanding Shares of the Company at the same time and (ii) it represents an opportunity for the Company’s Unaffiliated Shareholders to immediately realize the value of its investment in the Company at a price of $8.40 per Ordinary Share in cash, without interest and subject to applicable withholding taxes, and for the Bain Shareholder to immediately realize the value of a significant portion of their investment in the Company at a price of $7.84 per Ordinary Share in cash, without interest and subject to applicable withholding taxes, in accordance with and subject to the terms and conditions set forth in the Merger Agreement. The Bain Shareholder did not consider any other alternative transaction structures or other alternative means to accomplish the purposes set forth above because no other alternatives would enable them to achieve the same objectives.
Position of the Bain Shareholder as to the Fairness of the Merger
Under the SEC rules governing “going-private” transactions, the Bain Shareholder may be deemed to be an affiliate of the Company and, therefore, required to express its beliefs as to the fairness of the proposed Merger to the Unaffiliated Shareholders of the Company. The Merger is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. As described below, the Bain Shareholder believes that the Merger is fair to the Company’s Unaffiliated Shareholders on the basis of the factors described under “Special Factors—Reasons of the Company for the Merger” and “Special Factors—Position of the Parent Entities as to the Fairness of the Merger.” Directors of the Company employed by the Bain Shareholder did not participate in the deliberations of the Special Committee regarding the Merger, and did not receive advice from the legal or other advisors of the Special Committee as to the fairness of the Merger. As disclosed under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger,” the Bain Shareholder has interests in the Merger both different from those of the Unaffiliated Shareholders of the Company by virtue of the Bain Shareholder’s right to receive cash consideration of $7.84 per Ordinary Share, without interest and subject to any applicable withholding taxes (whereas the Unaffiliated Shareholders have the right to receive cash consideration of $8.40 per Ordinary Share, without interest and subject to any applicable withholding taxes) and the requirement of the Bain Shareholder to rollover a portion of its ownership stake in the Company (such rollover being valued with the same per Ordinary Share valuation of the Ordinary Shares used to determine the Bain Consideration) in exchange for an ownership stake in Topco (and, in certain circumstances, a subsidiary of Topco), which will indirectly own the Company following the consummation of the Merger, and similar to those of the Unaffiliated Shareholders by virtue of the fact that the Bain Shareholder is eligible to receive cash consideration for a portion of its Ordinary Shares upon completion of the Merger, albeit at a lower price per Ordinary Share than will be received by the Unaffiliated Shareholders.
The Unaffiliated Shareholders of the Company were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Merger Agreement is recommended by the Special Committee and approved by the Board. Based on the knowledge and analysis of the Bain Shareholder of available information regarding the Company, as well as discussions with the Company’s management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Special Committee and the Board, the Bain Shareholder believes that the Merger is fair to the Unaffiliated Shareholders of the Company based upon substantially the same factors described under “Special Factors—Reasons of the Company for the Merger.” The Bain Shareholder agrees with the analyses, determinations and conclusions described under “Special Factors—Recommendation of the Diversey Board of Directors and Special Committee,” “Special Factors—Reasons for the Merger— Recommendation of the Special Committee,” “Special Factors—Reasons for the Merger—Recommendation of the Diversey Board,” “Special Factors—Reasons of the Parent Entities for the Merger” and “Special Factors—Position of the Parent Entities as to the Fairness of the Merger.”
None of the Company’s directors that are affiliates of the Bain Shareholder served on the Special Committee nor did they participate in the Special Committee’s evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger. For these reasons, the Bain Shareholder does not believe that its interests in the Merger influenced the decisions or recommendations of the Special Committee or the Board with respect to the Merger Agreement or the Merger.
In its consideration of the fairness of the proposed Merger, the Bain Shareholder did not find it practicable to, and did not: (i) appraise the assets of the Company to determine the liquidation value for the Company’s Unaffiliated Shareholders, (ii) consider the net book value as a basis to evaluate per Ordinary Share consideration, (iii) consider that liquidation sales generally result in proceeds substantially less than sales of a going concern, (iv) consider the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, or (v) consider the Company’s viability as a going concern. The Bain Shareholder did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the Merger Consideration to the Company’s Unaffiliated Shareholders because, in their view, it does not reflect, or have any meaningful impact on, either the market trading prices of the Ordinary Shares or the Company’s value as a going concern. The Bain Shareholder is not aware of any firm offer for a merger, sale of all or a substantial part of the Company’s assets, or a purchase of a controlling amount of the Company securities having been received by the Company from anyone other than a filing person in the two years preceding the signing of the Merger Agreement.
The foregoing discussion of the information and factors considered and given weight by the Bain Shareholder in connection with the fairness of the Merger Agreement and transactions contemplated thereby, including that the Merger is not intended to be exhaustive but is believed to include all material factors considered by the Bain Shareholder. The Bain Shareholder did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the fairness of the Merger Agreement and transactions contemplated thereby, including the Merger. Rather, the Bain Shareholder made the fairness determinations after considering all of the foregoing as a whole. The Bain Shareholder believes these factors provide a reasonable basis upon which to form the belief that the Merger is fair to the Company’s Unaffiliated Shareholders. This belief should not, however, be construed as a recommendation to any Company shareholder to adopt the Merger Agreement. The Bain Shareholder did not make any recommendation as to how shareholders of the Company should vote their Ordinary Shares relating to the Merger.
Plans for the Company After the Merger
Following completion of the Merger, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Ordinary Shares are currently listed on Nasdaq and registered under the Exchange Act. Following completion of the Merger, there will be no further public market for the Ordinary Shares and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Ordinary Shares will be delisted from Nasdaq and deregistered under the Exchange Act.
The Parent Entities currently anticipate that following completion of the Merger, the Company’s operations will be conducted substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a wholly owned subsidiary of Parent). The Parent Entities are currently conducting a review of the Company and its business and operations with a view towards determining how to redirect the Company’s operations to improve the Company’s long-term earnings potential as a private company (including by reducing the Company’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Parent Entities will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of the Company. The Parent Entities expect to enhance the Company’s business and operations by taking advantage of certain expected synergies resulting from the combination of the Company’s business with Solenis, a portfolio company of Platinum. Solenis is focused on water treatment solutions, which are complementary to the products offered by the Company. Through combining Solenis and Diversey, the Parent Entities expect to create a more diversified business with increased scale, broader global reach and superior customer service capabilities. The Parent Entities expect this will enable the combined company to grow and benefit from cross-selling opportunities. In addition, the Parent Entities may seek to buy or combine the Company with target companies that provide additional earnings and growth synergies; however, no such contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions relating to the Company and its subsidiaries currently exist.
From and after the Effective Time of the Merger, (a) the directors of the Surviving Company will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the provisions of the CICA and the memorandum and articles of association of the Surviving Company until their respective successors are duly elected or appointed and qualified, and (b) the officers of the Surviving Company will be the officers of the Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the provisions of the CICA and the memorandum and articles of association of the Surviving Company until their respective successors are duly appointed.
At the Effective Time, the memorandum and articles of association of the Surviving Company shall be amended and restated in their entirety to read as set forth in exhibit to the Merger Agreement, until thereafter amended as provided by the CICA and such memorandum and articles of association.
Certain Effects of the Merger
If the Requisite Shareholder Approval is obtained, and all conditions to the Merger are satisfied or waived, the Merger Agreement provides that at the Effective Time, Merger Sub will merge with and into the Company in accordance with the Plan of Merger, and the separate existence of Merger Sub will cease and the Company will continue as the Surviving Company in the Merger as a wholly owned subsidiary of Parent.
Treatment of the Ordinary Shares
If the Merger is completed, each Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Bain Shares) will automatically be cancelled and exchanged into the right to receive the Merger Consideration. At the Effective Time, each Owned Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor and each Bain Share will automatically be cancelled and exchanged into the right to receive the Bain Consideration. The Rollover Shares will be exchanged by the Bain Shareholder immediately prior to the effective time of the Merger for common and preferred units of Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco) in accordance with the terms of the Rollover Agreement (such Rollover Shares being valued at an amount equal to $7.84 per Ordinary Share).

Treatment of Equity Compensation Awards
Diversey equity awards outstanding immediately prior to the Effective Time will be subject to the following treatment:
•
Each Company Option outstanding immediately prior to the Effective Time will automatically be cancelled without payment (whether in cash or other consideration).

•
Each Restricted Ordinary Share will automatically vest and be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the Merger Consideration.

•
Each Unvested Non-IPO RSU and Unvested IPO RSU, in each case that is held by a non-employee director of the Company, and each Vested Company PSU, Vested Company RSU and 2022 Bonus RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration.

•
Each Transaction Bonus RSU and each Unvested IPO RSU that is held by an individual other than a non-employee director of the Company will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2023, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination.

•
Each Unvested Company PSU, Unvested Closing RSU, Retention RSU and TRA RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2024, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination for each Unvested Company PSU, Unvested Closing RSU and TRA RSU.

•
Each Unvested IPO Celebration RSU will automatically be cancelled and converted into the right to receive an amount in cash, based upon the Merger Consideration, payable on March 25, 2024, subject to continued employment through the payment date.

•
Each Unvested Non-IPO RSU that is held by an individual other than a non-employee director of the Company will be automatically cancelled and converted into the right to receive cash, based on the Merger Consideration, with 50% payable on December 31, 2023, and 50% payable on December 31, 2024, subject to continued employment through the payment date, with full accelerated vesting upon a Qualifying Termination.

All payments made in connection with the treatment of Diversey equity awards are subject to withholding taxes as required by law.
Prior to the Effective Time, the Company’s equity awards (other than the Company Options, Unvested IPO Celebration RSUs and the Retention RSUs) may be eligible to vest upon a holder’s termination by the Company without Cause or by the holder for Good Reason. At the Effective Time, the Company will take all action necessary to effect the cancellation and exchange (as applicable) of the Company equity awards described above and the Company’s 2021 Omnibus Incentive Plan and each other employee plan that provides for the award of Ordinary Shares or rights of any kind to receive Ordinary Shares or benefits measured in whole or in part by reference to Ordinary Shares. Holders of Diversey equity awards at the Effective Time will cease to have any rights with respect to Company equity awards other than the rights to receive the payments described above.
Benefits of the Merger for the Unaffiliated Shareholders
The primary benefit of the Merger to the Unaffiliated Shareholders will be their right to receive the Merger Consideration for each Ordinary Share held by such shareholder as described above. This amount constitutes a premium of 41.2% over the $5.95 closing price per Ordinary Share on Nasdaq on March 7, 2023, the trading day prior to the date of the execution of the Merger Agreement, as well as a premium of $0.56 per Ordinary Share, or 7.1%, over the amount being received by the Bain Shareholder for its Ordinary Shares. Additionally, such shareholders will avoid the risk after the Merger of any possible decrease in Diversey’s future earnings, growth or value.

Detriments of the Merger to the Unaffiliated Shareholders
The primary detriment of the Merger to the Unaffiliated Shareholders is the lack of an interest of such shareholders in the potential future earnings, growth, or value realized by Diversey after the Merger. In addition, the Unaffiliated Shareholders will not benefit from any sale of Diversey or its assets to a third party in the future. Additionally, the receipt of cash in exchange for Ordinary Shares pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to shareholders who surrender their Ordinary Shares in the Merger to the extent that such shareholders have any gain on their Ordinary Shares.
Certain Effects on the Company if the Merger is Not Completed
If the Merger Proposal is not approved by the Company’s shareholders or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Ordinary Shares in connection with the Merger. Instead, unless the Company is sold to a third party, the Company will remain an independent public company, and the Ordinary Shares will continue to be listed and traded on Nasdaq, so long as the Company continues to meet the applicable listing requirements. In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s shareholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your Ordinary Shares, including the risk that the market price of the Ordinary Shares may decline to the extent that the current market price of the Ordinary Shares reflects a market assumption that the Merger will be completed.
Under certain circumstances, if the Merger is not completed, the Company would be required to pay the Company Termination Fee, or Parent would be required to pay the Parent Termination Fee. See “The Merger Agreement—Termination Fees and Expenses.”
Management Projections
The Company does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, the Company is including a summary of certain previously nonpublic, unaudited prospective financial information for the fiscal year ending December 31, 2023 through the fiscal year ending December 31, 2027 (collectively, the “Management Projections”) that select members of the Company’s management provided to the Special Committee and the Special Committee’s advisors in connection with their evaluation of the Merger. The Management Projections were prepared on a stand-alone basis and do not take into account any of the transactions contemplated by the Merger Agreement, including any costs incurred in connection with the Merger, or any changes to the Company’s operations or strategy that may be implemented after the completion of the Merger. As a result, actual results likely will differ, and may differ materially, from those contained in the Management Projections. You should note that Management Projections constitute forward-looking statements.
The Company’s management provided the Management Projections to the Special Committee, and the Special Committee directed Evercore to use the Management Projections in connection with performing certain of its financial analyses in connection with its opinion, as described in more detail in the section of this proxy statement entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor.” The Management Projections were also made available to representatives of Platinum the Bain Shareholder, J.P. Morgan Securities LLC and Centerview Partners LLC. The summaries of these projections are being included in this proxy statement solely to give Company shareholders access to non-public information that was provided to Evercore in the course of evaluating the Merger and are not included in this proxy statement to influence any Company shareholder to vote for the Merger Proposal, to vote against the Merger Proposal, or for any other purpose. The inclusion of this information should not be regarded as an indication that any of the Company, its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

While presented with numeric specificity, the Management Projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Company, including, among others, the Company’s assumptions about supply chain constraints, commodity prices, production and sales volume levels, operating results, competitive conditions, technology, availability of capital resources, levels of capital expenditures, other contractual obligations, inflation and the supply of and demand for its products, as well as the other matters described in the section entitled “Cautionary Factors Regarding Forward-Looking Statements.” The Management Projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the Management Projections and the underlying estimates and assumptions will be realized. In addition, since the Management Projections cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. See “Cautionary Factors Regarding Forward-Looking Statements.”
The Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for preparation and presentation of prospective financial information.
These non GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Management Projections, are excluded from the definition of “non GAAP financial measures” under applicable SEC rules and regulations. As a result, the Management Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Management Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2022 relates to historical financial information of the Company, and such report does not extend to the projections included below and should not be read to do so.
Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared. The Company can give no assurance that, had the Management Projections been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, the Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Management Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The Management Projections do not take into account all the possible financial and other effects on the Company of the Merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Management Projections do not take into account the effect on the Company of any possible failure of consummation of the Merger and should not be viewed as accurate or continuing in that context. None of the Company or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company shareholder or other person regarding the Company’s ultimate performance compared to the information contained in the Management Projections or to the effect that the forecasted results will be achieved. The inclusion of the Management Projections herein should not be deemed an admission or representation by the Company or its advisors or any other person that it is viewed as material information of the Company, particularly in light of the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, as well as the uncertainties inherent in any forecasted information, Company shareholders are cautioned not to place undue reliance on such information, and the Company urges all of its shareholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results.
Certain Assumptions
In preparing the Management Projections described below, the Company’s management team used the following foreign exchange rate assumptions:
	Management Projections	Market Rate Estimates(1)
	2022E – 2027E	2023E	2024E	2025E	2026E	2027E
Currency Pair
EUR/USD	1.082	1.10	1.12	1.13	1.09	1.11
CAD/USD	0.739	0.760	0.770	0.750	0.780	0.740
TRY/USD	0.045	0.049	0.045	0.03	0.034	0.034
GBP/USD	1.246	1.25	1.28	1.29	1.24	1.26
INR/USD	0.0119	0.0123	0.0123	0.0122	0.0126	0.0126

(1)
Source: WM/Refinitiv, FactSet Economic Estimates according to broker estimates collection.

In addition to the assumptions with respect to foreign exchange rates, the Management Projections are based on various other assumptions, including, but not limited to, the following principal assumptions:
•
revenue and expenses for the years 2023 - 2027 per the Company’s 2023 budget and five-year forecast;

•
completion of Company initiatives and investments to optimize the Company’s supply chain in North America;

•
impact on the Company by macroeconomic factors, including inflationary pressure and a potential recession in Europe in 2023; and

•
ability by the Company to invest in attractive capital expenditure and acquisition opportunities.

The following table summarizes the Management Projections for the fiscal years 2023 through 2027 ($ in millions, unless otherwise stated):
	Company Management Forecasts
Dollars in millions	2023F		2024F		2025F		2026F		2027F
Net Sales		$3,023.2		$3,147.8		$3,352.6		$3,569.9		$3,794.0
Gross Profit		$1,192.5		$1,261.1		$1,351.3		$1,448.1		$1,547.6
EBITDA(1)		$370.4		$397.6		$445.4		$499.5		$554.3
Capital Expenditures	-$	106.0	-$	111.0	-$	109.5	-$	109.5	-$	109.5
Change in NWC	-$	14.4	-$	13.6	-$	19.1	-$	19.5	-$	18.2
Cash Taxes	-$	46.8	-$	50.2	-$	56.2	-$	63.0	-$	69.8
Other Adhoc Operating Costs	-$	65.0	-$	45.0	-$	40.0	-$	35.0	-$	35.0
Other Operating Cash Flow Items		$30.0		$10.0		$10.0		$10.0		$10.0
M&A	-$	10.0	-$	50.0	-$	50.0	-$	50.0	-$	50.0
Tax Receivable Agreement	-$	1.6	-$	4.4	-$	14.7	-$	14.7	-$	14.7
Unlevered FCF(2)		$156.5		$133.3		$165.8		$217.8		$267.1

(1)
EBITDA means the Company’s net earnings, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to: tax, interest payments, and depreciation and amortization. EBITDA is a non-GAAP financial measure and does not measure net income or net cash provided by operating activities as determined by GAAP.

(2)
Unlevered free cash flow means EBITDA less cash taxes, less changes in net working capital, less capital expenditure, less other adhoc operating costs, less forecast M&A expenses, less forecast tax receivable agreement payments plus other operating cash flow items. This measure should not be considered as an alternative to cash flow from operations, net income (loss) or other measures derived in accordance with GAAP.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH MANAGEMENT PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the Board with respect to the Merger Agreement, the Plan of Merger and the Transactions, you should be aware that the Company’s executive officers and directors have economic interests in the Merger that are different from, or in addition to, those of the Company’s shareholders generally. These interests may create potential conflicts of interest. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger and in reaching its decision to determine that the Transactions are in the best interests of the Company and the Unaffiliated Shareholders, approve the execution, delivery and performance of the Merger Agreement and consummation of the Merger upon the terms and subject to the conditions contained in the Merger Agreement and recommend that the shareholders of the Company vote for the Merger Proposal and for the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal. These material interests are summarized below:
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the executive officers and directors of Diversey hold equity-based awards and/or will be granted equity-based awards that will be afforded the treatment described below under the section of this proxy statement entitled “Special Factors—Treatment of Ordinary Shares and Outstanding Equity Awards”;

•
the members of the Special Committee received cash fees in connection with their services to the Company with respect to the Merger;

•
certain directors of Diversey are affiliated with the Bain Shareholder, which will receive different consideration than the Unaffiliated Shareholders, as described under “Special Factors—Rollover Agreement” and “Special Factors—Reasons of the Bain Shareholder for the Merger”;

•
the executive officers of Diversey are entitled to severance benefits pursuant to existing arrangements or statutory requirements;

•
certain executive officers of Diversey may enter into letter agreements, acknowledging that each such individual will have “good reason” immediately following the Effective Time, such that if they were to terminate their employment each would be entitled to certain benefits described below under the section of this proxy statement entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Severance Entitlements”; and

•
the executive officers and directors of Diversey are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement. Please see the section of this proxy statement entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•
the relevant price of an Ordinary Share is $8.40, which represents the Merger Consideration;

•
each executive officer and non-employee director holds the outstanding equity awards that were held by such executive officer or non-employee director as of           , 2023 (the latest practicable date before the filing of this proxy statement);

•
certain executive officers are expected to receive grants of 2022 Bonus RSUs, Unvested Closing RSUs, Retention RSUs and/or TRA RSUs prior to the Effective Time;

•
each executive officer’s employment is terminated by Diversey without Cause or by the executive officer for “Good Reason” immediately following the Effective Time; and

•
the amounts set forth below regarding executive officer compensation are based on compensation levels as of           , 2023.

Diversey’s current executive officers are:
•
Philip Wieland;

•
Todd Herndon;

•
Gaetano Redaelli;

•
Tracy Long

•
Sinéad Kwant;

•
Somer Gundogdu; and

•
Rudolf Verheul.

Diversey’s current non-employee directors are:
•
Eric Foss;

•
Emily Ashworth;

•
Selim Bassoul;

•
Robert Farkas;

•
Juan R. Figuereo;

•
Ken Hanau;

•
Rod Hochman;

•
Susan Levine;

•
Michel Plantevin; and

•
Katherine S. Zanotti.

Special Committee Fees
Each of (a) Selim Bassoul, Juan R. Figuereo, Eric Foss, Rodney Hochman and Katherine S .Zanotti, the members of the Special Committee, each of whom is a director who is not directly or indirectly affiliated with, and who is otherwise independent from, the Bain Shareholder and Platinum and who is not a member of the Company’s management, each received a fee of $100,000 and (b) Mr. Foss, who acted as the Chairman of the Special Committee, received an additional fee of $25,000, in each case, in connection with his or her services to the Company with respect to the Merger (which fee is not conditioned on the consummation of the Merger). The aggregate fees payable to members of the Special Committee is expected to total $525,000.
Treatment of Ordinary Shares and Outstanding Equity Awards
Diversey equity awards outstanding immediately prior to the Effective Time will be subject to the following treatment:

•
Each Company Option outstanding immediately prior to the Effective Time will automatically be cancelled without payment (whether in cash or other consideration).

•
Each Restricted Ordinary Share will automatically vest and be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the Merger Consideration.

•
Each Unvested Non-IPO RSU and Unvested IPO RSU, in each case that is held by a non-employee director of the Company, and each Vested Company PSU, Vested Company RSU and 2022 Bonus RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration.

•
Each Transaction Bonus RSU and each Unvested IPO RSU that is held by an individual other than a non-employee director of the Company will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2023, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination.

•
Each Unvested Company PSU, Unvested Closing RSU, Retention RSU and TRA RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2024, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination for each Unvested Company PSU, Unvested Closing RSU and TRA RSU.

•
Each Unvested IPO Celebration RSU will automatically be cancelled and converted into the right to receive an amount in cash, based upon the Merger Consideration, payable on March 25, 2024, subject to continued employment through the payment date.

•
Each Unvested Non-IPO RSU that is held by an individual other than a non-employee director of the Company will be automatically cancelled and converted into the right to receive cash, based on the Merger Consideration, with 50% payable on December 31, 2023, and 50% payable on December 31, 2024, subject to continued employment through the payment date, with full accelerated vesting upon a Qualifying Termination.

All payments made in connection with the treatment of Diversey equity awards are subject to withholding taxes as required by law.
The equity awards held by the Company’s directors and executive officers at the Effective Time will generally be subject to the same treatment, set forth above, as the equity awards held by other holders. For an estimate of the value of unvested equity awards that would vest assuming that the Merger occurs on           , 2023, and assuming that each of the named executive officers experiences a Qualifying Termination on that date, see “Special Factors—Interests of the Company's Directors and Executive Officers in the Merger—Golden Parachute Compensation” below. We estimate that the value of unvested equity awards held by the two executive officers, other than the named executive officers, that would vest assuming that the Effective Time occurs on           , 2023, and the two executive officers experience Qualifying Terminations on that date is $          . We estimate that the aggregate value of unvested equity awards held by all non-employee directors of Diversey that would vest assuming that the Merger occurs on           , 2023 is $          .
Severance Entitlements
Each of Messrs. Wieland and Herndon and Ms. Kwant is party to an employment agreement with a subsidiary of Diversey. In the event of a termination without Cause (including, for Mr. Herndon, due to Diversey’s non-renewal of his employment term) or, for Messrs. Wieland and Herndon, a termination for “good reason” (each as defined in the applicable employment agreement), each of Messrs. Wieland and Herndon and Ms. Kwant is entitled to an amount equal to the sum of his or her (i) base salary and (ii) target annual incentive opportunity, payable, for Mr. Wieland and Ms. Kwant, in either a lump sum or in ratable installments over the 12-month post-termination period, and, for Mr. Herndon, in ratable installments over the 12-month post termination period. Mr. Herndon is also entitled to 12 months of Company-subsidized COBRA coverage (terminable earlier if he obtains other employment that offers group health benefits). The severance entitlements for Messrs. Wieland and Herndon and Ms. Kwants’ are subject to their execution and non-revocation of a release of claims and continued compliance with the restrictive covenants contained in their respective employment agreements.
Each of Messrs. Redaelli, Verheul and Gundogdu is party to an offer letter with a subsidiary of Diversey. The offer letters do not provide for severance, but Messrs. Redaelli, Verheul and Gundogdu are entitled to severance in the event of a termination without Cause, with (a) Mr. Redaelli's severance determined pursuant to Italy's statutory severance rules (which entitle him to an amount equal to the sum of (i) 42 months of his base salary and (ii) his target annual incentive), (b) Mr. Verheul's severance determined pursuant to the negotiated arrangement with the local works council (which entitles him to an amount equal to the sum of (i) his base salary and (ii) average annual incentive paid for the three fiscal years immediately preceding his termination) and (c) Mr. Gundogdu is eligible for severance which entitles him to receive an amount equal to the sum of his (i) base salary and (ii) target annual incentive opportunity, payable in ratable installments over the 12-month post-termination period.
Ms. Long is party to an offer letter with a subsidiary of Diversey that provides for severance entitlements. In the event Ms. Long’s employment is terminated without “cause” (as defined in the offer letter), Ms. Long is entitled to receive an amount equal to the sum of her (a) base salary and (b) target annual incentive opportunity, payable in ratable installments over the 12-month post termination period. If Ms. Long experiences a termination without “cause” or an “involuntary termination” prior to December 31, 2024, a pro-rata number of RSUs that were granted as a sign-on bonus will vest upon her date of termination of employment. These severance entitlements are subject to Ms. Long’s execution and non-revocation of a release of claims, the provision of reasonable transition services following termination and continued compliance with applicable restrictive covenants.
In connection with the Merger, Parent has acknowledged that as of the Effective Time, each of Messrs. Wieland and Herndon will (i) have Good Reason immediately following the consummation of the Merger, (ii) thereafter have the right to terminate employment for Good Reason, (iii) be entitled to the rights and benefits due to each of them upon a termination for Good Reason, in each case, subject to such executive officer’s general release of claims in favor of Diversey and its subsidiaries (and their successors).
280G Mitigation Actions
Under the Merger Agreement, Diversey may, in consultation with Parent, implement strategies before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code), including the executive officers. As of the date of this proxy statement, Diversey has not yet approved any specific actions to mitigate any impact of Section 280G of the Code on Diversey or any disqualified individuals. No executive officer is entitled to receive gross-ups or tax reimbursements from Diversey with respect to any potential excise taxes.
Future Arrangements
Some or all of Diversey’s executive officers may discuss entering into agreements, arrangements or understandings with Parent or its affiliates regarding the executive officers’ continuing employment or compensation and benefits, including equity incentive arrangements, on a going-forward basis effective upon and contingent upon the Closing. No such new agreements, arrangements or understandings have been entered into as of the date of this proxy statement.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Company’s named executive officers that is based on or otherwise relates to the Merger, which is referred to as “golden parachute” compensation by the applicable SEC disclosure rules and which is subject to a non-binding, advisory vote of our shareholders, as described below in the section entitled “Proposal 2. The Named Executive Officer Merger-Related Compensation Proposal” beginning on page 70. The individuals disclosed within this section and referred to as the “named executive officers” are the Company’s current principal executive officer, current principal financial officer and three most highly compensated executive officers (other than the principal executive officer and principal financial officer) as disclosed in the Summary Compensation Table of the Company’s most recently filed annual proxy statement.

The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer will receive may materially differ from the amounts set forth in the table. The calculations in the table below do not include amounts the Company’s named executive officers were already entitled to receive or vested in as of the date hereof or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of the Company.
The table below assumes that (1) the Effective Time will occur on March 31, 2023 (the latest practicable date before the filing of this proxy statement); (2) the employment of the named executive officer will be terminated immediately following the Effective Time in a manner entitling the named executive officer to receive severance payments and benefits under the terms of the named executive officer’s employment arrangement; (3) the named executive officer’s base salary rate remains unchanged from the rate in place as of April 1, 2023; (4) other than the 2022 Bonus RSUs, Unvested Closing RSUs and TRA RSUs, all of which are included in the table below, and the Retention RSUs, which are expected to be granted but are not included in the table below for the reasons explained later in this paragraph, no named executive officer receives any additional equity grants on or prior to the Effective Time; and (5) no named executive officer enters into new agreements or is otherwise legally entitled, prior to the Effective Time, to additional compensation or benefits. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see “Special Factors—Treatment of Ordinary Shares and Outstanding Equity Awards” and “Interests of the Company’s Directors and Executive Officers in the Merger—Severance Entitlements” above. In addition to the equity grants reflected in the table below, each of Ms. Kwant and Mr. Verheul is expected to receive a grant of 100,000 Retention RSUs, which would be treated as described in “Special Factors—Treatment of Ordinary Shares and Outstanding Equity Awards” above and would entitle each of Ms. Kwant and Mr. Verheul to payment in the amount of $840,000 (subject to any applicable withholding taxes) on December 31, 2024, subject to their continued employment through such date. The Retention RSUs are not included in the table below, however, as vesting and payment in respect of the Retention RSUs is subject to continued employment through the vesting date, and Ms. Kwant and Mr. Verheul are not entitled to accelerated vesting with respect to their Retention RSUs upon any termination that occurs prior to December 31, 2024; therefore, Ms. Kwant and Mr. Verheul would not receive any payments with respect to their Retention RSUs under the assumptions noted above. The table below also does not include the Transaction Bonus RSUs, because none of our named executive officers are expected to be granted any Transaction Bonus RSUs.
	Cash Severance ($)(1)	Equity ($)(2)	Continued Health Benefits ($)	Total ($)
Philip Wieland	1,779,157	8,269,174	—	10,048,331
Todd Herndon	1,167,750	1,729,114	36,290(3)	2,933,154
Gaetano Redaelli	1,690,863	546,886	—	2,237,749
Sinéad Kwant	867,665	2,576,565	—	3,444,230
Rudolf Verheul	557,400	1,053,248	—	1,610,648

(1)
Amounts in this column reflect the cash severance payments provided under the applicable named executive officer’s employment agreement or offer letter or pursuant to local law arrangements, as applicable, as described above in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger—Severance Entitlements”. The base salary and target annual incentive opportunity amounts used to calculate Mr. Wieland’s cash severance amount are set forth in the table below and were converted into U.S. dollars using the Federal Reserve’s GBP to U.S. dollar FX rate of 1 GBP = 1.2369 USD, effective March 31, 2023. The base salary amounts for Messrs. Redaelli and Verheul and Ms. Kwant, target annual incentive opportunity amounts for Mr. Redaelli and Ms. Kwant and average annual incentive payment amount for the last three fiscal years for Mr. Verheul used, in each case, to calculate their respective cash severance amounts are set forth in the table below and were converted into U.S. dollars using the Federal Reserve’s Euro to U.S. dollar FX rate of 1 Euro = 1.0872 USD, effective March 31, 2023.

	Base Salary ($)	Target Annual Incentive Opportunity ($)	Average Annual Incentive Payment Amount for Last Three Fiscal Years ($)
Philip Wieland	889,578	889,578	N/A
Todd Herndon	648,750	519,000	N/A
Gaetano Redaelli	422,716	211,358	N/A
Sinéad Kwant	542,291	325,374	N/A
Rudolf Verheul	395,456	N/A	161,944

(2)
Amounts in this column reflect the aggregate potential value that each named executive officer could receive in connection with accelerated vesting and settlement of his or her equity awards, as described above under the section entitled “Special Factors—Treatment of Ordinary Shares and Outstanding Equity Awards” and in the paragraph and table below.

(3)
For Mr. Herndon, this amount reflects the 12 months of Company-subsidized COBRA coverage provided under his employment agreement, as described above in the subsection entitled “Special Factors—Severance Entitlements” and assumes that our cost for his continued COBRA coverage is equal to approximately $3,024 per month.

The amounts in the “Equity” column attributable to Restricted Ordinary Shares and 2022 Bonus RSUs are considered to be “single trigger,” because the Restricted Ordinary Shares and 2022 Bonus RSUs will vest and become payable automatically upon the consummation of the Merger. The amounts in the “Equity” column attributable to Unvested IPO RSUs, Unvested Company PSUs, Unvested Closing RSUs, TRA RSUs and Unvested Non-IPO RSUs are considered to be “double trigger,” because, under the assumptions noted above, these equity awards would vest and become payable only in the event of the named executive officer’s qualifying termination of employment that occurs within a specified period of time following the consummation of the Merger. The estimated amount of each such payment is set forth in the table below.
Named Executive Officer	Restricted Ordinary Shares (Single Trigger) ($)	2022 Bonus RSUs (Single Trigger) ($)	Unvested IPO RSUs (Double Trigger) ($)	Unvested Company PSUs (Double Trigger) ($)	Unvested Closing RSUs (Double Trigger) ($)	TRA RSUs (Double Trigger) ($)	Unvested Non-IPO RSUs (Double Trigger) ($)	Total ($)
Philip Wieland	4,414,007	—	559,994	1,766,352	525,000	415,031	588,790	8,269,174
Todd Herndon	—	—	559,994	706,541	227,060	—	235,519	1,729,114
Gaetano Redaelli	—	—	139,994	196,325	58,428	86,695	65,444	546,886
Sinéad Kwant	1,288,787	142,500	559,994	312,194	122,500	46,522	104,068	2,576,565
Rudolf Verheul	—	—	559,994	263,903	89,177	52,209	87,965	1,053,248
Any amounts shown in the tables above that are subject to the golden parachute excise tax under Section 4999 of the Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.
Rollover Agreement
As described elsewhere in this proxy statement, on March 8, 2023, concurrently with the execution of the Merger Agreement, the Bain Shareholder separately entered into the Rollover Agreement with Topco, pursuant to which (1) the Bain Shareholder has agreed to, immediately prior to the Effective Time, contribute, transfer and assign all of its right, title and interest in the Rollover Shares to Topco (and, in certain circumstances, a subsidiary of Topco), and (2) Topco has agreed to concurrently accept or, if applicable, cause its subsidiary to accept, such Rollover Shares in exchange for the issuance to the Bain Shareholder of certain common and preferred units of Topco (or, in certain circumstances described in the next sentence, common units of Topco and preferred interests of a subsidiary of Topco). Pursuant to the Rollover Agreement, at the joint election of Topco and the Bain Shareholder, the parties may structure the exchange so that in lieu of Topco issuing preferred units to the Bain Shareholder, the Bain Shareholder contributes, transfers and assigns a portion of the Rollover Shares to a subsidiary of Topco in exchange for preferred interests in such subsidiary, in which case following the consummation of the transactions contemplated by the Rollover Agreement, the Bain Shareholder would own common units of Topco and preferred interests in such subsidiary. The Rollover Shares represent approximately 56.1% of the Ordinary Shares held by the Bain Shareholder immediately prior to the Effective Time (which amount is subject to increase up to approximately 61.5% if, prior to the Closing and pursuant to the Rollover Agreement, Topco elects to cause the Bain Shareholder to contribute additional Ordinary Shares in exchange for additional preferred units of Topco (or, in certain cases, a subsidiary of Topco)). The form of the Rollover Agreement is attached as Annex D to this proxy statement. See “Special Factors—Rollover Agreement” beginning on page 60 of this proxy.
Directors’ and Officers’ Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, Diversey’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See “The Merger—Directors’ and Officers’ Indemnification and Insurance.”
Intent of Diversey’s Directors and Executive Officers to Vote in Favor of the Merger
Diversey’s directors and executive officers have informed Diversey that, as of the date of this proxy statement, they intend to vote all of the Ordinary Shares owned directly by them in favor of the Merger Proposal and each of the other proposals listed in this proxy statement. As of the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting, Diversey’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate,    % of the voting power of the Ordinary Shares outstanding as of such date.
Intent of the Bain Shareholder to Vote in Favor of the Merger
As disclosed elsewhere in this proxy statement, in connection with entering to the Merger Agreement, on March 8, 2023, the Bain Shareholder entered into the Voting Agreement, pursuant to which the Bain Shareholder agreed, among other things, to vote all Ordinary Shares owned or acquired by it prior to the record date in favor of the Merger Proposal and to terminate the Investor Rights Agreement immediately prior to the consummation of the transactions contemplated by the Rollover Agreement. For more information, see the section of this proxy statement entitled “Special Factors—Voting Agreement” beginning on page 59 of this proxy, and the full text of the Voting Agreement, attached as Annex C.
Certain Material U.S. Federal Income Tax Consequences of the Merger
The following summarizes certain material U.S. federal income tax consequences of the Merger that are generally applicable to shareholders of Diversey who are U.S. Holders (as defined below). The following discussion is based upon the Code, the Treasury regulations promulgated under the Code, and existing administrative rulings and court decisions, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly with retroactive effect, and to differing interpretations. Any change could affect the validity of the following discussion. There can be no assurance that the IRS will not challenge one or more of the tax considerations described herein. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
This discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, estate tax, or any aspects of the tax on “net investment income” imposed under Section 1411 of the Code. This discussion also does not address any special tax rules applicable to particular shareholders such as shareholders that are financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in such entities or arrangements), insurance companies, dealers in securities or traders in securities that elect to use a mark-to-market method of accounting, regulated investment companies, real estate investment trusts, shareholders who acquired their Ordinary Shares pursuant to the exercise of compensatory share options or otherwise in connection with the performance of services, U.S. Holders that have a functional currency other than the U.S. dollar, U.S. expatriates, certain former citizens or long-term residents of the United States, any person who receives consideration other than cash in the Merger (or any transaction related thereto), retirement plans or other tax-deferred accounts, entities subject to the U.S. anti-inversion rules, shareholders that own or have owned (directly, indirectly or constructive) 5% of more of the Company’s common shares (including the Bain Shareholder), shareholders who own an equity interest, actually or constructively, in Parent or the Surviving Company following the Merger, shareholders subject to special tax accounting rules as a result of any item of gross income with respect to the Ordinary Shares being taken into account in an “applicable financial statement” (as defined in Sections 56A and 451(b) of the Code) and shareholders who hold their Ordinary Shares as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction. The following discussion does not address tax consequences to the persons subject to the base erosion and anti-abuse tax. This discussion is limited to U.S. Holders who hold their Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address the U.S. federal income tax consequences to holders who demand dissenter rights under Section 238 of CICA. In addition, the following discussion does not address non-income tax consequences or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger).
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Ordinary Shares that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all of the substantial decisions of which one or more United States persons, as defined in Section 7701(a)(30) of the Code, have the authority to control, or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a “United States person” under the Code.
If a partnership or another entity or arrangement classified as a partnership for U.S. federal income tax purposes is the owner of Ordinary Shares, the tax treatment of the partner or owner in such partnership or other entity or arrangement will depend upon the status of the partner or owner, the activities of the partnership or other entity or arrangement and certain determinations made at the partner or owner level. Accordingly, partnerships and other entities or arrangements classified as a partnership for U.S. federal income tax purposes that hold Ordinary Shares and partners or owners of such partnerships or other entities or arrangements, as applicable, should consult their own tax advisors regarding the tax consequences of the Merger.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND ARE BASED UPON CURRENT LAW AS OF THE DATE HEREOF. HOLDERS OF ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.
In General
The Merger will be a taxable transaction for U.S. Holders. Subject to the discussion in the following paragraph regarding the “passive foreign investment company” or “PFIC” rules, in general, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the surrendered Ordinary Shares. If a U.S. Holder acquired different blocks of Ordinary Shares at different times or at different prices, such U.S. Holder must determine gain or loss separately for each block of Ordinary Shares exchanged for cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss, and any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Ordinary Shares is greater than one (1) year as of the Closing. A reduced rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations. It is possible, however, that the IRS may recharacterize a portion of the proceeds in a manner that results in a different character of income, including ordinary income as a result of a recharacterization of the Merger consideration for tax purposes.

If the Company is a PFIC for the current taxable year or has been a PFIC during any prior taxable year in which a U.S. Holder held Ordinary Shares, special rules would apply to such U.S. Holder’s disposition of Ordinary Shares in the Merger. Generally, a foreign corporation will be considered a PFIC for any taxable year in which (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value (for a publicly traded foreign corporation, based on an average of the quarterly value of the assets) of its assets are considered “passive assets” (generally, assets that generate passive income). Based on the historic, current and anticipated value of the Company’s assets and the composition of its income and assets, the Company does not believe that it was a PFIC for the taxable year that ended on December 31, 2022 or the taxable year that ended on December 31, 2021, nor does the Company expect to be a PFIC for the current taxable year. However, this conclusion is a factual determination that is made annually and thus, for the current taxable year, will not be determinable until the close of the current taxable year. If, contrary to this expectation, Diversey were to be treated as a PFIC for any applicable tax year during which a U.S. Holder held Ordinary Shares, such classification could result in adverse tax consequences to such U.S. Holder different from the U.S. federal income tax consequences described above. These adverse consequences include recognition of ordinary income rather than capital gain from the disposition of Ordinary Shares, taxation at the highest rate in effect for individuals or corporations, as applicable, and punitive interest charges. Generally, certain of the adverse rules described above would not apply if such U.S. Holder had timely made, with respect to its Ordinary Shares, (x) a mark-to-market election, or (y) a “qualified electing fund” election. There is no assurance that we will provide information that will enable investors to make a qualified electing fund election.
The application of the PFIC rules is complex and subject to uncertainty in several respects, and the Company cannot assure you that the IRS will not take a contrary position with respect to any such taxable year. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the disposition of Ordinary Shares in the Merger.
Backup Withholding and Information Reporting
Cash consideration received by a U.S. Holder pursuant to the Merger may be subject to backup withholding and information reporting. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct TIN or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations are generally exempt from backup withholding. Each U.S. Holder should complete and sign the IRS Form W-9 (or substitute or successor form) included with the letter of transmittal and certify under penalties of perjury that the TIN on such form is correct and that such U.S. Holder is not subject to backup withholding. If a U.S. Holder fails to provide the correct TIN or certification, payments received may be subject to backup withholding, currently at a 24% rate. Backup withholding is not an additional tax. Amounts so withheld can be credited against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A SHAREHOLDER’S INDIVIDUAL CIRCUMSTANCES OR TO CERTAIN TYPES OF SHAREHOLDERS MENTIONED ABOVE. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY NON-U.S., STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH SUCH SHAREHOLDER’S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.
Financing of the Merger
It is presently anticipated that the total funds needed to complete the Merger and the related Transactions will be approximately $4.6 billion, which will be funded via the Financing contemplated by the Commitment Letters, respectively, described below and the transactions contemplated by the Rollover Agreement.

Parent and Merger Sub have represented to the Company that the Financing, when funded in accordance with the Commitment Letters and after giving effect to any “flex” provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount) will provide Parent with cash proceeds on the Closing Date of the Merger sufficient to pay the Required Amount.
Equity Financing
On March 8, 2023, Parent entered into the Equity Commitment Letter with each of the Platinum Entities, pursuant to which the Platinum Entities have committed to, directly or indirectly through one or more intermediaries, capitalize Parent at the Closing with the Equity Financing. The Equity Financing is in exchange, directly or indirectly, for equity securities of Parent or its affiliates, solely for the purpose of funding, and to the extent necessary to fund, together with the net proceeds of the Debt Financing, all of the amounts required to be paid by Parent pursuant to the Merger Agreement at the Closing, including the aggregate consideration payable under the Merger Agreement to the Diversey shareholders, together with related fees, costs and expenses required to be paid by Parent, Merger Sub or the Surviving Company in connection with the Transactions. The obligation of the Platinum Entities to make the Equity Financing is subject to the satisfaction or waiver, prior to or contemporaneously with the Closing, of the following conditions:
•
the satisfaction or waiver by Parent and Merger Sub of all conditions precedent set forth in the Merger Agreement and described under “The Merger Agreement—Conditions to the Merger” to Parent’s and Merger Sub’s obligations to consummate the Closing (other than those conditions that are by their terms to be satisfied at the Closing, but subject to such conditions being capable of being satisfied);

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the prior or substantially simultaneous closing and funding of the Debt Financing, or the Debt Financing sources having confirmed in writing that the Debt Financing (including any Alternative Financing) is capable of being funded in full at the Closing if the Equity Financing is funded at the Closing; and

•
the concurrent Closing.

The Equity Commitment Letter provides, among other things, that the Company is an express third-party beneficiary thereof in connection with Diversey’s exercise of its rights related to specific performance under the Merger Agreement. The Equity Commitment Letter provides that it may be amended in writing if signed by the Company (with the prior approval of the Special Committee), the Platinum Entities and Parent, provided that the Equity Commitment Letter may be amended by the Platinum Entities without written consent of the Company to reflect any permitted assignment pursuant to the terms of the Equity Commitment Letter.
Debt Financing
On March 8, 2023, the Borrower, a wholly-owned subsidiary of Parent, received the Debt Commitment Letter from Bank of America, N.A., BofA Securities, Inc. and Goldman Sachs Bank USA, committing to provide to the Borrower, (x) an increase to the Borrower’s U.S. sub-facility under its existing asset-based loan facility in an aggregate amount of $200,000,000, which has a maturity date of November 9, 2026 and accrues interest at a rate per annum equal to, at the option of the Borrower, either base rate or term SOFR (including agreed to floors), plus an applicable margin agreed to by the lenders thereunder, (y) an incremental term loan facility in an aggregate principal amount of $750,000,000, which has a maturity date of November 9, 2028 and accrues interest at a rate per annum equal to, at the option of the Borrower, either base rate or term SOFR (including agreed to floors), plus an applicable margin agreed to by the lenders thereunder, and (z) a senior secured bridge loan facility in an aggregate principal amount of $2,000,000,000 (which, at the option of the Borrower, may take the form of senior secured notes), which may have an extended maturity date of November 9, 2028 and accrues interest at a rate per annum equal to term SOFR (including agreed to floors), plus an applicable margin agreed to by the lenders thereunder, for the purpose of financing the consideration for the Merger and paying fees and expenses incurred in connection with the Merger. The Debt Commitment Letter was amended on March 31, 2023 to add additional initial Lenders party thereto.

The commitments under the Debt Commitment Letter shall terminate upon the earliest to occur of (x) the date that is five business days after the Termination Date (including as extended in specified circumstances under the Merger Agreement), (y) the valid termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and (z) as to any facility, the consummation of the Merger without the use (or effectiveness) of such facility.
The proceeds of the Debt Financing will be used (x) to pay the cash portion of the consideration pursuant to the Merger Agreement on the Closing Date, (y) to repay in full the Company Payoff Indebtedness of the Company and its subsidiaries and release all related guarantees and security (in the case of the PNC RPA, unless as otherwise agreed by the Borrower in its sole discretion) and (z) to pay fees, commissions and expenses in connection with the transactions contemplated by the Debt Commitment Letter (including the Financing).
The obligation of the Lenders to provide the Debt Financing under the Debt Commitment Letter is subject to a number of customary conditions, including, but not limited to:
•
the Merger shall have been or be consummated substantially concurrently with the initial funding of the Debt Financing in accordance in all material respects with the Merger Agreement (without any waiver or amendment thereof that is, in the aggregate when taken as a whole, materially adverse to the interests of the initial Lenders, unless consented to by such initial Lenders);

•
the Equity Financing shall have been consummated, or substantially concurrently with the initial funding of the Debt Financing, shall be consummated; and

•
subject to certain limitations and exceptions, the accuracy in all material respects as of the Closing of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the loan documents.

The Debt Commitment Letter and the commitments thereunder will not be assignable by any party thereto without the prior written consent of each other party thereto (other than assignments in connection with the “Syndication” section of the Debt Commitment Letter or to certain affiliates of the parties thereto as permitted therein).
Limited Guarantee
In connection with the entry into the Merger Agreement, on March 8, 2023, the Platinum Entities and the Company executed the Limited Guarantee, pursuant to which the Platinum Entities have agreed to guarantee the observance, performance and discharge of the payment obligations of Parent and Merger Sub with respect to (i) the Parent Termination Fee, (ii) the reimbursement obligations outlined in the Merger Agreement in an amount not to exceed $7,500,000 in the aggregate, and (iii) any interest on the Parent Termination Fee and any out-of-pocket costs and expenses (including attorney’s fees), in each case, required to be paid by Parent to the Company under certain terms of the Merger Agreement. The maximum liability under the Limited Guarantee cannot exceed the aggregate amount of the foregoing obligations, and will be reduced on a dollar-for-dollar basis by any payments of cash actually made to Diversey in respect of such obligations.
Voting Agreement
Concurrently with the execution and delivery of the Merger Agreement, the Bain Shareholder (in its capacity as a shareholder of the Company), entered into the Voting Agreement with the Company and Parent. The form of the Voting Agreement is attached as Annex C to this proxy statement. The Bain Shareholder held approximately           Ordinary Shares as of the record date or    % of the outstanding Ordinary Shares.
Pursuant to the terms of the Voting Agreement, the Bain Shareholder agreed, among other things, to vote the Bain Shares: (i) in favor of the Merger, adoption of the Merger Agreement, the Plan of Merger and any other matters necessary for consummation of the Transactions; (ii) against (A) any Acquisition Proposal (as described under “The Merger Agreement—Non-Solicitation”), (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other similar business combination between the Company or any of its subsidiaries and any other person (other than the Merger) and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or any transaction that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its subsidiaries under the Merger Agreement.
Subject to certain exceptions, the Voting Agreement prohibits transfers by the Bain Shareholder of any of the Bain Shares prior to the termination of the Voting Agreement and certain other actions that would impair the ability of the Bain Shareholder to fulfill its obligations under the Voting Agreement. Under the Voting Agreement, the Bain Shareholder and the Company agreed to terminate the Investor Rights Agreement effective immediately prior to the consummation of the transactions contemplated by the Rollover Agreement.
The Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) at the election of the Bain Shareholder in its sole discretion promptly following any amendment of the Merger Agreement that reduces or changes the form of consideration payable to the Bain Shareholder relative to the other shareholders pursuant to the Merger.
Rollover Agreement
On March 8, 2023, the Bain Shareholder separately entered into the Rollover Agreement, pursuant to which and immediately prior to the Effective Time, the Bain Shareholder will contribute, transfer and assign all of its right, title and interest in the Rollover Shares to Topco (and, in certain circumstances, a subsidiary of Topco) in exchange for the issuance to the Bain Shareholder of the common and preferred units in Topco (or, in certain circumstances, common units of Topco and preferred interests of a subsidiary of Topco). The Rollover Shares represent approximately 56.1% of the Ordinary Shares held by the Bain Shareholder immediately prior to the Effective Time (which amount is subject to increase up to approximately 61.5% if, prior to the Closing and pursuant to the Rollover Agreement, Topco elects to cause the Bain Shareholder to contribute additional Ordinary Shares in exchange for additional preferred units of Topco or a subsidiary thereof).
The foregoing description of the Rollover Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rollover Agreement, a copy of which is attached as Annex D to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Tax Indemnity Agreement
On March 8, 2023, concurrently with the execution of the Merger Agreement, the Company, Parent, Merger Sub, Holdings UK, Topco, the Bain Shareholder and BCPE Cayman, entered into the Tax Indemnity Agreement. Pursuant to the Tax Indemnity Agreement, and in connection with the transactions contemplated by the Merger Agreement, Rollover Agreement and TRA Termination Agreement, the Bain Shareholder has agreed to indemnify, defend and hold harmless Topco and its subsidiaries and affiliates (including Parent and the Surviving Company), and each of their respective officer, directors, partners, members, employees, agents, representatives, successors and permitted assigns against certain taxes and related losses (including interest and penalties) of the Company and its subsidiaries. The Bain Shareholder’s indemnity obligations pursuant to the foregoing will be 72% of such taxes and losses, up to a limit of €200,000,000. The sole source of the indemnitees’ recovery under the Tax Indemnity Agreement for these certain taxes and related losses is cash proceeds from distributions or dispositions of common units of Topco received by the Bain Shareholder pursuant to the Rollover Agreement.
In addition, the Tax Indemnity Agreement provides that no payments have been made pursuant to the Tax Receivable Agreement since January 1, 2023 (other than a certain payment disclosed therein) and no payments will be made pursuant to such agreement after the date of the Merger Agreement. The foregoing description of the Tax Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Tax Indemnity Agreement, a copy of which is attached as Annex E to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

TRA Termination Agreement
On March 8, 2023, concurrently with the execution of the Merger Agreement, the Company, Holdings UK and BCPE Cayman, entered into the TRA Termination Agreement, pursuant to which, among other things, the parties agreed to terminate the Company’s existing Tax Receivable Agreement, dated as of March 24, 2021, with such termination effective upon the consummation of the Merger. From and after the effective date of the TRA Termination Agreement, no payments will be made to any person in respect of, or pursuant to, the Tax Receivable Agreement.
The foregoing description of the TRA Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the TRA Termination Agreement, a copy of which is attached as Annex F to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Fees and Expenses
The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:
Description	Amount
Financial advisory fees and expenses	$
Legal fees and expenses	$
Accounting and tax advisory fees	$
SEC filing fees	$
Printing, proxy solicitation and mailing costs	$
Miscellaneous	$
Total	$
Except as expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Delisting and Deregistration of Ordinary Shares
If the Merger is completed, Ordinary Shares will be removed from listing on Nasdaq and deregistered under the Exchange Act and the Company will no longer file periodic reports with the SEC.
Regulatory Approvals
Under the HSR Act, the Transactions may not be completed until notifications have been given to the United States Department of Justice and the FTC and until the specified waiting period has been terminated or has expired. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the parties “pull and refile” the notifications and/or the reviewing agency determines that further investigation is required and issues a formal request, or “second request,” for additional information and documentary material pursuant to 15 U.S.C. § 18a(e). The Company and Parent each filed a Premerger Notification and Report Form with the U.S. antitrust authorities pursuant to the HSR Act on March 22, 2023 and requested “early termination” of the waiting period. The applicable waiting period is scheduled to expire on April 24, 2023 at 11:59 p.m. ET unless otherwise terminated or extended by antitrust authorities. Completion of the Merger is further subject to any applicable waiting periods, together with any extensions thereof, and consents or approvals required from any Governmental Authority as set forth in the Company Disclosure Letter having expired, been terminated or obtained.

CAUTIONARY FACTORS REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the proposed transaction. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including:
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uncertainties as to the timing of the proposed Transactions;

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the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Ordinary Shares;

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the possibility that competing offers or acquisition proposals for the Company will be made;

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the failure to satisfy any of the conditions to the consummation of the proposed Transactions, including the adoption of the Merger Agreement by the Company’s shareholders, the receipt of certain regulatory approvals and the completion of Dutch works council consultation procedures;

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the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in certain circumstances requiring the Company to pay a termination fee;

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the effect of the announcement or pendency of the proposed Transactions on the Company’s share price, business relationships, operating results and business generally;

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risks that the proposed Transactions may disrupt the Company’s current business plans and operations;

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the Company’s ability to retain and hire key personnel in light of the proposed Transactions;

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risks related to diverting management’s attention from the Company’s ongoing business operations;

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unexpected costs, charges or expenses resulting from the proposed Transactions;

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the ability of the purchaser to obtain the necessary financing arrangements set forth in the Commitment Letters received in connection with the Merger;

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potential litigation relating to the Merger that could be instituted against parties to the Merger Agreement or other transaction agreements or their respective directors, managers or officers, including the effects of any outcomes of such litigation;

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certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

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uncertain global economic conditions which have had and could continue to have an adverse effect on the Company’s consolidated financial condition and results of operations;

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the continuation of the COVID-19 pandemic may cause disruptions to the Company’s operations, customer demand, and its suppliers’ ability to support the Company;

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the risks associated with the global nature of the Company’s operations;

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fluctuations between non-U.S. currencies and the U.S. dollar;

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political and economic instability and risk of government actions affecting the Company’s business and its customers or suppliers;

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increases in the pricing of raw materials, availability and allocation by suppliers as well as increases in energy-related costs;

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the Company’s ability to develop new and innovative products and the acceptance of such products by the Company’s customers;

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cyber risks and the failure to maintain the integrity of the Company’s operational or security systems or infrastructure;

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the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting;

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the consolidation of the Company’s customers;

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competition in the markets for the Company’s products and services and in the geographic areas in which it operates;

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instability and uncertainty in the credit and financial markets and the availability of credit that the Company and its customers need to operate the Company’s business;

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new and stricter regulations applicable to the Company’s business;

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continued availability of capital and financing and rating agency actions; and

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other risks described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC.

All such factors are difficult to predict and are beyond the Company’s control. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. While the list of risks and uncertainties presented is considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this proxy statement will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

THE SPECIAL MEETING
Date, Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to Diversey shareholders as part of the solicitation of proxies by the Company’s officers, directors and employees for use at the Special Meeting to be held on                 , 2023 starting at           , ET, at the Company’s offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708. The purpose of the Special Meeting is for Diversey shareholders to consider and vote on the following proposals:
1.   a special resolution to authorize and approve the Merger Agreement, the Plan of Merger and the Transactions; and
2.   an ordinary resolution to approve, on an advisory and non-binding basis, the payment of specified compensation that may become payable to the Company’s named executive officers in connection with the Merger.
Shareholders must authorize the Merger Agreement, the Plan of Merger and the Transactions in order for the Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and a copy of the Plan of Merger is attached as Annex B to this proxy statement. The Merger Agreement calls for the Plan of Merger and other documents required under the CICA to effect the Merger to be filed with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICA. You are urged to read each of the Merger Agreement and Plan of Merger carefully and in its entirety.
Record Date and Quorum
Our Board has fixed the close of business on           , 2023 as the record date for the purpose of determining the shareholders who are entitled to receive notice of and to vote at the Special Meeting. Only holders of record of Ordinary Shares on the record date are entitled to receive notice of, and to vote at, the Special Meeting. As of the record date, there were           Ordinary Shares outstanding and entitled to vote and approximately           record holders of Ordinary Shares. Each Ordinary Share entitles its holder to one vote on all matters properly coming before the Special Meeting.
A simple majority of the outstanding Ordinary Shares in issue, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Given that the Bain Shareholder owns greater than 50% of the Ordinary Shares, the Special Meeting will be quorate unless the Bain Shareholder or its successors and assigns or affiliates are not in attendance. Ordinary Shares held by shareholders present in person or represented by proxy at the Special Meeting but not voted, including Ordinary Shares for which proxies have been duly executed, dated and received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.
Vote Required for Approval
You may vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on, each proposal to be considered and voted on at the Special Meeting.
Consummation of the Merger requires the authorization of the Merger Agreement, the Plan of Merger and the Transactions by the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting.
The approval of the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of at least a simple majority of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting.
If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of any of the Special Meeting proposals.
Voting Agreement
Concurrently with the execution and delivery of the Merger Agreement, the Bain Shareholder, who held approximately    % of the outstanding Ordinary Shares as of                 , 2023, delivered to the Company and Parent the Voting Agreement, pursuant to which the Bain Shareholder agreed to vote all Ordinary Shares owned or acquired by it prior to the record date in favor of the Merger Proposal and to terminate the Investor Rights Agreement immediately prior to the consummation of the transactions contemplated by the Rollover Agreement. The form of the Voting Agreement is attached as Annex C to this proxy statement. See “Special Factors—Voting Agreement” beginning on page 59 of this proxy.
Voting and Proxies
Holders of record of Ordinary Shares may vote their Ordinary Shares by attending the Special Meeting and voting their Ordinary Shares in person. Alternatively, you may have your Ordinary Shares voted in one of the following three ways, whether or not you plan to attend the Special Meeting:
•
by submitting a proxy by telephone by calling the toll-free telephone number on your proxy card and following the telephone voting instructions;

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by submitting a proxy over the Internet at the URL provided on your proxy card and following the Internet voting instructions; or

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by marking, signing and dating each proxy card you receive and returning it in its accompanying postage-paid envelope.

If you are submitting a proxy by telephone or over the Internet, your voting instructions must be received by 11:59 p.m. ET on           , 2023.
Submitting a proxy by telephone, over the Internet or by mail will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by telephone, over the Internet or by mail, even if you plan to attend the Special Meeting, to ensure that your Ordinary Shares are represented at the Special Meeting.
All Ordinary Shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holder. If you return a properly signed and dated proxy card but do not mark the boxes showing how you wish to vote, your Ordinary Shares will be voted “FOR” the Merger Proposal and “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal. With respect to any other matter that properly comes before the shareholders meeting, all Ordinary Shares represented by proxies received by the Company will be voted with respect to such matter in accordance with the judgment of the persons named as in the proxies.
If your Ordinary Shares are held in “street name,” you will receive instructions from your brokerage firm, bank or other nominee that you must follow in order to have your Ordinary Shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank or other nominee, as the case may be. Brokers who hold Ordinary Shares in “street name” for a beneficial owner of those Ordinary Shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to vote with respect to the approval of matters that are “non-routine,” such as the Merger Proposal, without specific instructions from the beneficial owner. Broker non-votes, with respect to any proposal, are Ordinary Shares held by a broker or other nominee present or represented at a meeting at which at least one “routine” proposal is presented, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such Ordinary Shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the Special Meeting are non-routine and non-discretionary, the Company anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your Ordinary Shares in “street name,” your broker or other nominee will vote your Ordinary Shares only if you provide instructions on how to vote. If your broker or other nominee holds your Ordinary Shares in “street name” and you do not obtain a proxy from your broker or other nominee to vote such Ordinary Shares at the Special Meeting and do not provide your broker or other nominee instructions on how to vote your Ordinary Shares, your Ordinary Shares will not count towards quorum at the Special Meeting and thus will have no effect on the outcome of any of the Special Meeting proposals. Please follow the directions on the voting instruction form sent to you by your brokerage firm, bank or other nominee with this proxy statement.
Revocation of Proxies
Proxies received by the Company before the vote being taken at the Special Meeting, which have not been revoked or superseded before being voted, will be voted at the Special Meeting. If you are a shareholder of record of Ordinary Shares, you have the right to change or revoke your proxy before the vote is taken at the Special Meeting by taking any of the following actions:
•
delivering to the Company’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
attending the Special Meeting and voting your Ordinary Shares in person (your attendance at the meeting will not, by itself, revoke your proxy; you must also vote in person at the meeting);

•
signing and delivering a new proxy, relating to the same Ordinary Shares and bearing a date later than the date of the earlier proxy; or

•
submitting a new proxy over the Internet or by telephone prior to 11:59 p.m. ET on           , 2023.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, South Carolina, 29708
Attention: Secretary
If your Ordinary Shares are held through a brokerage firm, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your brokerage firm, bank or other nominee in accordance with the instructions provided by your brokerage firm, bank or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your prior voting instructions.
Solicitation of Proxies
The Board is soliciting your proxy, and the Company will bear the cost of soliciting proxies. The Company’s directors, officers and employees may solicit proxies on its behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. The Company has also retained Morrow Sodali to assist in the solicitation of proxies at a fee estimated not to exceed $15,000, plus reasonable expenses. The Company will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of Ordinary Shares that the brokers and fiduciaries hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses. The Company will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. The Company has also agreed to indemnify Morrow Sodali against liabilities arising out of or relating to the rendering of services by Morrow Sodali in connection with its proxy solicitation services.
Shareholder List
A list of shareholders entitled to vote at the Special Meeting will be available for inspection at the Company’s principal executive offices located at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708 at least ten days prior to the date of the Special Meeting and continuing through the Special Meeting for any purpose germane to the meeting. The list will also be available at the Special Meeting for inspection by any shareholder present at the meeting.

Questions and Additional Information
For additional information about the Merger, assistance in submitting proxies or voting Ordinary Shares, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:
509 Madison Avenue
Suite 1206
New York, NY, 10022
Shareholders Call Toll Free: (800) 662-5200
All Others Call Collect: (203) 658-9400
E-mail: DSEY@investor.morrowsodali.com

PROPOSALS SUBMITTED TO DIVERSEY SHAREHOLDERS
Proposal 1. The Merger Proposal
(Item 1 on the Proxy Card)
The Company is asking its shareholders to consider and vote on a proposal by special resolution to authorize and approve the Merger Agreement, the Plan of Merger, and the Transactions. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and a copy of the Plan of Merger is attached as Annex B to this proxy statement. You are urged to read each of the Merger Agreement and the Plan of Merger carefully and in its entirety.
For a summary and detailed information regarding this proposal, see the information about the Merger Agreement, the Plan of Merger and the Transactions throughout this proxy statement, including the information set forth in the sections entitled “Special Factors” beginning on page 17 of this proxy statement and “The Merger Agreement” beginning on page 72 of this proxy statement.
The Board, based in part on the unanimous recommendation of the Special Committee, unanimously recommends that the Company’s shareholders adopt the following proposal by special resolution.
The full text of the resolutions to be voted on is as follows:
“RESOLVED, as a special resolution that:
(a)
the Agreement and Plan of Merger entered into on March 8, 2023 (the “Merger Agreement”), by and among the Company, Olympus Water Holdings IV, L.P. (“Parent”), acting by its general partner, Olympus Water Holdings Limited, and Diamond Merger Limited, an exempted company incorporated under the laws of the Cayman Islands (“Merger Sub”), relating to the proposed acquisition of the Company by Parent, be approved and confirmed in all respects;

(b)
the Plan of Merger, attached as an exhibit to the Merger Agreement and annexed hereto and approved by resolution of the directors of the Company on March 7, 2023 and submitted to members of the Company for their approval (as it may be amended from time to time, the “Plan of Merger”) be approved and confirmed in all respects; and

(c)
the Company be authorized to merge with Merger Sub, so that the Company shall be the surviving company and all the undertaking, property and liabilities of the Merger Sub shall vest in the Company by virtue of such merger pursuant to the provisions of the Companies Act (2023 Revision) of the Cayman Islands.”

Under Cayman Islands law, the affirmative vote of at least two-thirds of the votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting is required to authorize the Merger Agreement, the Plan of Merger and the Transactions. The Company’s amended and restated memorandum and articles of association require shareholders holding a simple majority of outstanding Ordinary Shares in issue to be present in person or represented by proxy and entitled to vote in order to establish the required quorum to transact business. Given that the Bain Shareholder owns greater than 50% of the Ordinary Shares, the Special Meeting will be quorate unless the Bain Shareholder or its successors and assigns or affiliates are not in attendance. If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of the Merger Proposal.
The Board, based in part on the unanimous recommendation of the Special Committee, unanimously approved the Merger, and determined that the Merger is in the best interests of the Company and the Unaffiliated Shareholders and unanimously resolved to recommend that the Company’s shareholders authorize the Merger Agreement, the Plan of Merger and the Transactions. See “Special Factors—Recommendation of the Diversey Board of Directors and Special Committee” beginning on page 26 of this proxy statement.
The Board, based in part on the unanimous recommendation of the Special Committee, unanimously recommends that holders of Ordinary Shares vote “FOR” the Merger Proposal.

Proposal 2. The Named Executive Officer Merger-Related Compensation Proposal
(Item 2 on the Proxy Card)
The Named Executive Officer Merger-Related Compensation Proposal gives shareholders the opportunity to vote on an advisory and non-binding basis on the compensation that the named executive officers may be entitled to receive that is based on or otherwise relates to the Merger. This compensation is summarized in the table and the footnotes thereto under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 52 of this proxy statement.
The Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.
The Board unanimously recommends that the Company’s shareholders adopt the following proposal by ordinary resolution:
“RESOLVED, as an ordinary resolution, that the shareholders of Diversey Holdings, Ltd. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable to its named executive officers that is based on or otherwise relates to the Merger as disclosed in the Company’s proxy statement pursuant to Item 402(t) of Regulation S-K under the section entitled “Golden Parachute Compensation” and the corresponding table and the footnotes thereto.”
The vote on the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal and vice versa. Because the vote on the Named Executive Officer Merger-Related Compensation Proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the Merger Agreement, the Plan of Merger and the Transactions are authorized and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s shareholders.
The advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal will require the affirmative vote of at least a simple majority of votes cast by the holders of Ordinary Shares present and voting in person or by proxy and entitled to vote at the Special Meeting. If you (i) attend the Special Meeting in person or by proxy and abstain from voting, the effect will be, among other things, that your shares will count towards the quorum at the Special Meeting, but will not count as a vote cast at the Special Meeting, or (ii)(a) fail to submit a proxy over the Internet, by telephone, by mail or otherwise fail to attend the Special Meeting and cast your vote in person or (b) fail to give voting instructions to your brokerage firm, bank or other nominee, your shares will not count towards quorum at the Special Meeting, and if a quorum is present, will have no effect on the outcome of the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.
The Board unanimously recommends that holders of Ordinary Shares vote “FOR” the advisory and non-binding Named Executive Officer Merger-Related Compensation Proposal.

THE COMPANIES
Diversey Holdings, Ltd.   Diversey is a Cayman Islands exempted company. Diversey’s purpose is to go beyond clean to take care of what’s precious through leading hygiene, infection prevention and cleaning solutions. Diversey develops and delivers innovative, mission-critical products, services and technologies that save lives and protect the environment. Diversey’s fully integrated suite of solutions combines patented chemicals, dosing and dispensing equipment, cleaning machines, services and ancillary digital analysis and serves more than 85,000 customers in over 80 countries via its network of approximately 9,000 employees globally. Diversey’s Ordinary Shares are listed on Nasdaq under the symbol “DSEY.”
Diversey Holdings, Ltd.
Attention: Secretary
1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708
(803) 746-2200
Olympus Water Holdings IV, L.P.   Parent is a Cayman Islands exempted limited partnership, acting by its General Partner. Parent is an affiliate of Platinum and Solenis, which is a portfolio company of Platinum. Solenis (together with its affiliates) is a leading global producer of specialty chemicals focused on delivering sustainable solutions for water-intensive industries, including the pulp, packaging paper and board, tissue and towel, oil and gas, petroleum refining, chemical processing, mineral processing, biorefining, power, municipal, and pool and spa markets.
Olympus Water Holdings IV, L.P.
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850
Diamond Merger Limited.   Merger Sub is a Cayman Islands exempted company with limited liability and a wholly owned subsidiary of Parent. Merger Sub was incorporated on March 1, 2023 by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the Transactions and the Financing. Upon consummation of the Merger, Merger Sub will cease to exist, and Diversey will continue as the Surviving Company and as a wholly owned subsidiary of Parent.
Diamond Merger Limited
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850

THE MERGER AGREEMENT
The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and which the Company incorporates by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement has been included for your convenience to provide you with information regarding its terms, and it is recommended that you read it in its entirety. The Merger Agreement is a contractual document that establishes and governs the legal relations between the Company, Parent and Merger Sub, and allocates risks between the parties, with respect to the Merger.
The Merger
The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, in accordance with the CICA, at the Effective Time, Merger Sub will be merged with and into the Company and, as a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Company.
The Closing will occur at 9:00 a.m. ET on the third business day following the satisfaction or waiver (to the extent permitted by the Merger Agreement) of the conditions set forth in the Merger Agreement and described under “The Merger Agreement—Conditions to the Merger” below (other than those conditions that by their terms are to be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted by the Merger Agreement) of such conditions), or such other time, location and date as Parent, Merger Sub and the Company (with the prior written consent of the Special Committee) mutually agree in writing; provided that the Closing shall not occur prior to the earlier to occur of (x) any business day during the Marketing Period (as described under “The Merger Agreement—Financing Arrangements”) specified by Parent on no less than three business days’ notice to the Company and (y) the third business day after the end of the Marketing Period; provided, further, that, without Parent’s prior written consent, the Closing will not be permitted to occur prior to October 15, 2023.
Merger Sub and the Company shall file an executed Plan of Merger substantially in the form set out as Exhibit A to the Merger Agreement, and as attached to this proxy statement as Annex B, and any other documents required under the CICA to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICA. The Merger will become effective on the date specified in the Plan of Merger.
The Merger Consideration and the Conversion of Ordinary Shares
At the Effective Time, by virtue of the Merger and without any further action required on the part of Parent, Merger Sub, the Company or the holders of any of the outstanding Ordinary Shares, each Ordinary Share that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Bain Shares) will automatically be cancelled and exchanged into the right to receive $8.40 in cash, without interest and subject to any applicable withholding taxes. At the Effective Time, each Owned Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor and each Bain Share will automatically be cancelled and exchanged into the right to receive $7.84 in cash, without interest and subject to any applicable withholding taxes. The Rollover Shares will be exchanged by the Bain Shareholder for common and preferred units of Topco (or, in certain circumstances, common units of Topco preferred interests of a subsidiary of Topco) in accordance with the terms of the Rollover Agreement (such Rollover Shares being valued at an amount equal to $7.84 per Ordinary Share).
Company equity compensation awards will be treated as described under “Special Factors—Treatment of Equity Compensation Awards” beginning on page 45 of this proxy statement.
Each ordinary share, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time will automatically be cancelled and exchanged into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company, and will thereafter represent ownership of ordinary shares of the Surviving Company.

Payment Procedures
Prior to Closing, Parent will select a Payment Agent for the Merger and enter into a payment agent agreement, in form and substance reasonably acceptable to the Special Committee, with such Payment Agent. At or prior to Closing, Parent will deposit (or cause to be deposited) with the Payment Agent the cash funds necessary to pay for the Ordinary Shares entitled to, and exchanged into, the right to receive the Merger Consideration or Bain Consideration, as applicable.
A holder of Ordinary Shares in book-entry form will, upon receipt by the paying agent of an “agent’s message” (or such other evidence, if any, of transfer as the paying agent may reasonably request), be entitled to receive in exchange therefor the amount of cash into which the Ordinary Shares theretofore represented in book-entry form are cancelled and exchanged pursuant to the Merger Agreement and such Ordinary Shares will be cancelled.
If any cash deposited with the Payment Agent remains undistributed one year after the Effective Time, such cash will be delivered to Parent (or the Surviving Company as directed by Parent) upon demand and any former holder of Ordinary Shares entitled to payment of the Merger Consideration or Bain Consideration, as applicable, who had not theretofore surrendered or transferred Ordinary Shares in book-entry form (as the case may be) will thereafter look only to Parent for payment of its claim for the Merger Consideration or Bain Consideration, as applicable (subject to applicable abandoned property, escheat and other similar laws), as a general creditor thereof. Any amounts remaining unclaimed by holders of any such certificates or Ordinary Shares in book-entry form for five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by law, become the property of the Surviving Company free and clear of any claims of interest of any such holders.
Representations and Warranties
The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in the Company Disclosure Letter. The Company Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to shareholders. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Merger Sub or Parent. This description of the representations and warranties is included to provide shareholders with additional information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or Merger Sub.
Diversey Representations and Warranties. In the Merger Agreement, the Company has made representations and warranties to Parent and Merger Sub with respect to, among other things:
•
the due incorporation, valid existence, and good standing of the Company;

•
the requisite corporate power and authority to execute and deliver the Merger Agreement, perform its obligations thereunder and consummate the Merger;

•
the duly adopted resolutions by the Board approving the execution of the Merger Agreement and recommending that the Company shareholders authorize the Merger Agreement and the Plan of Merger;

•
the receipt by the Special Committee of a fairness opinion from Evercore Group L.L.C.;

•
the inapplicability of certain anti-takeover laws;

•
the absence of undisclosed brokers’ fees and expenses;

•
the vote of the Company’s shareholders required to approve the Merger Proposal;

•
the absence of conflicts with laws, the Company’s or its subsidiaries’ organizational documents and contracts or existence of certain liens;

•
the required consents and approvals of Governmental Authorities in connection with (a) the Company’s execution and delivery of the Merger Agreement; (b) the Company’s performance of its obligations under the Merger Agreement and (c) the consummation of the Merger, subject to certain exceptions;

•
the Company’s capitalization;

•
the capitalization, organization, company power and standing of the Company’s subsidiaries;

•
its SEC filings, including the financial statements contained in such filings, and internal controls;

•
the absence of certain undisclosed liabilities;

•
the conduct of its business and the absence of certain changes, including that since December 31, 2022 through March 8, 2023, there has not occurred any change, event, effect, development or circumstance that has had a material adverse effect on the Company and its subsidiaries;

•
matters with respect to certain of the Company’s material contracts;

•
matters related to the Company’s owned and leased real property;

•
compliance with certain environmental, occupational safety and health laws;

•
matters related to the Company’s intellectual property;

•
data privacy and cybersecurity matters;

•
tax matters;

•
matters related to the Company’s benefit plans;

•
labor and employment matters;

•
the Company’s and its subsidiaries’ compliance with applicable laws;

•
the absence of certain legal proceedings;

•
matters related to the Company’s insurance policies;

•
the absence of contracts with related parties;

•
matters related to the Company’s contract manufacturers, customers and suppliers;

•
matters related to the Company’s inventory;

•
the absence of certain product liability claims and proceedings;

•
compliance with government contracts; and

•
the exclusivity and terms of the representations and warranties made by Parent and Merger Sub.

Materiality Standards.   Many of the representations and warranties in the Merger Agreement made by the Company are qualified by a “materiality” or “Company Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on the Company). For purposes of the Merger Agreement, a “Company Material Adverse Effect” generally refers to any change, event, development, effect or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.
However, the standard of “material adverse effect” on the Company generally excludes any adverse effect to the extent resulting from or arising out of:
•
changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;

•
changes in conditions in the financial markets, credit markets or capital markets, including (1) changes in interest rates or credit ratings; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•
changes in conditions in the industries in which the Company and its subsidiaries conduct business, including changes in conditions in the hygiene, infection prevention or cleaning solutions industries generally;

•
changes in regulatory, legislative or political conditions, including any trade policies or disputes, trade wars, tariffs or similar actions;

•
any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, rebellion or insurrection, acts of espionage, nuclear incidents, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including any escalation or general worsening of any such events or occurrences);

•
the geopolitical dispute between the Russian Federation and Ukraine and any evolution or worsening thereof;

•
earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters, weather conditions, and other force majeure events (including any escalation or general worsening of any such events or occurrences);

•
epidemics, pandemics or disease outbreaks (including COVID-19) or worsening thereof, or applicable laws adopted in response thereto, including certain measures taken to prevent the spread of COVID-19;

•
the execution and delivery of the Merger Agreement and the related documents or the public announcement of the foregoing, including, in the case of this bullet, the next succeeding bullet and the fifth bullet succeeding this bullet, the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third person (provided, that the exceptions in this bullet will not apply to any representation or warranty contained in the Merger Agreement to the extent such representation or warranty expressly relates to such change, event, development, effect or circumstance);

•
the taking of any action specifically required by, or the failure to take any action specifically prohibited by, the Merger Agreement or related documents, or any action taken or refrained from being taken, in each case to which Parent or Merger Sub has expressly approved, consented to or requested in writing following the execution of the Merger Agreement, or the results of the open source software scan completed pursuant to the Merger Agreement;

•
changes in GAAP or other accounting standards or in any applicable laws (or the enforcement or interpretation of any of the foregoing);

•
changes in the price or trading volume of Ordinary Shares, in and of itself (but the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•
any failure, in and of itself, by the Company and its subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (but the underlying cause of any such failure, in and of themselves, may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such underlying cause is excluded under the Merger Agreement);

•
the identity of, or any facts or circumstances relating to Parent, Merger Sub, the Platinum Entities or the respective affiliates of any of the foregoing, the respective financing sources of or investors in any of the foregoing, or the respective plan or intentions of any of the foregoing, with respect to the Company or its business;

•
any legal proceeding commenced or threatened against a party or any of its subsidiaries or affiliates or otherwise relating to, involving or affecting such party or any of its subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any legal proceedings among the parties related to the Merger Agreement, the Limited Guarantee, the Debt Commitment Letter or the Equity Commitment Letter; and

•
any breach of the Merger Agreement by Parent or Merger Sub.

In the case of the exclusions listed in the first, second, third, fourth, fifth, sixth, seventh, eighth and eleventh bullets above, the Merger Agreement provides that if such effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies of a similar size operating in the industries in which the Company and its subsidiaries conduct business, then such effect may be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent such incremental disproportionate adverse effect is not excluded by the other exceptions to a Company Material Adverse Effect described above.
Representations and Warranties of Parent and Merger Sub.   In the Merger Agreement, Parent and Merger Sub made customary representations and warranties to the Company with respect to, among other things:
•
the due organization, valid existence and good standing of Parent and Merger Sub;

•
the requisite power and authority of Parent and Merger Sub to execute and deliver the Merger Agreement, perform their respective obligations thereunder and consummate the Merger;

•
the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and contracts to which Parent or Merger Sub is a party or existence of certain liens;

•
the required consents and approvals of Governmental Authorities in connection with the Parent or Merger Sub’s (a) execution and delivery of the Merger Agreement; (b) performance of their respective obligations under the Merger Agreement or (c) consummation of the Merger, subject to certain exceptions;

•
the absence of certain legal proceedings;

•
the lack of ownership by Parent and Merger Sub of any Ordinary Shares;

•
the absence of undisclosed brokers’ fees and expenses;

•
the operations and purpose of Merger Sub;

•
the validity and enforceability of the Limited Guarantee;

•
matters with respect to Financing (as more fully described under “Special Factors—Financing of the Merger” beginning on page 57 of this proxy statement) and sufficiency of funds;

•
solvency of the Parent and its subsidiaries (on a consolidated basis) following the consummation of the Transactions;

•
the absence of any vote or consent of the holders of any share capital of Parent necessary to approve the Merger Agreement, Plan of Merger or the Merger; and

•
the exclusivity and terms of the representations and warranties made by the Company.

Materiality Standards.   Many of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified by a “materiality” or “Parent Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, prevent or materially impair or delay, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the Transactions).
The representations and warranties contained in the Merger Agreement and in any certificate delivered pursuant to the Merger Agreement will not survive the Effective Time (including any rights arising out of any breach of such representations, warranties, covenants, or agreements (and there shall be no liability after the Closing in respect thereof)); however, the foregoing limitation does not apply to any covenant or agreement of the parties which by its terms survives the Effective Time.
Conduct of the Company’s Business During the Pendency of the Merger
Except as expressly contemplated by the Merger Agreement and the Transactions, as set forth in the Company Disclosure Letter, as required by applicable law or any measures taken to prevent the spread of COVID-19, or as approved in writing in advance by Parent, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company will, and will cause each of its subsidiaries to use its commercially reasonable efforts to:
•
subject to certain restrictions and exceptions set forth in the Merger Agreement, conduct its and their respective businesses in the ordinary course consistent with past practice taking into account any measures taken to prevent the spread of COVID-19; and

•
preserve intact, in all material respects, its and their respective business organization and existing relationships with customers, suppliers, licensors, licensees, employees, Governmental Authorities and others having material business relationships with it and them.

In addition, except as expressly contemplated by the Merger Agreement and the consummation of the Transactions, as set forth in the Company Disclosure Letter, as required by applicable law or any measures taken to prevent the spread of COVID-19, or as approved in writing in advance by Parent, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company will not, nor will it permit any of its subsidiaries to:
•
amend any organizational documents of the Company or its subsidiaries (other than immaterial amendments that would not and would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions);

•
except for transactions solely among the Company and its wholly owned subsidiaries or solely among the Company’s wholly owned subsidiaries, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of the Company or securities or other equity interests of any of its subsidiaries, except (i) in connection with agreements in effect on the date of the Merger Agreement and set forth in the Company Disclosure Letter or (ii) issuances of Ordinary Shares or other equity interests of the Company’s subsidiaries upon exercise or settlement of Company equity awards outstanding as of the date of the Merger Agreement or issued in compliance with the Merger Agreement;

•
directly or indirectly acquire, repurchase or redeem any securities of the Company, except for (i) repurchases pursuant to the terms and conditions of Company equity awards outstanding as of the date of the Merger Agreement or issued in compliance with the Merger Agreement, or (ii) transactions between the Company and any of its direct or indirect subsidiaries;

•
except for transactions solely among the Company and its wholly owned subsidiaries or solely among the Company’s wholly owned subsidiaries, (i) issue adjust, split, combine or reclassify any share capital, or issue or authorize or propose the issuance of any other Company securities or any securities or equity interests of any subsidiary of the Company in respect of, in lieu of or in substitution for, share capital or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any share capital or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the share capital or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned subsidiary to the Company or one of its other wholly owned subsidiaries; or (iii) pledge or encumber any share capital or other equity or voting interest;

•
(i) incur, assume or suffer any indebtedness (other than accrued and unpaid interest or related expenses) or issue any debt securities, except (a) for trade payables incurred in the ordinary course of business; (b) for loans or advances to subsidiaries of the Company; (c) pursuant to the Credit Agreement in an amount not to exceed $150,000,000 in the aggregate incurred since December 31, 2022; (d) pursuant to the PNC RPA as it exists as of the date of the Merger Agreement (provided any amendments to increase the size of the borrowing capacity under the PNC RPA will require Parent’s prior written consent) and (e) up to $10,000,000 of additional indebtedness in the aggregate incurred since December 31, 2022; (ii) assume, guarantee, endorse or otherwise become liable or responsible (directly, contingently or otherwise) for the obligations of any other person, except with respect to obligations of direct or indirect wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person, except for extensions of credit to customers or advances to directors, officers and other employees, in each case in the ordinary course of business consistent with past practice; (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than liens otherwise permitted by the Merger Agreement); or (v) cancel any material indebtedness owed to the Company or any of its subsidiaries;
•
propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
(i) enter into, adopt, materially amend or materially modify any employee benefit or compensation plan (excluding (A) any amendments in the ordinary course of business consistent with past practice that are in connection with a customary annual renewal or enrollment process of any such plan that is a group health or welfare plan or (B) such actions permitted by subsections (ii) or (iii) below), or accelerate the compensation or benefits provided under any plan; (ii) increase the compensation of any director, officer, employee or other individual service provider of the Company or its subsidiaries or pay any special bonus or other special remuneration to any director, officer, employee or other individual service provider of the Company or any of its subsidiaries, except for increases in compensation and/or benefits for employees made in the ordinary course of business and consistent with past practice; provided that such increases in compensation, in the aggregate, do not exceed an amount equal to the aggregate cash compensation increases as set forth in the Merger Agreement and provided that any incremental compensation increases will be managed within the Company’s 2023 annual operating plan; (iii) enter into any employment, termination, severance or retention agreement (excluding, in each case, arrangements that provide for no severance or change in control benefits) with any directors, officers, employees or other individual service providers of the Company or any of its subsidiaries whose annual base compensation is $200,000 or more, other than the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under the Merger Agreement, provided that each such employment agreement is in all material respects consistent with the standard practice for the relevant country in cases where the severance period or required notice of termination provided is not in excess of 90 days or such longer period as is required under local law; (iv) (A) terminate (other than for cause), hire or engage the services of any individual with a title of Vice President or above or whose annual base compensation is $200,000 or more, provided that the Company will not, and will cause each of its subsidiaries not to, hire the services of any individual to fill a role that is vacant as of the date of the Merger Agreement, unless the costs associated with hiring such individual are not in excess of the headcount costs in the Company’s 2023 annual operating plan or (B) hire or engage the services of any individual to fill the roles set forth in the Company Disclosure Letter; (v) grant any equity or equity-based awards, except as provided under the Company Disclosure Letter; (vi) other than in connection with the entry into employment agreements as permitted under the foregoing clause (iii), grant any rights to severance or termination pay or other similar termination benefit; or (vii) enter into any change-in-control, transaction bonus, tax gross-up or retention agreements with any directors, officers, employees or other individual service providers, in each case, except as required by applicable law or as required by the terms of any employee benefit plan in effect on the date of the Merger Agreement;

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recognize or certify any labor organization as the bargaining representative for any employees of the Company or any of its subsidiaries or enter into (or commit to enter into) any collective bargaining agreement, in each case, except as required by applicable law;

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settle any pending or threatened legal proceeding, except for the settlement of any legal proceeding that is (i) reflected or reserved against in the audited balance sheet of the Company for solely monetary payments up to the amounts reserved, (ii) for solely monetary payments of no more than $1,000,000 individually and $5,000,000 in the aggregate, in each case, in addition to any applicable amount set forth in clause (i) or (iii) that is settled in compliance with the Merger Agreement;
•
except as required by applicable law or GAAP, make any material change in any of its accounting principles or practices;

•
(i) make, rescind or change any material tax election; (ii) settle or compromise any material tax action; (iii) consent to any extension or waiver of any limitation period with respect to any material tax action; (iv) adopt or change any material tax accounting policies; (v) enter into any material closing, voluntary disclosure or similar agreement with a taxing authority with respect to a material tax action; (vi) fail to pay a material amount of taxes when due; or (vii) file any material tax return inconsistent with past practice or amend any material tax return;

•
amend in any material respect or terminate any (i) contract that if so failed to be amended or terminated would have a Company Material Adverse Effect, (ii) any material contract or (ii) enter into any contract that, if entered into prior to the date of the Merger Agreement, would constitute a material contract;

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enter into any non-compete, exclusivity or similar arrangement that would restrict or limit, in any material respect, the operations of the Company or any of its subsidiaries;

•
other than with respect to the matters set forth in the seventh bullet above, engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company that would be required to be disclosed in the Company’s securities filings;

•
effectuate a “plant closing” or “mass layoff” (as defined in the United States Worker Adjustment and Retraining Notification Act (“WARN”) or within the meaning of any similar law) or publicly announce, implement or effect any material reduction in labor force, lay-off, retrenchment, or other employment termination program that would trigger notice requirements under WARN or any similar law;

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make any acquisition or disposition of, or lease, license, grant rights in, waive, abandon, permit to lapse, pledge or transfer, an asset or business (including by merger, consolidation or acquisition of stock or assets), except for (i) any acquisition or disposition for consideration that is individually not in excess of $1,000,000 and in the aggregate not in excess of $5,000,000, (ii) any disposition of obsolete or worn out equipment that is not material to the business of the Company and its subsidiaries; (iii) the expiration of the intellectual property owned by the Company or its subsidiaries at the end of its statutory term or (iv) any nonexclusive license to the intellectual property owned by the Company or its subsidiaries granted in the ordinary course of business consistent with past practice;

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incur or commit to incur any capital expenditure or authorization or commitment that is individually in excess of $1,000,000 and in the aggregate in excess of $5,000,000 with respect thereto not provided for in the capital expenditure budget previously provided to Parent;

•
enter into any new line of business outside of the Company’s and its subsidiaries existing businesses or exit or wind down any existing line of business on the date of the Merger Agreement;

•
incur or pay any costs, expenses or fees in excess of the amount set forth under the Company Disclosure Letter (taken together with such costs, expenses and fees incurred and unpaid as of the date hereof) to all financial advisors, investment bankers, brokers, finders, agents, counsels, advisors or other similar person that have been retained by or are authorized to act on behalf of (or whose costs, expenses or fees will otherwise be borne by) the Company or any of its subsidiaries in connection with the Transactions;

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amend or terminate, or waive any provision of, or make any payments under the TRA or TRA Termination Agreement; or

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enter into a contract to take any of the foregoing actions.

The Special Meeting
Pursuant to the terms of the Merger Agreement and in accordance with the CICA, the Company’s organizational documents and the rules and regulations of Nasdaq, the Company will take all action necessary to establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the Company’s shareholders as promptly as reasonably practicable following the mailing of the proxy statement for the purpose of obtaining approval of the Merger Proposal. Notwithstanding anything in the Merger Agreement, the Company will not be required to convene and hold the Special Meeting at any time prior to the 25th business day following the mailing of this proxy statement to the shareholders of Ordinary Shares. The Merger Agreement requires the Company to use its reasonable best efforts to solicit proxies to obtain the Requisite Shareholder Approval.
Non-Solicitation
The Merger Agreement provides that from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will, and will cause its subsidiaries, and its and their respective directors and officers to, and will instruct its and its subsidiaries’ respective other Representatives to:
•
cease and cause to be terminated any discussions or negotiations with any person and its Representatives that would be prohibited by the Merger Agreement;

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promptly following the execution of the Merger Agreement deliver written notice to each such person with whom such discussions or negotiations are ongoing that the Company is ending all such discussions or negotiations with such person pursuant to the Merger Agreement, which written notice will also request that such person promptly return or destroy all confidential information concerning the Company and its subsidiaries; and

•
terminate any electronic data room access (or other diligence access) of any such person.

Subject to the limited circumstances set forth in the Merger Agreement (and described herein), from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will not, and will cause its subsidiaries and its and their respective officers and directors not to, and will not instruct, authorize or knowingly permit any of its and its subsidiaries respective other Representatives to, directly or indirectly:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal;

•
furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•
participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, communications, proposals, offers or any other effort or attempt that would reasonably be expected to lead to an Acquisition Proposal), in each case other than directing such persons to the provisions of the Merger Agreement described under this heading;

•
approve, endorse, recommend or knowingly take any action to make the provision of any “control share acquisition,” “business combination” or other similar anti-takeover law inapplicable to an Acquisition Proposal; or

•
enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction other than a confidentiality agreement permitted by the Merger Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”).

For the purposes of the Merger Agreement, “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent, Merger Sub or any of their respective affiliates) to engage in an Acquisition Transaction, and “Acquisition Transaction” means any transaction involving:
•
any direct or indirect purchase or other acquisition by any person or group of Ordinary Shares, whether from the Company or any other person, representing more than 20% of the Ordinary Shares outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning more than 20% of the Ordinary Shares outstanding after giving effect to the consummation of such tender or exchange offer;

•
any direct or indirect purchase or other acquisition by any person or group, or equityholders of any such person or group, of assets constituting or accounting for more than 20% of the consolidated assets, net income or consolidated revenue of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

•
any merger, consolidation, business combination, joint venture, repurchase, redemption, share exchange, extraordinary dividend or distribution, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries pursuant to which any person or group, or shareholders of any such person or group, is issued, or directly or indirectly acquires record or beneficial ownership of, securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries or any surviving entity (or any direct or indirect parent company thereof) after giving effect to the consummation of such transaction, in each case other than the Merger.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof), unless the Board has determined in good faith (after consultation with its outside legal counsel), that failure to take such action (1) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Board (or any committee thereof) in compliance with the requirements set forth in the Merger Agreement and (2) would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.
Superior Proposals
Notwithstanding anything to the contrary contained in the Merger Agreement, during the Fiduciary Out Period the Company and the Board, or the Special Committee, may participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement to any person or its Representatives that has made, renewed or delivered to the Company an unsolicited bona fide written Acquisition Proposal during the Fiduciary Out Period, and otherwise facilitate such Acquisition Proposal or assist such person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such person, provided that:
•
such Acquisition Proposal was not the result of a material breach of the obligations described under “The Merger Agreement—Non-Solicitation”; and

•
the Board or the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to take such actions would be reasonably likely to be inconsistent with the Board’s or the Special Committee’s, as applicable, fiduciary duties under applicable law.

In the event that the Company engages in such actions, it will provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently to the time it is provided to such person.

For the purposes of the Merger Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the shareholders of Diversey (other than the Bain Shareholder) than the Merger with Parent (taking into account the terms and conditions of such Acquisition Proposal that the Board or Special Committee considers relevant (but will include the certainty of the proposed financing sources (if financing is required), the certainty of value presented by the proposed transaction consideration, the regulatory approvals that would be required in connection with the consummation of such proposal and the certainty that the transaction contemplated by such proposal will be consummated in accordance with its terms) and any irrevocable revisions to the Merger Agreement and related documentation made or offered in writing by Parent pursuant to the Merger Agreement prior to the time of such determination). For purposes of this definition, the ownership threshold referred to in the definition of “Acquisition Transaction” will be 75% instead of 20%.
Diversey Board Recommendation
Subject to the provisions described below, the Board and Special Committee have unanimously recommended that shareholders vote in favor of the Merger Proposal at the Special Meeting. The Board also agreed to include the Board Recommendation and the Special Committee Recommendation in this proxy statement. Subject to the provisions described below, the Merger Agreement provides that neither the Board nor any committee of the Board will:
•
withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, the Board Recommendation or the Special Committee Recommendation;

•
fail to include the Board Recommendation or the Special Committee Recommendation in this proxy statement;

•
fail to publicly reaffirm the Board Recommendation or the Special Committee Recommendation within 10 business days following the written request of Parent (provided, however, that Parent may make such request no more than twice plus one time more each time an Acquisition Proposal or inquiry or material modification thereto shall have become publicly known);

•
publicly adopt, endorse, approve or recommend (or publicly propose to adopt, endorse, approve or recommend) an Acquisition Proposal; or

•
make any recommendation in support of or, within 10 business days following its commencement, fail to recommend against, a tender or exchange offer that constitutes an Acquisition Proposal.

Each of the foregoing actions is referred to as an “Adverse Recommendation Change.” In addition, the Board may not, nor any committee thereof will, cause or permit the Company or any of its subsidiaries to enter into an Alternative Acquisition Agreement.
Notwithstanding the provisions described above, the Merger Agreement does not prohibit the Board or Special Committee from (i) making a “stop, look and listen” communication to shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (ii) determining that an Acquisition Proposal constitutes a Superior Proposal and does not prohibit the Company from delivering any notice contemplated under “The Merger Agreement—Intervening Event” below or engaging in negotiations during the Notice Period (as described under “The Merger Agreement—Acquisition Proposal” below) in respect thereto.
Intervening Event
Notwithstanding the provisions described under “The Merger Agreement—Diversey Board Recommendation,” the Board or Special Committee, as applicable, may effect an Adverse Recommendation Change in response to an Intervening Event if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. For the purposes of the Merger Agreement, “Intervening Event” means a material event, change, effect, development, condition or occurrence that has affected, affects or would be reasonably likely to affect the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, in each case that (i) is not known by the Board or the Special Committee, as applicable, as of the date of the Merger Agreement or that was not reasonably foreseeable to the Board or the Special Committee, as applicable, as of such date (or if known to the Board or the Special Committee, as applicable, as of such date, the consequences of which were not known or reasonably foreseeable to the Board or the Special Committee, as applicable, as of such date) and (ii) does not relate to any Acquisition Proposal or any transaction contemplated thereby; provided, that in no event will any of the following constitute, or be taken into account in determining the existence of, an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period (however, the underlying reasons for such events may constitute an Intervening Event), (B) any changes in the market price or trading volume of Ordinary Shares, in and of itself, after the date of the Merger Agreement (however, the underlying reasons for such events may constitute an Intervening Event) or (C) changes in conditions in the industries in which the Company and its subsidiaries conduct business, including changes in conditions in the hygiene, infection prevention or cleaning solutions industries generally, except to the extent that such changes have had or would expected to have a disproportionate effect on the Company relative to other companies of a similar size operating in industries in which the Company and its subsidiaries conduct business.
The Merger Agreement provides that the Board or the Special Committee may not effect such an Adverse Recommendation Change unless:
•
the Company has provided prior written notice to Parent at least five business days in advance to the effect that the Board or the Special Committee intends to effect an Adverse Recommendation Change, which notice shall specify the basis for such Adverse Recommendation Change, including a reasonably detailed description of the facts and circumstances relating to such Intervening Event;

•
prior to effecting such Adverse Recommendation Change, during such five-business-day period, the Company has negotiated with Parent and its Representatives in good faith to allow Parent to offer such adjustments to the terms and conditions of the Merger Agreement and the Commitment Letters in such a manner that would obviate the need to effect an Adverse Recommendation Change in response to such Intervening Event; and

•
following such five business-day time period, the Board or the Special Committee, as applicable, (after consultation with its financial advisors and outside legal counsel, and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and the Commitment Letters and any other information provided by Parent) shall have determined that the failure of the Board or the Special Committee, as applicable, to make such an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law; provided, that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period described in the preceding bullet and in this bullet will recommence, provided that such time period will be three business days from the day of such notification (instead of five business days).

Acquisition Proposal
Notwithstanding the restrictions set forth in the Merger Agreement, if the Company has received an unsolicited written bona fide Acquisition Proposal that was not the result of a breach of the obligations described under “The Merger Agreement—Non-Solicitation” that the Board or Special Committee, as applicable, has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Board or the Special Committee, as applicable, may (A) effect an Adverse Recommendation Change with respect to such Superior Proposal; and/or (B) cause the Company to terminate the Merger Agreement and/or (C) cause the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently; provided, however, that the Board or Special Committee, as applicable, will only be permitted to take the foregoing actions described in clauses (B) and (C) during the Fiduciary Out Period and may not take any of the foregoing actions unless:
•
the Board or the Special Committee, as applicable, determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•
the Company has complied in all material respects with its obligations relating to non-solicitation and the Board Recommendation with respect to such Superior Proposal;

•
the Company has provided prior written notice to Parent five business days in advance (the “Notice Period”) to the effect that the Board or the Special Committee, as applicable, (A) has received an Acquisition Proposal that has not been withdrawn; (B) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) has resolved to effect an Adverse Recommendation Change or to terminate the Merger Agreement for the purposes of entering into an Alternative Acquisition Agreement, absent any revision to the terms and conditions of the Merger Agreement, which notice will identify the person or group making such Superior Proposal and include the material terms thereof and copies of all relevant agreements relating to such Superior Proposal;

•
during the Notice Period, the Company has negotiated with Parent and its Representatives in good faith to allow Parent to offer such adjustments to the terms and conditions of the Merger Agreement and the Commitment Letters in such a manner that would obviate the need to effect an Adverse Recommendation Change; and

•
following the Notice Period, the Board or the Special Committee, as applicable (after consultation with its financial advisors and outside legal counsel, and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and the Commitment Letters and other information provided by Parent), will have determined the failure of the Board or the Special Committee, as applicable, to make such Adverse Recommendation Change to terminate the Merger Agreement would be inconsistent with its fiduciary duties under applicable law, provided, that each time material modifications to the terms of an Acquisition Proposal determined to be a Superior Proposal are made (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company shall notify Parent of such modification and the time period described in the preceding bullet will recommence, provided that such time period will be three business days from the day of such notification (instead of five business days).

Treatment of Equity Compensation Awards
Diversey equity awards outstanding immediately prior to the Effective Time will be subject to the following treatment:
•
Each Company Option outstanding immediately prior to the Effective Time will automatically be cancelled without payment (whether in cash or other consideration).

•
Each Restricted Ordinary Share will automatically vest and be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the Merger Consideration.

•
Each Unvested Non-IPO RSU and Unvested IPO RSU, in each case that is held by a non-employee director of the Company, and each Vested Company PSU, Vested Company RSU and 2022 Bonus RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration.

•
Each Transaction Bonus RSU and each Unvested IPO RSU that is held by an individual other than a non-employee director of the Company will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2023, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination.

•
Each Unvested Company PSU, Unvested Closing RSU, Retention RSU and TRA RSU will automatically be cancelled and converted into the right to receive an amount in cash, based on the Merger Consideration, payable on December 31, 2024, subject to continued employment through the payment date, with accelerated vesting protection upon a Qualifying Termination for each Unvested Company PSU, Unvested Closing RSU and TRA RSU.

•
Each Unvested IPO Celebration RSU will automatically be cancelled and converted into the right to receive an amount in cash, based upon the Merger Consideration, payable on March 25, 2024, subject to continued employment through the payment date.

•
Each Unvested Non-IPO RSU that is held by an individual other than a non-employee director of the Company will be automatically cancelled and converted into the right to receive cash, based on the Merger Consideration, with 50% payable on December 31, 2023, and 50% payable on December 31, 2024, subject to continued employment through the payment date, with full accelerated vesting upon a Qualifying Termination.

All payments made in connection with the treatment of Diversey equity awards are subject to withholding taxes as required by law.
Prior to the Effective Time, the Company’s equity awards (other than the Company Options, Unvested IPO Celebration RSUs and the Retention RSUs) may be eligible to vest upon a holder’s termination by the Company without Cause or by the holder for Good Reason. At the Effective Time, the Company will take all action necessary to effect the cancellation and exchange (as applicable) of the Company equity awards described above and the Company’s 2021 Omnibus Incentive Plan and each other employee plan that provides for the award of Ordinary Shares or rights of any kind to receive Ordinary Shares or benefits measured in whole or in part by reference to Ordinary Shares. Holders of Diversey equity awards at the Effective Time will cease to have any rights with respect to Company equity awards other than the rights to receive the payments described above.
Financing Arrangements
Although the availability of the Financing is not a condition precedent to the obligations of Parent to consummate the Merger (provided, that the funding of the Debt Financing is a condition precedent, amongst others described under the heading “The Merger Agreement—Specific Performance”, to the Company’s right to obtain specific performance or other equitable remedy under the Merger Agreement to compel Parent and Merger Sub to consummate the Merger), each of Parent, Merger Sub and the Company have agreed to take certain actions in connection with the arrangement of the Equity Financing and Debt Financing for the Merger.
Obligations of Parent.   The Merger Agreement provides that Parent shall use its reasonable best efforts to take and shall cause its subsidiaries and Representatives to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing, including to (i) satisfy on a timely basis (taking into account the anticipated timing of the Marketing Period) all terms and conditions applicable to Parent and Borrower set forth in the Equity Commitment Letter and the Debt Commitment Letter (including Definitive Agreements related thereto and, to the extent required by the Debt Commitment Letter, any “flex” terms contained in the related fee letter), respectively, that are to be satisfied by it to consummate the Financing at or prior to the Closing, including the payment of any commitment, engagement or placement fees required as a condition to the Debt Financing, (ii) maintain in full force and effect the Commitment Letters, negotiate and enter into Definitive Agreements (which, with respect to the bridge facility documentation, shall not be required until reasonably necessary in connection with the funding of the Debt Financing) with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter (other than modifications to terms as are acceptable to Parent and which do not contain any Prohibited Modifications (as defined below in this section entitled “The Merger Agreement—Financing Arrangements”)), (iii) comply with its obligations under the Commitment Letters and (iv) consummate the Financing at or prior to the Closing. Notwithstanding the foregoing, if funds in the amounts and on the conditions set forth in the Debt Commitment Letter, in whole or in part, become unavailable to Parent or the Borrower regardless of the reason therefor, Parent shall promptly as reasonably practicable (and, in any event, within three business days thereof) notify the Company in writing of such unavailability and the reason therefor, and use its reasonable best efforts, and cause each of its subsidiaries and Representatives to use their reasonable best efforts, to arrange and obtain, as promptly as practicable, Alternative Financing in amounts (after taking into consideration the amount of the Financing that is available) equal to or greater than the Required Amount and which does not include any Prohibited Modifications. Such Alternative Financing will be subject to the same obligations of the Debt Financing under the Merger Agreement.
The Merger Agreement provides that, in the event that (1) any portion of the Debt Financing structured as permanent financing is unavailable, regardless of the reason therefor, (2) all conditions to Closing of Parent and Merger Sub have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing and those conditions the failure of which to be satisfied is attributable to a breach by Parent of its representations, warranties, covenants or agreements contained in the Merger Agreement) and (3) the bridge facilities contemplated by the Debt Commitment Letter (or alternative bridge facilities obtained in accordance with the Merger Agreement) are available on the terms and conditions described in the Debt Commitment Letter, the Parent shall cause the proceeds of such bridge financing to be used promptly in lieu of such affected portion of the permanent financing.
The Merger Agreement prohibits Parent from terminating or causing the termination of the Debt Commitment Letter or Definitive Agreement, and replacing, amending, supplementing, modifying or waiving any provision of the Debt Commitment Letter or any Definitive Agreement without the prior written consent of the Company if such replacement, supplement, modification, amendment or waiver (i) reduces the aggregate amount of the Debt Financing (when taken together with the Equity Financing) to less than the Required Amount, (ii) imposes new or additional conditions, or otherwise adversely modifies or expands any of the conditions, to the receipt of the Debt Financing, (iii) adversely affects the ability of Parent or any of its subsidiaries to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified or (iv) effects any other amendment, modification or waiver that would reasonably be expected to delay the Closing beyond the date the Closing is required to occur under the Merger Agreement or prevent the Closing or impede the ability of Parent to consummate the Closing (collectively, the “Prohibited Modifications”). Notwithstanding the foregoing, Parent may, without the written consent of the Company (a) amend the Debt Commitment Letter solely to add additional Debt Financing sources that have not previously executed the Debt Commitment Letter and to grant to such additional Debt Financing sources customary approval rights, (b) amend the Definitive Agreements solely to give effect to any “flex” terms contained in the Debt Commitment Letter and (c) amend the Debt Commitment Letter solely to amend the titles, allocations and fee sharing arrangements with respect to existing and additional Debt Financing sources. Further, the Merger Agreement prohibits Parent from amending, altering or waiving, or agreeing to amend, alter or waive, any term of the Equity Commitment Letter without the prior written consent of the Company, provided that, for the avoidance of doubt, the Equity Commitment Letter may be amended by the Platinum Entities without written consent of the Company to reflect any permitted assignment pursuant to the terms of the Equity Commitment Letter.
Financing Cooperation by the Company.   Subject to certain exceptions, the Company has agreed to use its reasonable best efforts to provide such assistance and to cause its subsidiaries and their respective Representatives to provide such assistance as is customary and reasonably requested by Parent, and subject to Parent’s reimbursement obligations under the Merger Agreement, in connection with the arrangement of the Debt Financing for purposes of consummating the Merger, including, among other things, using reasonable best efforts to:
•
as promptly as reasonably practicable furnish Parent and the Debt Financing sources with (A) the Required Information (as defined below in this section entitled “The Merger Agreement—Financing Arrangements”), (B) customary “flash” or “recent development” revenue information (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for any fiscal quarter ending after the date of the Merger Agreement and prior to the Closing, and (C) to the extent in possession of the Company, such other financial and other pertinent information pertaining to the Company and its subsidiaries;

•
solely with respect to financial information and data derived from the Company’s historical books and records and maintained in the ordinary course of business, provide Parent with information necessary to prepare the pro forma financial statement required by the Debt Commitment Letter;

•
prepare for and participate in (through management with appropriate seniority and expertise) a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions, sessions with rating agencies and other customary syndication activities in connection with the Debt Financing, at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company in its reasonable discretion;

•
cause the independent auditors of the Company to assist and cooperate with Parent in connection with the Debt Financing, including by (A) providing consent to offering memoranda that include or incorporate the Company’s consolidated financial information and their reports thereon, and customary comfort letters (including “negative assurance”) with respect to financial information relating to the Company and its subsidiaries and (B) attending customary accounting due diligence sessions in connection with the Debt Financing, at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company in its reasonable discretion;
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assist Parent and the Debt Financing sources in Parent’s preparation of any customary offering documents, private placement memoranda, bank information memoranda and similar documents and any materials for rating agency presentations, including execution and delivery of customary authorization letters related thereto (including customary representations with respect to the absence of material non-public information in the public-side versions of documents and the absence of material misstatements or omissions) and customary CFO and similar certificates and certificates with respect to certain financial information of the Company and its subsidiaries in the offering documents not otherwise covered by a “comfort” letter to the extent reasonably requested by the underwriters of such offering, and providing reasonable cooperation with the due diligence efforts of the Debt Financing sources to the extent reasonable and customary;

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execute and deliver definitive documents and closing certificates relating to the Debt Financing as may be reasonably requested by Parent and as are customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the Debt Commitment Letter; and

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take all corporate or company action, subject to the occurrence of the Closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof, to be made available at the Closing Date to consummate the Transactions.

Company Payoff Indebtedness.   If requested by Parent in writing at least 10 business days in advance of the Closing, the Company has agreed to, or to procure that the Issuer will, prior to the Closing: (i) send any Redemption Notices with respect to all of the outstanding aggregate principal amount of the Senior Notes (which shall be in the form required under the Senior Notes Indenture and conditioned upon the consummation of the Closing) (together with any customary ancillary documents required by the Senior Notes Indenture for such redemption) to the Trustee, providing (A) for the redemption on the Closing Date and/or (B) for satisfaction and discharge of the Senior Notes and the Senior Notes Indenture on the Closing Date, in each case, pursuant to the requisite provisions of the Senior Notes Indenture (subject to the consummation of the Closing) (each of clauses (A) and (B), the “Redemption”), (ii) reasonably cooperate with Parent pursuant to the terms of the Senior Notes Indenture to facilitate such Redemption and (iii) use reasonable best efforts to cause the Trustee to cooperate and facilitate such Redemption. Any Redemption effectuated pursuant to the Merger Agreement will be funded using consideration provided by Parent or its subsidiaries and Parent’s fees and out-of-pocket expenses will not be paid by the Company or its subsidiaries and, in no event, will the Company or the Issuer be required to (x) pay or deposit any amounts required to redeem or discharge the Senior Notes except to the extent such amounts have been previously provided, or are being concurrently provided, to the Company or the Issuer by Parent or its subsidiaries for such purpose or (y) issue any Redemption Notices prior to the Closing, except for such notice that is permitted to be conditioned (and is so conditioned) on the occurrence of the Closing.
The Company has also agreed to, if requested in writing by Parent, use reasonable best efforts to, or use reasonable best efforts to procure that the Issuer will, prior to the Closing: (i) commence one or more Offers to Purchase and (ii) conduct Consent Solicitations; provided that (x) any such transaction will be funded using consideration provided by Parent and the dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Company Note Offers and Consent Solicitations will be retained by Parent and their fees and out-of-pocket expenses will be paid directly by Parent, (y) Parent will be responsible for all other liabilities and expenses incurred by the Company or any of its subsidiaries in connection with any Company Notes Offers and Consent Solicitations (including all amounts payable to the holders of the Senior Notes in connection therewith), and (z) no Company Notes Offers and Consent Solicitations will be consummated prior to Effective Time and the closing of any Company Notes Offers and Consent Solicitations will be expressly conditioned on the occurrence of the Effective Time.

At Parent’s expense, the Company will, and will cause its subsidiaries to provide all cooperation reasonably requested by Parent that is necessary or reasonably required in connection with a Company Note Offer and Consent Solicitation, including, without limitation, (i) to the extent required by the policies or procedures of the Depository Trust Company in connection with any Company Note Offer and Consent Solicitation, (ii) using reasonable best efforts to cause the Trustee to enter such supplemental indenture prior or substantially simultaneously with execution thereof by the Company, and (iii) providing the information necessary to distribute the applicable Company Note Offer and Consent Solicitation documents to the holders of the Senior Notes. The consummation of any or all of the Company Note Offers and Consent Solicitations is not a condition to the Closing.
Additionally, the Company has agreed to use its reasonable best efforts to deliver (or cause the delivery of) (i) no later than one business day prior to the Closing Date, draft payoff letters to Parent, and (ii) on or prior to the Closing Date, the Company will deliver (or cause the delivery of) to Parent executed payoff letters, in each case, in customary form and substance from the agent and/or holders of each item as applicable of Company Payoff Indebtedness (other than the Senior Notes), each of which may be expressly conditioned on the Closing, and any other necessary authorizations, releases or terminations reasonably required to evidence the satisfaction of such Company Payoff Indebtedness and the release or termination of any liens in connection therewith.
Marketing Period.   Marketing Period, a time allotted to Parent and Merger Sub for purposes of marketing the Debt Financing, means the first period of fifteen consecutive business days after the date of the Merger Agreement and throughout and on the last day of which Parent shall have the Required Information and such Required Information is and remains Compliant (as defined below in this section entitled “The Merger Agreement—Financing Arrangements”); provided, that (1) the Marketing Period shall not be deemed to have commenced if, after the date of the Merger Agreement and prior to the completion of the first such fifteen consecutive business day period, (x) the Required Information ceases to be Compliant for any reason, in which case the Marketing Period will not be deemed to have commenced until Parent has received all of the Required Information and such Required Information is Compliant or (y) the Company has been informed by the Company’s independent auditors that the Company is required to restate, or the Company shall have announced any intention to restate, any financial statements included in the Required Information or that such restatement is under consideration, in which case the Marketing Period will not be deemed to have commenced until such restatement has been completed and the relevant Required Information has been amended or the Company has concluded that no restatement is required in accordance with GAAP and (2) the Marketing Period shall end on any earlier date that is the date on which securities in an amount sufficient to replace the secured bridge commitments under the Debt Commitment Letter have been funded in full, taking into account, for the purposes of this clause (2) only, any amounts (if any) of the Debt Financing funded into escrow; provided, further, that upon completion of the first fifteen consecutive business day period described above, the Marketing Period shall not re-start; provided, further, that (x) July 3, 2023 and November 24, 2023 shall not be deemed to be business days for purposes of the Marketing Period, (y) if the Marketing Period shall not have been completed on or prior to August 18, 2023, the Marketing Period shall not commence until on or following September 5, 2023 and (z) if the Marketing Period is not completed on or prior to December 20, 2023, the Marketing Period will not commence until on or following January 2, 2024. If the Company in good faith reasonably believes that it has delivered the Required Information, it may deliver to Parent written notice to that effect (stating the date on which it believes it completed any such delivery), in which case the receipt of the Required Information shall be deemed to have occurred and (subject to the continuing applicability of the limitations and requirements set forth above) the fifteen consecutive business day period described above shall be deemed to have commenced on the date of receipt of such notice, unless Parent determines in good faith that the Company has not completed delivery of the Required Information and, within three business days after its receipt of such notice from the Company, Parent delivers written notice to the Company to that effect (stating with reasonable specificity which information is required to complete the delivery of the Required Information).
As used in the Merger Agreement, “Required Information” means, subject to certain exclusions, (i) the financial statements necessary to satisfy certain conditions set forth in the Debt Commitment Letter, which financial statements shall include such financial statements of the Company for each of the fiscal quarters ending March 31, 2023 and June 30, 2023 (it being understood that all such financial statements shall be deemed to have been provided to Parent on the date such financial statements are publicly filed by the

Company with the SEC), or (ii) such other customary, historical financial information regarding the Company and its subsidiaries reasonably and timely requested in writing by Parent to the extent that, in the case of this clause (ii), such information is (x) of the type and form that is customarily included in offering memoranda for private placements of secured or unsecured non-convertible, high yield debt securities issued pursuant to Rule 144A or (y) as otherwise reasonably necessary in order to assist in receiving customary “comfort” (including customary “negative assurance” comfort) from the Company’s independent accountants.
As used in the Merger Agreement, “Compliant” means with respect to information delivered as Required Information, that (i) such information, when taken as a whole, does not contain any untrue statement of a material fact regarding the Company and its subsidiaries or omit to state any material fact regarding the Company and its subsidiaries necessary in order to make such information, when taken as a whole, not misleading in light of the circumstances under which such statement is made, (ii) such information complies with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1 (subject to certain exceptions), (iii) the auditors of any audited financial information contained therein have not withdrawn their audit opinion with respect to such information, and (iv) the financial statements and other financial information included in such information are of a date and are otherwise sufficient, in each case, that the Company’s independent accountants would reasonably be expected to issue customary “comfort” letters (subject to completion of their customary procedures) with respect to such financial statements and financial information to the Debt Financing sources providing or underwriting the portion of the Debt Financing consisting of debt securities (including customary “negative assurance” comfort) in order to consummate any offering of non-convertible debt securities under Rule 144A.
Directors’ and Officers’ Indemnification and Insurance
Pursuant to the Merger Agreement, the Surviving Company and its subsidiaries will, and Parent will cause the Surviving Company and its subsidiaries to, honor and fulfill the obligations of the Company and any of its subsidiaries pursuant to any written indemnification agreements between the Company and any of its subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, on the other hand (collectively, the “Indemnified Persons”). In addition, during the six-year period following the Effective Time, the Surviving Company and its subsidiaries must maintain in effect indemnification, exculpation and advancement of expenses provisions in their respective organizational documents which are at least as favorable as the provisions contained in such organizational documents of the Company and its subsidiaries as of the date of the Merger Agreement.
The Merger Agreement further provides that Parent and the Surviving Company will (and Parent will cause the Surviving Company to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising out of (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such subsidiary or affiliate, or (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries or other affiliates, including in connection with the Merger or taken at the request of the Company or such subsidiary or affiliate, regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time. In connection with any such proceeding, Parent or the Surviving Company will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any Indemnified Person in defense of such proceeding upon receipt of an undertaking from such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified.
Parent will, and will cause the Surviving Company, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to maintain in effect the Company’s current D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance; provided, that Parent may (i) substitute therefor policies of an insurance company the terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof or (ii) request that the

Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time). The Surviving Company will not be obligated to pay any amounts which would exceed 300% of the amount paid by the Company for its last full policy period under its existing D&O policy. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the 300% cap described in the foregoing sentence, which, in such case, the Surviving Company shall maintain in full force and effect for so long as such tail policy is in full force and effect in lieu of maintaining the D&O Insurance.
Other Covenants and Agreements
Access to Information; Confidentiality.   The Company will afford Parent and its Representatives (including financing sources) reasonable access during normal business hours (upon reasonable advance request provided in writing) to the properties, books and records and personnel and consultants of the Company and its subsidiaries and, subject to the provisions of the Merger Agreement, to the computer systems, including data and personnel, with the reasonable support and cooperation of the Company, to commence with integration planning in anticipation and furtherance of the Closing.
Notwithstanding the foregoing, the Company may restrict or prohibit access to documents or information solely to the extent that (i) any applicable law or contract requires the Company to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (iii) such disclosure relates to interactions with other prospective buyers of the Company or the negotiation of the Merger Agreement and the Transactions, or information relating to the analysis, valuation or consideration of the Transactions; (iv) access to a contract to which the Company or any of its subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third person the right to terminate or accelerate the rights pursuant to, such contract; (v) access would result in the disclosure of any trade secrets of third parties; or (vi) such documents or information are reasonably pertinent to any adverse legal proceeding between the Company and its affiliates, on the one hand, and Parent and its affiliates, on the other hand; provided that the Company will give notice to Parent of the fact that it is withholding such information or documents and use its reasonable best efforts to allow disclosure in a manner that would not violate any of the foregoing clauses. The Merger Agreement requires Parent and Merger Sub and their respective Representatives to hold and treat all documents and information concerning the Company and its subsidiaries that was furnished in connection with the Merger in accordance with the terms of the confidentiality agreement entered into by the parties in connection the Merger negotiations.
Certain Tax Audits.   From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company will notify Parent of certain material tax actions, Parent will have the right to participate in such material tax actions (at its sole cost and expense), and the Company and its Subsidiaries will not resolve, settle, compromise or abandon any material tax action without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.
Proxy Statement; Schedule 13E-3 and The Special Meeting.   The Merger Agreement requires the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) to prepare and file the preliminary proxy statement relating to the Special Meeting with the SEC as promptly as practical following the date of the Merger Agreement (and, in any event within 25 business days). Further, pursuant to the Merger Agreement, the Company and Parent shall cooperate to, concurrently with the preparation and filing of this proxy statement, jointly prepare and file with the SEC a Schedule 13E-3 relating to the Transactions. The Company will use its reasonable best efforts to cause this proxy statement, the Schedule 13E-3 and any other filing required by the SEC to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not make any such filing with the SEC unless it has provided Parent and its counsel with a reasonable opportunity to review and comment on such filing and has considered all reasonable additions, deletions, or changes suggested thereto in good faith. The Company is required to call the Special Meeting as described under “—The Special Meeting.”

Public Announcements.   Each party to the Merger Agreement is required to receive the consent of both the Company (which consent shall have been approved by the Special Committee) and Parent prior to issuing any press release or other public statements with respect to the Transactions, or statements directed to the employees of the Company and its subsidiaries concerning the Transactions, except, in each case, as may be required by applicable law, court process or the applicable rules of Nasdaq and subject to certain limited exceptions set forth in the Merger Agreement.
Shareholder Litigation.   Until the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, must: (i) provide the other parties with prompt notice of, and keep such parties reasonably informed about, any litigation relating to the Transactions; (ii) give such parties the opportunity to participate in (but not control) the defense, settlement or prosecution of such litigation; and (iii) consult with such parties with respect to the defense, settlement and prosecution of such litigation. In no event may any party compromise or settle, or agree to compromise or settle, any such litigation unless the other parties have consented in writing (which consent will not be unreasonably withheld, conditioned or delayed). Further, no party will, without the prior written consent of an Indemnified Person (which consent will not be unreasonably withheld, conditioned or delayed), settle any claims in connection with any litigation relating to the Transactions against such Indemnified Person unless the settlement solely involves the payment of money by persons other than such Indemnified Person and includes an unconditional release of the Indemnified Person from liability on all matters that are the subject of such litigation relating to the Transactions.
Antitrust and Foreign Antitrust Approvals.   The Merger Agreement requires each of Parent and Merger Sub (and their respective controlled affiliates, if applicable), on the one hand, and the Company (and its subsidiaries, if applicable), on the other hand, (i) to file the applicable Premerger Notification and Report Form with the U.S. antitrust authorities within 10 business days of the execution of the Merger Agreement and (ii) Parent shall as soon as reasonably practicable, which will be no more than 20 business days if Parent receives all the information reasonably required to make such filings from the other parties in a timely fashion, file, or where required under the applicable law, procure that the relevant affiliate of Parent files, pre-merger notification filings, forms and submissions with any Governmental Authority as set forth by the Company Disclosure Letter. The merger control filings were made on March 17, 2023 in South Africa, on March 21, 2023 in Canada and China, on March 22, 2023 in Brazil and Chile, on March 23, 2023 in Colombia and on March 24, 2023 in Turkey. The parties have also filed on March 22, 2023 a draft Short Form CO in the European Union and entered into pre-notification discussions with the European Commission. The foreign investment filings in Austria and Italy were made on March 14, 2023 and March 15, 2023, respectively. See “Special Factors—Regulatory Approvals.” Each of Parent and the Company are required to (i) cooperate and coordinate (and shall cause its respective controlled affiliates and subsidiaries, respectively, to cooperate and coordinate) with the other in determining whether any such filings are required and the making of such filings, (ii) supply the other (or cause to be supplied) with any information reasonably required in order to determine whether any such filings are required and make such filings and (iii) supply (or cause to be supplied) any additional information that may be required or requested by the U.S. antitrust authorities or any other applicable Governmental Authority as promptly as reasonably practicable. Subject to the terms and limitations set forth in the Merger Agreement, each of Parent, Merger Sub and the Company will take (and cause its respective affiliates or subsidiaries, respectively, to take) all action necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other applicable laws as set forth in the Company Disclosure Letter and obtain any required approvals or consents of each Governmental Authority as set forth in the Company Disclosure Letter, in each case as promptly as practicable and in any event prior to the Termination Date.
Anti-Takeover Laws.   The Company and the Board have agreed to (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger or the Voting Agreement, and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger or the Voting Agreement, take all action within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

Reasonable Best Efforts
Each of the parties to the Merger Agreement must use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, as promptly as practicable, the Transactions, including: (i) causing the conditions described under “The Merger Agreement—Conditions to the Merger” to be satisfied; (ii) obtaining consents, waivers, approvals, orders and authorizations from Governmental Authorities, and making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger; (iii) obtaining in consultation with Parent all consents, waivers and approvals and delivering all notifications pursuant to any material contracts to which the Company or any of its subsidiaries is a party in connection with the Merger Agreement and the consummation of the Transactions; and (iv) executing and delivering any contracts or instruments that are reasonably necessary to consummate the Transactions. The Company will give prompt notice to Parent (and will subsequently keep Parent informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, change, event, development or circumstance that (x) would constitute a Company Material Adverse Effect or (y) is reasonably likely to result in any of the conditions set forth in the Merger Agreement not being able to be satisfied by the Termination Date or, to the knowledge of the Company, the receipt of any notice or other communication from any person (other than any Governmental Authority) alleging that the consent, waiver or approval of such person is or may reasonably be required in connection with the Transactions.
Further, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, each of Parent and the Company will, and will cause their respective subsidiaries to, and will instruct their and their subsidiaries’ respective Representatives to, use reasonable best efforts to cooperate with the other party and its Representatives in good faith to facilitate and participate in planning for the post-Closing integration of Parent and the Company on the terms and conditions set forth in the Merger Agreement.
Conditions to the Merger
The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable law) on or prior to the Effective Time of certain conditions, including, the following:
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the Company’s receipt of Requisite Shareholder Approval at the Special Meeting (the “Requisite Shareholder Approval Condition”);

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(i) the applicable waiting periods (and any extensions thereof) under the HSR Act have expired or been terminated and (ii) any applicable waiting periods, and any extensions thereof, and consents or approvals required from any Governmental Authority under applicable Antitrust Laws and Foreign Investment Laws (as specified by the Company Disclosure Letter) have expired, been terminated or obtained;

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no law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger (the “Legal Restraint Condition”); and

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the completion of Dutch works council consultation procedures.

The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable law) on or prior to the Effective Time of certain additional conditions, including the following:
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with respect to the representations and warranties of the Company:

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certain fundamental representations and warranties of the Company relating to (i) organization and good standing; (ii) authority of the Company and enforceability of the Merger Agreement;

(iii) Board approval, receipt by the Special Committee of its financial advisor’s fairness opinion and the inapplicability of certain anti-takeover laws; (iv) absence of undisclosed brokers’ fees; (v) obtaining the Requisite Shareholder Approval; (vi) conflict or violation of the Company’s organizational documents; (vii) Company capitalization; (viii) capitalization and equity matters relating to the Company’s significant subsidiaries and (ix) the absence of a Company Material Adverse Effect, if such representations and warranties are not qualified by Company Material Adverse Effect or other materiality qualifiers, being true and correct in all material respects, or if such representations and warranties are qualified by Company Material Adverse Effect or other materiality qualifiers, being true and correct without disregarding such qualifiers, in each case as of the date of the Merger Agreement and as of the Closing Date as if made at and as the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects or true and correct, as applicable, as of such earlier date);
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certain fundamental representations and warranties of the Company relating to its capitalization being true and correct as of the date of the Merger Agreement and as of the Closing Date as if made at and as of such date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except for inaccuracies that are de minimis; and

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all other representations and warranties of the Company being true and correct on the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any “materiality” or “Company Material Adverse Effect” qualifications, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

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the Company having performed and complied with, in all material respects, its covenants, obligations and conditions required to be performed at or prior to the Closing;

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the receipt by Parent and Merger Sub of a certificate executed by an executive officer of the Company certifying that certain conditions described in the Merger Agreement have been satisfied; and

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the absence of a Company Material Adverse Effect (as described under “The Merger Agreement—Representations and Warranties”).

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of certain additional conditions, including, the following:
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the representations and warranties of Parent and Merger Sub being true and correct as of the date of the Merger Agreement and as of the Closing Date as if made at and as of such date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

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Parent and Merger Sub having performed and complied with, in all material respects, their respective covenants, obligations and conditions required to be performed at or prior to the Closing; and

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the receipt of certificates executed by an executive officer of Parent and Merger Sub certifying that certain conditions described in the Merger Agreement have been satisfied.

For the purposes of the Merger Agreement, “Parent Material Adverse Effect” means any effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or to consummate the Transactions.

Termination of the Merger Agreement
The Company (provided that such termination by the Company has been approved by the Special Committee) and Parent may terminate the Merger Agreement by mutual written consent at any time before the Effective Time of the Merger. In addition, either Parent or the Company (provided that such termination by the Company has been approved by the Special Committee) may terminate the Merger Agreement at any time before the Effective Time:
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if any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing consummation of the Merger is in effect, or any action has been taken by a Governmental Authority of competent jurisdiction, in each case, prohibits, makes illegal or otherwise restrains or enjoins the consummation of the Merger and has become final and non-appealable, provided that the party seeking to terminate the Merger Agreement has used its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

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if the Merger has not been consummated by the Termination Date, provided that if all of the conditions to the Closing, other than the Requisite Shareholder Approval Condition, the Regulatory Condition and the Legal Restraint Condition (to the extent that the Legal Restraint Condition is in respect of a consent, authorization or approval required under the Regulatory Condition), shall have been satisfied (or in the case of conditions that by their nature are to be satisfied at or immediately prior to the Closing, shall then be capable of being satisfied if the Closing were to take place on such date) or waived, then the Termination Date shall be automatically extended to March 8, 2024, and such date shall thereafter be deemed to be the Termination Date), provided that a party may not seek to terminate the Merger Agreement if such party’s action or failure to act (which action or failure to act constitutes a breach of the Merger Agreement by such party) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to such party’s obligation to consummate the Merger or (B) the Termination Date occurring before the Effective Time; or

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if the Company fails to obtain the Requisite Shareholder Approval at the Special Meeting; provided that a party may not seek to terminate the Merger Agreement if such party’s action or failure to act (which action or failure to act constitutes a breach of the Merger Agreement by such party) has been the cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval.

Parent may also terminate the Merger Agreement if:
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the Company breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to Parent’s obligation to consummate the Merger to be satisfied, except that if such breach or failure is capable of being cured by the Termination Date, Parent must first provide the Special Committee and the Company with written notice of such breach, delivered at least 45 days prior to such termination (or, if fewer than 45 days remain until the Termination Date, prior to the Termination Date), stating Parent’s intention to terminate the Merger Agreement and the basis for such termination; provided that Parent will not be permitted to terminate the Merger Agreement if (i) such breach has been cured before the termination or (ii) Parent is then in breach of any representations, warranties, agreements or covenants which would cause certain conditions to the Company’s obligation to consummate the Merger to not be satisfied; or

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the Board or the Special Committee has effected an Adverse Recommendation Change or the Company and its subsidiaries has materially breached their respective obligations described under the headings “The Merger Agreement—Non-Solicitation,” “The Merger Agreement—Superior Proposals,” “The Merger Agreement—Diversey Board Recommendation,” “The Merger Agreement—Intervening Event” and “The Merger Agreement—Acquisition Proposal” above (the foregoing sections of this proxy statement are collectively referred to as the “No Solicitation Obligations” and any of the foregoing are referred to as an “Acquisition-Related Termination Event”).

The Company may also terminate the Merger Agreement (provided that such termination has been approved by the Special Committee) if:

•
either Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to the Company’s obligation to consummate the Merger to be satisfied, except that if such breach or failure is capable of being cured by the Termination Date, the Company must first provide Parent with written notice of such breach, delivered at least 45 days prior to such termination (or, if fewer than 45 days remain until the Termination Date, prior to the Termination Date), stating the Company’s intention to terminate the Merger Agreement and the basis for such termination; provided that the Company will not be permitted to terminate the Merger Agreement if (i) such breach has been cured before the termination or (ii) the Company is then in breach of any representations, warranties, agreements or covenants which would cause certain conditions to Parent’s obligation to consummate the Merger to not be satisfied;

•
prior to receiving the Requisite Shareholder Approval and at any time during the Fiduciary Out Period, the Board has received a Superior Proposal and has complied in all material respects with the No Solicitation Obligations with respect to such Superior Proposal, and the Company enters into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal substantially concurrently with its termination of the Merger Agreement; or

•
(i) all of the conditions to Parent and Merger Sub’s respective obligation to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing); (ii) Parent and Merger Sub fail to complete the Closing on the date required by the Merger Agreement; (iii) the Company has notified Parent in writing (which notice shall require the prior written approval of the Special Committee) at least five business days prior to termination that it is ready, willing and able to consummate the Merger, that it has satisfied or waived all conditions precedent to its obligation to consummate the Merger (other than those conditions that by their terms are to be satisfied by actions taken at the Closing) and that it intends to terminate the Merger Agreement if Parent and Merger Sub fail to consummate the Merger; and (iv) Parent and Merger Sub fail to consummate the Merger within five business days of the date of such written notice (a “Financial Failure Termination Event”).

Termination Fees and Expenses
Except as expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Company Termination Fee.   The Company will pay to Parent (or its designee) the Company Termination Fee in connection with the termination of the Merger Agreement under the following circumstances:
•
if Parent terminates the Merger Agreement due to an Acquisition-Related Termination Event (as described above);

•
if the Company terminates the Merger Agreement because it has entered into a definitive Alternative Acquisition Agreement in respect of a Superior Proposal in accordance with the terms of the Merger Agreement;

•
if (i) (x) either party terminates the Merger Agreement due to the fact that the Merger has not been consummated by the Termination Date, (y) either party terminates the Merger Agreement due to the failure to obtain the Requisite Shareholder Approval or (z) Parent terminates the Merger Agreement because the Company has breached or failed to perform any of its representations, warranties or covenants contained in the Merger Agreement and such failure(s) have not been cured (in each case subject to the applicable conditions described under “The Merger Agreement—Termination of the Merger Agreement”); (ii) following the date of the Merger Agreement and prior to the termination of the Merger Agreement, an Acquisition Proposal or inquiry for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned or an Acquisition Proposal has otherwise become known, disclosed or communicated to the Board or the Special Committee and not withdrawn or otherwise abandoned; and (iii) within 12 months of such termination, the Company consummates an Acquisition Transaction or enters into a definitive agreement providing for an Acquisition Transaction and such Acquisition Transaction is subsequently consummated; provided that for the purposes of the payment described under this bullet, the ownership threshold referred to in the definition of “Acquisition Transaction” will be 50% instead of 20%.
Parent Termination Fee.   Parent will pay to the Company (or its designee) the Parent Termination Fee in connection with the termination of the Merger Agreement under the following circumstances:
•
if the Company terminates the Merger Agreement because Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants contained in the Merger Agreement and such failure(s) have not been cured (in each case subject to the applicable conditions described under “The Merger Agreement—Termination of the Merger Agreement”); or

•
the Company terminates the Merger Agreement because of a Financial Failure Termination Event.

The Company and Parent respectively acknowledged in the Merger Agreement that in no event will the Company Termination Fee or the Parent Termination Fee be payable by the Company or Parent, as applicable, on more than one occasion.
Effect of Termination
Any valid termination of the Merger Agreement will become effective immediately upon delivery of written notice by the terminating party to the other parties. Following such termination, the Merger Agreement will be of no further force and effect without liability of the terminating party (or any partner, member, shareholder, director, officer, employee, affiliate, agent or other representative of such party), except that (i) any obligation to pay the Company Termination Fee or the Parent Termination Fee, as applicable, (ii) certain additional obligations set forth in the Merger Agreement and (iii) subject to certain limitations, liabilities with respect to a willful and material breach of the Merger Agreement prior to its termination, will survive the termination of the Merger Agreement.
Employee Compensation and Benefits
During the period commencing as of the Closing Date and concluding on the earlier of one year following the Effective Time and September 30, 2024, and in all events subject to applicable law and the terms of any applicable collective bargaining agreement, the Surviving Company and its subsidiaries will (and Parent will cause the Surviving Company and its subsidiaries to) cause each individual who is a continuing employee to be provided with: (i) a base salary or wages, as applicable, (ii) an annual target cash incentive opportunity and (iii) certain other employee benefits that are substantially comparable in the aggregate to the base salary or wages, as applicable, and employee benefits provided to each continuing employee immediately prior to the Closing (provided that the base salary or wages, as applicable, of each continuing employee shall, during the period commencing as of the Closing Date and concluding one year following the Effective Time, be at least equal to such continuing employee’s base salary or wages, as applicable, immediately prior to the Closing).
Following a good faith review of the Old Plans, Parent shall determine in its sole discretion whether to maintain any such plans following the Effective Time. In the event an Old Plan is terminated or otherwise discontinued following such determination by Parent, continuing employees who previously participated in such a plan will be eligible to participate in any New Plans. With respect to any New Plans in which continuing employees are eligible to participate, but other than with respect to benefit accruals and level of benefits under any defined benefit pension plan, the Surviving Company and its subsidiaries will credit such continuing employee for all service with the Company and its subsidiaries prior to the Effective Time to the same extent that such service was recognized under a similar plan, program, policy or arrangement of the Company or any of its subsidiaries as of the Effective Time, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits or in benefits that are greater than what was previously provided under a comparable Old Plan. With respect to any New Plan in which a continuing employee is eligible to participate that provides life insurance, medical, dental pharmaceutical, vision or disability benefits, the Surviving Company will use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived to the same extent such requirements were waived or satisfied under the comparable Old Plan, and the Surviving Company will use commercially reasonable efforts to cause any eligible expenses incurred during the portion of the plan year ending on the date that such continuing employee’s participation in the corresponding New Plans begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Specific Performance
The Merger Agreement provides that the parties will be entitled to an injunction, specific performance or other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement or to enforce specifically the terms and provisions thereof, and provides for the parties’ waiver of any requirement for the securing or posting of any bond or other security in connection with any such remedy. The Merger Agreement provides that (subject in all cases to the conditions described in the following paragraph) none of Parent, Merger Sub or the Company may raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements in the Merger Agreement.
The Merger Agreement further provides that the Company will not be entitled to the remedy of specific performance to enforce Parent’s obligations or the Company’s ability, as a third party beneficiary, to cause the Equity Financing committed by the Platinum Entities to be funded and to consummate the Merger unless (A) all of the conditions described under the heading “The Merger Agreement—Conditions to the Merger” have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing); (B) the Debt Financing has been funded or will be funded at the Closing; (C) Parent and Merger Sub fail to consummate the Merger in the manner contemplated by the Merger Agreement; and (D) the Company has irrevocably confirmed in a written notice (which notice requires the prior written approval of the Special Committee) to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by the Merger Agreement to cause the Closing to occur. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation or the Company’s ability, as a third party beneficiary, to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).
Governing Law
The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the Ordinary Shares, the rights provided in Section 238 of the CICA, the fiduciary or other duties of the Board and the boards of directors of the General Partner (as general partner of Parent) and Merger Sub and the internal corporate affairs of the Company and Merger Sub are each construed, performed and enforced in accordance with the laws of the Cayman Islands. Notwithstanding anything to the foregoing, except as specifically set forth in the Debt Commitment Letter, all actions, proceedings or counterclaims (whether in law or in equity, whether based on contract, tort or otherwise) against any Debt Financing source in any way relating to the Merger Agreement, the Merger, the Debt Financing or, in each case, the performance of services thereunder or related thereto, will be exclusively governed by, and construed in accordance with, the laws of the State of New York.

PROVISIONS FOR UNAFFILIATED SHAREHOLDERS
No provision has been made (a) to grant the Company’s Unaffiliated Shareholders access to the corporate files of (i) the Company, (ii) any other party to the Merger, or (iii) any of their respective affiliates, or (b) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING THE COMPANY
Company Background
Diversey is a leading provider of hygiene, infection prevention and cleaning solutions. Diversey develops mission-critical products, services and technologies that save lives and protect our environment. Diversey was formed as an exempted company incorporated under the laws of the Cayman Islands with limited liability on November 3, 2020 for the purpose of completing a public offering and related transactions and in order to carry on the business of its indirect wholly owned operating subsidiaries. The Ordinary Shares, $0.0001 par value per share, of Diversey are listed on Nasdaq under the symbol “DSEY.” As of           , 2023, the most recent practicable date prior to this proxy statement, there were           Ordinary Shares outstanding. Diversey is headquartered in Fort Mill, South Carolina and its principal executive offices are located at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708. Diversey’s telephone number is (803) 746-2200 and its corporate website is https://diversey.com/en. The information contained in, or that can be accessed through, Diversey’s website is not part of this proxy statement.
Directors and Executive Officers
The Board currently consists of eleven members. The persons listed below are Diversey’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company immediately following the Merger. Similarly, the Merger Agreement provides that the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Company immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.
There are no family relationships among any of Diversey’s directors or executive officers. During the past five years, neither Diversey nor any of Diversey’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither Diversey nor any of Diversey’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the Company’s directors and executive officers are set forth below. The ages given below are as of April 11, 2023. Each of the individuals listed below is a citizen of the United States, except for Philip Wieland who is a citizen of the United Kingdom. Each of the individuals listed below can be reached at c/o Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.
Directors
Name	Age	Current Position and Office
Philip Wieland	49	Chief Executive Officer and Director
Eric Foss	64	Director and Non-Executive Chairman
Emily Ashworth	48	Director
Selim Bassoul	66	Director
Robert Farkas	46	Director
Juan R. Figuereo	67	Director
Ken Hanau	57	Director
Rod Hochman	67	Director
Susan Levine	55	Director
Michel Plantevin	66	Director
Katherine S. Zanotti	68	Director

Philip Wieland.   Mr. Wieland joined Diversey as interim Chief Executive Officer in January 2020 and became Chief Executive Officer in July 2020. He was our interim Chief Financial Officer from June 2019 to January 2020. Prior to joining the Company, Mr. Wieland served as an operating partner at Bain Capital LP from January 2017 to June 2020, during which time he also served in leadership roles on secondment at Wittur International Holding GmBH, an elevator component manufacturer and Zellis Limited, a payroll software company. Previously, Mr. Wieland served as the United Kingdom Chief Executive Officer of Brakes Group from January 2015 to December 2016 and Group Chief Financial Officer at Brakes Group from October 2011 to April 2016. Prior to that, Mr. Wieland held numerous executive roles within the foodservice and healthcare industries since 1999, including Group Chief Financial Officer of General Healthcare Group and in senior finance positions at BSkyB. Mr. Wieland is a qualified chartered accountant.
Eric Foss.   Mr. Foss served as President and Chief Executive Officer of Aramark Corporation a food service company from May 2012 and as Chairman of its board of directors from February 2015 until his retirement in August 2019. Previously, Mr. Foss served as the Chief Executive Officer of Pepsi Beverages Company and the Chairman and Chief Executive Officer of Pepsi Bottling Group. Mr. Foss has served on the board of directors of Cigna Corporation, a healthcare and insurance company, since 2011, as chairman of the board of directors of Selina Hospitality PLC since October 2022 and on the board of directors of Primo Water Corporation since March 2023..
Emily Ashworth.   Ms. Ashworth is an Operating Partner of Bain Capital Private Equity, LP where she has worked since March 2021. Prior to joining Bain Capital Private Equity, Ms. Ashworth spent many years as a C-level technology leader in various public and private companies, including American Water Works Company from 2007 to 2012, World Fuel Services from 2012 to 2014, ABB Optical Group, a distributer of contact lenses, from 2014 to September 2018 and as Chief Technology Officer, Portfolio Operations, at Platinum from October 2018 to March 2021.
Selim Bassoul.   Mr. Bassoul served as our Non-Executive Chair from March 2021 to March 2022. Mr. Bassoul has served as the Chief Executive Officer and President of Six Flags Entertainment Corporation since December 2021. He has served on their board of directors since February 2020, and served as Non-Executive Chairman of their board from February 2021 until November 2021. Mr. Bassoul was the Chief Executive Officer and Chairman of the board of directors at The Middleby Corporation, a commercial and residential cooking and industrial process equipment company, from January 2001 until February 2019 and, since February 2019, Mr. Bassoul has served as a consultant to the board of directors at The Middleby Corporation. From October 2021 to November 2021, Mr. Bassoul also held the role of Director of 1847 Goedeker, Inc., an appliance company.
Robert Farkas.   Mr. Farkas is a Partner of Bain Capital Private Equity, LP where he has worked since September 2012. Prior to joining Bain Capital Private Equity, Mr. Farkas served as an Associate Principal with McKinsey & Company, a global management consulting firm from September 2007 to July 2012. Prior to McKinsey, he was a Product Design Engineer for Ford Motor Company from August 1999 to June 2005.
Juan R. Figuereo.   Mr. Figuereo has been a Venture Partner in Ocean Azul Partners, an early stage venture capital fund, since January 2018. Mr. Figuereo currently serves as a director at Decker Brands, a footwear, apparel, and accessories company, and also as a director at Western Alliance Bancorp, a company providing banking and related services. In addition, Mr. Figuereo was a director at PVH Corp., a clothing company, from 2011 to 2020. Previously Mr. Figuereo served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a manufacturer and marketer of beauty and personal care products from April 2016 to June 2017. Prior to that, Mr. Figuereo served in numerous executive financial roles and senior management positions at companies across a broad range of industries.
Ken Hanau.   Mr. Hanau has served as a Partner of Bain Capital Private Equity, LP since December 2015 and leads Bain Capital Private Equity’s North American Industrial Vertical. Prior to that, Mr. Hanau served as the Managing Partner of the private equity business of 3i, a private equity firm, in North America and held senior positions with Weiss, Peck & Greer, an investment management firm, and Halyard Capital, a private equity firm. He also has served as a Director and Audit Committee Member of Imperial Dade, a distributor of foodservice packaging supplies since June 2019. Mr. Hanau has also served as a Director and Compensation Committee Member of US LBM Holdings, Inc., a building products distributor, since December, 2020. Mr. Hanau also previously worked in investment banking at Morgan Stanley and at K&H

Corrugated Case Corporation, a family-owned packaging business. Mr. Hanau has served on the board of directors of Triton International Limited, a container leasing company, since July 2016. Mr. Hanau is a certified public accountant.
Rod Hochman M.D.   Dr. Hochman has been the President and Chief Executive Officer of Providence St. Joseph Health, a not-for-profit health system since 2013. Dr. Hochman was the 2021 chair for the American Hospital Association (AHA), and past chair of the board of trustees for the Catholic Health Association. Dr. Hochman was awarded the 2020 Lifetime Achievement Award by the Puget Sound Business Journal and in 2019, the National Center for Healthcare Leadership honored him as the recipient of the Gail L. Warden Leadership Excellence Award. Dr. Hochman served as a clinical fellow in internal medicine at Harvard Medical School and Dartmouth Medical School. He is a Fellow of the American College of Physicians and a Fellow of the American College of Rheumatology.
Susan Levine.   Ms. Levine has served as a Partner of Bain Capital Private Equity, LP since January 2018 and has been with Bain Capital since June 2006. Previously, Ms. Levine was a consultant with Bain & Company for eight years serving clients in the industrials, financial services and consumer areas. Since December 2019, Ms. Levine has also served as a director of TI Fluid Systems, a manufacturing company. She has also served as a director of Rocket Software, a software development firm since December 2021.
Michel Plantevin.   Mr. Plantevin currently serves as a Senior Advisor of Bain Capital Private Equity, LP. Mr. Plantevin served as a Managing Director of Bain Capital Private Equity from April 2003 to December 2020. Previously, Mr. Plantevin served as a Managing Director of Goldman Sachs International in London, initially in the Investment Banking division, then in the Merchant Banking division (PIA). Prior to Goldman Sachs, he was a consultant with Bain & Company in London and later headed the Bain & Company Paris Office as a Managing Director.
Katherine S. Zanotti.   Ms. Zanotti previously served as Chief Executive Officer of Arbonne International, a skin care company, from 2009 until her retirement in March 2018. Ms. Zanotti also served as Chair of Natural Products Group (the holding company of Arbonne) from 2010 until March 2018. From 2002 to 2006, she served as Senior Vice President of Marketing at McDonald’s Corporation. Prior to joining McDonald’s, Ms. Zanotti was a Vice President at the Procter & Gamble Company where she served in a variety of roles including Vice President and General Manager of the North American pharmaceutical business. Ms. Zanotti currently serves as a director of Exact Sciences Corp, a provider of cancer screening and diagnostic tests and on the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., Mentor Corporation, Alberto Culver Company and Third Wave Technologies, Inc.
Executive Officers
Name	Age	Current Position and Office
Philip Wieland	49	Chief Executive Officer and Director
Todd Herndon	57	Chief Financial Officer
Gaetano Redaelli	61	Chief Strategic Development Officer
Tracy Long	44	President, North America
Sinéad Kwant	50	President, Western Europe
Somer Gundogdu	53	President, Emerging Markets
Rudolf Verheul	60	Global President, Food & Beverage
Philip Wieland.   For biographical information for Mr. Wieland, see the section above entitled “Board of Directors.”
Todd Herndon.   Mr. Herndon joined Diversey as Chief Financial Officer in November 2019. Previously, Mr. Herndon served as Chief Financial Officer for Gardner Denver (now Ingersoll Rand Inc.), a manufacturing company, from November 2015 to February 2019. Prior to that, he served three years as Chief Financial Officer for Capital Safety (now a part of 3M Company) and before that spent 23 years with S.C. Johnson & Son, Inc., S.C. Johnson Commercial Markets, Inc. and Diversey in various financial and general management roles. He holds a bachelor’s degree from Indiana University and a Master of Business Administration from Marquette University.
Gaetano Redaelli.   Mr. Redaelli has served as Chief Strategic Development Officer since September 2020 (and also as Interim President of the Greater China region from September 2020 through December 2020). Since joining the Company in 1988, Mr. Redaelli has held a variety of roles in regional and global sales, marketing, corporate account management, strategic planning and performance management, primarily in the food and beverage market. Prior to his current role, Mr. Redaelli served as the President of the European division and as Global President of the Professional division. Earlier in his career, Mr. Redaelli led global marketing, strategic planning and business operations as the Global Vice President of Food & Beverage from January 2015 to August 2017, and served as managing director for the Company’s Italy and United Kingdom & Ireland businesses. Mr. Redaelli holds a Master’s degree in Marketing from Cranfield University in the United Kingdom and a Doctorate in Food Science from Università degli Studi di Milano in Italy.
Tracy Long.   Ms. Long joined Diversey as President, North America in May 2022. Ms. Long joined Diversey from Johnson Controls International Plc, a heating, ventilation and air conditioning company, where she worked for 12 years in increasingly senior executive roles, beginning in global product management and marketing to global business group management. Her final role at Johnson Controls was as vice president of Fire Installation & Service for Building Solutions, North America. Ms. Long holds a Bachelor of Arts degree in Social Studies from Harvard University and a Master of Business Administration from the Stanford Graduate School of Business.
Sinéad Kwant.   Ms. Kwant joined Diversey as President, Western Europe in September 2020. Ms. Kwant joined Diversey from Royal Philips N.V., a health technology company, where, until her departure in August 2020, she worked for 13 years in increasingly senior executive roles culminating in her role as Executive Vice President, CEO of Philips’ Health & Wellness Business Group. She holds a Bachelor of Arts degree in International Marketing, German and French from Dublin City University in Ireland and a post graduate diploma in International Business from Tilburg University in The Netherlands.
Somer Gundogdu.   Mr. Gundogdu has most recently served as Diversey’s President, Emerging Markets since September 2020. Prior to that, Mr. Gundogdu served as Diversey’s President of Global Accounts and the Taski® products line from June 2019 and September 2020 and President, Europe, Middle East and Africa from October 2018 and June 2019. Previously, Mr. Gundogdu served as President of Sealed Air Corporation’s and then Diversey’s Middle East and Africa region from April 2015 to September 2018. Mr. Gundogdu spent over 25 years with S.C. Johnson & Son, Inc., Unilever PLC, Sealed Air Corporation and Diversey in a variety of increasingly senior leadership roles in R&D, supply chain, marketing, corporate account management and general management. Mr. Gundogdu holds a Bachelor of Science degree in Chemical Engineering from Boĝazici University in Istanbul, Turkey and a Master of Business Administration from Virginia Tech.
Rudolf Verheul.   Mr. Verheul has served as the global President of the Company’s Food & Beverage division since October 2018, where he leads the Company’s global food and beverage market sector. Since joining the Company in 1986, Mr. Verheul has held a variety of professional and food and beverage roles in research, development, innovation, portfolio management and marketing. Previously, Mr. Verheul served as the Company’s global Vice President of Food & Beverage and Vice President of Food and Beverage, Europe. Mr. Verheul holds a Master’s degree in Physical and Colloid Chemistry from the University of Utrecht in the Netherlands and Master’s degree in Chemical Technology from the University of Amsterdam in the Netherlands.
Prior Public Offerings
During the past three years, none of Diversey, the Parent Entities or the Bain Shareholder or any of their respective affiliates have made any underwritten public offering of Ordinary Shares for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder, except as described below.
Initial Public Offering
On March 29, 2021, Diversey completed an initial public offering of 46,153,846 Ordinary Shares at a public offering price of $15.00 per Ordinary Share, receiving approximately $654.3 million in net proceeds, after deducting the underwriting discount and offering expenses. On April 9, 2021, Diversey issued and sold an additional 5,000,000 Ordinary Shares pursuant to the underwriters’ partial exercise of their option to purchase additional shares, receiving an incremental approximate $71.4 million in net proceeds, after deducting the underwriting discount and offering expenses.
Follow-On Offering
On November 15, 2021, Diversey issued and sold 15,000,000 Ordinary Shares at a public offering price of $15.00 per Ordinary Share, receiving approximately $214.4 million in net proceeds, after deducting the underwriting discount and offering expenses.
Certain Transactions in the Ordinary Shares
Other than the Merger Agreement and agreements entered into in connection therewith, including the Voting Agreement and Rollover Agreement (as described in “Special Factors,” “—Voting Agreement” and “—Rollover Agreement”), and certain Ordinary Share activity related to equity compensation awards discussed elsewhere in this proxy statement, the Company, the Parent Entities, the Bain Shareholder and their respective affiliates have not executed any transactions with respect to the Ordinary Shares during the past sixty days. In addition, neither the Parent Entities nor the Bain Shareholder or their respective affiliates have purchased any Ordinary Shares during the past two years.
Past Contracts, Transactions, Negotiations and Agreements
Except as described below and elsewhere in this proxy statement, and other than the Merger Agreement and agreements entered into in connection therewith, including the Voting Agreement, Rollover Agreement and certain activity related to Diversey’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between Diversey and its affiliates, on the one hand, and any of the Parent Entities or the Bain Shareholder and their respective affiliates, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of Diversey’s securities, election of Diversey’s directors or sale or other transfer of a material amount of assets of Diversey; (2) Diversey and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of Diversey’s consolidated revenues with any of the Parent Entities or the Bain Shareholder or their respective affiliates; and (3) none of Diversey’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Parent Entities or the Bain Shareholder or their respective affiliates.
Investor Rights Agreement
Diversey is a party to the Investor Rights Agreement with the Bain Shareholder and certain co-investors and members of management who hold Ordinary Shares. Under the Investor Rights Agreement, dependent upon its beneficial share ownership, the Bain Shareholder has the right, among other rights, to nominate a minimum number of members of the Board. The number of directors the Bain Shareholder is entitled to nominate pursuant to the Investor Rights Agreement is determined by a ratio, expressed as a percentage which equals the number of Ordinary Shares directly or indirectly held by the Bain Shareholder divided by the aggregate number of Ordinary Shares that were outstanding immediately following the closing of the IPO (such percentage, the “Bain Capital Ownership Percentage”). Based upon the Bain Capital Ownership Percentage, the Bain Shareholder is entitled to appoint either a number of directors equal to a percentage of the total number of directors on the Board (rounded up to the nearest whole number) or a specific number of directors, as shown below:
Bain Capital Ownership Percentage	Number or Percentage of Directors
40% or more	A majority of directors
At least 30% and less than 40%	40% of directors
At least 20% and less than 30%	30% of directors
At least 10% and less than 20%	20% of directors with a minimum of two directors
At least 2% and less than 10%	One director
Less than 2%	Zero directors

Additionally, as long as the Bain Capital Ownership Percentage is at least 30%, the Bain Shareholder has the right to designate the Chair of the Board and the majority of the directors serving on each committee of the Board. As long as the Bain Shareholder has the right to nominate at least one director to the Board, it has the right to designate at least one member serving on each committee of the Board.
As of the date of this proxy statement, the Bain Capital Ownership Percentage is greater than 40% and, accordingly, the Bain Shareholder has the right to nominate the majority of the Board, a majority of the directors serving on each committee and the Chair of the Board. Under the terms of the Voting Agreement, the Bain Shareholder and the Company agreed to terminate the Investor Rights Agreement effective immediately prior to the consummation of the transactions contemplated by the Rollover Agreement.
Book Value per Ordinary Share
As of           , 2023, the book value per Ordinary Share was $      . Book value per Ordinary Share is computed by dividing total equity at           , 2023 by the total Ordinary Shares outstanding on that date.

IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES AND THE BAIN SHAREHOLDER
The Parent Entities
Merger Sub.   Merger Sub was incorporated on March 1, 2023, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging Financing therefor. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. The telephone number at the principal office is (310) 712-1850.
Parent.   Parent is a Cayman Islands exempted limited partnership, acting by its General Partner. Parent is an affiliate of Platinum and Solenis, which is a portfolio company of Platinum. Solenis (together with its affiliates) is a leading global producer of specialty chemicals focused on delivering sustainable solutions for water-intensive industries, including the pulp, packaging paper and board, tissue and towel, oil and gas, petroleum refining, chemical processing, mineral processing, biorefining, power, municipal, and pool and spa markets. The principal office address of Parent is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. The telephone number at the principal office is (310) 712-1850.
Platinum IV.   Platinum IV is principally engaged in the business of investments in securities and an indirect owner of Parent and Merger Sub. Platinum IV is a Delaware limited partnership and an investment fund sponsored and ultimately controlled by Platinum. Tom Gores is the manager of Platinum, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings IV, LLC, which is the sole member of Platinum Equity Partners IV, LLC, which is the general partner of Platinum Equity Partners IV, L.P., which is the general partner of Platinum IV. The principal office address of each of these entities and Mr. Gores is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. The telephone number at the principal office is (310) 712-1850.
Platinum V.   Platinum V is principally engaged in the business of investments in securities and an indirect owner of Parent and Merger Sub. Platinum V is a Delaware limited partnership and an investment fund sponsored and ultimately controlled by Platinum. Tom Gores is the manager of Platinum, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings V, LLC, which is the sole member of Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Platinum V. The principal office address of each of these entities and Mr. Gores is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210. The telephone number at the principal office is (310) 712-1850.
Directors, Executive Officers and Controlling Persons
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the directors, executive officers and controlling persons of the Parent Entities are set forth below.
None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the Parent Entities, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Parent
Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Olympus Water Holdings Limited	Cayman Islands	General Partner
Mary Ann Sigler	United States	Director of the General Partner
Merger Sub
Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Mary Ann Sigler	United States	Director
Platinum Equity Capital Partners IV, L.P.
Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Platinum Equity Partners IV, L.P.	Delaware	General Partner
Tom Gores	United States	President of the General Partner
Mary Ann Sigler	United States	Vice President, Secretary and Treasurer of the General Partner
Eva Kalawski	United States	Vice President of the General Partner
Platinum Equity Capital Partners V, L.P.
Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Platinum Equity Partners V, L.P.	Delaware	General Partner
Tom Gores	United States	Manager and President of the indirect General Partner
Mary Ann Sigler	United States	Vice President, Secretary and Treasurer of the indirect General Partner
Eva Kalawski	United States	Vice President of the indirect General Partner
Present Principal Occupation or Employment
Tom Gores is Chairman and Chief Executive officer of Platinum, which he founded in 1995.
Mary Ann Sigler is Chief Financial Officer and a Partner of Platinum, which she joined in 2004.
Eva Kalawski has served as Executive Vice President, Special Counsel and Assistant Secretary of Platinum since 2018. Prior to 2018, she was General Counsel and a Partner of Platinum, which she joined in 1997.
The Bain Shareholder
The Bain Shareholder is a Delaware limited partnership. The Bain Shareholder is controlled by its general partner BCPE Diamond GP, LLC, a Delaware limited liability company (“BCPE Diamond GP”),

which is controlled by its sole member Bain Capital Fund XI, LP, a Cayman Islands exempted limited partnership (“Fund XI”). Fund XI is controlled by its general partner Bain Capital Partners XI, L.P., a Cayman Islands exempted limited partnership (“Partners XI”), and Partners XI is controlled by Bain Capital Investors, LLC, a Delaware limited liability company (“BCI” and collectively with the Bain Shareholder, BCPE Diamond GP, Fund XI and Partners XI, the “Bain Capital Entities”). The principal business of the Bain Capital Entities is making equity and other types of investments. The principal address office of the Bain Capital Entities is c/o Bain Capital Investors, LLC, 200 Clarendon Street, Boston, Massachusetts 02116. The telephone number at the principal office is (617) 516-2000.
Controlling Persons
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of the controlling persons of BCI are set forth below.
None of the persons listed below has, to the knowledge of BCI, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of BCI, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
BCI
Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
John Connaughton	United States	Partner at BCI
Chris Gordon	United States	Partner at BCI
David Gross-Loh	United States	Partner at BCI

DISSENTING SHAREHOLDER RIGHTS UNDER THE COMPANIES ACT (2023 REVISION) OF THE CAYMAN ISLANDS
The following is a summary of the rights of the holders of record of Ordinary Shares of the Company to dissent from the Merger and receive payment of the fair value of their Ordinary Shares (the “Dissenters’ Rights”). This summary is not a complete statement of the law, and is qualified in its entirety by the full text of Section 238 of the CICA, a copy of which is attached as Annex H to this proxy statement. If you are contemplating the possibility of dissenting from the Merger and exercising your Dissenters’ Rights, you should carefully review the text of Annex H, particularly the procedural steps required to exercise Dissenters’ Rights. These procedures are complex and you should consult your Cayman Islands legal counsel. If you do not fully and precisely satisfy and perfect the procedural requirements of the CICA, you will lose your Dissenters’ Rights.
A shareholder of the Company is entitled to payment of the fair value of his, her or its Ordinary Shares upon dissenting from the Merger, provided that such shareholder follows the procedures summarized below:
i.
you must give a written notice of objection (a “Written Objection”) to the Company prior to a vote to authorize the Merger Agreement, the Plan of Merger and the Transactions. The Written Objection must include a statement that you propose to demand payment for your Ordinary Shares if the Merger is authorized by the resolution at the extraordinary general meeting;

ii.
within 20 days immediately following the date on which the vote authorizing the Merger is made, the Company must give written notice of the authorization (the “Approval Notice”) to all shareholders who have served a Written Objection;

iii.
within 20 days immediately following the date on which the Approval Notice is given (the “Dissent Period”), the dissenting shareholder must give a written notice of his, her or its decision to dissent (a “Notice of Dissent”) to the Company stating his, her or its name and address, the number and classes of Ordinary Shares with respect to which he, she or it dissents and a demand for payment of the fair value of such Ordinary Shares. The shareholder will cease to have any rights of a shareholder upon the giving of such Notice of Dissent except the right to be paid the fair value of his, her or its Ordinary Shares (and the right to participate in court proceedings to determine the fair value of his, her or its Ordinary Shares or the right to institute proceedings on the grounds that the Merger is void or unlawful). A dissenting shareholder must dissent in respect of all the Ordinary Shares which he or she holds;

iv.
within seven days immediately following (i) the date of expiry of the Dissent Period or (ii) the date on which the Plan of Merger is filed with the Registrar of Companies of the Cayman Islands, whichever is later, the Company, as the Surviving Company, must make a written offer (a “Fair Value Offer”) to each dissenting shareholder to purchase his, her or its Ordinary Shares at a price determined by the Company to be the fair value of such Ordinary Shares;

v.
if, within 30 days immediately following the date of the Fair Value Offer, the Company and the dissenting shareholder agree upon the price to be paid for his, her or its Ordinary Shares, the Company shall pay the shareholder the amount in money;

vi.
if, within 30 days immediately following the date of the Fair Value Offer, the Company and the dissenting shareholder fail to agree on a price at which the Company will purchase the dissenting shareholder’s Ordinary Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Ordinary Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed with the Company as to fair value, and the petition by the Company must be accompanied by a verified list containing the names and address of all shareholders who filed a Notice of Dissent and who have not agreed with the Company as to the fair value of their Ordinary Shares (the “Verified List”). A copy of the petition must be served on the other party. If the petition is filed by a dissenting shareholder, the Company must file the Verified List with the Grand Court within 10 days after the service of the petition; and

vii.
if a petition is timely filed and served, the Grand Court will determine the fair value of the Ordinary Shares held by the dissenting shareholders as it finds are involved (together with a fair rate of interest, if any) and the costs of the proceeding and the allocation of such costs upon the parties. Any dissenting shareholder whose name appears on the Verified List and who the Grand Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

You must be a registered holder of Ordinary Shares in order to exercise your Dissenters’ Rights. All notices and petitions must be executed by or for the shareholder of record, fully and correctly, as such shareholder’s name appears on the register of shareholders of the Company. As noted above, a dissenting shareholder must dissent in respect of all the Ordinary Shares which he, she or it holds. If the Ordinary Shares are registered in the name of a person who holds them in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Ordinary Shares are registered in the names of more than one person, such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the record owner. A PERSON HAVING A BENEFICIAL INTEREST IN ORDINARY SHARES WHICH ARE REGISTERED IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, AND WHO WISHES TO EXERCISE DISSENTERS’ RIGHTS DIRECTLY IN RESPECT OF SUCH SHARES, MUST ACT PROMPTLY TO CONTACT SUCH PERSON IN ORDER TO BECOME THE REGISTERED HOLDER OF SUCH SHARES, IN ORDER TO BE ABLE TO EXERCISE SUCH DISSENTERS’ RIGHTS IN RESPECT OF SUCH SHARES.
If you do not satisfy each of these requirements, you cannot exercise Dissenters’ Rights and will receive the per share Merger Consideration of $8.40 in cash, without interest and less any applicable withholding taxes, for each Ordinary Share you hold. You must send all notices to Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, SC 29708.
If you are considering dissenting, you should be aware that the fair value of your Ordinary Shares determined under Section 238 of the CICA could be more than, the same as, or less than the $8.40 in cash, without interest and less any applicable withholding taxes, for each Ordinary Share that you would otherwise receive as consideration in the Merger. In addition, in any proceedings for determination of the fair value of Ordinary Shares covered by a Notice of Dissent, the Company intends to assert that the per share Merger Consideration of $8.40 is equal to the fair value of each of your Ordinary Shares.
The provisions of Section 238 of the CICA are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238 of the CICA, you will lose your Dissenters’ Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenters’ Rights.

CURRENT MARKET PRICE OF ORDINARY SHARES
Ordinary Shares have been listed on Nasdaq under the symbol “DSEY” since March 25, 2021. The following table sets forth, for the periods indicated, the high and low sales prices per share of Diversey’s Ordinary Shares.
	Market Price
	High	Low
2021
Second Quarter	$18.46	$14.04
Third Quarter	$18.15	$15.25
Fourth Quarter	$17.70	$12.46
2022
First Quarter	$14.05	$6.97
Second Quarter	$10.48	$6.60
Third Quarter	$7.61	$4.83
Fourth Quarter	$5.82	$4.05
2023
First Quarter	$8.20	$4.28
On March 7, 2023, the last trading day prior to the announcement of the Transactions, and on   , 2023, the latest practicable date before the printing of this proxy statement, the closing sale prices per Ordinary Share, as reported on Nasdaq, were $5.95 and $      , respectively.
If the Merger is consummated, each Ordinary Share (other than the Excluded Shares and the Bain Shares) will be cancelled and exchanged into the right to receive $8.40 in cash without interest and subject to any applicable withholding taxes, and Ordinary Shares will be removed from listing on Nasdaq and there will be no further public market for Ordinary Shares.
We have never declared or paid any dividends on Ordinary Shares. In addition, the (i) Senior Notes Indenture and (ii) the Credit Agreement contain certain covenants that limit the Company’s ability to pay dividends or make other distributions in respect of, or repurchase or redeem, Ordinary Shares. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, except for transactions solely among the Company and its wholly owned subsidiaries, solely among the Company’s wholly owned subsidiaries or cash dividends made by any direct or indirect wholly owned subsidiary of the Company to the Company or one of its other wholly owned subsidiaries, the Company may not declare or pay dividends on Ordinary Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company regarding the beneficial ownership of Ordinary Shares as of March 31, 2023 for:
•
each of the Company’s directors;

•
each of the Company’s named executive officers;

•
each person known by the Company to beneficially own 5% or more of its outstanding Ordinary Shares; and

•
all of the Company’s directors and executive officers as a group.

The following table lists the number of Ordinary Shares and percentage of Ordinary Shares beneficially owned based on 324,683,350 Ordinary Shares outstanding as of March 31, 2023. For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee share options granted by the Company) within 60 days of March 31, 2023. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Except as otherwise set forth below, the street address of each beneficial owner is c/o Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, SC, 29708.
Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned
	Number of Shares	Percentage
5% SHAREHOLDERS
BCPE Diamond Investor, LP(1)	236,983,211	72.9%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Philip Wieland	4,325,964	1.3%
Todd Herndon	2,711,979	*
Sinéad Kwant	271,856	*
Gaetano Redaelli	501,546	*
Rudolf Verheul	305,689	*
Kenneth Hanau(2)	—	*
Eric Foss	755,560(3)	*
Michel Plantevin	—	*
Juan Figuereo	46,225(4)	*
Selim Bassoul	208,742(5)	*
Rodney Hochman, M.D.	33,981(6)	*
Robert Farkas(2)	—	*
Susan Levine(2)	—	*
Katherine Zanotti	16,773	*
Emily Ashworth	—	*
Somer Gundogdu	684,309	*
Tracy Long	10,069	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (17 PERSONS)	9,872,693	3%

*
Represents beneficial ownership of less than 1%

(1)
Represents Ordinary Shares held by BCPE Diamond Investor, LP, a Delaware limited partnership.

Fund XI is the sole member of BCPE Diamond GP, which is the general partner of BCPE Diamond Investor, LP. Partners XI is the general partner of Fund XI. BCI is the general partner of Partners XI. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Diamond Investor, LP. Voting and investment decisions with respect to securities held by the Bain Capital Entities are made by the partners of BCI. The address of each of the Bain Capital Entities is c/o Bain Capital Investors, LLC, 200 Clarendon Street, Boston, Massachusetts 02116.
(2)
Does not include Ordinary Shares held by the Bain Shareholder. Mr. Hanau, Mr. Farkas and Ms. Levine, who are each members of the Board, are partners of BCI, and as a result, and by virtue of the relationships described in footnote 1 above may be deemed to share beneficial ownership of the shares beneficially owned by the Bain Capital Entities. The address for each of Mr. Hanau, Mr. Farkas and Ms. Levine is c/o Bain Capital Investors, LLC, 200 Clarendon Street, Boston, Massachusetts 02116.

(3)
Includes 2,601 Ordinary Shares issuable in connection with 2,601 deferred RSUs held by Mr. Foss. Mr. Foss has the right to be issued the Ordinary Shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

(4)
Includes 22,149 Ordinary Shares issuable in connection with 22,149 deferred RSUs held by Mr. Figuereo. Mr. Figuereo has the right to be issued the Ordinary Shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

(5)
Includes 26,333 Ordinary Shares issuable in connection with 26,333 deferred RSUs held by Mr. Bassoul. Mr. Bassoul has the right to be issued the Ordinary Shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

(6)
Includes 14,225 Ordinary Shares issuable in connection with 14,225 deferred RSUs held by Dr. Hochman. Dr. Hochman has the right to be issued the Ordinary Shares represented by the deferred RSUs within 60 days of the earlier to occur of (i) his termination of service and (ii) the consummation of a change of control of the Company.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, Diversey will have no public shareholders and there will be no public participation in any future meetings of shareholders of Diversey. However, if the Merger is not completed, shareholders will continue to be entitled to attend and participate in shareholder meetings.
Diversey does not intend to hold an annual general meeting in 2023 unless the Merger is not completed.
In order to be considered for inclusion in Diversey’s proxy statement for its 2023 annual general meeting, if held, shareholder proposals must comply with Rule 14a-8(e) of the Exchange Act. The deadline to receive shareholder proposals under Rule 14a-8(e) of the Exchange Act to be considered for inclusion in Diversey’s 2023 proxy statement for the 2023 annual general meeting was November 23, 2022 (which is 120 calendar days before the date Diversey’s proxy statement was released to shareholders in connection with the 2022 annual general meeting). If the date of the 2023 annual general meeting is changed by more than 30 days from the anniversary date of the 2022 annual general meeting (which was held on May 4, 2022), then the deadline will be a reasonable time before Diversey begins to print and mail proxy materials.
In addition, Diversey’s amended and restated memorandum and articles of association include advance notice provisions relating to shareholder nominations for directors or other business not submitted for inclusion in Diversey’s proxy statement. Shareholders may only present a matter for consideration at the 2023 annual general meeting, if held, if certain procedures are followed. Any shareholders who intended to present an item of business, including nominees for candidates for election as directors, at the 2023 annual general meeting must have provided notice of such business to the Secretary of Diversey between January 4, 2023 and February 3, 2023. However, if the date of the 2023 annual general meeting is more than 30 days before or after the anniversary date of the 2022 annual general meeting (which was held on May 4, 2022), in the case of a proposal other than the nomination of a director, the Board shall determine a date within a reasonable period prior to the Company’s annual general meeting by which the date a shareholder proposal or nomination must be delivered and publicize such date in a press release or filing with the SEC. The publication of this date will occur at least 10 days prior to the shareholder proposal or nomination deadline established by the Board. In the case of the nomination of a director, in the event less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholders to be timely must be so received no later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must comply with all requirements of Diversey’s amended and restated memorandum and articles of association.
Proponents must submit notices of proposals and nominations in writing to the Secretary of Diversey Holdings, Ltd., at Secretary, Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.
In addition, to comply with the universal proxy rules, Diversey shareholders who intend to solicit proxies in support of director nominees at the 2023 annual general meeting, if held, other than the Company’s nominees, must have given timely notice thereof in writing to the Secretary at the address set forth above, that sets forth the information required by SEC Rule 14a-19, no later than March 5, 2023.

HOUSEHOLDING
As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to https://ir.diversey.com or by mail to our Secretary at Diversey Holdings, Ltd., 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708. Shareholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the email address or physical address above to request that only a single copy of a proxy statement be mailed in the future.

WHERE YOU CAN FIND MORE INFORMATION
Diversey files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company in the “Investor Relations” section of the Company’s website at https://ir.diversey.com. The information contained on, or accessible through, the Company’s website is not incorporated in, and does not form a part of, the proxy statement or any other report or document filed by or furnished to the SEC by the Company.
You may also obtain any of the documents the Company files with the SEC, without charge, by requesting them in writing from the Company at the below address:
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, SC 29708
Attention: Secretary
If you would like to request documents from the Company, please do so by           , 2023 in order to receive them before the Special Meeting. If you request any documents from the Company, the Company will mail them to you by first class mail, or another equally prompt method, within one business day after receiving your request.
Because the Merger is a “going-private” transaction, the Company, the Parent Entities and the Bain Shareholder and certain of its affiliates have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC. The Company will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill the Company’s obligations under the Exchange Act.
The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from Diversey shareholders in favor of the proposed Merger. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K filed with the SEC on March 16, 2023 and the Company’s proxy statement on Schedule 14A filed with the SEC on March 23, 2022.
For additional information about the Merger, assistance in submitting proxies or voting Ordinary Shares, or to request additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s proxy solicitor at:
509 Madison Avenue
Suite 1206
New York, NY, 10022
Shareholders Call Toll Free: (800) 662-5200
All Others Call Collect: (203) 658-9400
E-mail: DSEY@investor.morrowsodali.com

ANNEX A
AGREEMENT AND PLAN OF MERGER
by and among
OLYMPUS WATER HOLDINGS IV, L.P.,
DIAMOND MERGER LIMITED
and
DIVERSEY HOLDINGS, LTD.
Dated as of March 8, 2023

EXHIBITS
Exhibit A—Plan of Merger
Exhibit B—Form of Amended and Restated Memorandum and Articles of Association of the Surviving Company
Exhibit C—Form of Company Equity Award Notification

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 8, 2023, by and among OLYMPUS WATER HOLDINGS IV, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, General Partner (as defined below) (“Parent”), DIAMOND MERGER LIMITED, a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Merger Sub”), and DIVERSEY HOLDINGS, LTD., a Cayman Islands exempted company (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I or elsewhere in this Agreement.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Act (as amended) of the Cayman Islands (the “CICA”), Parent and the Company desire to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned Subsidiary of Parent as a result of the Merger.
WHEREAS, the Company Board has, acting on the recommendation of the special committee of the Company Board (the “Special Committee”) consisting only of independent and disinterested directors (such recommendation of the Special Committee, the “Special Committee Recommendation”) unanimously (i) determined that it is in the best interests of the Company and declared it advisable to enter into this Agreement providing for, among other things, the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the Company Shareholders authorize this Agreement by the Requisite Shareholder Approval (as defined below).
WHEREAS, each of the board of directors of the General Partner, acting as general partner of the Parent, and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Guarantee”) from Platinum Equity Capital Partners IV, L.P., a Delaware limited partnership, and Platinum Equity Capital Partners V, L.P., a Delaware limited partnership (each, a “Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, each Guarantor is guaranteeing certain payment obligations of Parent and Merger Sub under this Agreement.
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s willingness to enter into this Agreement, Bain has entered into a voting and support agreement in favor of Parent, whereby Bain has agreed to vote in favor of, and support the consummation of, the transactions contemplated hereby (the “Voting Agreement”), on the terms and conditions set forth therein.
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s willingness to enter into this Agreement, Bain has entered into a rollover contribution agreement (as may be amended, restated or otherwise modified from to time to time, the “Rollover Agreement”), whereby, subject to the provisions contained in the Rollover Agreement, (i) Bain has agreed to, immediately prior to the Effective Time, contribute, transfer and assign all of its right, title and interest in the number of Bain Shares identified on Schedule I and Schedule II of the Rollover Agreement (as may be adjusted in accordance with the terms thereof, the “Rollover Shares”) to Olympus Water Holdings I, L.P., a Cayman Islands exempted limited partnership (“TopCo”) and/or an Issuing Entity (as defined in the

Rollover Agreement), and (ii) TopCo has agreed (and/or such Issuing Entity will agree), concurrently with such contribution, to accept such Rollover Shares in exchange for certain Topco Common Units and Topco Preferred Units (as such terms are defined in the Rollover Agreement) (or equivalent preferred interest of the Issuing Entity).
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s willingness to enter into this Agreement, certain parties have entered into a tax receivable termination agreement (the “TRA Termination Agreement”), whereby the parties to the Company’s existing Tax Receivable Agreement, dated as of March 24, 2021 (the “TRA”), among other things, have agreed to terminate the TRA effective upon the consummation of the Closing (as defined herein).
WHEREAS, Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1   Certain Definitions.   For all purposes of, and pursuant, to this Agreement, the following capitalized terms have the following respective meanings:
(a)   “2022 Bonus RSU” has the meaning set forth on Section 5.2(g) of the Company Disclosure Letter.
(b)   “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement, or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that, in the case of clause (ii), the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and Representatives as provided therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal).
(c)   “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent, Merger Sub or any of their respective Affiliates) to engage in an Acquisition Transaction.
(d)   “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i)   any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of Company Shares representing more than 20% of the Company Shares outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Shares outstanding after giving effect to the consummation of such tender or exchange offer;
(ii)   any direct or indirect purchase or other acquisition by any Person or Group, or equityholder of any such Person or Group, of assets constituting or accounting for more than 20% of the consolidated assets, net income or consolidated revenue of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)   any merger, consolidation, business combination, joint venture, repurchase, redemption, share exchange, extraordinary dividend or distribution, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or equityholder of any such Person or Group, is issued, or directly or indirectly acquires record or beneficial ownership of, securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries or any surviving entity (or any direct or indirect parent company thereof) after giving effect to the consummation of such transaction, in each case other than the Merger.
(e)   “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise. For the avoidance of doubt, BCPE Diamond Investor, LP (“Bain”) shall not be considered an Affiliate of the Company.
(f)   “Anti-Corruption Laws” means any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption laws.
(g)   “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(h)   “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2021.
(i)   “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.
(j)   “Cause” means, (a) for an individual covered by an individual employment or services agreement that includes a definition of Cause (or term of similar import), Cause (or term of similar import), as defined in such agreement, and (b) for any other holder, Cause as defined in the Diversey Holdings, LTD. 2021 Omnibus Incentive Plan.
(k)   “Code” means the Internal Revenue Code of 1986, as amended.
(l)   “Company Board” means the board of directors of the Company.
(m)   “Company Equity Awards” means Company Options, Company Restricted Shares, Company PSUs, and Company RSUs.
(n)   “Company Intellectual Property” means any Intellectual Property that is owned by, or purported to be owned by, the Company or any of its Subsidiaries.
(o)   “Company Material Adverse Effect” means any change, event, effect, development or circumstance (each, an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no Effects to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i)   changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;
(ii)   changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;
(iii)   changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the hygiene, infection prevention or cleaning solutions industries generally;
(iv)   changes in regulatory, legislative or political conditions, including any trade policies or disputes, trade wars, tariffs or similar actions;
(v)   any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, rebellion or insurrection, acts of espionage, nuclear incidents, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including, in each case of clauses (v) and (vii) any escalation or general worsening of any such events or occurrences);
(vi)   the geopolitical dispute between the Russian Federation and Ukraine and any evolution or worsening thereof;
(vii)   earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters, weather conditions, and other force majeure events;
(viii)   epidemics, pandemics or disease outbreaks (including COVID-19) or worsening thereof, or applicable Laws adopted in response thereto, including any COVID-19 Measures;
(ix)   the execution and delivery of this Agreement and the other Transaction Documents or the public announcement of the foregoing, including, in each case of clauses (ix), (x) and (xiv), the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third Person; provided, however, that this clause (ix) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation and warranty expressly relates to such Effect;
(x)   (A) the taking of any action specifically required by, or the failure to take any action specifically prohibited by, this Agreement or the other Transaction Documents or any action taken or refrained from being taken, in each case to which Parent or Merger Sub has expressly approved, consented to or requested in writing or (B) the results of the Open Source Software scan contemplated by Section 6.22 of the Company Disclosure Letter;
(xi)   changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing);
(xii)   changes in the price or trading volume of the Company Shares, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xiii)   any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure, in and of themselves, may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such underlying cause is otherwise excluded hereby);
(xiv)   the identity of, or any facts or circumstances relating to, any Guarantor, Parent, Merger Sub, or the respective Affiliates of any of the foregoing, the respective financing sources of or investors in any of the foregoing, or the respective plan or intentions of any of the foregoing, with respect to the Company or its business;
(xv)   any Transaction Litigation; and
(xvi)   any breach by Parent or Merger Sub of this Agreement,
except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xi), to the extent that such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred (and then only to the extent such incremental disproportionate adverse effect is not excluded by the other exceptions in this definition).
(p)   “Company Options” means any options to purchase Company Shares, whether granted pursuant to any of the Company Share Plans or otherwise.
(q)   “Company Payoff Indebtedness” means (i) Indebtedness outstanding pursuant to the Credit Agreement, (ii) the Senior Notes and (iii) the PNC RPA (in the case of this clause (iii), unless as otherwise agreed by Parent in its sole discretion).
(r)   “Company Preferred Shares” means the preferred shares, par value $0.0001 per share, of the Company.
(s)   “Company PSUs” means all Company restricted share units subject to performance-based vesting conditions, whether granted pursuant to the Company Share Plans or otherwise.
(t)   “Company Registered Intellectual Property” means all United States, international and foreign (i) Patent applications and registrations; (ii) Trademark registrations and applications (including intent-to-use applications); (iii) Copyright registrations and applications; and (iv) domain names, in each case, owned by, or purported to be owned by, the Company or any of its Subsidiaries.
(u)   “Company Restricted Shares” means Company Shares (other than any Bain Share or any Excluded Company Share) which are subject to vesting or certain specified restrictions on transfer, other than general restrictions pursuant to the Securities Act or similar applicable Law, whether granted pursuant to the Company Share Plans or otherwise.
(v)   “Company RSUs” means all Company restricted share units (whether settled in cash or Company Shares) subject solely to service-based vesting conditions, whether granted pursuant to the Company Share Plans or otherwise.
(w)   “Company Share Plans” means the Diversey Holdings, Ltd. 2021 Omnibus Incentive Plan and each other Employee Plan that provides for the award of Company Shares or rights of any kind to receive Company Shares or benefits measured in whole or in part by reference to Company Shares.
(x)   “Company Shareholders” means the holders of Company Shares.
(y)   “Company Shares” means the ordinary shares, par value $0.0001 per share, of the Company.
(z)   “Company Termination Fee” means a fee equal to $92,000,000.
(aa)   “Compliant” means, with respect to information delivered as Required Information, that (i) such information, when taken as a whole, does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such information, when taken as a whole, not misleading in light of the circumstances under which such statement is made, (ii) such information complies with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1 (excluding the Excluded Information and other than such provisions for which compliance is not customary in a Rule 144A offering of non-convertible debt securities), (iii) the auditors of any audited financial information contained therein have not withdrawn their audit opinion with respect to such information, and (iv) the financial statements and other financial information included in such information are of a date and are otherwise sufficient, in each case, that the Company’s independent accountants would reasonably be expected to issue customary “comfort” letters (subject to completion of their customary procedures) with respect to such financial statements and financial information to the Debt Financing Sources providing or underwriting the portion of the Debt Financing consisting of debt securities (including customary “negative assurance” comfort) in order to consummate any offering of non-convertible debt securities under Rule 144A.
(bb)   “Computer Systems” means Software, Software engines, schematics, programs, networks, hardware, computer systems, telecommunications equipment, websites, website content and links, equipment to use process, store, maintain and operate data, information and functions, databases, operating systems internet protocol addresses, data rights and documentation, reference, resource and training materials relating thereto, in each case owned, used, or provided by the Company.
(cc)   “Computer Systems Agreements” means all applicable information technology support, license, development, maintenance, support and escrow agreements, electronic database access contracts, domain name registration agreements, website hosting agreements, interconnection agreements, Permits, radio licenses and telecommunications agreements related to the Computer Systems.
(dd)   “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Company) immediately following the Effective Time.
(ee)   “Contract” means any written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.
(ff)   “Copyrights” means all original works of authorship, rights in copyrightable subject matter in published and unpublished works of authorship, copyrights, copyright registrations and applications therefor, economic rights, moral rights and all other rights corresponding thereto throughout the world, and waivers and consents not to enforce such economic or moral rights.
(gg)   “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
(hh)   “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar applicable Laws, directives, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.
(ii)   “Credit Agreement” means the Credit Agreement, dated as of September 6, 2017 (as amended by that certain Joinder Agreement and Amendment No. 1, dated as of June 23, 2020, that certain Joinder Agreement and Amendment No. 2, dated as of March 29, 2021, and that certain Amendment No. 3, dated as of September 29, 2021, and as further amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time), among BCPE Diamond Netherlands Topco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands, registered office at Maarssenbroeksedijk 2, 3542 DN, Utrecht, the Netherlands and registered under number 68636059, DIAMOND (BC) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under laws of the Netherlands, having its statutory seat in Amsterdam, the Netherlands, registered office at Maarssenbroeksedijk 2, 3542 DN, Utrecht, the Netherlands and registered under number 68305133, the lending institutions from time to time party thereto as lenders, and Credit Suisse AG, Cayman Islands Branch, as the administrative agent, the collateral agent, a letter of credit issuer and a lender.
(jj)   “Debt Financing Source Parties” means, collectively, the Debt Financing Sources, their current or future Affiliates and such Persons’ and their Affiliates’ respective current, former and future directors, officers, general or limited partners, shareholders, members, managers, controlling persons, employees, advisors, agents, attorneys, accountants, consultants, other representatives or funding sources, and the respective successors and assigns of each of the foregoing.
(kk)   “DOJ” means the United States Department of Justice or any successor thereto.
(ll)   “Environmental Law” means any Law (i) relating to pollution or protection of the environment, natural resources (including wildlife, ambient air, surface water, groundwater or land, or to the extent relating to exposure to Hazardous Substances, protection of human health or safety), including all those relating to the generation, storage, treatment, transportation, recycling, disposal, discharge, release, handling, control or cleanup of any Hazardous Substances, or (ii) enacted or promulgated which requires or relates to matters related to health and safety of employees, including the Occupational Safety and Health Act of 1970, all regulations promulgated pursuant to it, in the case of this clause (ii) solely to the extent relating to exposure to Hazardous Substances, and similar state, local and foreign Laws, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.
(mm)   “Equity Commitment Letter” means that certain executed commitment letter, dated as of the date of this Agreement, between Parent and the Guarantors.
(nn)   “ERISA” means the Employee Retirement Income Security Act of 1974, as may be amended from time to time, and the regulations promulgated thereunder.
(oo)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(pp)   “Excluded Information” means any (i) pro forma financial statements (but excluding financial information relating to the Company necessary for Parent to prepare pro forma financial statements) or projections, other than the financial statements and other information set forth in clause (i) of the definition of Required Information, (ii) description of all or any portion of the Debt Financing, including any “description of notes”, “plan of distribution” and other information customarily provided by Debt Financing Sources or their counsel or advisors, (iii) risk factors relating to all or any component of the Debt Financing, (iv) historical financial statements or other information required by Rules 3-05, 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 10, Item 402 or Item 601 of Regulation S-K under the Securities Act or XBRL exhibits and the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, financial information with respect to the Company on a non-combined or non-consolidated basis, financial statements or other financial data (including selected financial data) for any period earlier than the fiscal year ended December 31, 2020, information required by segment reporting and disclosure (including as required by Regulation S-K Item 101(c) and FASB Accounting Standards Codification Topic 280), the effects of purchase accounting or any adjustments related thereto for any applicable transaction, any tax consideration disclosure, or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act or (v) any financial information or other information (other than the historical financial statements and other historical information expressly set forth in the definition of Required Information) that is not reasonably available to the Company under its current reporting systems, that the Company does not maintain in the ordinary course of business or that the Company is not reasonably able to produce without undue burden.
(qq)   “Financing Sources” means the Debt Financing Sources and Guarantors and any other Persons, if any, committed to provide the Equity Financing under the Equity Commitment Letter.
(rr)   “Foreign Investment Laws” mean all Laws that are designed to regulate transactions involving foreign investments, including transactions that are likely to pose a threat to public interest and national security.
(ss)   “FTC” means the United States Federal Trade Commission or any successor thereto.
(tt)   “GAAP” means generally accepted accounting principles in the United States.

(uu)   “General Partner” means Olympus Water Holdings Limited, a Cayman Islands exempted company incorporated with limited liability.
(vv)   “Good Reason” means the occurrence, without the express prior written consent of the participant, of any of the following events: (i) a reduction in the participant’s annual base salary or target annual cash bonus opportunity or commission compensation opportunity or (ii) the relocation of the participant’s principal place of employment by more than twenty-five (25) miles from participant’s principal place of employment as of the Closing Date. Notwithstanding the foregoing, “Good Reason” shall not exist if participant has not provided the Company with written notice of the circumstances constituting “Good Reason” within thirty (30) days of the initial occurrence of the event, allowed the Company thirty (30) days to cure such circumstances, and terminated participant’s employment for Good Reason within ninety (90) days following the initial occurrence of the condition(s) specified in such notice, in the event such condition(s) remained uncured.
(ww)   “Government Contract” means any Contract, including any teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter agreement or other similar arrangement of any kind, between the Company or any of its Subsidiaries, on the one hand, and (a) any Governmental Authority, (b) any prime contractor to a Governmental Authority in its capacity as a prime contractor, or (c) any subcontractor with respect to any Contract described in clause (a) or (b) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.
(xx)   “Governmental Authority” means any government, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, sovereignty, tribunal or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.
(yy)   “Governmental Authorization” means any authorizations, approvals, orders, writs, stipulations, judgments, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements (including pursuant to Antitrust Laws and Foreign Investment Laws) issued by or obtained from, and notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.
(zz)   “Group” has the meaning as used in Section 13 of the Exchange Act.
(aaa)   “Hazardous Substance” means any substance, material, waste or pesticide that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Environmental Law relating to pollution, waste, occupational safety and health, or the environment, or any other biological agent and other disease-causing agent which after release into the environment and upon exposure, ingestion, inhalation, or assimilation into any person will or may reasonably be anticipated to cause death, disease, behavioral abnormalities, cancer, genetic mutation, physiological malfunctions or physiological deformations in such persons or their offspring, including but not limited to petroleum or petroleum products, polychlorinated biphenyls, asbestos or asbestos-containing materials, and per- and polyfluoroalkyl substances.
(bbb)   “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(ccc)   “Indebtedness” means any of the following obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and any similar other amount payable in connection therewith); (ii) obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) obligations pursuant to or in connection with letters of credit, surety bonds, performance bonds or banker’s acceptances (in each case only to the extent funds have been drawn and are payable thereunder); (iv) obligations pursuant to leases required to be capitalized under GAAP; (v) obligations arising out of interest rate and currency swap arrangements and other liabilities in connection with earnouts or other contingent obligations; and (vi) indebtedness of others of the kind described in clauses (i) through (v) guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries.
(ddd)   “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.
(eee)   “Intellectual Property” means the intellectual property and all rights associated with the following in any jurisdiction throughout the world: (i) Patents; (ii) Copyrights; (iii) Trademarks; (iv) domain names, website content, social media handles and accounts; (v) Trade Secrets; (vi) object code, source code and other rights in Software; and (vii) other intellectual property and related proprietary rights, interests and protections now existing, whether statutory, common law, or otherwise, including rights to limit the use or disclosure thereof by any Person, and the right to bring suit, pursue past, current and future violations, infringements, or misappropriations, and collections.
(fff)   “International Trade Laws” means all applicable United States and foreign laws, regulations, and orders pertaining to trade and economic sanctions, export controls, and customs, including such laws and regulations administered and enforced by the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and the U.S. Customs and Border Protection agency, including but not limited to the sanctions administered and enforced by the Office of Foreign Assets Control, the United States Export Administration Act of 1979, as amended, and the Export Control Reform Act of 2018, and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations.
(ggg)   “Intervening Event” means a material event, change, effect, development, condition or occurrence that has affected, affects or would be reasonably likely to affect the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in each case that (x) is not known by the Company Board or the Special Committee, as applicable, as of the date of this Agreement or that was not reasonably foreseeable to the Company Board or the Special Committee, as applicable, as of the date of this Agreement (or if known to the Company Board or the Special Committee, as applicable, as of the date hereof, the consequences of which were not known or reasonably foreseeable to the Company Board or the Special Committee, as applicable, as of the date hereof) and (y) does not relate to any Acquisition Proposal or any transaction contemplated thereby; provided, that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period (however, the underlying reasons for such events may constitute an Intervening Event), (B) changes in the market price or trading volume of Company Shares, in and of itself, after the date hereof (however, the underlying reasons for such events may constitute an Intervening Event), or (C) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the hygiene, infection prevention or cleaning solutions industries generally, except to the extent that such changes have had or would expected to have a disproportionate effect on the Company relative to other companies of a similar size operating in industries in which the Company and its Subsidiaries conduct business.
(hhh)   “IRS” means the United States Internal Revenue Service or any successor thereto.
(iii)   “Issuer” means Diamond (BC) B.V., a private limited liability company incorporated under the laws of the Netherlands.
(jjj)   “Knowledge of the Company,” with respect to any matter in question, means the actual knowledge, after due inquiry, of the individuals listed in Section 1.1 of the Company Disclosure Letter.
(kkk)   “Knowledge of Parent,” with respect to any matter in question, means the actual knowledge, after due inquiry, of Scott Barrett and Royce Warrick.
(lll)   “Labor Organization” means any trade union, labor organization, employee representative body or forum or works council (or representatives thereof) that has been certified or recognized as or is a representative of any employee of the Company or any Subsidiary of the Company.

(mmm)   “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.
(nnn)   “Legal Proceeding” means any civil or criminal claim, action, lawsuit, litigation, audit, investigation, dispute, complaint, inquiry, hearing, administrative proceeding, arbitration or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(ooo)   “Marketing Period” means the first period of fifteen (15) consecutive Business Days after the date hereof and throughout and on the last day of which Parent shall have the Required Information and such Required Information is and remains Compliant; provided, that (1) the Marketing Period shall not be deemed to have commenced if, after the date hereof and prior to the completion of the first such fifteen (15) consecutive Business Day period, (x) the Required Information ceases to be Compliant for any reason, in which case the Marketing Period will not be deemed to have commenced until Parent has received all of the Required Information and such Required Information is Compliant or (y) the Company has been informed by the Company’s independent auditors that the Company is required to restate, or the Company shall have announced any intention to restate, any financial statements included in the Required Information or that such restatement is under consideration, in which case the Marketing Period will not be deemed to have commenced until such restatement has been completed and the relevant Required Information has been amended or the Company has concluded that no restatement is required in accordance with GAAP and (2) the Marketing Period shall end on any earlier date that is the date on which securities in an amount sufficient to replace the secured bridge commitments under the Debt Commitment Letter have been funded in full, taking into account, for the purposes of this clause (2) only, any amounts (if any) of the Debt Financing funded into escrow; provided, further, that upon completion of the first fifteen (15) consecutive Business Day period described above, the Marketing Period shall not re-start; provided, further, that (x) July 3, 2023 and November 24, 2023 shall not be deemed to be Business Days for purposes of the Marketing Period, (y) if the Marketing Period shall not have been completed on or prior to August 18, 2023, the Marketing Period shall not commence until on or following September 5, 2023 and (z) if the Marketing Period shall not have been completed on or prior December 20, 2023, the Marketing Period shall not commence until on or following January 2, 2024. If the Company in good faith reasonably believes that it has delivered the Required Information, it may deliver to Parent written notice to that effect (stating the date on which it believes it completed any such delivery), in which case the receipt of the Required Information shall be deemed to have occurred and (subject to the continuing applicability of the limitations and requirements set forth above) the fifteen (15) consecutive Business Day period described above shall be deemed to have commenced on the date of receipt of such notice, unless Parent determines in good faith that the Company has not completed delivery of the Required Information and, within three (3) Business Days after its receipt of such notice from the Company, Parent delivers written notice to the Company to that effect (stating with reasonable specificity which information is required to complete the delivery of the Required Information).
(ppp)   “Material Contract” means any of the following Contracts (in each case, excluding any Employee Plan):
(i)   any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii)   any employment or service Contract by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with (A) any executive officer, (B) any member of the Company Board or (C) any other employee or individual service provider, which, in the case of clause (C), provides for target annual cash compensation or annual cash fees in excess of $400,000;

(iii)   any Contract that is material to the Company and its Subsidiaries taken as a whole which contains any covenant (A) prohibiting the Company or any of its Subsidiaries from engaging in any line of business or competing with any Person in any material line of business or geographic area, (B) prohibiting the Company or any of its Subsidiaries from engaging in any material line of business with any Person or levying a fine, charge or other payment for doing so, or (C) set forth in a Contract with a Top Customer, Top Supplier or Top Contract Manufacturer containing and limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation” or “exclusivity” provisions;
(iv)   any Contract under which the Company has continuing obligations (A) entered into within the two year period prior to the date hereof relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a fair market value in excess of $5,000,000 after the date of this Agreement other than in the ordinary course of business, or (B) entered into within the two year period prior to the date hereof pursuant to which the Company or any of its Subsidiaries acquired any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company with such ownership interest having a fair market value of more than $5,000,000;
(v)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case, in excess of $2,000,000 other than (A) accounts receivables and payables in the ordinary course of business, (B) pursuant to or arising in connection with the Credit Agreement and (C) loans to Subsidiaries of the Company in the ordinary course of business;
(vi)   any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than Contracts evidencing or with respect to the vesting of Company Restricted Shares, Company PSUs, Company RSUs, or Company Options);
(vii)   any Contract disclosed under Section 3.17(c);
(viii)   any Contract that involves a material joint venture, partnership or similar arrangement (excluding any intercompany contract solely among any wholly owned Subsidiaries of the Company);
(ix)   any Government Contract under which the Company or any of its Subsidiaries received payments in excess of $2,000,000 during the twelve (12) month period ending December 31, 2022;
(x)   any Contract that prohibits (A) the payment of dividends or distributions in respect of the share capital of the Company or any of its Subsidiaries or (B) the pledging of the share capital or stock of the Company or any of its Subsidiaries; or
(xi)   any Contract under which the Company or any of its Subsidiaries or any business unit thereof made or received aggregated payments from or to an entity (other than payments among the Company and its Subsidiaries) in excess of $10,000,000 in the fiscal year ending in 2022.
(qqq)   “Nasdaq” means The Nasdaq Stock Market LLC.
(rrr)   “Occupational Safety and Health Laws” means any U.S. Law enacted and in effect on the Closing Date concerning Occupational Safety and Health Matters, including all those Laws promulgated by the federal Occupational Safety and Health Administration and state agencies approved by the Occupational Safety and Health Administration and all other U.S. Laws relating to occupational exposure to Hazardous Materials or relating to occupational safety and health hazards.
(sss)   “Occupational Safety and Health Matters” means all matters related to safety and health of employees or temporary employees.
(ttt)   “Open Source Software” means Software that is licensed pursuant to (i) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL,

Mozilla Public License, BSD license and Apache license) and any “copyleft” license or any other license under which such Software or other materials are distributed or licensed as “free software,” or “open source software” by the Open Source Foundation or the Free Software Foundation or (ii) any Reciprocal License.
(uuu)   “Organizational Documents” means the articles of association, articles of incorporation, certificate of incorporation, memorandum of association, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, exempted limited partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
(vvv)   “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and other transactions contemplated hereby.
(www)   “Parent Termination Fee” means a fee equal to $125,000,000.
(xxx)   “Patents” means any issued patents and patent applications, patent disclosures, utility models, invention disclosure statements, and inventions and all improvements thereto (whether reduced to practice or not), together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof.
(yyy)   “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith, by appropriate proceedings and for which, in either case, adequate reserves have been established in accordance with GAAP on the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports filed as of the date of this Agreement; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings, and for which reserves have been established; (iii) leases, subleases, licenses and sublicenses (other than capital leases and leases underlying sale and leaseback transactions) granted to third parties in the ordinary course of business; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, provided, however, that none of the foregoing will individually or in the aggregate adversely affect in any material respect the current use, operation or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries or materially impair the value thereof; (vii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date of this Agreement; (viii) liens pursuant to the Credit Agreement; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company and its Subsidiaries, taken as a whole; (xi) statutory, common Law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (xii) non-exclusive licenses to Company Intellectual Property in the ordinary course of business or (xiii) liens (or other encumbrances of any type) on assets other than Company Intellectual Property that do not, individually or in the aggregate, materially and adversely affect the use, operation or, if applicable, occupancy of the asset subject thereto or materially impair the value thereof.
(zzz)   “Person” means any individual, corporation (including any non-profit corporation), exempted company, limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(aaaa)   “Personal Information” means any information defined as “personal data”, “personally identifiable information” or “personal information” under any Privacy and Data Security Laws, including any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with any individual or households.
(bbbb)   “PNC RPA” means the Amended and Restated Receivables Purchase Agreement, dated as of October 25, 2021 (as amended through the Second Amendment, dated as of June 17, 2022), by and among Diversey NA SPE LLC, as seller, the other parties from time to time party thereto and PNC Bank, National Association, as administrative agent.
(cccc)   “Privacy and Data Security Requirements” means, in each case as they relate to privacy, data security, data protection, breach notification, sending solicited or unsolicited electronic mail and text messages, cookies, trackers and/or collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information, and to the extent applicable to the Company or its Subsidiaries, (i) any Laws or guidelines from Governmental Authorities, including, as applicable, (a) the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) (the “GDPR”) and/or any implementing or equivalent national laws in countries located within or outside the European Union and the UK Data Protection Act 2018 and the GDPR as incorporated into UK Law pursuant to the European Union (Withdrawal) Act 2018, (b) the Brazilian General Data Protection Law (Lei Geral de Proteção de Dados Pessoais), (c) U.S. federal and state laws, in particular the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018 as amended by the California Privacy Rights Act of 2020, the Virginia Consumer Data Protection Act, the New York SHIELD ACT, U.S. state social security number protection laws, U.S. state data breach notification laws, and/or U.S. state consumer protection laws, (d) the Data Protection Act (as amended) of the Cayman Islands and (e) e-privacy laws, rules and regulations relating to the respect for private life and the protection of Personal Information in electronic communications and any anti-spam laws, rules or regulations, including the Directive 2002/58/EC or the Regulation concerning the respect for private life and the protection of Personal Data in electronic communications No. 2017/0003, once applicable, and/or any implementing or equivalent national laws (collectively, “Privacy and Data Security Laws”), (ii) all reputable industry practices, standards, and self-governing rules applicable to the industry in which the Company and its Subsidiaries operate, including, if applicable, the Payment Card Industry Data Security Standard, (iii) the Company’s and its Subsidiaries’ public facing policies, and (iv) all contractual obligations binding upon the Company or its Subsidiaries.
(dddd)   “Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; and (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software.
(eeee)   “Reimbursement Obligations” means (i) Parent’s obligations pursuant to Section 6.6(e) and Section 6.6(f) and (ii) Parent’s obligations pursuant to the last sentence of Section 6.22.
(ffff)   “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, consultants, agents, representatives and advisors.
(gggg)   “Required Information” means (i) the financial statements necessary to satisfy the condition set forth in clauses (d)(i) and (d)(ii) of paragraph 9 of Annex V to the Debt Commitment Letter, which financial statements shall include such financial statements of the Company for each of the fiscal quarters ending March 31, 2023 and June 30, 2023 (it being understood that all such financial statements shall be deemed to have been provided to Parent on the date such financial statements are publicly filed by the Company with the SEC), or (ii) such other customary, historical financial information regarding the Company and its Subsidiaries reasonably and timely requested in writing by Parent to the extent that, in the case of this clause (ii), such information is (x) of the type and form that is customarily included in offering memoranda for private placements of secured or unsecured non-convertible, high yield debt securities issued pursuant to Rule 144A or (y) as otherwise reasonably necessary in order to assist in receiving customary “comfort” (including customary “negative assurance” comfort) from the Company’s independent accountants. Notwithstanding anything to the contrary in this definition, nothing in this Agreement shall require the Company or any of its Subsidiaries to provide (or be deemed to require the Company or any of its Subsidiaries to prepare) any Excluded Information.
(hhhh)   “Retention RSU” has the meaning set forth on Section 5.2(g) of the Company Disclosure Letter.
(iiii)   “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(jjjj)   “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(kkkk)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(llll)   “Senior Notes” means the Issuer’s $500,000,000 4.625% Senior Notes due 2029 issued pursuant to the Senior Notes Indenture.
(mmmm)   “Senior Notes Indenture” means that certain Indenture, dated as of September 29, 2021, by and among the Issuer, as issuer, the guarantors party thereto from time to time, as guarantors, and Wilmington Trust, National Association, as trustee, providing for the issuance of the Senior Notes, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
(nnnn)   “Software” means computer programs and other software (including statements in human readable form such as comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language, and such statements in batch or scripting languages, together with any and all text, diagrams, graphs, charts, flow-charts, and other information that describe the foregoing), whether embodied in software, firmware, microcode, or otherwise, including software compilations, algorithms, software implementations of algorithms, software tool sets, compilers, and software models and methodologies, and implementations (whether in source code or object code form), and translation, ported versions, and modifications of any of the foregoing.
(oooo)   “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.
(pppp)   “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company Shareholders (other than the Bain Shareholders) than the Merger (taking into account the terms and conditions of such Acquisition Proposal that the Company Board or the Special Committee considers relevant (but shall include the certainty of the proposed financing sources (if financing is required), the certainty of value presented by the proposed transaction consideration, the regulatory approvals that would be required in connection with the consummation of such proposal and the certainty that the transaction contemplated by such proposal will be consummated in accordance with its terms) and any irrevocable revisions to this Agreement made or offered in writing by Parent pursuant to Section 5.3(d)

prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “75%”.
(qqqq)   “Tax” means any and all United States federal, state, local and non-United States taxes, assessments, fees, levies, imposts, duties, customs and similar charges and impositions of any kind whatsoever in the nature of a tax, imposed by any Governmental Authority (whether imposed directly or through withholding and whether or not disputed), including taxes based upon or measured by gross receipts, gross income, net income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, severance, stamp, registration, recording, disability, unemployment, capital stock, share capital, estimated, license, registration, social security, service, excise, environmental, and real or personal property taxes or other taxes, fees, assessments or charges, together with all interest, penalties and additions to tax or additional amounts imposed with respect thereto.
(rrrr)   “Tax Return” means any return, estimate, declaration, claim for refund, information return and statement, and any other document, form or report filed or required to be filed (or provided to a payee), with respect to Taxes (including amendments thereof, any schedules or attachments thereto, or declaration of estimated Tax).
(ssss)   “Taxing Authority” means any Governmental Authority with any responsibility for the assessment, administration, collection, enforcement or imposition of any domestic or foreign Tax.
(tttt)   “TRA RSU” means a Company RSU set forth on Section 5.2(g) of the Company Disclosure Letter that is outstanding as of immediately prior to the Effective Time.
(uuuu)   “Trade Secrets” means trade secrets, know-how, and other confidential information, including designs, drawings, specifications, product configurations, prototypes, models, technical data, databases, formulae, and algorithms, processes, procedures, and all tangible embodiments thereof (in any form or medium).
(vvvv)   “Trademarks” means registered and unregistered trademarks, service marks, trade dress rights, logos and design marks, trade names, slogans, fictitious and other business names and brand names, product and service names, and similar designations of origin, intent-to-use registrations or similar reservation of rights, and registrations and applications for registration and renewals thereof together with the goodwill symbolized by or associated therewith.
(wwww) “Transaction Bonus RSU” has the meaning set forth on Section 5.2(g) of the Company Disclosure Letter.
(xxxx)   “Transaction Documents” shall mean this Agreement, each other document, certificate, and instrument being delivered pursuant to this Agreement (including the Commitment Letters, the Guarantee, the Rollover Agreement and the TRA Termination Agreement) and the Confidentiality Agreement.
(yyyy)   “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, other than any Legal Proceedings among the Parties (or their Subsidiaries or Affiliates) related to this Agreement, the Guarantee, the Debt Commitment Letters, the Equity Commitment Letter, the Voting Agreement, the TRA Termination Agreement or the Rollover Agreement.
(zzzz)   “Unvested Closing RSU” has the meaning set forth on Section 5.2(g) of the Company Disclosure Letter.
(aaaaa)   “Unvested Company PSU” means a Company PSU that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company PSU.

(bbbbb)   “Unvested IPO Celebration RSU” means a cash-settled Company RSU identified in Appendix Section 3.8(b) Company Capitalization (IPO Celebration Awards) (solely with respect to grant information relating to IPO Celebration Awards) that is outstanding as of immediately prior to the Effective Time.
(ccccc)   “Unvested IPO RSU” means a Company RSU identified as an “IPOGrant” or “IPO-OGA” in Appendix Section 3.8(b) Company Capitalization (Other Awards) that is unvested and outstanding as of immediately prior to the Effective Time.
(ddddd)   “Unvested Non-IPO RSU” means a Company RSU set forth in Appendix Section 3.8(b) Company Capitalization (Other Awards) that is not an Unvested IPO RSU and that is unvested and outstanding as of immediately prior to the Effective Time.
(eeeee)   “Vested Company PSU” means a Company PSU award that is outstanding and vested as of immediately prior to the Effective Time.
(fffff)   “Vested Company RSU” means a Company RSU award identified in Appendix Section 3.8(b) Company Capitalization (Other Awards) that is outstanding and vested as of immediately prior to the Effective Time.
(ggggg)   “WARN” means the United States Worker Adjustment and Retraining Notification Act, as may be amended from time to time, and the regulations promulgated thereunder.
(hhhhh)   “Willful and Material Breach” shall mean a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an act or failure to act by a Party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, such material breach.
1.2   Index of Defined Terms.   The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
“2022 Bonus RSU Consideration”	2.8(i)
“Adverse Recommendation Change”	5.3(c)(i)
“Agreement”	Preamble
“Alternative Acquisition Agreement”	5.3(a)
“Alternative Financing”	6.5(a)
“Bain”	1.1(e)
“Bain Per Share Price”	2.7(a)(ii)
“Bain Shares” “Borrower”	2.7(a)(ii) 4.10(a)
“Capitalization Date”	3.8(a)
“Certificates”	2.9(c)
“Chosen Courts”	9.10(a)
“CICA”	Recitals
“Closing”	2.3
“Closing Date”	2.3
“Collective Bargaining Agreement”	3.21(a)
“Commitment Letters”	4.10(a)
“Commercial Tax Agreement”	3.19(e)
“Company”	Preamble
“Company Board Recommendation”	3.3(a)
“Company Disclosure Letter”	Article III
“Company Note Offers and Consent Solicitations”	6.16(b)

Term	Section Reference
“Company Related Parties”	8.3(f)(ii)
“Company SEC Reports”	3.10(a)
“Company Securities”	3.8(c)
“Company Shareholder Meeting”	6.4(a)
“Confidentiality Agreement”	9.4
“Consent Solicitations”	6.16(b)
“Continuation Period”	6.11(a)
“D&O Insurance”	6.10(c)
“Debt Commitment Letter”	4.10(a)
“Debt Commitment Letters”	4.10(a)
“Debt Financing”	4.10(a)
“Debt Financing Sources”	4.10(a)
“Defined Benefit Plan” “Definitive Agreements”	3.20(j) 6.5(a)
“Dissenting Shareholders”	2.7(d)(i)
“Dissenting Shares”	2.7(d)(i)
“Dollars”	1.3(e)
“DTC”	2.9(d)
“Effect”	1.1(o)
“Effective Time”	2.2
“Electronic Delivery”	9.15
“Employee Plan” “Equity Award Schedule”	3.20(a) 3.8(b)
“Equity Financing”	4.10(a)
“Excluded Company Shares”	2.7(a)(iii)
“Fee Letter”	4.10(a)
“Fiduciary Out Period”	5.3(b)
“Financing”	4.10(a)
“GDPR”	1.1(cccc)
“Guarantee”	Recitals
“Guarantor”	Recitals
“Indemnified Persons”	6.10(a)
“Lease”	3.15(b)
“Leased Real Property” “Legal Restraint”	3.15(b) 7.1(c)
“Maximum Annual Premium”	6.10(c)
“Merger”	Recitals
“Merger Sub”	Preamble
“New Plans”	6.11(b)
“Notice Period”	5.3(d)(ii)(3)
“Offers to Purchase”	6.16(b)
“Old Plans”	6.11(b)
“Other Required Company Filing”	6.3(b)
“Owned Real Property”	3.15(a)
“Parent”	Preamble
“Parent Related Parties”	8.3(f)(i)
“Party”	Preamble

Term	Section Reference
“Payment Agent”	2.9(a)
“Payment Fund”	2.9(b)
“Payoff Letters”	6.16(c)
“Per Share Price”	2.7(a)(ii)
“Plan of Merger”	2.2
“Privacy and Data Security Laws” “Prohibited Modifications”	1.1(cccc) 6.5(c)
“Proxy Statement”	6.3(a)
“Pro-Rata Portion”	2.8(h)
“Public Shares”	2.7(a)(ii)
“Public Shareholder Per Share Price” “Purpose”	2.7(a)(ii) 6.8(b)
“Recent SEC Reports” “Recipient”	Article III 6.8(b)
“Redemption”	6.16(a)
“Redemption Notices”	6.16(a)
“Required Amount”	4.10(a)
“Requisite Shareholder Approval”	3.5
“Restricted Share Consideration”	2.8(d)
“Retention RSU Consideration”	2.8(j)
“Rollover Agreement”	Recitals
“Rollover Shares”	Recitals
“Schedule 13e-3” “Security Regulations”	6.3(a) 6.8(b)
“Special Committee”	Recitals
“Special Committee Recommendation”	Recitals
“Sublease”	3.15(b)
“Surviving Company”	2.1
“Tax Action”	3.19(b)
“Termination Date”	8.1(c)
“TopCo”	Recitals
“Top Contract Manufacturer”	3.26
“Top Customers”	3.27
“Top Suppliers”	3.26
“TRA” “TRA RSU Consideration”	Recitals 2.8(l)
“TRA Termination Agreement”	Recitals
“Transaction Bonus RSU Consideration” “Transfer Expenses”	2.8(k) 6.22
“Uncertificated Shares”	2.9(c)
“Unvested Closing RSU Consideration” “Unvested IPO Celebration RSU Consideration”	2.8(h) 2.8(m)
“Unvested IPO RSU Consideration”	2.8(f)
“Unvested Non-IPO RSU Consideration”	2.8(g)
“Unvested PSU Consideration”	2.8(c)
“Vested PSU Consideration”	2.8(b)
“Vested RSU Consideration”	2.8(e)
“Voting Agreement”	Recitals

1.3   Certain Interpretations.
(a)   When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b)   When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c)   Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d)   The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e)   When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f)   The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g)   When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h)   Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(i)    A reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.
(j)    References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time and all schedules and exhibits thereto.
(k)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l)    The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1).
(m)    The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n)    No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o)    The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of Contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.
(p)    The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
(q)   Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at https://americas.datasite.com prior to 11:59 p.m. New York City time on the date that is the day prior to the execution and delivery of this Agreement.
(r)    All references to time shall refer to New York City time unless otherwise specified.
(s)   Any references herein to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner.
ARTICLE II
THE MERGER
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the CICA, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, Merger Sub shall be struck off the register of companies in the Cayman Islands, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving company of the Merger (the “Surviving Company”) under the Laws of the Cayman Islands as a wholly-owned Subsidiary of Parent.
2.2   The Effective Time.   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Merger Sub and the Company shall deliver an executed plan of merger (the “Plan of Merger”) substantially in the form set out on Exhibit A and the Parties shall file the Plan of Merger and other documents required under the CICA to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICA. The Merger will become effective at such date and time as the Plan of Merger is duly filed with the Registrar of Companies of the Cayman Islands (or on the date as may be agreed in writing by Merger Sub and the Company (with the prior written consent of the Special Committee) and specified in the Plan of Merger in accordance with the CICA) (the “Effective Time”).
2.3   The Closing.   The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, via the electronic exchange of documents and signature pages, on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company (with the prior written consent of the Special Committee) mutually agree in writing; provided that, the Closing shall not occur prior to the earlier to occur of (x) any Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ notice to the Company and (y) the third (3rd) Business Day after the end of the Marketing Period; provided, further, that, the Closing shall not occur prior to October 15, 2023 without Parent’s prior written consent. The date on which the Closing actually occurs is referred to as the “Closing Date”; provided, that, to the extent that the Closing Date would fall on a date that is a public holiday in the Cayman Islands, the Closing Date shall be the next Business Day following such day.
2.4   Effect of the Merger.   At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the CICA.
2.5   Memorandum and Articles of Association of Surviving Company.   At the Effective Time, subject to Section 6.10, the memorandum and articles of association of the Surviving Company shall be amended and restated substantially in the form set out on Exhibit B, until thereafter amended as provided by the CICA and such memorandum and articles of association.
2.6   Directors and Officers.
(a)   Directors.   At the Effective Time, the directors of the Surviving Company will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the provisions of the CICA and the memorandum and articles of association of the Surviving Company until their respective successors are duly elected or appointed and qualified.
(b)   Officers.   At the Effective Time, the officers of the Surviving Company will be the officers of the Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the provisions of the CICA and the memorandum and articles of association of the Surviving Company until their respective successors are duly appointed.
2.7   Effect of Merger on Shares.
(a)   Share Capital.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:
(i)   each ordinary share, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and exchanged into one validly issued, fully paid and nonassessable ordinary share of the Surviving Company, which shall be reflected in the updated register of members of the Surviving Company;
(ii)   each Company Share that is issued and outstanding as of immediately prior to the Effective Time (other than the Excluded Company Shares or Dissenting Shares) (x) owned by Bain (or any of its Permitted Transferees (as defined in the Voting Agreement) (the “Bain Shares”)) will be automatically cancelled and exchanged into the right to receive cash in an amount equal to $7.84, without interest thereon (the “Bain Per Share Price”) and (y) other than the Bain Shares (the “Public Shares”), will be automatically cancelled and exchanged into the right to receive cash in an amount equal to $8.40, without interest thereon (the “Public Shareholder Per Share Price” and, together with the Bain Per Share Price, the “Per Share Price”), in each case, in accordance with the provisions of Section 2.9 (or, where relevant, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and
(iii)   each Company Share that is (A) held by the Company as a treasury share; (B) owned by Parent or Merger Sub (including, for the avoidance of doubt, any Rollover Shares); or (C) owned by any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (including, for the avoidance of doubt, the Rollover Shares) (clauses (A) to (C), collectively, the “Excluded Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b)   Rollover Shares.   For the avoidance of doubt, the Rollover Shares shall not be entitled to receive the Per Share Price and shall, immediately prior to the Effective Time, be contributed (or otherwise transferred), directly or indirectly, to TopCo (or an Issuing Entity) pursuant to the terms of the Rollover Agreement and treated in accordance with Section 2.7(a)(iii).

(c)   Adjustment to the Per Share Price.   The Per Share Price will be adjusted appropriately to reflect the effect of any share split, reverse share split, consolidation, share dividend (including any dividend or other distribution of securities convertible into Company Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Shares occurring on or after the date of this Agreement and prior to the Effective Time.
(d)   Dissenting Shares.
(i)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICA, Company Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and perfected and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 238 of the CICA (collectively, the “Dissenting Shares”; holders of Dissenting Shares being referred to as “Dissenting Shareholders”) shall at the Effective Time be cancelled and cease to exist, and each such Dissenting Shareholder shall be entitled to receive only the payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 238 of the CICA, except that all Company Shares held by a Dissenting Shareholder which shall have failed to perfect or who effectively shall have withdrawn or lost its dissenter rights in respect of such Company Shares under Section 238 of the CICA shall thereupon (i) not be deemed to be Dissenting Shares and (ii) be deemed to have been cancelled and cease to exist, as of the Effective Time, in consideration for the right of the holder thereof to receive the applicable Per Share Price, without any interest thereon, in the manner provided in Section 2.9.
(ii)   The Company shall give Parent (i) prompt notice of any actual or, if in writing, threatened demands or notices received by the Company relating to its shareholders’ rights to dissent from the Merger or demanding payment of the fair value of Company Shares held by that person if the Merger is authorized by the Company Shareholders and (ii) the right to direct, in consultation with the Company, all negotiations and proceedings with respect to such notices or demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any written demands for appraisal or settle or offer to settle any such demands.
(iii)   In the event that any written notices of objection to the Merger are served by any Company Shareholder pursuant to Section 238(2) and in accordance with Section 238(3) of the CICA, the Company shall serve written notice of the authorization of the Merger on such Company Shareholders pursuant to Section 238(4) of the CICA within twenty (20) days of the approval of the Merger by Company Shareholders of the Company at the Company Shareholder Meeting.
2.8   Equity Awards.
(a)   Company Options.   The Parties hereby acknowledge and agree that the exercise price per share attributable to each Company Option is equal to or greater than the Public Shareholder Per Share Price. As a result, and at the Effective Time, each Company Option outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled without any cash payment or other consideration being made in respect thereof to the holders of such Company Options.
(b)   Vested Company PSUs.   At the Effective Time, each Vested Company PSU outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Company PSU, subject to any required withholding Taxes (the “Vested PSU Consideration”).
(c)   Unvested Company PSUs.   At the Effective Time, each Unvested Company PSU shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total target number of Company Shares subject to such Unvested Company PSU, subject to any required withholding Taxes (the “Unvested PSU Consideration”). The Unvested PSU Consideration amounts will vest and be payable on

December 31, 2024, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through such vesting date. Notwithstanding the foregoing, the Unvested PSU Consideration shall vest and become payable on the date a holder’s employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) is terminated by Parent and its Affiliates (including the Surviving Company and its Subsidiaries) without Cause or by the holder for Good Reason.
(d)   Company Restricted Shares.   At the Effective Time, each Company Restricted Share outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, vest, be cancelled and be converted into the right to receive an amount in cash, without interest, equal to the Public Shareholder Per Share Price, subject to any required withholding Taxes (the “Restricted Share Consideration”).
(e)   Vested Company RSUs and Director RSUs.   At the Effective Time, each Vested Company RSU, each Unvested Non-IPO RSU award held by a non-employee director of the Company and each Unvested IPO RSU award held by a non-employee director of the Company that is outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Company RSU, subject to any required withholding Taxes (the “Vested RSU Consideration”).
(f)   Unvested IPO RSUs.   At the Effective Time, each Unvested IPO RSU (other than any such award held by a non-employee director of the Company) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Unvested IPO RSU, subject to any required withholding Taxes (the “Unvested IPO RSU Consideration”). The Unvested IPO RSU Consideration amounts will vest and be payable on December 31, 2023, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through such vesting date. Notwithstanding the foregoing, the Unvested IPO RSU Consideration shall vest and become payable on the date a holder’s employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) is terminated by Parent and its Affiliates (including the Surviving Company and its Subsidiaries) without Cause or by the holder for Good Reason.
(g)   Unvested Non-IPO RSUs.   At the Effective Time, each Unvested Non-IPO RSU (other than any such award held by a non-employee director of the Company) shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Unvested Non-IPO RSU, subject to any required withholding Taxes (the “Unvested Non-IPO RSU Consideration”). Half of the Unvested Non-IPO RSU Consideration amounts will vest and be payable on December 31, 2023 and the remaining half of the Unvested Non-IPO RSU Consideration amounts will vest and be payable on December 31, 2024, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through the applicable vesting dates. Notwithstanding the foregoing, the Unvested Non-IPO RSU Consideration shall vest and become payable on the date a holder’s employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) is terminated by Parent and its Affiliates (including the Surviving Company and its Subsidiaries) without Cause or by the holder for Good Reason.
(h)   Closing RSUs.   At the Effective Time, each Unvested Closing RSU shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Unvested Closing RSU, subject to any required withholding Taxes (the “Unvested Closing RSU Consideration”). The Unvested Closing RSU Consideration will vest and be payable on December 31, 2024, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through December 31, 2024. Notwithstanding the foregoing, the Pro-Rata Portion of a holder’s Unvested Closing RSU Consideration shall vest and become payable on the date a holder’s employment with Parent and its Affiliates (including the Surviving Company and its

Subsidiaries) is terminated by Parent and its Affiliates (including the Surviving Company and its Subsidiaries) without Cause or by the holder for Good Reason. For purposes of this Agreement, “Pro-Rata Portion” means, with respect to a holder, the product obtained by multiplying such holder’s Unvested Closing RSU Consideration by a fraction, the numerator of which equals the number of full and partial months from and including January 1, 2023 through and including such holder’s date of termination and the denominator of which equals twenty-four (24).
(i)   2022 Bonus RSUs.   At the Effective Time, each 2022 Bonus RSU outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, vest, be cancelled and be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such 2022 Bonus RSU, subject to any required withholding Taxes (the “2022 Bonus RSU Consideration”).
(j)   Retention RSUs.   At the Effective Time, each Retention RSU outstanding immediately prior to the Effective Time shall be cancelled and replaced with the right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Retention RSU, subject to any required withholding Taxes (the “Retention RSU Consideration”). The Retention RSU Consideration will vest and be payable on December 31, 2024, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through such vesting date.
(k)   Transaction Bonus RSUs.   At the Effective Time, each Transaction Bonus RSU outstanding immediately prior to the Effective Time shall be cancelled and replaced with the right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Transaction Bonus RSU, subject to any required withholding Taxes (the “Transaction Bonus RSU Consideration”). The Transaction Bonus RSU Consideration will vest and be payable on December 31, 2023, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through such vesting date. Notwithstanding the foregoing, the Transaction Bonus RSU Consideration shall vest and become payable on the date a holder’s employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) is terminated by Parent and its Affiliates (including the Surviving Company and its Subsidiaries) without Cause or by the holder for Good Reason.
(l)   TRA RSUs.   At the Effective Time, each TRA RSU shall be cancelled and replaced with the right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such TRA RSU, subject to any required withholding Taxes (the “TRA RSU Consideration”). The TRA RSU Consideration amounts will vest and be payable on December 31, 2024, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through such vesting date. Notwithstanding the foregoing, the TRA RSU Consideration shall vest and become payable on the date a holder’s employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) is terminated by Parent and its Affiliates (including the Surviving Company and its Subsidiaries) without Cause or by the holder for Good Reason.
(m)   Unvested IPO Celebration RSUs.   At the Effective Time, each Unvested IPO Celebration RSU shall be cancelled and replaced with the right to receive an amount in cash, without interest, equal to the product of (i) the Public Shareholder Per Share Price, multiplied by (ii) the total number of Company Shares subject to such Unvested IPO Celebration RSU, subject to any required withholding Taxes (the “Unvested IPO Celebration RSU Consideration”). The Unvested IPO Celebration RSU Consideration amounts will vest and be payable on March 25, 2024, subject to the holder’s continued employment with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through such vesting date.
(n)   Payment Procedures.   At or prior to the Closing, Parent will deposit (or cause to be deposited or maintained) with the Company, by wire transfer of immediately available funds (if applicable), the aggregate (i) Restricted Share Consideration owed to all holders of Company Restricted

Shares, (ii) Vested Company PSU Consideration owed to all holders of Vested Company PSUs, (iii) Vested RSU Consideration owed to all holders of Vested Company RSUs and (iv) 2022 Bonus RSU Consideration owed to all holders of 2022 Bonus RSUs. As soon as practicable after the Closing Date but in any event no later than three (3) Business Days following the Closing Date, the applicable holders of vested Company Equity Awards will receive a payment from the Company or the Surviving Company, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of vested Company Equity Awards that are cancelled and converted pursuant to Section 2.8(b), Section 2.8(d), Section 2.8(e), or Section 2.8(i) as applicable; provided, that if any payment owed to a holder of vested Company Equity Awards pursuant to Section 2.8(b), Section 2.8(d), Section 2.8(e) or Section 2.8(i) as applicable, cannot be made through the Company’s or the Surviving Company’s payroll system or payroll provider, then the Surviving Company will (A) by wire transfer or direct deposit, or (B) by a check sent by overnight courier to such holder promptly following the Closing Date (but in no event more than five (5) Business Days thereafter) provide such payment owed to such holder. Notwithstanding the foregoing, to the extent any such amounts relate to a Vested Company PSU, Vested Company RSU, 2022 Bonus RSU or any cash based awards after giving effect to the consummation of the transactions contemplated hereby that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Company shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Vested Company PSU, Vested Company RSU, 2022 Bonus RSU or any cash based awards after giving effect to the consummation of the transactions contemplated hereby, that will not trigger a Tax or penalty under Section 409A of the Code.
(o)   Further Actions.   The Company will take all action necessary to effect the cancellation and exchange (as applicable) of the Company Equity Awards and all Company Share Plans, in each case effective upon the Effective Time and to give effect to the transactions set forth in this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). In addition, the Company shall take all actions necessary to ensure that, as of the Effective Time, the Company Share Plans shall terminate and no holder of a Company Equity Award or any participant in any Company Share Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the shares or securities of the Company, the Surviving Company or any Subsidiary of the Company, except the right to receive the payment contemplated by this Section 2.8 in settlement thereof. Parent and the Company shall cooperate in good faith to distribute forms to the holders of the Company Equity Awards as of the Effective Time based on the Form of Company Equity Award Notification attached hereto as Exhibit C describing the treatment of the Company Equity Awards contemplated by this Section 2.8.
2.9   Exchange of Certificates.
(a)   Payment Agent.   Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Special Committee to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Special Committee, with such Payment Agent.
(b)   Payment Fund.   At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of Company Shares pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Shares (other than Dissenting Shares) become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Company, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Company to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Company, as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Shares as contemplated by Section 2.7.
(c)   Payment Procedures.   Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Company shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Excluded Company Shares) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding Company Shares (other than Excluded Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit and indemnity of loss in lieu of such certificate as provided for in Section 2.11)), and (ii) instructions for effecting the surrender of the Certificates (or such affidavit of loss) in exchange for the applicable Per Share Price payable with respect to the Company Shares formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates (or such affidavit of loss) for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such Certificates by (y) the applicable Per Share Price, and the Certificates so surrendered (or the subject of an affidavit of loss so provided) will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated Company Shares (other than Excluded Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Company Shares represented by such holder’s transferred Uncertificated Shares by (2) the applicable Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the applicable Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the applicable Per Share Price payable in respect thereof pursuant to Section 2.7.
(d)   DTC Payment.   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the sum of (i) (x) the number of Bain Shares held of record by DTC or such nominee immediately prior to the Effective Time (if any) multiplied by (y) the Bain Per Share Price and (ii) (x) the number of Public Shares held of record by DTC or such nominee immediately prior to the Effective Time (if any) multiplied by (y) the Public Shareholder Per Share Price.
(e)   Transfers of Ownership.   If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered and shall have established to the reasonable satisfaction of Parent and the Surviving Company that such Tax either has been paid or is not applicable.
(f)   No Liability.   Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Company or any other Party will be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g)   Distribution of Payment Fund to Parent.   Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time will be delivered to Parent (or the Surviving Company as directed by Parent) upon demand, and any holders of Company Shares that were issued and outstanding as of immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates representing such Company Shares or Uncertificated Shares for exchange pursuant to this Section 2.9 shall thereafter look for payment of the applicable Per Share Price payable in respect of the Company Shares represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), as general creditors thereof, for any claim to the applicable Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.10   No Further Ownership Rights in Company Shares.   From and after the Effective Time, (a) all Company Shares will no longer be outstanding and will automatically be cancelled and will cease to exist; and (b) each holder of a Certificate theretofore representing any Company Shares or Uncertificated Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Shares, the rights pursuant to Section 2.7(d). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Company of Company Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Company for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the applicable Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Company or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12   Required Withholding.   Notwithstanding anything to the contrary herein, each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Company will be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct or withhold therefrom pursuant to the Code and the rules and regulations promulgated thereunder or any provision of state, local or non-U.S. Tax Laws. To the extent that any amounts are deducted or withheld pursuant to this Section 2.12, and paid to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made. If Parent or Merger Sub determines that it or any of its Affiliates, permitted successors or assigns is required to deduct or withhold any amount from any payment hereunder (other than any backup withholding under Code Section 3406 (or a similar provision of state, local or non-U.S. Tax

Law) or any withholding in respect of compensatory amounts, including with respect to Company equity awards covered by Section 2.8) or in connection with the transactions contemplated hereby, as applicable, it shall use commercially reasonable efforts to provide advance notice to the Company of the intent to deduct or withhold such amount and the basis for such deduction or withholding as promptly as reasonably practicable, and the Parties shall provide for a reasonable opportunity for forms or other documentation that would mitigate, reduce or eliminate such deduction or withholding to be provided.
2.13   Agreement of Fair Value.   Parent, Merger Sub and the Company respectively agree that the Public Shareholder Per Share Price and the Bain Per Share Price each represent not less than the fair value of the Company Shares for the purposes of Section 238(8) of the CICA.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed and publicly available in the reports, statements and other documents filed by the Company with the SEC, in each case pursuant to the Exchange Act on or after March 1, 2021 and prior to the date of this Agreement (other than any predictive or cautionary disclosures contained or referenced therein under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” or in any “forward-looking statements” disclaimer) (the “Recent SEC Reports”); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization; Good Standing.   The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such company power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of its Organizational Documents, each as amended to the date hereof.
3.2   Power; Enforceability.   The Company has the requisite company power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to authorization of the Plan of Merger by the Requisite Shareholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary company action on the part of the Company and no additional company actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Shareholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.
3.3   Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a)   Company Board Approval.   At a meeting duly called and held prior to the execution and delivery of this Agreement, acting on the recommendation of the Special Committee, the Company Board unanimously and duly adopted resolutions (i) determining that it is in the best interests of the Company, and declaring it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approving the execution and delivery of this

Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) directing that this Agreement and the Plan of Merger be submitted to the Company Shareholders for approval; and (iv) resolving to recommend that the Company Shareholders authorize the Plan of Merger in accordance with the Company’s Organizational Documents and the CICA (collectively, the “Company Board Recommendation”).
(b)   Fairness Opinions.   The Special Committee has received the written opinion (or oral opinion to be confirmed in writing) of its financial advisor, Evercore Group, L.L.C., to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Public Shareholder Per Share Price to be received by the holders of Company Shares (other than Bain Shares, Excluded Company Shares and Dissenting Shares) in the Merger is fair from a financial point of view to such holders. Following receipt by the Special Committee of such opinion in writing, a signed true and complete copy of such opinion will promptly be provided to Parent (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).
(c)   Anti-Takeover Laws.   Assuming Parent, Merger Sub and their Affiliates do not own more than 1%, individually or in the aggregate, of the Company Shares, no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any anti-takeover Law or any similar anti-takeover provision in the Company’s or any of its Subsidiaries’ Organizational Documents is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.
3.4   Brokers.   Except as set forth on Section 3.4 of the Company Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger or the other transactions contemplated by this Agreement.
3.5   Requisite Shareholder Approval.   The approval of the Plan of Merger by special resolution passed by the holders of the Company’s Shares, being the affirmative vote of the holders of Company Shares representing at least two-thirds of the votes cast by such holders as, being entitled to do so, vote in person or by proxy at the shareholders’ meeting (the “Requisite Shareholder Approval”) in accordance with Section 233(6) of the CICA and the Company’s Organizational Documents is the only vote of the holders of Company Shares that is necessary pursuant to applicable Law and the Company’s Organizational Documents to consummate the Merger.
3.6   Non-Contravention.   The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Company’s Organizational Documents; (b) violate or conflict with any provision of any of its Subsidiaries’ Organizational Documents; (c) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or give rise to or result in a right of termination or acceleration pursuant to any Material Contract; (d) assuming compliance with the matters referred to in Section 3.7 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Shareholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (e) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c), (d) and (e) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.7   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of the Company or any of its Subsidiaries (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this

Agreement; or (c) the consummation of the Merger, except for (i) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and “blue sky” laws; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws; and (iv) such other Governmental Authorizations the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.8   Company Capitalization.
(a)   Share Capital.   The authorized share capital of the Company consists of (i) $120,000.00 divided into 1,000,000,000 Company Shares and (ii) 200,000,000 Company Preferred Shares. As of 5:00 p.m., New York City time, on March 3, 2023 (such time and date, the “Capitalization Date”), (A) 324,576,664 Company Shares were issued and outstanding (which excludes the Company Shares relating to Company Options, Company PSUs and Company RSUs referred to in clause (i) of Section 3.8(b), but includes Company Restricted Shares, Bain Shares and Excluded Company Shares, in the aggregate); (B) no Company Preferred Shares were issued and outstanding; (C) no Company Shares were held by the Company as treasury shares; and (D) no Company Shares were held by any Subsidiary of the Company. All issued and outstanding Company Shares are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Options or the vesting of Company PSUs or Company RSUs granted prior to the date of this Agreement.
(b)   Reserved Shares.   As of the Capitalization Date, the Company has reserved 15,000,000 Company Shares for issuance pursuant to the Company Share Plans. As of the Capitalization Date, there were outstanding (i) Company Options to acquire 454,523 Company Shares, (ii) Company PSUs that may be settled in 821,526 Company Shares (assuming target performance) or 1,643,052 Company Shares (assuming maximum performance), and (iii) Company RSUs that may be settled into 2,926,762 Company Shares or the cash equivalent thereof. Section 3.8(b) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of (A) each outstanding Company Option including the name (or employee identification number) of the holder, date of grant, exercise price and number of Company Shares subject thereto; (B) each Company Restricted Share, including the name (or employee identification number) of the holder, date of grant and number of Company Shares subject thereto; (C) each Company PSU, including the name (or employee identification number) of the holder, date of grant, and target number of Company Shares subject thereto; and (D) each Company RSU, including the name (or employee identification number) of the holder, date of grant and number of Company Shares subject thereto (the “Equity Award Schedule”). No later than ten (10) Business Days prior to the Closing Date, the Company shall provide to Parent a complete and correct updated Equity Award Schedule that, with respect to each then outstanding award, states whether it is expected to be a Vested Company PSU, Unvested Company PSU, Vested Company RSU, Unvested IPO RSU, Unvested Non-IPO RSU, Unvested Closing RSU, 2022 Bonus RSU, Retention RSU, Transaction Bonus RSU, TRA RSU or Unvested IPO Celebration RSU.
(c)   Company Securities.   Except as set forth in this Section 3.8, as of the Capitalization Date, there were, (i) other than the Company Shares, no issued and outstanding share capital of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for share capital of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, calls, subscriptions or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any share capital of, or other equity or voting interest in, or any securities convertible into or exchangeable for share capital of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any share capital of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock or share appreciation rights, performance shares, contingent value rights, “phantom” stock, “phantom” shares, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or shares of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Shares and Company Preferred Shares, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any share capital of, or other equity or voting interest in, the Company; and (vii) no obligations or binding commitments of any character restricting the transfer of any shares capital of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities (other than with respect to the exercise of Company Options or in connection with the forfeiture of Company Options, Company RSUs or Company PSUs in order to satisfy the withholding of Taxes). There are no accrued and unpaid dividends with respect to any outstanding Company Shares. The Company does not have a shareholder rights plan in effect or outstanding bonds, debentures, notes or other obligations which have the right to vote with the Company Shareholders on any matter.
(d)   Other Rights.   Other than the Voting Agreement, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.9   Subsidiaries.
(a)   Subsidiaries.   Section 3.9(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization and schedule of shareholders (other than the Company and its Subsidiaries) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Subsidiary of the Company is in violation of its Organizational Documents, except where any such violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Capital Stock of Subsidiaries.   All of the outstanding share capital of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such share capital or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement, except for such liens and restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws.
(c)   Other Securities of Subsidiaries.   There are no outstanding (i) securities convertible into or exchangeable for share capital of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants, calls, subscriptions or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any share capital of, or other equity or voting interest in, or any securities convertible into or exchangeable for, share capital of, or other equity or voting interest in, any Subsidiary of the Company; (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any share capital of, or other equity or voting interest (including any voting debt) in the Company or any Subsidiary to any Person other than the Company or one of its Subsidiaries; or (iv) restricted shares, restricted share units, stock or share appreciation rights, performance shares, contingent value rights, “phantom” stock, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, share capital of, or other securities or ownership interests in, any Subsidiary of the Company. Except for the capital stock of, share capital of, or other equity or voting interests in, its Subsidiaries, neither the Company nor any Subsidiary owns, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is either under any obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
3.10   Company SEC Reports.
(a)   Since March 1, 2021 and through the date of this Agreement, the Company has filed on a timely basis all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”).
(b)   Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Report was filed (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements filed or furnished by the Company with the SEC.
(c)   No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.
(d)   As of the date of this Agreement, there are no outstanding or unresolved comments with respect to the Company or the Company SEC Reports noted in comment letters or other correspondence received by the Company or its attorneys from the SEC. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review.
3.11   Company Financial Statements; Internal Controls.
(a)   Company Financial Statements.   The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that were not, or are not expected to be, material in amount to the Company and its Subsidiaries taken as a whole, and to any other adjustment described therein). There are no unconsolidated Subsidiaries of the Company within the meaning of GAAP.
(b)   Disclosure Controls and Procedures.   The Company has established and maintains, and has at all times since March 24, 2021 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company’s periodic and current reports under the Exchange Act, is made known to the Company’s management by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such system was effective. Since March 24, 2021, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c)   Internal Controls.   Since March 24, 2021, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
3.12   No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of any nature, whether or not accrued, contingent, absolute, determined, determinable or otherwise, and whether or not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) to the extent reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet (none of which relate to breach of Contract, breach of warranty, tort, infringement or violation of or liability or obligation under applicable Law) that individually, or in the aggregate, would be material to the Company and its Subsidiaries, taken as a whole or (d) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.
3.13   Absence of Certain Changes. Since December 31, 2022 through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects and (ii) the Company and its Subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of, or require Parent’s consent pursuant to, any of the covenants set forth in Section 5.2. Since December 31, 2022 through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
3.14   Material Contracts.
(a)   List of Material Contracts.   Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract which have been made publicly available pursuant to the Company SEC Reports, and any Material Contracts or Employee Plans listed in Section 3.20(a) of the Company Disclosure Letter). A true and complete copy of each Material Contract, including material amendments thereto, has been made available to Parent prior to the date hereof.
(b)   Validity.   Each Material Contract (other than any Material Contract that has terminated (other than due to breach or non-compliance) or expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Material Contract in accordance with its terms, except where any noncompliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, nor has the Company or any of its Subsidiaries received any written notice of any such breach or default, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.15   Real Property.
(a)   Owned Real Property.   Section 3.15(a) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the real property owned by the Company as of the date of this Agreement (the “Owned Real Property”). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has not leased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property; and (ii) the Company or one of its Subsidiaries has good and marketable fee simple title to all of the Owned Real Property, free and clear of all liens (other than Permitted Liens).
(b)   Leased Real Property.   Section 3.15(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of the street addresses of each material leased real property, pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy any material real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, together with all amendments, modifications, extensions, renewals, and guarantees with respect to such material Leased Real Property, collectively, the “Leases”, and each a “Lease”). True, correct and complete copies of each Lease have been made available to Parent, and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Lease is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Lease, (i) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (ii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Leased Real Property: (i) the Company and/or any of its Subsidiaries have valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) to the Knowledge of the Company, the Company and/or its Subsidiaries have substantially performed all obligations required to be performed under the Leases, as of the date hereof, and no event has occurred (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) that would constitute a default on the part of Company or any of its Subsidiaries under any Lease, and neither Company nor any of its Subsidiaries has received written notice of any such default or condition; (iii) to the Knowledge of the Company, there are no contractual or legal restrictions that preclude or materially restrict the ability to use the Leased Real Property by Company or any of its Subsidiaries for the current use of such Leased Real Property; and (iv) each and every Lease is valid and binding in accordance with its terms and will be valid and binding subject to proper authorization and execution of such Lease by the other party thereto, to the extent that such authorization or execution of such Lease by the other party thereto is required, and the application of any bankruptcy or other creditor’s rights laws. Except as set forth on Section 3.15(b) of the Company Disclosure Letter, there are no subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy the Owned Real Property or the Leased Real Property.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Leased Real Property or Owned Real Property: (i) neither the Company nor any of its Subsidiaries have received written notice of any pending or threatened condemnation or eminent domain proceedings and, to the Knowledge of the Company, there are no condemnation or eminent domain proceedings pending or threatened with respect to any of the Owned Real Property or Leased Real Property; (ii) neither the Company nor any of its Subsidiaries have received written notice of any proceeding, claim, dispute, administrative action or judicial proceeding of any type relating to any Leased Real Property or any Owned Real Property and, to the Knowledge of Company, there is no pending proceeding, claim, dispute, administrative action or judicial proceeding of any type relating to any Leased Real Property or any Owned Real Property; (iii) except as set forth on Section 3.15(b) of the Company Disclosure Letter, there are no leases, subleases, licenses, occupancy or any other agreements granting to any Person the right of possession, use or occupancy of any portion of the Owned Real Property other than Company or its Subsidiaries; (iv) other than the rights under this Agreement, there are no outstanding options to purchase, lease, license or use, or rights of first refusal to purchase any of the Owned Real Property or any portions thereof; (v) the Company and/or its Subsidiaries either own or lease all real property that are material to the conduct of such business; and (vi) neither the Company nor any of its Subsidiaries have received written notice of the violation of any Law, or other requirement of any Governmental Authority, with respect to the Owned Real Property or Leased Real Property that remains uncured.
3.16   Environmental Matters; Occupational Safety and Health.
(a)   Except as disclosed on Section 3.16(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries is and since January 1, 2020 has been in compliance with all Environmental Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for any such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging that the Company or any Subsidiary has violated any Environmental Law (the substance of which has not been resolved), except for any such violation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person has released or disposed or arranged for the release or disposal of any Hazardous Substances in any manner that would reasonably be expected to result in liability of the Company or any of its Subsidiaries under any Environmental Law, except for any such liability that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) alleging the noncompliance by or liability of the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law, except for any such Legal Proceeding that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company has made available a copy of all material environmental assessment reports (including Phase I and/or Phase II reports) in the possession of the Company or any its Subsidiaries in relation to any properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.
(b)   Except as disclosed on Section 3.16(b) of the Company Disclosure Schedules, the Company and each of its Subsidiaries is and since January 1, 2020 has been in compliance with all Occupational Safety and Health Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for any such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have not, since January 1, 2020, received any written notice of a violation of Occupational Safety and Health Laws, the subject of which is unresolved. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to Occupational Safety and Health Laws, except for any such Legal Proceeding that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.17   Intellectual Property.
(a)   Section 3.17(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered. The Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. Section 3.17(a)(ii) of the Company Disclosure Letter sets forth (A) a true, correct and complete list as of the date of this Agreement of all material common law Trademarks, a non-confidential, high-level descriptions of material Trade Secrets and, to the Knowledge of the Company, all Software owned by the Company or its Subsidiaries that, if unavailable to the Company or its Subsidiaries, would have a detrimental impact on or materially impair the business of the Company or its Subsidiaries and (B) a true, correct and complete list, in all material respects as of the date of this Agreement, of social media accounts or identifiers owned by the Company or its Subsidiaries. Section 3.17(a)(iii) of the Company Disclosure Letter sets forth a true, correct, and complete list as of the date of this Agreement of all expired or abandoned patents that are material to any products or services owned by or currently under development by the Company or any of its Subsidiaries. Excluding Section 3.17(a)(iii) of the Company Disclosure Letter, all Intellectual Property as of the date hereof (x) is, and as of and immediately following the Closing will be, fully transferable, alienable and licensable without restriction and without payment of any kind to any Person, and (y) will be valid and enforceable (except in the case of any applications included in the Company Registered Intellectual Property, then, to the Knowledge of the Company, enforceable), and to the Knowledge of the Company, there is no event or condition that would reasonably be expected to render any Company Intellectual Property invalid or unenforceable.
(b)   The Company or one of its Subsidiaries (i) is the sole and exclusive owner of all right, title and interest in and to all Company Registered Intellectual Property, proprietary Software and material Trade Secrets owned or purported to be owned by the Company or any Subsidiary; and (ii) as of and immediately following the Closing, possesses legally sufficient and enforceable rights to use all other Intellectual Property licensed, used or held for use by the Company or any of its Subsidiaries in connection with the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted and as currently contemplated to be conducted, in each case, free and clear of all liens other than Permitted Liens. None of the exclusive licenses to third-party Intellectual Property to which Company or its Subsidiaries is a party is necessary to the businesses of the Company or its Subsidiaries as currently conducted.
(c)   Section 3.17(c) of the Company Disclosure Letter sets forth (i) any Contract under which the Company or any of its Subsidiaries is a licensee of, or is otherwise granted by a third party, any rights to use any Intellectual Property that (a) is material to the business of the Company or its Subsidiaries or otherwise the loss of which could result in a Company Material Adverse Effect (other than non-exclusive license agreements with respect to commercially available “off-the-shelf” Software, “click-through” Software, “shrink-wrap” software or other commercially available Software); or (b) involves payments from the Company or any of its Subsidiaries in the amount of $200,000 or greater in any given calendar year; and (ii) any Contract under which the Company or any of its Subsidiaries is a licensor of, or otherwise grants a third party, any rights to use any Company Intellectual Property (other than any Intellectual Property licensed or otherwise provided to customers on a non-exclusive basis in the ordinary course of business), in each case which involves payments to the Company or any of its Subsidiaries of $200,000 or greater in any given calendar year.
(d)   The Company and its Subsidiaries have in place valid and binding agreements with all third parties who contribute to the use and development of Intellectual Property as incorporated into or with the Computer Systems that are owned by the Company or any of its Subsidiaries, which assign ownership of all Intellectual Property developed by the third party to the Company or its Subsidiaries. No former or current employee, worker or independent contractor of the Company or any of its Subsidiaries, or any other Person, owns any Intellectual Property material to the business of the Company and its Subsidiaries that is purported to be included in the Company Intellectual Property. No Company Intellectual Property was authored, created, written, developed, customized or otherwise modified by any Person other than Persons that have executed a valid and binding assignment of all Intellectual Property rights to the Company or any of its Subsidiaries.
(e)   The Company and its Subsidiaries take commercially reasonable steps in accordance with standard industry practices to protect their rights in the Company Intellectual Property and maintain the confidentiality of all information that constitutes or constituted a material Trade Secret of the

Company or any of its Subsidiaries, including requiring all third parties having access thereto to execute written non-disclosure agreements. No proprietary Software in source code form constituting Company Intellectual Property has been escrowed, disclosed, released, made available, or delivered (and no Person has agreed to escrow, disclose, release, make available, or deliver such source code under any circumstance) to any third party, other than to employees, consultants or independent contractors pursuant to a written confidentiality agreement under which such employee, consultant or independent contractor agrees to protect such confidential information. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any such source code be disclosed, released, made available, or delivered to any third party.
(f)   No Governmental Authority, consortium, university or educational institution has sponsored research and development in connection with the business of the Company or any of its Subsidiaries, as currently conducted, under an agreement or arrangement that would provide such Governmental Authority, consortium, university or educational institution with any claim of ownership or of exclusivity in any use to any Company Intellectual Property that is necessary for or material to the conduct of the business of the Company or any of its Subsidiaries.
(g)   The conduct of the business of the Company and its Subsidiaries as currently conducted and as conducted since January 1, 2020 does not violate, infringe, or otherwise misappropriate any Intellectual Property of any Person. There are no pending or threatened claims in writing by any Person (i) alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or (ii) challenging the ownership, validity or enforceability of any material Company Intellectual Property. Neither the Company nor any Subsidiary has received any written notice or third-party invitation to take a license within the three years prior to the date of this Agreement.
(h)   Since January 1, 2020: (i) to the Knowledge of the Company, no Person is violating, infringing or misappropriating any Company Intellectual Property in any material respect; and (ii) neither the Company nor any of its Subsidiaries has threatened or asserted a claim against any Person (1) alleging infringement, misappropriation or other violation of any Company Intellectual Property, or (2) challenging the ownership, validity or enforceability of any third party Intellectual Property.
(i)   The Company and its Subsidiaries are in compliance with all applicable licenses under which the Company uses Open Source Software. Neither the Company nor any of its Subsidiaries has used Open Source Software in a manner that would require the disclosure, provision, distribution, or making available to any third party source code that is owned by the Company or any of its Subsidiaries or that is otherwise subject to a Reciprocal License. Neither the Company nor any of its Subsidiaries has received any requests from any Person for disclosure of source code owned by the Company or any of its Subsidiaries.
(j)   The Company and its Subsidiaries own or have a valid right to access and use all Computer Systems and Software licensed pursuant to a Computer Systems Agreement that are currently used by the Company and its Subsidiaries, including by, where applicable, possessing the sufficient number and type of licenses necessary for the Company or any of its Subsidiaries to use third party Intellectual Property licensed to the Company or its Subsidiaries without violating or breaching any provision of the Computer Systems Agreements. The Computer Systems and Software licensed pursuant to a Computer Systems Agreement constitute all the information and communications technology reasonably necessary to carry on the business of the Company and its Subsidiaries and to the extent applicable, any of the Company’s or its Subsidiaries’ customer’s access to and use of the Computer Systems (including under Computer Systems Agreements). The consummation of the transactions contemplated by this Agreement will not impair or interrupt in any material respect the Company’s and its Subsidiaries’ access to and use of, or their respective right to access and use, the Computer Systems or rights under the Computer Systems Agreements or access to Software licensed thereunder, third-party databases, or third-party data used in connection with the business of the Company and its Subsidiaries. The Company and its Subsidiaries have implemented firewall protections, implemented virus scans and taken commercially reasonable steps in accordance with industry standards to secure the Computer Systems from unauthorized access or use by any Person and to ensure the continued, uninterrupted and error-free operation of the Computer Systems. To the Knowledge of the Company, the Computer Systems are free of all viruses, worms, Trojan horses and other known contaminants and do not contain any bugs, errors or problems of a nature that would materially disrupt their operation or have a material adverse impact on the operation of the Computer Systems.
(k)   The Company and its Subsidiaries have in effect industry standard disaster recovery plans and procedures in the event of any malfunction of or unauthorized access to any Computer System. All Computer Systems have been available and continuously operating in all material respects, an error-free manner during the three (3) years immediately preceding the date of this Agreement, and (i) there have been no material unauthorized intrusions or breaches of security with respect to the Computer Systems; (ii) there has not been any malfunction of the Computer Systems that has not been remedied or replaced in all respects; and (iii) there has been no material unplanned downtime or service interruption with respect to any Computer System. At the time of Closing, all configurations and data owned by the Company or its Subsidiaries shall be readily available, downloadable and in a usable format.
3.18   Data Privacy and Cybersecurity.
(a)   The Company and its Subsidiaries, as well as, to the Knowledge of the Company, their respective officers, employees and processors acting on the Company’s and its Subsidiaries’ behalf comply (as of the date of this Agreement), and have, since January 1, 2020, complied with all applicable Privacy and Data Security Requirements. All Personal Information has been collected, used, processed, disclosed, shared, transferred and retained by the Company and its Subsidiaries in accordance with the Privacy and Data Security Requirements.
(b)   The Company and its Subsidiaries have in place policies and procedures for the proper collection, use, processing, transfer, disclosure, sharing, access and protection of Personal Information that comply in all material respects with Privacy and Data Security Requirements.
(c)   The Company and its Subsidiaries take appropriate technical, physical, and organizational measures, including in compliance with all applicable Privacy and Data Security Requirements, designed to protect the integrity and security of the Computer Systems and the Personal Information collected, used, processed, disclosed, shared, transferred, or retained by the Company or its Subsidiaries and to prevent any destruction, loss, alteration, corruption, misuse, or unauthorized disclosure thereof or unauthorized access thereto.
(d)   The Company and each of its Subsidiaries have implemented commercially reasonable disaster recovery plans and back-up procedures in order to ensure that the Personal Information stored on the Computer Systems can be replaced or substituted in the event of a failure of any part of such Computer Systems (whether due to natural disaster, power failure or otherwise) and commercially reasonable cyber incident response plans to ensure that the Company can in a timely manner contain and recover from a cyber incident. The Company and each of its Subsidiaries, in its reasonable business judgment, conduct regular testing of its security protections, cyber incident response plans, disaster recovery plans and back-up procedures and have implemented policies to address deficiencies to the extent identified by such testing.
(e)   The Company and each of its Subsidiaries have not, since January 1, 2020, experienced any material cybersecurity intrusions into Personal Information or its Computer Systems or incidents in which Personal Information was stolen, lost, unavailable, destroyed, altered or improperly accessed, disclosed or used without authorization and the Company is not aware of any facts suggesting the likelihood of the foregoing, including any breach of security. To the Knowledge of the Company, no circumstance has arisen in which Privacy and Data Security Requirements would require the Company or any of its Subsidiaries to notify a Person or Governmental Authority of a data security breach or security incident.
(f)   The Company and its Subsidiaries have not, since January 1, 2020, been and are not currently: (a) to the Knowledge of the Company, under audit, inquiry or investigation by any Governmental Authority, including regarding protection, storage, collection, use, disclosure, processing, handling and transfer of Personal Information, or (b) subject to any third party notification, claim, demand, audit or action in relation to Personal Information, including a notification, a claim, a demand, or an action alleging that the Company or any of its Subsidiaries has processed Personal Information in violation of applicable Privacy and Data Security Requirements.
(g)   The performance of this Agreement will not materially violate any Privacy and Data Security Requirements. Upon the execution of this Agreement, the Company and each of its Subsidiaries shall continue to have the right to use and process any Personal Information collected, processed or used by them before the date of this Agreement in order to be able to conduct the ordinary course of their businesses.
3.19   Tax Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   The Company and each of its Subsidiaries have timely (i) filed all Tax Returns required to be filed by any of them and all Tax Returns filed by (including, for the avoidance of doubt, by any of the Company and its Subsidiaries on behalf of any of the Company and its Subsidiaries) the Company and its Subsidiaries are true, accurate and complete in all respects; and (ii) paid in full (or caused to be timely paid in full) all Taxes that are required to be paid by them, whether or not such Taxes were shown as due on any Tax Return.
(b)   No audits or other investigations, proceedings, claims, demands, actions, suits, inquiries, assessments or examinations by any Taxing Authority with respect to Taxes or any Tax Return of the Company or any of its Subsidiaries (each, a “Tax Action”) (x) are presently in progress or (y) have been asserted, threatened or proposed in writing and, in each case, not finally resolved. Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of any statute of limitations on, or agreed to any extension of time or granted any waiver of any statute of limitations applicable to the assessment or collection of, any amount of Tax, in each case that has not since expired.
(c)   The Company and each of its Subsidiaries timely have withheld all Taxes required to have been withheld from payments made (or deemed made) to its employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes timely have been paid to the relevant Taxing Authority.
(d)   Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2) (or, to the Knowledge of the Company, any similar provision of state, local or non-U.S. Tax Law).
(e)   Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, (x) any Tax sharing, allocation or indemnification Contract, other than any such Contract entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes (a “Commercial Tax Agreement”) or (y) any Tax receivable Contract (it being understood that this clause (y) is intended to describe contracts similar to the TRA), (ii) is or has been a member of a group (other than a group (x) the common parent of which is the Company or one of the Company’s Subsidiaries or (y) consisting solely of any of the Company and/or any of its current or former Subsidiaries) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) as a transferee or successor, or otherwise by operation of Law. All Taxes that have become due and payable with respect to any Commercial Tax Agreement have been paid.
(f)   No private letter rulings, technical advice memoranda, or similar agreements or rulings have been requested, entered into or issued by any Taxing Authority with respect to the Company or any of its Subsidiaries which rulings remain in effect.
(g)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated prior to the Closing, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) executed prior to the Closing, (iii) an installment sale or open transaction disposition made prior to the Closing, (iv) any prepaid amount received or deferred revenue accrued prior to the Closing outside of the ordinary course of business, or (v) Section 965 of the Code. Any of the Company and its Subsidiaries that deferred employment Taxes under the CARES Act have paid such deferred Taxes.
(h)   There are no liens for Taxes upon any of the assets of the Company or its Subsidiaries, or equity interests in any of the Company’s Subsidiaries, other than liens described in clause (i) of the definition of Permitted Liens.
(i)   Within the last three (3) years, none of the Company or any of its Subsidiaries has distributed stock or shares of another Person or has had its stock or shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or similar provisions of applicable state, local or non-U.S. Tax Law).
(j)   No claim has been made in writing by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries (i) currently files a Tax Return of a certain type or (ii) currently pays Taxes of a certain type that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction (nor has any such assertion been threatened in writing).
(k)   Neither the Company nor any Subsidiary of the Company that is incorporated in a jurisdiction outside of the United States (i) is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code, and/or (ii) has, to the Knowledge of the Company and within the last two years, received written notice from the IRS or other United States Taxing Authority claiming that it may be subject to U.S. federal income Tax as a result of being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code or having a permanent establishment in the United States, which notice or claim has not since been withdrawn.
(l)   None of the Company and its Subsidiaries has any obligation to a Governmental Authority in respect of escheat or abandoned or unclaimed property Laws.
3.20   Employee Plans.
(a)   Employee Plans.   Section 3.20(a) of the Company Disclosure Letter contains a list, as of the date of this Agreement, of all material Employee Plans. An “Employee Plan” is: (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (ii) all other employment, bonus, stock or share option, stock or share purchase, stock or share unit, phantom stock or share, stock or share appreciation right, other equity-based benefit, profit sharing, savings, retirement, jubilee payment, 13th and 14th month bonus, disability, health, medical, retiree medical, hospitalization, life or other welfare benefit insurance, vacation, holiday pay, paid time off, incentive or deferred compensation, profit-sharing, severance, retention, change of control or other similar fringe, welfare or other employee benefit plans, programs, agreements, Contracts, policies or binding arrangements maintained, administered, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, individual consultant, officer or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof, or with respect to which the Company or any of its Subsidiaries has or reasonably could be expected to have any liability, contingent or otherwise, excluding, in each case, any “multiemployer plan” (as defined in Section 3(35) of ERISA) or any plan or arrangement sponsored, maintained, or administered by a Governmental Authority. With respect to each material Employee Plan, to the extent applicable and, with respect to each Employee Plan maintained outside of the United States, to the extent reasonably available, the Company has made available to Parent a copy of (A) the current plan documents (including any amendments) and the most recent summary plan descriptions; (B) any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements, in each case, as currently in effect; (C) the most recently prepared actuarial report and financial statements in connection with each such Employee Plan; (D) the nondiscrimination testing report (or safe harbor notice) for the most recently completed plan year; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any compliance issues in respect of any such Employee Plan within the past year; (F) the most recent determination or opinion or advisory letter received from the IRS; and (G) the most recent annual reports on Form 5500 and all schedules and attachments thereto.

(b)   Absence of Certain Plans.   No Employee Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). Except as set forth on Section 3.20(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, or contributes to, or is required to contribute to or has any liability (contingent or otherwise), including on account of any ERISA Affiliate or an event occurring during the past six (6) years, with respect to (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a similar benefit plan maintained outside of the United States that could result in liability in a manner similar to a “multiemployer plan”; (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) an employee benefit plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) any other defined benefit pension plan, whether or not subject to ERISA.
(c)   Compliance.   Each Employee Plan has been maintained, funded, operated and administered in all respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No material lien, material Tax or other material penalty has been imposed under the Code, ERISA or other applicable Law with respect to any Employee Plan. Each Employee Plan intended to be qualified under Section 401(a) of the Code is the subject of an unrevoked favorable determination or opinion letter from the IRS, and, to the Knowledge of the Company, nothing has occurred since the date of the most recent such determination that would reasonably be expected to adversely affect such qualification. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has performed all obligations required to be performed by it and is not in any respect in default under or in violation under any Employee Plan, and to the Knowledge of the Company, there is no such default or material violation by any other party to each such Employee Plan.
(d)   Employee Plan Legal Proceedings.   There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   No Prohibited Transactions.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transactions” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan.
(f)   Post-Termination Retiree Benefits.   Except as set forth on Section 3.20(f), no Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance or retiree health or other retiree welfare benefits to any Person, except as may be required by Section 4980B of the Code or other Law.
(g)   Section 280G.   Except as set forth on Section 3.20(g) of the Company Disclosure Letter, no payment or benefit that will be made by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (whether alone or in combination with any other event) is reasonably expected to be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code, determined without taking into account any arrangements implemented by or at the request of Parent or any of its Affiliates.
(h)   No Gross-Ups.   Neither the Company nor any of its Subsidiaries is a party to any agreement to compensate any employee, officer, director or other individual service provider of the Company or any of its Subsidiaries for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A(a)(1)(B) of the Code.

(i)   Transaction Payments; Acceleration.   Except as expressly provided in Section 2.8 of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (whether alone or in combination with any other event) (i) result in any payment or funding becoming due or paid, or in the increase of any such payment due, to any employee or other individual service provider of the Company or its Subsidiaries under any Employee Plan, (ii) increase any payments or benefits otherwise payable or provided under any Employee Plan, or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits.
(j)   Foreign Benefit Plans.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: with respect to each Employee Plan maintained outside of the United States, (i) each such Employee Plan and related trusts or similar legal funding arrangements, if any, complies with and has been administered, funded, and invested in compliance with (A) the Laws of the applicable foreign country and (B) its terms, including, in particular the applicable regulations of pension institutions with which the Company or any of its direct or indirect Subsidiaries is affiliated, and the terms of any applicable Collective Bargaining Agreements, (ii) each such Employee Plan that, under the Laws of the applicable foreign country, is required to be registered or approved by any Governmental Authority, has been so registered or approved and has been maintained in good standing with the applicable regulatory authorities and requirements; (iii) each such Employee Plan intended to qualify for special tax treatment meets all the requirements for such treatment; (iv) no such Employee Plan is a “retirement compensation arrangement”, as such term is defined under the Income Tax Act (Canada); (v) all contributions and premiums (whether on behalf of itself or on behalf of employees employed by it directly or by or through contractors), benefits, and costs in respect of each such Employee Plan required to have been paid have been paid in a timely fashion in accordance with the terms of each Employee Plan and Laws; (vi) to the extent necessary, all employees provided their consent to any amendments of each Employee Plan maintained in the Netherlands in accordance with the terms of each Employee Plan and Laws; and (vii) none of the Company’s Subsidiaries in the Netherlands offering an Employee Plan falls within the scope of any mandatory industry-wide pension fund. Each of the following Employee Plans shall herein be referred to as a “Defined Benefit Plan”: (A) a “registered pension plan” that contains a “defined benefit provision”, as such terms are defined under the Income Tax Act (Canada); (B) a plan operating in the United Kingdom which is not a money purchase scheme as defined in the Pension Schemes Act 1993 of the UK; (C) a plan that provides supplemental pension benefits (whether on a defined contribution or defined benefit basis); or (D) provides post-termination or post-retirement health and welfare benefits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) each Defined Benefit Plan that is required to be funded is funded in accordance with applicable Laws, the Defined Benefit Plan terms, and any related agreements on a going concern basis and on a solvency basis, in each case, to the extent required; (y) none of the Defined Benefit Plans has any accumulated funding deficiency; and (z) no employees who transferred to the Company or any of its Subsidiaries under the provisions of the UK Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 were previously a member of a pension arrangement that provided benefits other than on old age, ill health or death.
3.21   Labor Matters.
(a)   Union Activities.   The Company has provided to Parent all of the collective bargaining agreements, works council agreements or similar Contracts with any Labor Organization to which the Company or any of its Subsidiaries is a party, or that cover the Company or any of its Subsidiaries as of the date of this Agreement (each, a “Collective Bargaining Agreement”). To the Knowledge of the Company, there are no activities or proceedings of any Labor Organization to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No new Collective Bargaining Agreement is currently being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, work stoppage or similar dispute against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened directly against the Company or any of its Subsidiaries, and no such strike, lockout, slowdown, work stoppage or similar dispute has occurred since January 1, 2020. There are, and there have been, no pending or, to the knowledge of the Company, threatened material representation campaigns, organizational efforts, elections or proceedings concerning union representation involving any employee of the Company or any of its Subsidiaries and there are no pending nor, to the knowledge of the Company, threatened demands for recognition, certification or collective bargaining. No material opinion, consent or approval of any Labor Organization is required as a result of or to effectuate the Merger or the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, or the consummation of the transactions contemplated hereby.
(b)   Employment Law Compliance.   Since January 1, 2020, the Company and its Subsidiaries have complied with all applicable Laws with respect to employment or the engagement of workers (including applicable Laws regarding wage and hour requirements, immigration status, discrimination, harassment, and retaliation in employment, employee health and safety, proper classification of workers, redundancies and lay-offs, human rights, pay equity, French language, workers’ compensation, the calculation of holiday pay and collective bargaining), except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no unfair labor practice or labor grievance or arbitration proceeding pending or threatened against the Company or any of its Subsidiaries, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and its Subsidiaries have not received notice of any intent to investigate from, or of any charge, complaint or investigation pending against them with, the United States Equal Employment Opportunity Commission, any other Governmental Authority responsible for the prevention of unlawful employment practices, or any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, pay equity, disability accessibility, child labor, immigration, or whistleblower protection and (ii) there are no complaints or lawsuits pending or threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, worker or independent contractor, or any class of the foregoing relating to any such Laws or alleging breach of any express or implied contract of employment, wrongful termination of employment, or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Since January 1, 2020, (i) neither the Company nor any of its Subsidiaries in the United States has effectuated a “plant closing” (as defined in WARN or any similar Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries and (ii) there has not occurred a “mass layoff” (as defined in WARN or any similar Law) affecting any site of employment or facility of the Company or any of its Subsidiaries in the United States. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the last six (6) years (or, if shorter, since the commencement of the applicable individual’s direct or indirect employment by the Company or its Subsidiaries), (i) no allegations of workplace or sexual harassment have been made against any officer of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, any employee who is at the senior vice president level or above or any director of the Company or any Subsidiary of the Company, in each case in such individual’s capacity as a representative of the Company or such Subsidiary, (ii) no incidents of any such workplace or sexual harassment have occurred, and (iii) neither the Company nor any Subsidiary of the Company has entered into any settlement agreement related to allegations of workplace or sexual harassment or other misconduct by an officer, director, senior manager, or, to the Knowledge of the Company, any worker or employee the Company or any Subsidiary of the Company.
(c)   Employee Information.   To the extent permitted by applicable Law, the Company has provided a list to the Parent that is true and complete in all material respects as of January 25, 2023 with respect to all individuals who serve as employees of the Company or any Subsidiary of the Company setting forth each such employee’s (i) title and position, (ii) primary work location, (iii) salaried or hourly status, (iv) annual base salary or wage rate, (v) individual target bonus or commission opportunity, (vi) date of hire or years of service, and (vii) employer.
3.22   Compliance with Laws.
(a)   The Company and each of its Subsidiaries is, and at all times since January 1, 2020 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations, or the properties or assets, of the Company and its Subsidiaries, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since January 1, 2020 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.
(c)   Since January 1, 2020, none of the Company or its Subsidiaries or their respective directors, officers or employees when acting in their capacity as such or, to the Knowledge of the Company, any third party acting on its or their behalf, has (i) made, offered, authorized or agreed to make, offer or authorize any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s or any of its Subsidiaries’ business; (ii) made, offered, authorized or agreed to make, offer or authorize any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official, employee, or representative of any state-owned enterprise; (iii) violated in any material respect any Anti-Corruption Laws; or (iv) made, offered, authorized or agreed to make, offer or authorize any bribe, payoff, influence payment, kickback or other similar unlawful payment. The Company and its Subsidiaries have each implemented policies and procedures reasonably designed to prevent, detect, and deter violations of Anti-Corruption Laws in all material respects.
(d)   The Company and its Subsidiaries are, and at all times since January 1, 2020 have been, in compliance in all material respects with all applicable International Trade Laws.
(e)   None of the Company or its Subsidiaries or their respective directors, officers, or employees in their capacity as such or, to the Knowledge of the Company, any third party acting on its or their behalf is or has, since January 1, 2020, been the subject of any investigation (whether internal or external), regulatory action, litigation, request of information, threat or complaint or other proceeding anywhere in the world relating to Anti-Corruption Laws, International Trade Laws, or Antitrust Law and, to the Knowledge of the Company, no such action has been threatened in writing, nor any allegation made in writing against any such parties relating to Anti-Corruption Laws or International Trade Laws.
(f)   None of the Company or its Subsidiaries or their respective directors, officers, or, to the Knowledge of the Company, employees is or has, in the last five years before the signing of this Agreement, been, involved in any agreement or concerted practice which contravenes any Antitrust Law anywhere in the world.
3.23   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   Since January 1, 2020 and through the date of this Agreement (and for the avoidance of doubt, other than any Transaction Litigation brought after the date of this Agreement), except as has not had, and would not reasonably be expect to have, individually or in the aggregate, a Company Material Adverse Effect, there have not been and there are not currently any Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any present or former director or officer of the Company or any of its Subsidiaries in such individual’s capacity as such.
(b)   No Orders.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any order, judgment, injunction, rule, decree or award of any kind or nature that would prevent or delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

(c)   No Pending Proceedings. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is, or since January 1, 2020, has been, the subject of any pending or threatened Legal Proceeding by or before any Governmental Authority, nor has the Company or any of its Subsidiaries initiated any Legal Proceeding against an Person before any Governmental Authority.
3.24   Insurance.   The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Section 3.24 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all such insurance policies, as well as any historic incurrence-based policies still in force. All such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
3.25   Related Person Transactions.   Except for compensation (including incentive equity arrangements) or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, or Bain (excluding any portfolio companies (as such term is commonly understood in the private equity industry) of any investment funds or investment vehicles affiliated with or under common management with Bain), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual general meeting of shareholders and that have not been so disclosed in the Company SEC Reports.
3.26   Contract Manufacturers and Suppliers.   Section 3.26 of the Company Disclosure Letter sets forth a true, correct and complete list of (a) the top 20 suppliers (the “Top Suppliers”) and (b) the top 10 contract manufacturers (the “Top Contract Manufacturers”), in each case, based on the aggregate amounts paid by the Company and its Subsidiaries during the 12 months ended December 31, 2022. Since December 31, 2022, (a) except for completions or expirations of Contracts in accordance with their terms, there has been no termination of, or any material, adverse change to, the business relationship of the Company or its Subsidiaries with any Top Supplier or Top Contract Manufacturer and (b) no Top Supplier or Top Contract Manufacturer has notified the Company or any of its Subsidiaries in writing that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries.
3.27   Customers.   Section 3.27 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 20 customers of the Company, as measured for the 12 month period ended December 31, 2022 (the “Top Customers”). Since December 31, 2022, except for completions or expirations of Contracts in accordance with their terms, no Top Customer has cancelled or otherwise terminated or, to the Knowledge of the Company, threatened in writing to cancel, terminate or otherwise materially and adversely alter the terms of its business with the Company.
3.28   Inventory.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all inventory of the Company and its Subsidiaries was acquired and has been maintained in all aspects in accordance with the regular business practices of the Company and its Subsidiaries, consists of new and unused items of a quality and quantity substantially all of which is usable or saleable in the ordinary course of business, and is valued in accordance with GAAP, (b) such inventory has not been consigned to, or held on consignment from, any third Person and (c) the inventory of the Company and its Subsidiaries (including items of inventory acquired or manufactured subsequent to the date of the Audited Company Balance Sheet) consists, and will as of the Closing Date consist of products of quality and quantity commercially usable and salable at not substantially less than cost in the ordinary course of business, except for any items of obsolete material or material below standard quality, substantially all of which have been written down to realizable market value, or for which adequate reserves have been provided, and, except as described in Section 3.28 of the Company Disclosure Letter, the

present quantities of all inventory are reasonable in the present circumstances of the Company and its Subsidiaries and consistent with the average level of inventory in the past 24 months.
3.29   Product Liability.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there have been no (a) product recalls relating to the Company or any of its Subsidiaries, (b) product liability or other claims or proceedings relating to Company or any of its Subsidiaries, (c) claims or proceedings based on breach of warranty, breach of contract or negligence in respect of any defect in any products or services provided by the Company or any of its Subsidiaries, and there are not any such recalls or claims or proceedings pending or, to the Knowledge of the Company, threatened and, to the Knowledge of the Company, there are no facts in existence which would reasonably be expected to give rise to any such recalls or claims or proceedings, or (d) any customer complaints, incident reports, or other reports claiming any products of the Company or any of its Subsidiaries pose a product hazard.
3.30   Government Contracts.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each and every Government Contract to which the Company or any of its Subsidiaries is or has been within the last three (3) years a party: (a) the Company or its Subsidiaries, as applicable, have complied with all material terms and conditions of such Government Contract; (b) the Company or its Subsidiaries, as applicable, have complied with all requirements of applicable Law pertaining to such Government Contract; (c) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were current, accurate and complete in all material respects as of their effective date, and the Company or its Subsidiaries, as applicable, have complied in all material respects with all such representations and certifications; (d) no termination for default, cure notice or show cause notice has been issued against the Company or its Subsidiaries, as applicable, by any Governmental Authority or prime contractor or subcontractor to a Governmental Authority. To the Knowledge of the Company, no reasonable basis exists that would reasonably be expected to give rise to a material claim by a Governmental Authority for fraud (as such concept is defined under the state or federal laws of the United States) or false statements or false claims in connection with any Government Contract and no facts exist that are believed reasonably likely to lead to the institution of an investigation or audit of the Company by a Governmental Authority related to performance of any Government Contract. None of the Company or its Subsidiaries, as applicable, or any of their respective directors, managers or officers have been suspended or debarred, or proposed for suspension or debarment, by a Governmental Authority. Neither the Company nor any of its Subsidiaries holds a facility security clearance or is subject to the requirements of the National Industrial Security Program.
(b)   Since January 1, 2020, neither the Company nor any of its Subsidiaries has assigned or otherwise conveyed or transferred to any Person, (i) any Government Contract; or (ii) any account receivable relating to a Government Contract.
(c)   Since January 1, 2020, neither the Company nor any of its Subsidiaries have bid on or been awarded any Government Contract either directly or through reliance on any current System for Award Management registration representing that the Company or any Subsidiary holds a preferred socioeconomic status (such as, but not limited to, a small business, a small disadvantaged business, a woman-owned business, a veteran-owned business, a service disabled veteran-owned business, a HUBzone business, and/or a minority-owned business).
3.31   Exclusivity of Representations or Warranties.
(a)   No Other Representations and Warranties.   The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement:
(i)   neither Parent nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent, its Subsidiaries and Affiliates or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii)   no Person has been authorized by Parent, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to Parent, its Subsidiaries or Affiliates or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii)   the representations and warranties made by Parent and Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and Parent and Merger Sub hereby disclaim any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)   No Reliance.   The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on and has not relied on:
(i)   any representation or warranty, express or implied;
(ii)   any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives in connection with the Merger, in connection with presentations by Parent’s management or in any other forum or setting; or
(iii)   the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1   Organization; Good Standing.
(a)   Parent.   Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except in the case of clause (ii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Merger Sub.   Merger Sub (i) is an exempted company duly incorporated, in good standing and validly existing under the Laws of the Cayman Islands; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except in the case of clause (ii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Organizational Documents.   Neither Parent nor Merger Sub is in violation of its Organizational Documents.
4.2   Power; Enforceability.   Each of Parent and Merger Sub has the requisite company, partnership or similar power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.
4.3   Non-Contravention.   The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.4   Requisite Governmental Approvals.   No Governmental Authorization is required on the part of Parent or Merger Sub (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws; and (iv) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.5   Legal Proceedings; Orders.
(a)   No Legal Proceedings.   There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that have had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   No Orders.   Neither Parent nor Merger Sub is subject to any order, judgment, injunction, rule, decree or award of any kind or nature that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.6   Ownership of Company Shares.   None of Parent, Merger Sub or any Guarantor owns any Company Shares.
4.7   Brokers.   There is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger or the other transactions contemplated by this Agreement for which the Company or any of its Subsidiaries would be liable.
4.8   Operations of Merger Sub.   Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Commitment Letters, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding share capital, and other equity and voting interest in, Merger Sub free and clear of all liens.
4.9   Guarantee.   Concurrently with the execution and delivery of this Agreement, the Guarantors have delivered to the Company a true, complete and correct copy of the duly executed Guarantee. The Guarantee is in full force and effect, has not been amended or modified, and constitutes a legal, valid and binding obligation of each Guarantor, enforceable by the Company against such Guarantor in accordance with its terms. Neither Guarantor is in default or breach under the terms and conditions of the Guarantee and no event has occurred that, with or without notice, lapse of time or both, would, or would reasonably be expected to, constitute a default, breach or a failure to satisfy a condition on the part of such Guarantor under the terms and conditions of the Guarantee. The Guarantors collectively have, and at all times will have, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guarantee.
4.10   Financing.
(a)   Parent has delivered to the Company true, complete and correct copies of (i) the Equity Commitment Letter (the financing contemplated thereby, the “Equity Financing”), (ii) an executed debt commitment letter from the agents, arrangers, lenders and other entities acting in similar roles identified therein (together with any Persons that become a party thereto after the date hereof in accordance with the terms thereof or which become party to any definitive documentation relating to the Debt Financing, the “Debt Financing Sources”), dated as of the date hereof, addressed to Olympus Water US Holding Corp., a direct wholly-owned subsidiary of Parent (the “Borrower”) (as may be amended, restated, supplemented, modified, replaced or substituted not in violation of this Agreement and all exhibits or schedules thereto, “Debt Commitment Letter” and the financing contemplated thereby (including any debt securities contemplated to be issued in lieu of any bridge commitments thereunder), the “Debt Financing”, and the Debt Financing, together with the Equity Financing, the “Financing”), pursuant to which the Debt Financing Sources have committed, on the terms and subject to the conditions set forth therein, to lend the Borrower the amounts set forth therein for, among other things, the purpose of funding the transactions contemplated by this Agreement and (iii) the related fee letter(s) referred to in the Debt Commitment Letter (the “Fee Letter” and together with the Debt Commitment Letter, with economic terms, “flex” terms, and securities demand provisions, in each case that are customarily redacted and do not in any event affect the conditionality, enforceability, availability, termination or aggregate amount of the Debt Financing, redacted, the “Debt Commitment Letters” and together with the Equity Commitment Letter, the “Commitment Letters”). The Financing, when funded in accordance with the Commitment Letters and after giving effect to any “flex” provision in or related to the Debt Commitment Letters (including with respect to fees and original issue discount) shall provide Parent with cash proceeds on the Closing Date sufficient to pay all amounts required to be paid on the Closing Date by Parent under the Transaction Documents, including any repayment or refinancing of any Company Payoff Indebtedness, and all related fees and expenses in connection with the transactions contemplated hereunder or thereunder (the “Required Amount”). As of the date hereof, the Equity Commitment Letter and the Debt Commitment Letters are in full force and effect and have not been withdrawn, terminated, rescinded or otherwise amended or modified in any respect and the commitments contained therein have not been withdrawn, terminated, rescinded, amended, reduced or modified in any respect (and, to the Knowledge of Parent, no such withdrawal, termination, rescission, amendment, reduction or modification is contemplated as of the date hereof, except with respect to any “flex” terms contained in the Fee Letter as of the date hereof and potential amendments solely to add Debt Financing Sources to the Debt Commitment Letters and to amend titles, allocations and fee sharing arrangements in connection therewith) and will not be amended, modified or altered at any time through the Closing except in a manner not in violation of Section 6.5(c). Each of the Debt Commitment Letter and the Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of the Borrower and Parent, respectively, and, to the Knowledge of Parent, the other parties thereto, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity. There are no contracts, side letters, agreements or other arrangements of any kind relating to the Debt Financing that would reasonably be expected to adversely affect (x) the conditions to the Debt Financing or the Equity

Financing or (y) the availability, enforceability or amount of the Debt Financing or the Equity Financing. No event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of, with respect to the Debt Commitment Letter, the Borrower, and with respect to the Equity Commitment Letter, Parent, or, to the Knowledge of Parent, on the part of the other parties thereto, under any term or condition of the Debt Commitment Letter or the Equity Commitment Letter. There are no conditions precedent related to the funding of the full amount of the Financing, other than as expressly set forth in the Debt Commitment Letters and Equity Commitment Letter, or any contingencies that would permit the Debt Financing Sources or the parties to the Equity Commitment Letter to reduce the aggregate principal amount of the Financing, including any condition or other contingency relating to the amount or availability of the Financing pursuant to any “flex” provision. Parent has fully paid, or has caused to be fully paid, any and all commitment fees or other fees required by the Debt Commitment Letters and the Equity Commitment Letter to be paid by it or the Borrower on or prior to the date of this Agreement. As of the date hereof, Parent and the Borrower have no reason to believe that any of the conditions to funding contained in the Debt Commitment Letter and Equity Commitment Letter would not be expected to be satisfied in full as required therein or that the full amount of the Debt Financing would not be expected to be available to Parent at Closing. The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and entitled to enforce, the Equity Commitment Letter in accordance with the terms thereof.
(b)   Parent understands and acknowledges that under the terms of this Agreement, Parent’s obligation to consummate the transactions contemplated by this Agreement is not in any way contingent upon or otherwise subject to Parent’s or the Borrower’s consummation of any financing arrangements, Parent or the Borrower obtaining of any financing, or the availability, grant, provision or extension of any financing to Parent or the Borrower.
(c)   As of the date hereof, none of Parent, Merger Sub or any of their respective Affiliates has entered into any contracts, side letters, agreements or other arrangements prohibiting or seeking to prohibit any bank or other potential provider of debt financing from providing or seeking to provide debt financing to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.
4.11   Solvency.   As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith) and other transactions contemplated by this Agreement (including any financing in connection herewith), assuming (x) the representations and warranties of the Company set forth in Article III are true and correct in all material respects and (y) the satisfaction of the conditions set forth in Section 7.2: (a) the amount of the “fair saleable value” of the assets of Parent and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of Parent and such Subsidiaries (on a consolidated basis), whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed; and (ii) the amount that will be required to pay the probable liabilities of Parent and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) Parent and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) Parent and its Subsidiaries (on a consolidated basis) will be able to pay its liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or any of its Affiliates.
4.12   No Parent Vote or Approval Required.   No vote or consent of the holders of any share capital of, or other equity or voting interest in, Parent is necessary to approve or authorize this Agreement, the Plan of Merger or the Merger. The vote or consent of Parent, as the sole shareholder of Merger Sub, is the only vote or consent of the share capital of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to approve or authorize this Agreement, the Plan of Merger and the Merger.

4.13   Exclusivity of Representations and Warranties.
(a)   No Other Representations and Warranties.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement:
(i)   neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or its Affiliates or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii)   no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries, its Affiliates or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii)   the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b)   No Reliance.   Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on and has not relied on:
(i)   any representation or warranty, express or implied;
(ii)   any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii)   the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1   Affirmative Obligations.   Except (a) as expressly contemplated by this Agreement and the consummation of the Merger and the transactions contemplated hereby; (b) as set forth in Section 5.1 of the Company Disclosure Letter; (c) as required by applicable Law or any COVID-19 Measures; or (d) as approved in writing (e-mail correspondence being sufficient) in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business consistent with past practice (taking into account any COVID-19 Measures), and (ii) preserve intact, in all material respects, its business organization and existing relationships with customers, suppliers, licensors, licensees, employees,

Governmental Authorities and other Persons with which the Company has material business relations. Notwithstanding anything to the contrary in this Section 5.1 or Section 5.2, no action by, or failure to act of, the Company or any of its Subsidiaries in order to comply with the express requirements of any subsection of Section 5.2 shall be deemed a breach of this Section 5.1 or any other subsection of Section 5.2.
5.2   Forbearance Covenants.   Except (w) as expressly contemplated by this Agreement and the consummation of the Merger and the transactions contemplated hereby; (x) as set forth in Section 5.2 of the Company Disclosure Letter; (y) as required by applicable Law or any COVID-19 Measures; or (z) as approved in writing in advance (e-mail correspondence being sufficient) by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries as applicable not to:
(a)   amend any Organizational Documents of the Company or its Subsidiaries (other than immaterial amendments to the Organizational Documents of any Subsidiary of the Company that would not and would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereunder);
(b)   except for transactions solely among the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or securities or other equity interests of any of the Company’s Subsidiaries, except (i) in connection with agreements in effect on the date of this Agreement and set forth on Section 5.2(b) of the Company Disclosure Letter or (ii) issuances of Company Shares or other equity interests of the Company’s Subsidiaries upon exercise or settlement of Company Equity Awards outstanding as of the date of this Agreement or issued in compliance with this Section 5.2;
(c)   directly or indirectly acquire, repurchase or redeem any Company Securities, except for (i) repurchases of Company Securities pursuant to the terms and conditions of Company Equity Awards outstanding as of the date of this Agreement or issued in compliance with this Section 5.2, or (ii) transactions between the Company and any of its direct or indirect Subsidiaries;
(d)   except for transactions solely among the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries, (i) adjust, split, combine or reclassify any share capital, or issue or authorize or propose the issuance of any other Company Securities or any securities or equity interests of the Company’s Subsidiaries in respect of, in lieu of or in substitution for, share capital or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any share capital or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the share capital or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; or (iii) pledge or encumber any share capital or other equity or voting interest;
(e)   (i) incur, assume or suffer any Indebtedness (other than accrued and unpaid interest or related expenses) or issue any debt securities, except (a) for trade payables incurred in the ordinary course of business; (b) for loans or advances to Subsidiaries of the Company; (c) pursuant to the Credit Agreement in an amount not to exceed $150,000,000.00 in the aggregate incurred since December 31, 2022; (d) pursuant to the PNC RPA as it exists as of the date hereof (for the avoidance of doubt, any amendments to increase the size of the borrowing capacity under the PNC RPA shall require Parent’s prior written consent pursuant to this Section 5.2) and (e) up to $10,000,000 of additional Indebtedness in the aggregate incurred since December 31, 2022; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (a) extensions of credit to customers or (b) advances to directors, officers and other employees, in each case, in the ordinary course of business consistent with past practice; (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens); or (v) cancel any material Indebtedness owed to the Company or any of its Subsidiaries;
(f)   propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(g)   (i) enter into, adopt, materially amend or materially modify any Employee Plan (excluding, for the avoidance of doubt, (A) any amendments in the ordinary course of business consistent with past practice that are in connection with a customary annual renewal or enrollment process of an Employee Plan that is a group health or welfare plan or (B) such actions permitted by subsection (ii) or (iii) below), or accelerate the compensation or benefits provided under any Employee Plan; (ii) increase the compensation of any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, or pay any special bonus or other special remuneration to any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, except for increases in compensation and/or benefits for employees made in the ordinary course of business and consistent with past practice; provided that increases in compensation, in the aggregate, do not exceed an amount equal to the aggregate cash compensation increases set forth in Appendix 3.13(1) to this Agreement, provided, further, that any incremental compensation increases will be managed within the Company’s 2023 annual operating plan; (iii) enter into any employment, termination, severance or retention agreement (excluding, in each case, arrangements that provide for no severance or change in control benefits) with any directors, officers, employees or other individual service providers of the Company or any of its Subsidiaries whose annual base compensation is $200,000 (or, for purposes of Section 3.13(ii) only, $400,000) or more, other than the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under this Agreement, provided that each such employment agreement is in all material respects consistent with the standard practice for the relevant country in cases where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law; (iv) (A) terminate (other than for cause), hire or engage the services of any individual with a title of Vice President or above or whose annual base compensation is $200,000 (or, for purposes of Section 3.13(ii) only, any individual whose annual base compensation is $400,000) or more, provided that the Company shall not, and shall cause each of its Subsidiaries (as applicable) not to, hire the services of any individual to fill a role that is vacant as of the date of this Agreement, unless the costs associated with hiring such individual are not in excess of the headcount costs in the Company’s 2023 annual operating plan or (B) hire or engage the services of any individual to fill the roles set forth in Section 5.2(g) of the Company Disclosure Letter; (v) grant any equity or equity-based awards, except in accordance with Section 5.2(g) of the Company Disclosure Letter; (vi) other than in connection with the entry into employment agreements as permitted under clause (iii) of this paragraph, grant any rights to severance or termination pay or other similar termination benefit; or (vii) enter into any change-in-control, transaction bonus, Tax gross-up or retention agreements with any directors, officers, employees or other individual service providers, in each case, except as required by applicable Law or as required by the terms of any Employee Plan in effect as of the date of this Agreement;
(h)   recognize or certify any Labor Organization as the bargaining representative for any employees of the Company or any of its Subsidiaries or enter into (or commit to enter into) any Collective Bargaining Agreement, in each case, except as required by applicable Law;
(i)   settle any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceeding that is (i) reflected or reserved against in the Audited Company Balance Sheet for solely monetary payments up to the amounts reserved against, (ii) for solely monetary payments of no more than $1,000,000 individually and $5,000,000 in the aggregate, in each case, in addition to any applicable amount set forth in clause (i) if applicable, or (iii) that is settled in compliance with Section 6.14;
(j)   except as required by applicable Law or GAAP, make any material change in any of its accounting principles or practices;
(k)   (i) make, rescind or change any material Tax election; (ii) settle or compromise any material Tax Action; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax Action; (iv) adopt or change any material Tax accounting policies; (v) enter into any material closing, voluntary disclosure or similar agreement with a Taxing Authority with respect to a material Tax Action; (vi) fail to pay a material amount of Taxes when due; or (vii) file any material Tax Return inconsistent with past practice or amend any material Tax Return;
(l)   (i) amend in any material respect or terminate any, (a) Contract that if so failed to be amended or terminated would have a Company Material Adverse Effect; or (b) Material Contract or (ii) enter into any Contract that, if entered into prior to the date hereof, would constitute a Material Contract;
(m)   enter into any non-compete, exclusivity or similar arrangement that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries;
(n)   other than with respect to the matters set forth in Section 5.2(g), engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(o)   effectuate a “plant closing” or “mass layoff” (as defined in WARN or within the meaning of any similar Law) or publicly announce, implement or effect any material reduction in labor force, lay-off, retrenchment, or other employment termination program that would trigger notice requirements under WARN or any similar Law;
(p)   make any acquisition or disposition of, or lease, license, grant rights in, waive, abandon, permit to lapse, pledge or transfer, an asset or business (including by merger, consolidation or acquisition of stock or assets), except for (i) any acquisition or disposition for consideration that is individually not in excess of $1,000,000 and in the aggregate not in excess of $5,000,000, (ii) any disposition of obsolete or worn out equipment that is not material to the business of the Company and its Subsidiaries, (iii) the expiration of Company Intellectual Property at the end of its statutory term, or (iv) any non-exclusive license to Company Intellectual Property granted in the ordinary course of business consistent with past practice;
(q)   incur or commit to incur any capital expenditure or authorization or commitment that is individually in excess of $1,000,000 and in the aggregate in excess of $5,000,000, with respect thereto not provided for in the capital expenditure budget previously provided to Parent;
(r)    enter into any new line of business outside of the Company’s and its Subsidiaries’ existing businesses or exit or wind down any existing line of business on the date of this Agreement;
(s)   incur or pay any costs, expenses or fees in excess of the amount set forth on Section 5.2(s) of the Company Disclosure Letter (taken together with such costs, expenses and fees incurred and unpaid as of the date hereof) to all financial advisors, investment bankers, brokers, finders, agents, counsel, advisors or other similar Persons that have been retained by or are authorized to act on behalf of (or whose costs, expenses or fees will otherwise be borne by) the Company or any of its Subsidiaries in connection with the Merger or the other transactions contemplated by this Agreement;
(t)    amend or terminate, or waive any provision of, or make any payments under the TRA or TRA Termination Agreement; or
(u)   enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3   No Solicitation; Adverse Recommendation Change.
(a)   No Solicitation or Negotiation.   Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective directors and officers not to, and will instruct its and its Subsidiaries’ respective other Representatives to, (x) cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 5.3(a), (y) promptly following the execution of this Agreement deliver written notice to each such Person with whom such discussions or negotiations are ongoing that the Company is ending all such discussions or negotiations with such Person pursuant to this Agreement, which written notice shall also request that such Person promptly return or destroy all confidential information concerning the Company and its Subsidiaries and (z) terminate any electronic data room access (or other diligence access) of any such Person. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will cause its Subsidiaries and its and their respective officers and directors not to, and will not instruct, authorize or knowingly permit any of its and its Subsidiaries’ respective other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any Inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or Inquiries, communications, proposals, offers or any other effort or attempt that would reasonably be expected to lead to an Acquisition Proposal), in each case other than informing such Persons of the provisions contained in this Section 5.3; (iv) approve, endorse, recommend or knowingly take any action to make the provision of any “control share acquisition”, “business combination” or other similar anti-takeover Law inapplicable to an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action (I) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Company Board (or any committee thereof) in compliance with this Section 5.3 and (II) would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.
(b)   Superior Proposals.   Notwithstanding anything to the contrary set forth in this Section 5.3, from the date of this Agreement until the date that is thirty (30) Business Days following the date of this Agreement (the “Fiduciary Out Period”), the Company and the Company Board or the Special Committee may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an unsolicited, written bona fide Acquisition Proposal during the Fiduciary Out Period, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that was not the result of a material breach of Section 5.3(a) and that the Company Board or the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to take such actions would be reasonably likely to be inconsistent with the Company Board’s or the Special Committee’s, as applicable, fiduciary duties under applicable Law; provided, that subject to applicable Law, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently to the time it is provided to such Person.

(c)   No Adverse Recommendation Change or Alternative Acquisition Agreement.   Except as permitted by Section 5.3(d), neither the Company Board nor any committee thereof shall:
(i)   (A) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, the Company Board Recommendation or the Special Committee Recommendation; (B) fail to include the Company Board Recommendation or the Special Committee Recommendation in the Proxy Statement; (C) fail to publicly reaffirm the Company Board Recommendation or the Special Committee Recommendation within ten (10) Business Days following the written request of Parent (provided, however, that Parent may make such request no more than twice plus one time more each time an Acquisition Proposal or Inquiry or material modification thereto shall have become publicly known); (D) publicly adopt, endorse, approve or recommend (or publicly propose to adopt, endorse, approve or recommend) an Acquisition Proposal; or (E) make any recommendation in support of, or, within ten (10) Business Days following its commencement, fail to recommend against, a tender or exchange offer that constitutes an Acquisition Proposal (any action described in clauses (A), (B), (C), (D) or (E), an “Adverse Recommendation Change”); provided, however, that none of (1) a “stop, look and listen” communication by the Company Board or the Special Committee to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the determination by the Company Board or the Special Committee that an Acquisition Proposal constitutes a Superior Proposal or the taking of any other action contemplated by Section 5.3(b) as and to the extent permitted by Section 5.3(d)(ii); or (3) the delivery by the Company of any notice contemplated by Section 5.3(d) or any negotiations during the Notice Period in respect thereto in compliance with this Agreement will constitute an Adverse Recommendation Change or a violation of this Section 5.3; or
(ii)   cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d)   Adverse Recommendation Change; Entry into Alternative Acquisition Agreement.    Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Shareholder Approval:
(i)   the Company Board or the Special Committee, as applicable, may effect an Adverse Recommendation Change in response to an Intervening Event if the Company Board or the Special Committee, as applicable, determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board or the Special Committee shall not effect such an Adverse Recommendation Change unless:
(1)   the Company has provided prior written notice to Parent at least five (5) Business Days in advance to the effect that the Company Board or the Special Committee intends to effect an Adverse Recommendation Change, which notice shall specify the basis for such Adverse Recommendation Change, including a reasonably detailed description of the facts and circumstances relating to such Intervening Event;
(2)   prior to effecting such Adverse Recommendation Change, during such five (5) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement and the Commitment Letters in such a manner that would obviate the need to effect an Adverse Recommendation Change in response to such Intervening Event; and
(3)   following such five (5) Business Day period, the Company Board or the Special Committee, as applicable (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Commitment Letters and any other information provided by Parent) shall have determined that the failure of the Company Board or the Special Committee, as applicable, to make such an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided, that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) and in this clause (3) shall recommence provided that such time period shall instead be three (3) Business Days from the day of such notification; or
(ii)   if the Company has received an unsolicited written bona fide Acquisition Proposal that the Company Board or the Special Committee, as applicable, has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board or the Special Committee, as applicable, may (A) effect an Adverse Recommendation Change with respect to such Superior Proposal; and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h); and/or (C) cause the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board or the Special Committee, as applicable, shall only be permitted to take the actions described in the foregoing clauses (B) and (C) during the Fiduciary Out Period and shall not take any action described in the foregoing clauses (A), (B) or (C) unless:
(1)   the Company Board or the Special Committee, as applicable, determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law;
(2)   the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Superior Proposal; and
(3)   the Company has provided prior written notice to Parent five (5) Business Days in advance (the “Notice Period”) to the effect that the Company Board or the Special Committee, as applicable (A) has received an Acquisition Proposal that has not been withdrawn; (B) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) has resolved to effect an Adverse Recommendation Change and to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will identify the Person or “group” of Persons making such Superior Proposal and include the material terms thereof and copies of all relevant agreements relating to such Superior Proposal; and during the Notice Period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent has requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement and the Commitment Letters in such a manner that would obviate the need to effect an Adverse Recommendation Change; and
(4)   following such Notice Period, the Company Board or the Special Committee, as applicable (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Commitment Letters and any other information provided by Parent) shall have determined that the failure of the Company Board or the Special Committee, as applicable, to make such an Adverse Recommendation Change or to terminate this Agreement would be inconsistent with its fiduciary duties under applicable Law; provided, that each time material modifications to the terms of an Acquisition Proposal determined to be a Superior Proposal are made (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (3) shall recommence provided that such time period shall instead be three (3) Business Days from the day of such notification.
(e)   Notice.   From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will as promptly as reasonably practicable (and, in any event, within 24 hours) notify Parent if any Inquiries, offers or proposals that constitute or could reasonably be expected to lead to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such Inquiries, offers or proposals; (ii) a summary of the material terms and conditions of such Inquiries, offers or proposals; and (iii) copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Inquiries, offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.
(f)   Certain Disclosures.   Nothing contained in this Agreement will prohibit the Company or the Company Board or the Special Committee, as applicable, from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board or the Special Committee, as applicable, to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; (iv) complying with the Company’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (v) making any disclosure to the Company Shareholders unrelated to an Acquisition Proposal (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board or the Special Committee, as applicable, has determined to make in good faith, it being understood that any such statement or disclosure made by the Company Board or the Special Committee, as applicable, must be subject to the terms and conditions of this Agreement. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board or the Special Committee, as applicable, to the extent required by applicable Law that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and/or the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board or the Special Committee, as applicable, to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) an Adverse Recommendation Change.
5.4   No Control of the Other Party’s Business.   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
5.5   Tax Matters.
(a)   Notwithstanding anything to the contrary herein, during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, (i) the Company promptly shall notify Parent of any Material Tax Actions (as defined below) that are commenced or are otherwise pending or in progress during such period, (ii) Parent shall have the right to participate (at its sole cost and expense) in any Tax Action for Dutch corporate income taxes for any taxable period (or portion thereof) ending on or before the Closing Date and in any other Material Tax Action for any taxable period (or portion thereof) ending on or before the Closing Date, including, without limitation, by having a Parent representative present at meetings with Taxing Authorities with respect to such Tax Action, (iii) the Company shall keep Parent reasonably informed of the progress of each Material Tax Action, (iv) the Company and its Subsidiaries shall provide Parent with a reasonable opportunity to comment on any written communications prepared or furnished in connection with each Material Tax Action prior to their submission and shall consider in good faith and shall incorporate timely and reasonable comments made by Parent with respect thereto, and (v) the Company and its Subsidiaries shall not resolve, settle, compromise, or abandon any such Material Tax Action (or any material issue or claim in connection with any Tax Action for Dutch corporate income taxes for any taxable period (or portion thereof) ending on or before the Closing Date) without the prior written consent of the Parent, which consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, a “Material Tax Action” shall be any audits or other investigations, proceedings, claims, demands, actions, suits, inquiries, assessments or examinations by a Taxing authority for Taxes of the Company and its Subsidiaries that (i) could reasonably be expected to exceed $1,000,000 if resolved adversely to the Company and/or (ii) are for Dutch corporate income Taxes for any taxable period (or portion thereof) ending on or before the Closing Date. Notwithstanding the foregoing, (x) nothing in this Section 5.5 shall be construed to give Parent any right, before the Effective Time, to modify, change, or revoke any tax election made by any of the Company and its Subsidiaries prior to the execution and delivery of this Agreement, and (y) this Section 5.5 shall not be construed as limiting Parent’s rights under Section 5.2(k). In the event this Agreement is terminated pursuant to, and in accordance with, Article VIII hereof, Parent shall promptly return to the Company all documentation received or created pursuant to this Section 5.5 and otherwise keep any information contained in such documentation confidential in accordance with the terms of the Confidentiality Agreement.
(b)   Each Party to this Agreement shall cooperate in the filing and join, if required by applicable Law, in the execution of any Tax Returns and other required documentation relating to transfer, stamp, documentary, sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.
ARTICLE VI
ADDITIONAL COVENANTS
6.1   Required Action and Forbearance; Efforts.
(a)   Reasonable Best Efforts.   Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including by:
(i)   causing the conditions to the Merger set forth in Article VII to be satisfied;
(ii)   (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities, and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;
(iii)   obtaining, in consultation with Parent, all consents, waivers and approvals and delivering all notifications pursuant to any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement, the consummation of the Merger or the other transactions contemplated hereby; and
(iv)   executing and delivering any Contracts and other instruments that are in each case reasonably necessary to consummate the Merger.
(b)   Notice of Certain Matters.   The Company will give prompt notice to Parent (and will subsequently keep Parent informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, change, event, development or circumstance that (x) would constitute a Company Material Adverse Effect or (y) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied by the Termination Date or, to the Knowledge of the Company, the receipt of any notice or other communication from any Person (other than any Governmental Authority, which shall be governed by Section 6.2) alleging that the consent, waiver or approval of such Person is or may reasonably be required in connection with the Merger or the other transactions contemplated by this Agreement.

(c)   No Consent Fee.   Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, none of Parent, Merger Sub, the Company or any of their respective Affiliates will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
(d)   Antitrust and Foreign Investment Approvals.   This Section 6.1 shall not apply to filings under Antitrust Laws and Foreign Investment Laws, which shall be governed by the obligations set forth in Section 6.2.
6.2   Antitrust and Foreign Investment Filings.
(a)   Filing Under the HSR Act and Other Laws.   (i) Each of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, within ten (10) Business Days following the date of this Agreement file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act, which shall request early termination of the HSR Act waiting period (if available) and (ii) Parent shall, as soon as reasonably practicable, which shall be no more than twenty (20) Business Days if Parent receives all the information reasonably required to make such filings from the other Parties in a timely fashion, file, or where required under the applicable Law, procure that the relevant Affiliate of Parent files, pre-merger notification filings, forms and submissions with any Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective controlled Affiliates and Subsidiaries, respectively, to cooperate and coordinate) with the other in determining whether any such filings are required and the making of such filings; (B) supply the other (or cause to be supplied) with any information that may be reasonably required in order to determine whether any such filings are required and make such filings; (C) as promptly as reasonably practicable supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take (and cause its respective controlled Affiliates or Subsidiaries, respectively, to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger as set forth on Section 7.1(b) of the Company Disclosure Letter; and (2) obtain any required approvals or consents of each Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter, in each case as promptly as practicable and in any event prior to the Termination Date. Notwithstanding anything to the contrary herein, Parent shall cause its Affiliates to (and such Affiliates shall), as promptly as reasonably practicable, supply to Parent and the Company any information that may be reasonably required (x) to prepare such filings required by the HSR Act and such filings, forms and submissions with any Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter or (y) to respond to information requests by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made. Each of Parent and Merger Sub shall (and shall cause its respective controlled Affiliates), on the one hand, and the Company shall (and shall cause its Subsidiaries), on the other hand, promptly inform the other of any material communication from any Governmental Authority regarding the Merger in connection with such filings. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any similar request pursuant to any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as promptly as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.
(b)   Efforts.   In furtherance and not in limitation of the foregoing, if and to the extent advisable and necessary to obtain the expiration or termination of the waiting period pursuant to the HSR Act and any approvals or consents of each Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter, as soon as reasonably practicable and in any event prior to the

Termination Date, each of Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to) (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock, share capital or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger; provided, however, that, notwithstanding anything in the Agreement or this Section 6.2(b) to the contrary, nothing in this Agreement shall limit the obligation of Parent and Merger Sub to, and Parent and Merger Sub hereby agree that they shall, and shall cause each of their respective controlled Affiliates to, take any and all steps necessary to eliminate each and every impediment under any Antitrust Laws, Foreign Investment Laws or other Legal Restraints to consummate the Merger and the other transactions contemplated hereby prior to the Termination Date; provided however, that in no event shall Parent, Merger Sub or their respective Affiliates be required to (and the Company and its Subsidiaries and controlled Affiliates shall not, without Parent’s prior written consent) take any of the actions described in this Section 6.2(b) if they would have a material adverse impact on (x) the business or assets of Parent, Merger Sub and their respective controlled Affiliates (taken as a whole), on the one hand or (y) the business or assets of the Company and its Subsidiaries (taken as a whole), on the other hand; provided, further, that Parent and Merger Sub shall not be obligated to take or agree to take any action with respect to the Company or its Subsidiaries the effectiveness of which is not conditioned on the Closing occurring. In no event shall Parent, Merger Sub or their respective Affiliates be required to agree to obtain prior approval or other approval from a Governmental Authority, or submit a notification or otherwise notify a Governmental Authority, prior to consummating any future transaction (other than the transactions contemplated by this Agreement).
(c)   Cooperation.   Subject to compliance with their obligations under this Section 6.2, Parent and Merger Sub shall, on behalf of the Parties, solely control and lead all communications and strategy relating to the Antitrust Laws and Foreign Investment Laws; provided that Parent and Merger Sub shall consult with and consider in good faith the views of the Company regarding the form and content of any such communications and strategy. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective controlled Affiliates and Subsidiaries, respectively, to), subject to any restrictions under applicable Laws, keep the other parties apprised of the content and status of any material communications with or from any Governmental Authority with respect to the Merger, including (i) promptly notify the Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other material written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. Parent and Merger Sub will not, without the prior written consent of the Company (which consent shall have been approved by the Special Committee), extend or offer or agree to extend any waiting period under the HSR Act or any other Antitrust Laws or Foreign Investment Laws, or enter into any agreement with any Governmental Authority related to this Agreement or the transactions contemplated by this Agreement. The Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. However, each of the Company, Parent and Merger Sub may, as it deems advisable and necessary, reasonably designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the party providing the non-public information; provided, that each of the Company, Parent and Merger Sub may redact such information as necessary to (i) remove any valuation and related information, or (ii) address any contractual arrangements or reasonable attorney-client or other privilege or confidentiality concerns before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.
(d)   Other Actions.   Each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not, and shall not permit any of its controlled Affiliates to, enter into or consummate any Contracts or arrangements for an acquisition (by stock or share purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights of any Person if such ownership interest, assets or rights would (including the termination or expiration of the waiting period pursuant to the HSR Act or any other Antitrust Laws or Foreign Investment Laws) result in any material delay in obtaining, or to result in the failure to obtain, any regulatory approvals required in connection with the Merger, or which would otherwise prevent or delay the Merger in any material respect.
6.3   Proxy Statement, Schedule 13e-3 and Other Required SEC Filings.
(a)   Proxy Statement; Schedule 13e-3.   As promptly as practical following the date of this Agreement (and, in any event within twenty-five (25) Business Days following the date of this Agreement), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Shareholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement.
(b)   Other Required Company Filing.   If the Company determines that it is required to file any document other than the Proxy Statement and the Schedule 13e-3 with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. The Company may not file the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and shall consider in good faith all reasonable additions, deletions or changes suggested thereto by Parent and its counsel. On the date of filing with the SEC, the date of mailing of the Proxy Statement to the Company Shareholders (if applicable) and at the time of the Company Shareholder Meeting, the Company shall ensure that the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing.
(c)   Furnishing Information.   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing. If at any time prior to the Company Shareholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Shareholders.
(d)   Consultation Prior to Certain Communications.   The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be, without providing the other Party, to the extent practicable, a reasonable opportunity to review and comment on such written communication and shall consider in good faith all reasonable additions, deletions or changes suggested thereto by the other Party and its counsel.
(e)   Notices.   The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.
(f)   Dissemination of Proxy Statement.   Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Shareholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
6.4   Company Shareholder Meeting.
(a)   Call of Company Shareholder Meeting.   Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the CICA, the Company’s Organizational Documents and the rules and regulations of the Nasdaq to establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders (the “Company Shareholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Shareholders for the purpose of obtaining the Requisite Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Shareholder Meeting at any time prior to the 25th Business Day following the mailing of the Proxy Statement to the Company Shareholders. Subject to Section 5.3, the Company will use reasonable best efforts to solicit proxies to obtain the Requisite Shareholder Approval. In the event that the Company Board makes an Adverse Recommendation Change, the Company will nevertheless submit this Agreement to the Company Shareholders for the purpose of obtaining the Requisite Shareholder Approval unless this Agreement shall have been terminated in accordance with its terms prior to the Company Shareholder Meeting. The Company shall permit Parent and its Representatives to attend the Company Shareholder Meeting.
(b)   Adjournment of Company Shareholder Meeting.   Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company

Shareholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Shareholder Approval; (ii) if there are holders of an insufficient amount of Company Shares present or represented by proxy at the Company Shareholder Meeting to constitute a quorum at the Company Shareholder Meeting (it being understood that the Company may not postpone or adjourn the Company Shareholder Meeting more than two times pursuant to clause (i) or this clause (ii) without the prior written consent of Parent); (iii) if the Company is required to postpone or adjourn the Company Shareholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) if the Company Board or the Special Committee has determined in good faith (after consultation with outside legal counsel) that it is reasonably likely to be required under applicable Law to postpone or adjourn the Company Shareholder Meeting in order to give the Company Shareholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Shareholders or otherwise made available to the Company Shareholders (including in connection with any Adverse Recommendation Change).
6.5   Financing.
(a)   Parent shall use its reasonable best efforts to take and shall cause its Subsidiaries and Representatives to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing, including to (i) satisfy on a timely basis (taking into account the anticipated timing of the Marketing Period) all terms and conditions applicable to Parent and the Borrower set forth in the Equity Commitment Letter and the Debt Commitment Letters (including definitive agreements related thereto and, to the extent required by the Debt Commitment Letter, any “flex” terms contained in the Fee Letter), respectively, that are to be satisfied by it to consummate the Financing at or prior to the Closing, including the payment of any commitment, engagement or placement fees required as a condition to the Debt Financing, (ii) maintain in full force and effect the Commitment Letters, negotiate and enter into definitive agreements (the “Definitive Agreements”) (which, with respect to the bridge facility documentation, shall not be required until reasonably necessary in connection with the funding of the Debt Financing) with respect thereto on the terms and conditions contemplated by the Debt Commitment Letters (other than modifications to terms as are acceptable to Parent and which do not contain any Prohibited Modifications), (iii) comply with its obligations under the Commitment Letters, (iv) [reserved] and (v) consummate the Financing at or prior to the Closing; provided, however, that if funds in the amounts and on the conditions set forth in the Debt Commitment Letter, in whole or in part, become unavailable to Parent or the Borrower regardless of the reason therefor, Parent shall (A) promptly as reasonably practicable (and, in any event, within three (3) Business Days thereof) notify the Company in writing of such unavailability and the reason therefor and (B) use its reasonable best efforts, and cause each of its Subsidiaries and Representatives to use their reasonable best efforts, to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative debt financing (the “Alternative Financing”) in amounts (after taking into consideration the amount of the Financing that is available) equal to or greater than the Required Amount and which does not include any Prohibited Modifications; provided, that if Parent or any of its Subsidiaries proceeds with Alternative Financing, it shall be subject to the same obligations with respect to the Alternative Financing as set forth in this Section 6.5 with respect to the Debt Financing and all references in this Agreement to the Debt Financing (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof) shall be deemed to also refer to the Alternative Financing and provide the Company with drafts of the Definitive Agreements promptly upon such request. Upon receipt of commitments with respect to any Alternative Financing by Parent or any of its Subsidiaries, Parent shall promptly provide to the Company copies of such commitment letter and the related fee letter.
(b)   Parent shall give the Company prompt written notice (and, in any event, within three (3) Business Days) (i) of any breach or default by any party to any of the Commitment Letters or Definitive Agreements of which Parent or any of its Subsidiaries has Knowledge thereof, (ii) of the receipt by Parent or any of its Subsidiaries of (1) any written notice or (2) other written communication, in each case from any Financing Source with respect to any (A) actual or potential breach, default, cancellation, termination or repudiation (whether in whole or in part) by any Financing Source of any provision of the Commitment Letters or Definitive Agreements or (B) material dispute or disagreement between or among any parties to the Commitment Letters or Definitive Agreements with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing and (iii) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Financing necessary to have funds in the Required Amount at Closing. Following the written request of the Company, Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. Following the written request of the Company, Parent shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing, including any Alternative Financing. In furtherance of and not in limitation of the foregoing, in the event that (1) any portion of the Debt Financing structured as permanent financing is unavailable, regardless of the reason therefor, (2) all conditions contained in Section 7.1 and Section 7.2 have been satisfied or waived (other than (x) any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing, and (y) those conditions the failure of which to be satisfied is attributable to a breach by Parent of its representations, warranties, covenants or agreements contained in this Agreement) and (3) the bridge facilities contemplated by the Debt Commitment Letter (or alternative bridge facilities obtained in accordance with this Section 6.5) are available on the terms and conditions described in the Debt Commitment Letter, then Parent shall cause the proceeds of such bridge financing to be used promptly in lieu of such affected portion of the permanent financing.
(c)   Parent shall not or otherwise provide consent, or permit any of its Subsidiaries, to (x) replace, amend, supplement, modify or waive any provision of the Debt Commitment Letters or any Definitive Agreements without the Company’s prior written consent (which consent shall have been approved by the Special Committee) if such replacement, supplement, modification, amendment or waiver (i) reduces the aggregate amount of the Debt Financing to an amount, when taken together with the Equity Financing, less than the Required Amount, (ii) imposes new or additional conditions, or otherwise adversely modifies or expands any of the conditions, to the receipt of Debt Financing, (iii) adversely affects the ability of Parent or any of its Subsidiaries to enforce its rights against other parties to the Debt Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified or (iv) effects any other amendment, modification or waiver that would reasonably be expected to delay the Closing beyond the date the Closing is required to occur under this Agreement or prevent the Closing or impede the ability of Parent to consummate the Closing (the effects described in clauses (i) through (iv), collectively, the “Prohibited Modifications”); provided, however, that for the avoidance of doubt, Parent may, without the written consent of the Company, (1) amend the Debt Commitment Letters solely to add Debt Financing Sources that have not previously executed the Debt Commitment Letters as of the date of this Agreement and to grant to such Debt Financing Sources such approval rights as are customarily granted to additional lenders, lead arrangers, bookrunners, syndication agents or similar entities, (2) amend the Definitive Agreements solely to give effect to any “flex” terms contained in the Debt Commitment Letters (as in effect on the date hereof) and (3) amend the Debt Commitment Letters solely to amend titles, allocations and fee sharing arrangements with respect to existing and additional Debt Financing Sources, or (y) terminate or cause the termination of the Debt Commitment Letters or any Definitive Agreement. Any reference in this Agreement (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof) to “Debt Commitment Letter” and “Debt Financing” shall include such debt financing and letters as amended, restated, supplemented, modified, replaced or substituted in compliance with this Section 6.5 and any Alternative Financing in compliance with this Section 6.5. “Financings” (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof) shall include the financing contemplated by the Debt Financing as amended, restated, supplemented, modified, replaced or substituted in compliance with this Section 6.5 and any Alternative Financing in compliance herewith. Parent shall promptly deliver to the Company copies of any amendment, replacement, supplement, termination, modification or waiver to the Debt Commitment Letters and/or Definitive Agreements prior to Closing. Parent shall not amend, alter or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Commitment Letter without the prior written consent of the Company (which consent shall have been approved by the Special Committee). Parent shall promptly (and, in any event, within three (3) Business Days) notify the Company of (i) the expiration or termination (or attempted or purported termination, whether or not valid) of the Equity Commitment Letter, (ii) any refusal by Guarantor to provide the full financing contemplated by the Equity Commitment Letter, (iii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to the Equity Commitment Letter or definitive document related to the Equity Financing or (iv) receipt of any written notice or other written communication from any person with respect to any: (x) actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter or any definitive document related to the Equity Financing or (y) material dispute or disagreement between or among any parties to the Equity Commitment Letter or any definitive document related to the Equity Financing. Parent shall promptly deliver to the Company copies of any amendment, replacement, supplement, termination, modification or waiver to the Equity Commitment Letter prior to Closing.
(d)   The foregoing notwithstanding, none of the arrangement, consummation or obtaining of the Financing or any alternative financing (including any Alternative Financing) by Parent is a condition to Closing, and compliance by Parent with this Section 6.5 shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Financing or any Alternative Financing is available.
6.6   Financing Cooperation.
(a)   From the date of this Agreement through the earlier of the Closing and the termination of this Agreement, subject to the limitations set forth in this Section 6.6, and unless otherwise agreed by Parent, the Company agrees to use reasonable best efforts to provide such assistance (and to cause its Subsidiaries and its and their respective Representatives to provide such assistance) as is customary and reasonably requested by Parent, and subject to Parent’s Reimbursement Obligations, in connection with the arrangement of any Debt Financing for purposes of consummating the Merger.
(b)   Such assistance shall include using reasonable best efforts to take the following actions:
(i)   furnishing Parent and the Debt Financing Sources as promptly as reasonably practicable (or (x) in the case of any audited financial statements furnished pursuant to clause (A) below, as promptly as reasonably practicable but in no event more than 90 days after the relevant fiscal year, and (y) in the case of any unaudited quarterly financial statements furnished pursuant to clause (A) below, as promptly as reasonably practicable but in no event more than 45 days after the relevant fiscal quarter) with (A) the Required Information, and (B) customary “flash” or “recent development” revenue information (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for any fiscal quarter ending after the date hereof and prior to the Closing, and (C) to the extent in possession of the Company, such other financial and other pertinent information pertaining to the Company and its Subsidiaries (it being understood that the Company shall not be required to provide (x) any financial statements other than those required pursuant to the definition of Required Information or (y) any Excluded Information),
(ii)   solely with respect to financial information and data derived from the Company’s historical books and records and maintained in the ordinary course of business, providing Parent with information necessary for Parent to prepare the pro forma financial statements required by clause (e) of paragraph 9 of Annex V of the Debt Commitment Letter,
(iii)   preparing for and participating in (through management with appropriate seniority and expertise) a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions, sessions with rating agencies and other customary syndication activities in connection with the Debt Financing, at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company in its reasonable discretion,
(iv)   causing the independent auditors of the Company to assist and cooperate with Parent in connection with the Debt Financing, including by (A) providing consent to offering memoranda that include or incorporate the Company’s consolidated financial information and their reports thereon, and customary comfort letters (including “negative assurance”) with respect to financial information relating to the Company and its Subsidiaries and (B) attending customary accounting due diligence sessions in connection with the Debt Financing, at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company in its reasonable discretion,
(v)   assisting Parent and the Debt Financing Sources in Parent’s preparation of any customary offering documents, private placement memoranda, bank information memoranda and similar documents and any materials for rating agency presentations, including execution and delivery of customary authorization letters related thereto (including customary representations with respect to the absence of material non-public information in the public-side versions of documents and the absence of material misstatements or omissions) and customary CFO and similar certificates and certificates with respect to certain financial information of the Company and its Subsidiaries in the offering documents not otherwise covered by “comfort” letter described above to the extent reasonably requested by the underwriters of such offering, and providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary,
(vi)   solely with respect to the Company and its Subsidiaries and to the extent required by the Debt Financing, facilitating the pledging of, granting a security interest in and obtaining perfection of collateral, in each case, effective no earlier than the Closing, and cooperating with a reasonable number of (not to exceed two (2)) collateral appraisals and field examinations in connection with the existing asset-based revolving credit facility of the Parent and its Subsidiaries as may be reasonably requested by Parent, which shall occur at reasonable times and with reasonable advance notice for the Company and its Subsidiaries, and provided that a representative from the Company and its Subsidiaries shall be permitted to attend all such collateral appraisals and field examinations,
(vii)   [reserved],
(viii)   providing as promptly as reasonably practicable (and in any event, no less than two (2) Business Days prior to the Closing Date) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including (A) the USA Patriot Act and (B) a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 to any Debt Financing Source that has requested such certification, relating to the Company and its Subsidiaries, in each case as reasonably requested of the Company in writing by Parent or the Debt Financing Sources at least ten (10) Business Days prior to the Closing Date,
(ix)   executing and delivering definitive documents and closing certificates relating to the Debt Financing as may be reasonably requested by Parent and as are customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the Debt Commitment Letter, and
(x)   taking all corporate or company action, subject to the occurrence of the Closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof, to be made available at the Closing Date to consummate the transactions contemplated hereunder.
(c)   Notwithstanding the foregoing, none of the Company, its Subsidiaries nor their respective Representatives shall be required to take or permit the taking of any action pursuant to this Section 6.6 that would: (i) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement prior to the Closing (except with respect to the provision of authorization letters and certificates to provide comfort referred to in clauses (b)(iv)(A) and (b)(v) above and except with respect to “know-your-customer” information referred to in clause (b)(viii) above), (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates, (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee prior to the Closing Date or to incur any other expense in connection with the Debt Financing, (iv) reasonably be expected to cause any director, officer, employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (v) reasonably be expected to conflict with the organizational documents of the Company or any of its Subsidiaries or any Laws, (vi) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Material Contract to which the Company or any of its Subsidiaries is a party, (vii) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Company or any of its Subsidiaries, (viii) subject to Section 6.16(a), require the delivery of any opinion of counsel, (ix) require the Company or any of its Subsidiaries to provide any such assistance that would interfere unreasonably or materially with its business operations, (x) require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing executed by the Company or (xi) require the Company to prepare or deliver any Excluded Information. Nothing in this Section 6.6 shall require the cooperation contemplated in Section 6.6(b) to the extent that it would cause or be reasonably likely to cause any condition to Closing set forth herein to fail to be satisfied or otherwise cause any breach of this Agreement. The effectiveness of any Definitive Agreements for the Debt Financing executed by the Company or any of its Subsidiaries shall be subject to the consummation of the Merger.
(d)   The Company hereby consents to the reasonable and customary use of its logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or its or their reputation or goodwill.
(e)   On the Closing Date or following the termination of this Agreement, Parent shall promptly reimburse the Company and its Subsidiaries and their respective Representatives for all reasonable and documented out-of-pocket costs and expenses (including fees, costs and expenses of attorneys, accountants and other advisors) incurred by the Company in connection with such cooperation or assistance; provided, that Parent shall not be required to reimburse the Company for costs and expenses with respect to financial statements, financial information or other materials prepared prior to the date hereof or, after the date hereof, that the Company would have prepared in the ordinary course of business (it being understood that this proviso shall not exclude the fees and expenses of auditors, accountants and counsel in providing the assistance of comfort required by this Section 6.6).
(f)   Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, and penalties suffered or incurred in connection with the Debt Financing or any requested assistance or activities provided in connection therewith; provided, that the foregoing shall not apply in the Company’s or its Subsidiaries or its or their respective Representatives’ willful misconduct, bad faith or gross negligence.
(g)   Neither Parent nor the Debt Financing Sources shall have the right to perform any investigative procedures that involve physical disturbance or damage to any property or other assets of the Company.
(h)   The Company shall have the right to review and comment on any marketing materials relating to the Company’s operation and performance prior to the dissemination of such materials to potential Debt Financing Sources (or filing with any governmental authority); provided, that the Company shall communicate in writing its comments, if any, to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials.
(i)   The parties hereto acknowledge and agree that the provisions contained in this Section 6.6 (A) shall apply to any Alternative Financing and (B), together with the provisions contained in Section 6.16, represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement and the Commitment Letters, and no other provision of this Agreement (including the Exhibits and Schedules hereto) or the Commitment Letters shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including the Financing) by Parent any of its Affiliates or any other financing or other transactions be a condition to any of Parent’s obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company’s breach of any of the covenants required to be performed by it under this Section 6.6 shall not be considered in determining the satisfaction of the condition set forth in Section 7.2(b), unless such breach is the primary cause of Parent being unable to obtain the proceeds of the Debt Financing at the Closing.
6.7   Anti-Takeover Laws.   The Company and the Company Board shall (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger or the Voting Agreement; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger or the Voting Agreement, take all action within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.
6.8   Access.
(a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request provided in writing to the General Counsel of the Company, or another Person designated in writing by the Company, to the properties, books and records and personnel and consultants of the Company and its Subsidiaries, and, subject to Section 6.8(b), to the Computer Systems, including data and personnel, with the reasonable support and cooperation of the Company, to commence with integration planning in anticipation and furtherance of the Closing; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information solely to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) such disclosure relates to interactions with other prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby, or information relating to the analysis, valuation or consideration of the Merger or the transactions contemplated hereby; (d) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (e) access would result in the disclosure of any trade secrets of third Persons; or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (f). Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries, or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company or another person designated in writing by the Company.
(b)   If Parent or any of its Representatives (“Recipient”) are given access to the Computer Systems pursuant to Section 6.8(a), such Recipient shall comply with all of the Company’s system security policies, login limitations, procedures and requirements expressly made known to Recipient and which apply to Company employees (collectively, “Security Regulations”), and shall not tamper with, compromise or circumvent any security, monitoring or audit measures employed by the Company or any of its Subsidiaries. Further, except as necessary to conduct integration planning and related activities prior to and in anticipation and furtherance of the Closing (the “Purpose”), Recipient shall not convey, copy, modify, translate, reverse engineer, decompile, disassemble, or create any derivative work of such Computer Systems. Recipient will not tamper with, license or sublicense the Computer Systems and will use reasonable best efforts to not transmit any data that contains software viruses, time bombs, worms, Trojan horses, spyware, disabling devices or any other malicious or unauthorized code to or through the Computer Systems. Recipient shall use such Computer Systems solely for the Purpose. Recipient shall ensure that only those of the Recipient’s personnel who have a need to access the Computer Systems gain such access and Recipient will use reasonable best efforts to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying such personnel of the restrictions set forth in this Agreement and the Security Regulations. Upon the written request of the Company, all Recipient personnel given access to the Computer Systems shall execute a customary and reasonable confidentiality and data access agreement; provided, however, that comparable confidentiality obligations in agreements binding on Recipient’s employees and contractors shall be considered to be sufficient. The Company shall have the right to deny any personnel of Recipient access to the Computer Systems upon written notice to Recipient in the event that such personnel have violated and failed to cure such violation of their obligations hereunder. Recipient shall cooperate with the Company in investigating any alleged unauthorized access by Recipient of the Computer Systems.
6.9   Section 16(b) Exemption.   Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10   Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a)   Indemnified Persons.   The Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company and its Subsidiaries to, honor and fulfill the obligations of the Company and any of its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause the Organizational Documents of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Company and its Subsidiaries, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b)   Indemnification Obligation.   Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent and the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements listed on Section 6.10(a) of the Company Disclosure Letter with the Company and any of its Subsidiaries in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the

Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time; and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, Parent or the Surviving Company shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding upon receipt of an undertaking from such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Company nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification is reasonably likely to be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Company (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Company.
(c)   D&O Insurance.   During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance; provided, that Parent may (i) substitute therefor policies of an insurance company the terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time). In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Company will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect in lieu of maintaining the D&O Insurance.
(d)   Successors and Assigns.   If Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Company or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Company or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Company set forth in this Section 6.10.

(e)   No Impairment.   The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons or other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Company’s Organizational Documents; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).
(f)   Other Claims.   Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11   Employee Matters.
(a)   Employment; Benefits.   During the period commencing as of the Closing Date and concluding on the earlier between one (1) year following the Effective Time and September 30, 2024, and in all events subject to applicable Law and the terms of any applicable Collective Bargaining Agreement, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause each Continuing Employee to be provided with a base salary or wages, as applicable, an annual target cash incentive opportunity and other employee benefits (excluding equity-based compensation, non-qualified deferred compensation, defined benefit pension (except as required by law), retiree medical or life benefits, retention, long-term incentive, change in control or transaction based bonus plans, arrangements or agreements) that are substantially comparable in the aggregate to the base salary or wages, as applicable, annual target cash incentive opportunity and employee benefits (excluding equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, change in control or transaction based bonus plans, arrangements or agreements) provided to each such Continuing Employee immediately prior to the Closing; provided, that, in all circumstances, the base salary or wages, as applicable, of each Continuing Employee shall, during the period commencing as of the Closing Date and concluding one (1) year following the Effective Time, be at least equal to such Continuing Employee’s base salary or wages, as applicable, immediately prior to the Closing.
(b)   New Plans.   Following a good faith review of the Employee Plans in which Continuing Employees participate immediately before the Effective Time (“Old Plans”), Parent shall determine in its sole discretion whether to maintain any such plans following the Effective Time. In the event an Old Plan is terminated or otherwise discontinued following such determination by Parent, Continuing Employees who previously participated in such a plan shall be eligible to participate in any comparable benefit plans maintained by Parent or any of its Subsidiaries, including the Surviving Company (“New Plans”). With respect to any New Plans in which Continuing Employees are eligible to participate, but other than with respect to benefit accruals and level of benefits under any defined benefit pension plan, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time to the same extent that such service was recognized under a similar plan, program, policy or arrangement of the Company or any of its Subsidiaries as of the Effective Time, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits or in benefits that are greater than what was previously provided under a comparable Old Plan. In addition, and without limiting the generality of the foregoing, (i) for purposes of each New Plan in which a Continuing Employee is eligible to participate that provides life insurance, medical, dental, pharmaceutical, vision or disability benefits, the Surviving Company shall use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extents such requirements were waived or satisfied under the comparable Old Plan, and (ii) the Surviving Company shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)   No Third Party Beneficiary Rights.   Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment or engagement for services for any period of time for, or preclude the ability of Parent, the Surviving Company or any of their respective Subsidiaries to terminate any Continuing Employee or other individual service provider of the Company and its Subsidiaries for any reason; (ii) require Parent, the Surviving Company or any of their respective Subsidiaries to continue any Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary or other rights in any Person. Notwithstanding anything in this Section 6.11 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Employee Plan or any other employee benefit plans of the Company, Parent or any of their Subsidiaries.
6.12   Obligations of Merger Sub.   Parent shall take all action necessary to cause Merger Sub and the Surviving Company to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13   Public Statements and Disclosure.   The initial press release with respect to the execution and delivery of this Agreement and the Merger shall be a joint press release reasonably acceptable to the Special Committee and Parent. Without limitation to Section 6.3(d), thereafter, (x) each of the Company, Parent and Merger Sub agrees that no public filing, release or announcement concerning the transactions contemplated hereby or statement directed to the employees of the Company and its Subsidiaries concerning the transactions contemplated hereby shall be issued by any Party without the prior written consent of the Company (which consent shall have been approved by the Special Committee) and Parent (which consent, in the case of each of the Company and Parent, shall not be unreasonably withheld, conditioned or delayed), except that no consent shall be required for any such filing, release, announcement or statement required by applicable Law, regulation or stock exchange rule or listing agreement; provided that the applicable Party shall use its reasonable best efforts to provide the other Parties with a right to review such filing, release or announcement in advance (to the extent permissible), and (y) the Company (other than with respect to the portion of any communication relating to an Acquisition Proposal or Adverse Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that none of the Parties will be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law, regulation or stock exchange rule or listing agreement; (ii) principally directed to suppliers, customers, partners or vendors or (iii) not inconsistent with public statements previously made in accordance with this Section 6.13; provided that, nothing in this Agreement shall restrict disclosures or communications by Bain, Parent, Merger Sub, Guarantors and their respective Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and deal descriptions on such Person’s website in the ordinary course of business.

6.14   Transaction Litigation.   Prior to the Effective Time, each Party will provide the other Parties with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep such other Parties reasonably informed with respect to the status thereof. Each Party will (a) give such other Parties the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with the other Parties with respect to the defense, settlement and prosecution of any Transaction Litigation. No Party may compromise or settle, or agree to compromise or settle, any Transaction Litigation unless the other Parties have consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). No Party will, without the prior written consent of an Indemnified Person (which consent will not be unreasonably withheld, conditioned or delayed), settle any claims in connection with any Transaction Litigation against such Indemnified Person unless the settlement solely involves the payment of money by persons other than such Indemnified Party and includes an unconditional release of the Indemnified Party from liability on all matters that are the subject of such Transaction Litigation. For purposes of this Section 6.14, “participate” means that (i) a Party shall be kept apprised of the proposed strategy and other significant decisions with respect to the Transaction Litigation by the Party receiving notice of Transaction Litigation (to the extent that the attorney-client privilege between such Party and its counsel is not undermined or otherwise affected), and (ii) a Party may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, any Legal Proceeding relating to Dissenting Shares shall be governed by Section 2.7(d).
6.15   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Shares from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Shares pursuant to the Exchange Act as promptly as practicable after such delisting.
6.16   Company Payoff Indebtedness.
(a)   If requested by Parent in writing at least ten Business Days in advance of the Closing, the Company shall, or shall procure that the Issuer shall, prior to the Closing: (i) send any customary notices of redemption in form and substance reasonably satisfactory to Parent (“Redemption Notices”) with respect to all of the outstanding aggregate principal amount of the Senior Notes (which shall be in the form required under the Senior Notes Indenture and conditioned upon the consummation of the Closing) (together with any customary ancillary documents required by the Senior Notes Indenture for such redemption, including customary officer’s certificates, legal opinions and other documentation reasonably requested by the trustee in connection therewith) to the trustee thereunder, providing (A) for the redemption on the Closing Date and/or (B) for satisfaction and discharge of the Senior Notes and the Senior Notes Indenture on the Closing Date, in each case, pursuant to the requisite provisions of the Senior Notes Indenture (subject to the consummation of the Closing) (each of clauses (A) and (B), the “Redemption”), (ii) reasonably cooperate with Parent pursuant to the terms of the Senior Notes Indenture to facilitate such Redemption and (iii) use reasonable best efforts to cause the trustee under the Senior Notes Indenture to cooperate and facilitate such Redemption. Parent shall (i) provide the Company with any documentation related to any Redemption, including Redemption Notices, a reasonable period of time in advance of any such Redemption to give the Company and its Representatives a reasonable opportunity to review and comment on such documentation and (ii) consult with the Company regarding the timing and delivery of any Redemption Notices or Redemption in light of the regular financial reporting schedule of the Company and any requirements of Law. The Redemption Notices delivered to the trustee and the holders of the Senior Notes may state that the redemption date may be delayed until such time as the condition precedent to redemption stated therein shall be satisfied or such Redemption may not occur and such notice may be rescinded in the event such condition shall not have been satisfied. Notwithstanding the foregoing, (1) any Redemption effectuated pursuant to this Section 6.16 shall be funded using consideration provided by Parent or its Subsidiaries and Parent’s fees and out-of-pocket expenses will not be paid by the Company or its Subsidiaries and (2) nothing in this Section 6.16 shall require the Company or the Issuer to (x) pay or deposit any amounts required to redeem or discharge the Senior Notes except to the extent such amounts have been previously provided, or are being concurrently provided, to the Company or the Issuer by Parent or its Subsidiaries for such purpose or (y) issue any Redemption Notices prior to the Closing, except for such notice that is permitted to be conditioned (and is so conditioned) on the occurrence of the Closing.
(b)   If requested by Parent in writing, the Company shall use reasonable best efforts to, or shall use reasonable best efforts to procure that the Issuer shall, prior to the Closing: (i) commence one or more offers to purchase any or all of the outstanding series of the Senior Notes for cash (including any “change of control” offer) (the “Offers to Purchase”) and (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to such Senior Notes Indenture (the “Consent Solicitations” and, together with the Offers to Purchase, if any, the “Company Note Offers and Consent Solicitations”); provided that (x) any such transaction shall be funded using consideration provided by Parent and the dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Company Note Offers and Consent Solicitations will be retained by Parent and their fees and out-of-pocket expenses will be paid directly by Parent, (y) Parent shall be responsible for all other liabilities and expenses incurred by the Company or any of its Subsidiaries in connection with any Company Notes Offers and Consent Solicitations (including all amounts payable to the holders of the Senior Notes in connection therewith), and (z) no Company Notes Offers and Consent Solicitations shall be consummated prior to Effective Time and the closing of any Company Notes Offers and Consent Solicitations shall be expressly conditioned on the occurrence of the Effective Time; provided, further, that neither the Company, the Issuer nor counsel for the Company or the Issuer shall be required to furnish any certificates, legal opinions, or negative assurance letters in connection with any Offers to Purchase or Consent Solicitation. Any Company Note Offers and Consent Solicitations shall be made on customary terms and conditions (including price to be paid and conditionality) as are reasonably proposed by Parent, are reasonably acceptable to the Special Committee and are permitted or required by the terms of such Senior Notes, the Senior Notes Indenture and applicable Laws, including SEC rules and regulations. Subject to the receipt of the requisite consents, in connection with any or all of the Consent Solicitations, the Company shall execute a supplemental indenture to the Senior Notes Indenture in accordance with the terms thereof amending the terms and provisions of such Senior Notes Indenture in a form as reasonably requested by Parent and reasonably acceptable to the Company and the Special Committee and the trustee under such supplemented indenture, which any such supplemental indenture shall not become effective until the Effective Time. The Company shall at the same time execute any customary ancillary documents required by the Senior Notes Indenture for entry by the trustee into the supplemental indenture, including customary officer’s certificates, legal opinions of Company counsel and other documentation reasonably requested by the trustee in connection therewith. The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Company Note Offers and Consent Solicitations will be selected by Parent and reasonably acceptable to the Special Committee. The parties acknowledge and agree that the inability to make or complete any such Company Note Offers and Consent Solicitations shall not delay the Closing or relieve Parent or Merger Sub from their obligations to consummate the Merger as required under this Agreement. Parent shall (i) prepare and provide the Company with any documentation related to any Company Note Offers and Consent Solicitations a reasonable period of time in advance of Parent’s commencement of any such Company Note Offers and Consent Solicitations to give the Company and its Representatives a reasonable opportunity to review and comment on such documentation and (ii) consult with the Company regarding the timing and commencement of any Company Note Offers and Consent Solicitations in light of the regular financial reporting schedule of the Company and any requirements of Law. To the extent that the provisions of the Senior Notes, the Senior Notes Indenture governing the terms of the Senior Notes or applicable Law conflict with this Section 6.16, the Company and its Subsidiaries shall comply with such Senior Notes, such Senior Notes Indenture and such applicable Law and shall not be deemed to have breached their obligations under this Agreement as a result of such compliance. At Parent’s expense, the Company shall, and shall cause its Subsidiaries to provide all cooperation reasonably requested by Parent that is necessary or reasonably required in connection with a Company Note Offer and Consent Solicitation, including, without limitation, (i) to the extent required by the policies or procedures of the Depository Trust Company in connection with any Company Note Offer and Consent Solicitation, (ii) using reasonable best efforts to cause the trustee under each such Indenture to enter such supplemental indenture prior or substantially simultaneously with execution thereof by the Company, and (iii) providing the information necessary to distribute the applicable Company Note Offer and Consent Solicitation documents to the holders of the Senior Notes. The consummation of any or all of the Company Note Offers and Consent Solicitations shall not be a condition to Closing.
(c)   The Company shall (i) use reasonable best efforts to deliver (or cause the delivery of) no later than one (1) Business Day prior to the Closing Date, draft payoff letters to Parent, and (ii) on or prior to the Closing Date Company shall deliver (or cause the delivery of) to Parent executed payoff letters, in each case, in customary form and substance (the “Payoff Letters”), from the agent and/or holders as applicable of each item of Company Payoff Indebtedness (other than the Senior Notes), each of which may be expressly conditioned on the Closing, and any necessary UCC authorizations or other releases or terminations as may be reasonably required to evidence the satisfaction of such Company Payoff Indebtedness and the release or termination of any Liens in connection therewith.
(d)   At or prior to the Effective Time, Parent will provide (or cause to be provided) funds in amounts equal to that set forth in each Payoff Letter in each case, on behalf of the Company and in accordance with the terms of such Payoff Letter.
(e)   Parent shall promptly reimburse the Company at the Closing for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented attorneys’ and accountants’ or auditors’ fees) actually incurred by the Company or any of its Subsidiaries as a result of any actions taken by the Company or its Subsidiaries with respect to its obligations under this Section 6.16 (including any Redemption Notices or Company Note Offers and Consent Solicitations). Parent shall indemnify and hold harmless the Company and its Subsidiaries (and their respective Representatives) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by any of them in connection with the foregoing and any information used in connection therewith except any losses arising out of a result of the Company’s or its Subsidiaries or its or their respective Representatives’ willful misconduct, bad faith or gross negligence.
6.17   Parent Vote.   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole shareholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a special resolution of Merger Sub authorizing the Plan of Merger in accordance with the CICA and the articles of association of Merger Sub.
6.18   Additional Agreements.   If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.
6.19   Works Councils.
(a)   The consultation in accordance with Clause 25.1 of the Dutch Works Councils Act with the Dutch central works council (the “Dutch Works Council” and such consultation procedure, the “Dutch Works Council Consultation Procedure”) will be deemed completed upon the Dutch Works Council (i) having rendered an unconditional positive or neutral advice or an advice with conditions accepted by the Company and Parent (which acceptance shall not be unreasonably withheld, delayed or conditioned), permitting the Parties to effect the Closing, or (ii) having unconditionally waived (in writing) its right to render advice.
(b)   To the extent any Dutch Works Council has rendered a negative advice, or negotiations with any Dutch Works Council have not resulted in any of the outcomes referred to in Section 6.19(a), the Dutch Works Council Consultation Procedure will be deemed completed upon the Diamond (BC) B.V. notifying the Dutch Works Council of the adoption of a resolution that deviates from the advice of the Dutch Works Councils, if rendered, and:
(i)   the Dutch Works Council having unconditionally and irrevocably waived (A) the applicable waiting period in accordance with article 25 paragraph 6 of the Dutch Works Councils

Act (Wet op de Ondernemingsraden) and (B) its right to initiate legal proceedings with the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam) pursuant to article 26 of the Dutch Works Councils Act;
(ii)   the applicable waiting period pursuant to article 25 paragraph 6 of the Dutch Works Councils Act having expired without the Dutch Works Council having initiated legal proceedings with the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam) pursuant to article 26 of the Dutch Works Councils Act; or
(iii)   following the initiation of legal proceedings pursuant to article 26 of the Dutch Works Councils Act, (x) the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam) having rendered a judgment (not being an interlocutory judgment) dismissing the Dutch Works Councils’ appeal to the effect that no measures obstructing the Closing are imposed and the dismissal by the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam) has immediate effect (uitvoerbaar bij voorrraad) or (y) the legal proceedings otherwise having terminated in a manner that the Closing can proceed in compliance with the Dutch Works Councils Act.
(c)   In the event of an initiation of legal proceedings pursuant to article 26 of the Dutch Works Councils Act that results in the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam) issuing a final (non-appealable) order deciding in favor of the Dutch Works Council, the Company shall re-open the consultation with the Dutch Works Council and the Dutch Works Council Consultation Procedure shall be deemed completed if and once the procedure set forth in Section 6.19(a) or 6.19(b) has subsequently been satisfied. The Parties shall discuss in good faith (without any binding obligation to agree any changes) whether and to what extent the Agreement should be altered to accommodate the outcome of this second round of consultation and the judgement of the Enterprise Chamber. In such case, the Dutch Works Council Consultation Procedure shall be completed if the Parties agree to alter this Agreement in such a manner that the final terms of the Agreement shall be in accordance with the Dutch Works Councils’ advice. The obligation to re-open and continue the consultation with the Dutch Works Council and discussions between Parties as provided for in this Section 6.19(c) shall ultimately cease to exist following the termination of this Agreement in accordance with its terms.
(d)   As soon as reasonably practicable after the date hereof, the Company shall prepare the request for advice (adviesaanvraag) for purposes of the Dutch Works Council Consultation Procedure and shall procure that the request for advice is submitted to the Dutch Works Council, after having complied with its obligations pursuant to Section 6.19(e), and only in such form as Parties jointly agree, acting reasonably.
(e)   The Company shall (i) provide Parent with the draft request for advice (which draft includes accompanying written documentation, if any, but may remain subject to information requested from Parent) intended to be submitted to the Dutch Works Council; and (ii) incorporate reasonable comments of the Parent in good faith. Parent shall comment, or shall have commented prior to the date of this Agreement, on such request for advice within five (5) Business Days after receipt of such draft.
(f)   The Parties shall, and the Company shall procure that Diamond (BC) B.V., use their reasonable best efforts to complete the Dutch Works Council Consultation Procedure, it being understood that the Company will have the primary responsibility for, and take all steps reasonably necessary to, in consultation with Parent and its advisors, as soon as reasonably practicable following the date hereof, initiate, conduct and complete the Dutch Works Council Consultation Procedure. The Company and Parent shall timely consult with each other closely with a view to seeking and obtaining the Dutch Works Council’s advice and discuss in good faith to expeditiously resolve any relevant issues raised by the Dutch Works Council during the Dutch Works Council Consultation Procedure. The Company shall keep Parent informed on a regular basis regarding the progress of the Dutch Works Council Consultation Procedures and all correspondence, communication and consultations in respect thereof and shall provide Parent with copies of any minutes of meetings or other written communications received from the Dutch Works Council as soon as reasonably practicable, and Parent shall promptly provide all information reasonably requested by the Company for purposes of completing the Dutch Works

Council Consultation Procedure. The Company and Parent shall consider, in good faith and consistent with the intent and purpose of this Agreement, changes, if any, to this Agreement solely to the extent required to address the advice and views of the Dutch Works Council, without any binding obligation to agree to any changes. Such changes shall in any event not prejudice the Parent and shall deviate from the understanding of the Parties as reflected herein as little as reasonably possible.
(g)   To the extent that any arrangements proposed to be agreed with the Dutch Works Council pursuant to Section 6.19(f) impose any obligations on the Company or any of its Subsidiaries, Parent or its Subsidiaries after the Closing, such arrangements will be subject to Parent’s approval, which shall not be unreasonably withheld, delayed or conditioned.
(h)   Following the date of this Agreement and prior to the Closing Date, the Company shall (or shall cause its Affiliates to), and Parent shall (or shall cause its Affiliates to), cooperate and use good faith efforts in carrying out requisite notifications to, and consultations, discussions or negotiations with, applicable unions, works councils, employees or other employee representative groups (other than the Dutch Works Council Consultation Procedures, which shall be governed by Section 6.19(a) to Section 6.19(g)) in connection with the transactions contemplated by this Agreement.
6.20   Section 280G.   Following the date of this Agreement, but in no event later than twenty (20) calendar days prior to the Closing Date, the Company shall provide to Parent a copy of the Section 280G calculations that it obtains, from a third party expert that is a nationally recognized accounting or valuation firm, with respect to those who would reasonably be expected to be considered “disqualified individuals” (within the meaning of Section 280G(c) of the Code) in connection with the transactions contemplated by this Agreement. The Company shall incorporate in good faith all reasonable comments timely made by Parent with respect to the Section 280G calculations. Such 280G calculations shall include the following information: (a) a description of the assumptions made in connection with the calculations, (b) estimated calculations based solely upon the transactions contemplated by this Agreement; and (c) estimated calculations based upon both (i) the consummation of the transactions contemplated by this Agreement and (ii) a qualifying termination of employment resulting in compensatory payments or benefits to the “disqualified individuals.”
6.21   Resignation of Officers and Directors.   Except as otherwise requested by Parent no later than five (5) Business Days prior to the Closing Date, prior to the Effective Time, the Company shall use commercially reasonable efforts to cause each member of the Company Board and each of the officers of the Company to execute and deliver a letter effectuating his or her resignation from such positions effective as of immediately prior to the Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Employee Plan applicable to such individual’s status as a corporate officer or director of the Company or any of its Subsidiaries).
6.22   Integration Planning.   From and after the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, each of Parent and the Company shall, and shall cause their respective Subsidiaries to, and shall instruct their and their Subsidiaries’ respective Representatives to, use reasonable best efforts to cooperate with the other Party and its Representatives in good faith to facilitate and participate in planning for the post-Closing integration of Parent, on the one hand, and the Company and its Subsidiaries, on the other hand, including using reasonable best efforts to take the actions set forth on Section 6.22 of the Company Disclosure Letter, in each case subject to limitations under applicable Law (including Antitrust Laws and Foreign Investment Laws) and including, without limitation, by engaging external advisors where appropriate and providing such information as Parent may reasonably request in order to determine the costs and expenses (including Taxes) associated with the transfer of any Subsidiaries of the Company to Parent or any of its Subsidiaries after the Closing Date (the “Transfer Expenses”); provided that (x) the amount of Transfer Expenses and (y) except in the case of Willful and Material Breach by such breaching Party, the failure of the Company or its Subsidiaries, on the one hand, or Parent and its Subsidiaries, on the other hand, to take such actions shall not serve as a basis for the failure of the conditions set forth in Section 7.2(b) and Section 7.3(b), as applicable. In the event this Agreement is terminated pursuant to Section 8.1(g) or Section 8.1(i), Parent shall promptly reimburse the Company and its Subsidiaries for reasonable and documented out-of-pocket costs and expenses (including fees, costs and expenses of attorneys, accountants and other advisors) incurred by the Company and its Subsidiaries in connection with such cooperation in an amount not to exceed $5,000,000 in the aggregate.

6.23   Labor Organizations.   Within five (5) Business Days following the Closing Date, the Company shall provide to Parent a summary of the manner in which the Company has informed and consulted with, and will inform and consult with, Labor Organizations in each jurisdiction in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the transactions contemplated hereby.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1   Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a)   Requisite Shareholder Approval.   The Company’s receipt of the Requisite Shareholder Approval at the Company Shareholder Meeting.
(b)   HSR Act and Other Governmental Approvals.   (i) The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated and (ii) any applicable waiting periods, together with any extensions thereof, and consents or approvals required from any Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter shall have expired, been terminated or obtained.
(c)   No Prohibitive Laws or Injunctions.   No Law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger (each, a “Legal Restraint”).
(d)   Dutch Works Council Consultation Procedure.   The Dutch Works Council Consultation Procedure shall have been completed in accordance with Section 6.19(a), Section 6.19(b) or Section 6.19(c).
7.2   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a)   Representations and Warranties.
(i)   Other than the representations and warranties listed in Sections 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)   The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, clause (a) of Section 3.6, and (except for the portions of Section 3.8 listed in Section 7.2(a)(iii)) Section 3.8, and (only with regards to “Significant Subsidiaries” as defined in Rule 1.02 of Regulation S-X of the Securities Act), Section 3.9(b), Section 3.9(c) and the second sentence of Section 3.13, that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications.
(iii)   The representations and warranties set forth in Section 3.8(a), the first and second sentences of Section 3.8(b) and the first sentence of Section 3.8(c) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except for inaccuracies that are de minimis.
(b)   Performance of Obligations of the Company.   The Company shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c)   Officer’s Certificate.   Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d)   Company Material Adverse Effect.   No Company Material Adverse Effect shall have occurred after the date of this Agreement.
7.3   Conditions to the Company’s Obligations to Effect the Merger.   The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c)   Officer’s Certificate.   The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1   Termination.   This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a)   at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) by mutual written agreement of Parent and the Company (provided that such termination by the Company has been approved by the Special Committee);

(b)   by either Parent or the Company (provided that such termination by the Company has been approved by the Special Committee), at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or otherwise restrains or enjoins the consummation of the Merger and has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;
(c)   by either Parent or the Company (provided that such termination by the Company has been approved by the Special Committee), at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on December 8, 2023 (the “Termination Date”); provided, that if all of the conditions to the Closing set forth in Article VII, other than the conditions set forth in Section 7.1(a), Section 7.1(b) or Section 7.1(c) (to the extent that the Legal Restraint is in respect of a consent, authorization or approval required under Section 7.1(b)), shall have been satisfied (or in the case of conditions that by their nature are to be satisfied at or immediately prior to the Closing, shall then be capable of being satisfied if the Closing were to take place on such date) or waived, then the Termination Date shall be automatically extended to March 8, 2024, and such date shall thereafter be deemed to be the Termination Date for purposes of this Agreement; provided, further, that, it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;
(d)   by either Parent or the Company (provided that such termination by the Company has been approved by the Special Committee), at any time prior to the Effective Time if the Company fails to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Plan of Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof);
(e)   by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Special Committee and the Company of written notice of such breach, delivered at least forty-five (45) days prior to such termination (or, if fewer than forty-five (45) days remain until the Termination Date, prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured prior to termination or (ii) Parent is then in breach of any representation, warranty, agreement or covenant contained in this Agreement so as to cause the conditions set forth in Section 7.3(a) or Section 7.3(b) incapable of being satisfied;
(f)   by Parent, if at any time (i) the Company Board or the Special Committee has effected an Adverse Recommendation Change or (ii) the Company or its Subsidiaries has materially breached their respective obligations set forth in Section 5.3;
(g)   by the Company (provided that such termination has been approved by the Special Committee), if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least forty-five (45) days prior to such termination (or, if fewer than forty-five (45) days remain until the Termination Date, prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if (i) such breach has been cured prior to termination or (ii) the Company is then in breach of any representation, warranty, agreement or covenant contained in this Agreement so as to cause the conditions set forth in Section 7.2(a) or Section 7.2(b) incapable of being satisfied;
(h)   by the Company (provided that such termination has been approved by the Special Committee), at any time during the Fiduciary Out Period and prior to receiving the Requisite Shareholder Approval if (i) the Company Board has received a Superior Proposal; (ii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iii) the Company enters into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(h); or
(i)   by the Company (provided that such termination has been approved by the Special Committee), at any time prior to the Effective Time if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Parent and Merger Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to Section 2.3; (iii) the Company has notified Parent in writing that (A) it is ready, willing and able to consummate the Closing, and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it waives any unsatisfied conditions set forth in Section 7.3; (iv) the Company has given Parent written notice (which notice shall require the prior written approval of the Special Committee) at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3 within five (5) Business Days of the date of such notice; and (v) Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3 within five (5) Business Days of the date of such notice.
8.2   Manner and Notice of Termination; Effect of Termination.
(a)   Manner of Termination.   The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.
(b)   Effect of Termination.   Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, shareholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Article I, Section 3.31, Section 4.12, Section 6.6(e), Section 6.6(f), Section 6.12, this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX (but not Section 9.8(b) with respect to provisions of this Agreement that have terminated) will each survive the termination of this Agreement. Subject to the limitations set forth in Section 8.3, nothing in this Agreement or the termination hereof will relieve any Party from any liability for any Willful and Material Breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guarantee or the Commitment Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3   Fees and Expenses.
(a)   General.   Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Company shall be responsible for all fees and expenses of the Payment Agent. Except as provided in Section 2.9(e) of this Agreement, Parent shall pay or cause to be paid all transfer, stamp, documentary, sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger. For the sake of clarity, such Taxes shall not include any Taxes or fees based in whole or in part upon income, profits or gain.
(b)   Company Termination Fee.
(i)   If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e) an Acquisition Proposal or Inquiry for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned or an Acquisition Proposal has otherwise become known, disclosed or communicated to the Company Board or the Special Committee and not withdrawn or otherwise abandoned; and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company shall substantially concurrently with such consummation pay the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(ii)   If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii)   If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c)   Parent Termination Fee.   If this Agreement is validly terminated pursuant to (i) Section 8.1(g) or (ii) Section 8.1(i), then Parent must promptly (and in any event within two (2) Business Days ) following such termination pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.
(d)   Single Payment Only.   The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e)   Payments; Default.   The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger and that each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company and the Company Related Parties or Parent and the Parent Related Parties, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement, which amounts would otherwise be impossible to calculate with precision, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to

Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, (a) its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding and (b) with interest on such amount or portion thereof at an annual rate equal to 2% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law; provided, that in no event shall such costs, expenses and interest set forth in the foregoing clauses (a) and (b) exceed $4,000,000 in the aggregate.
(f)   Sole Remedy.
(i)   If this Agreement is terminated pursuant to Section 8.1 or for any other reason, the Company’s receipt of the Parent Termination Fee (and any amounts to which the Company is entitled under Section 8.3(e)) to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Guarantee with respect thereto and receive the Parent Termination Fee from Guarantors), the Reimbursement Obligations and the Company’s right to specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company and the Company Related Parties against (A) Parent, Merger Sub, the Financing Sources and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent, Merger Sub or the Financing Sources), members, managers, general or limited partners, shareholders and successors, heirs and assignees of each of Parent, Merger Sub, Guarantors and each of their Affiliates (collectively, the “Parent Related Parties”), the Debt Financing Sources and the Debt Financing Source Parties in respect of this Agreement, any agreement executed in connection herewith (including the Commitment Letters and the Guarantee) and the transactions contemplated hereby and thereby, and upon payment of such amounts (which recourse shall be sought solely against Parent and Merger Sub and subject to the limitations set forth herein (or Guarantors in accordance with, and subject to the limitations set forth in, the Guarantee and Equity Commitment Letter)), none of the Parent Related Parties, the Debt Financing Sources and the Debt Financing Source Parties will have any further liability or obligation to the Company or the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Commitment Letters and the Guarantee) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, the Reimbursement Obligations, Section 8.2, Section 8.3(a), Section 8.3(e), and Section 8.3(f) and Guarantors will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Guarantee, subject to the limitations set forth therein), and neither the Company nor Company Related Party shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any other Parent Related Party, any Debt Financing Sources or any of the Debt Financing Source Parties arising out of, related to or otherwise in connection with this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein), the transactions contemplated by this Agreement, the failure of the Closing to be consummated or the Commitment Letters and the financings contemplated therein, including the Debt Financing and the financing of the Equity Financing (and the abandonment or termination thereof). Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent, Merger Sub or Guarantors from liability (1) for any Willful and Material Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement (except as further set forth in the immediately following proviso); provided that (x) under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates (including Guarantors) for breaches under this Agreement, the Guarantee or the Equity Commitment Letter exceed an amount equal to $125,000,000 plus the Reimbursement Obligations and any obligations under Section 8.3(e) in the aggregate for all such breaches (taking into account, for the avoidance of doubt, any payment of the Parent Termination Fee, the Reimbursement Obligations and/or any obligations under

Section 8.3(e)) and in no event shall the Company or any Company Related Party seek to recover any money damages in excess of such amount and (y) in the event Parent (or Guarantors) pays the Parent Termination Fee (or an aggregate dollar amount equal to the Parent Termination Fee, whether or not such amount is identified as the “Parent Termination Fee”) to the Company following a valid termination of this Agreement in accordance with its terms when such Parent Termination Fee is payable, and the Company accepts such fee or does not return it to Parent within two (2) Business Days of the Company’s receipt thereof, the Company Related Parties shall have no further rights or remedies whatsoever against any of the Parent Related Parties, including any claims for monetary damages of any kind or nature whatsoever, whether or not arising as a result of or in connection with any Willful and Material Breach and whether sounding, in contract, tort, at law or in equity, or based on any other legal theory or argument. If this Agreement is terminated pursuant to Section 8.1, other than the remedies described in this Section 8.3(f)(i), no Parent Related Party, Debt Financing Sources or Debt Financing Source Parties shall have any further liability or obligation (whether in tort, contract or otherwise), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim against Guarantors or any other Parent Related Party, the Debt Financing Sources or any Debt Financing Source Parties, in each case to the Company or any Company Related Party, and the Company covenants and agrees that it shall not institute, and shall cause its directors, officers and Subsidiaries and direct its other Representatives, Affiliates and other Company Related Parties not to institute, a Legal Proceeding to seek recourse for such further liability or obligation.
(ii)   Except for any claims permitted under the Rollover Agreement against the parties thereto in accordance with the terms thereof, if this Agreement is terminated pursuant to Section 8.1 under circumstances in which Parent is entitled to the Company Termination Fee, Parent’s receipt of the Company Termination Fee (and any amounts to which Parent is entitled under Section 8.3(e)) to the extent owed pursuant to Section 8.3(b) and Parent’s right to specific performance pursuant to Section 9.8, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Parent Related Parties against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, shareholders and successors, heirs and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amount, none of the Company Related Parties will have any further liability or obligation to Parent, Merger Sub or any Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 8.2, Section 8.3(a), Section 8.3(e) and Section 8.3(f), as applicable), and none of Parent, Merger Sub or their respective Parent Related Parties shall be entitled to bring or maintain any claim, action or proceeding against the Company, its Subsidiaries or any other Company Related Party arising out of, related to or otherwise in connection with this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein), the transactions contemplated by this Agreement or the failure of the Closing to be consummated under circumstances in which Parent is entitled to the Company Termination Fee. Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company from liability for (1) any Willful and Material Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement (except as further set forth in the immediately following proviso); provided that, (x) under no circumstances will the collective monetary damages payable by the Company or any of its Affiliates for breaches under this Agreement exceed an amount equal to $92,000,000 plus any obligations under Section 8.3(e) in the aggregate for all such breaches (taking into account, for the avoidance of doubt, any payment of the Company Termination Fee and/or any obligations under Section 8.3(e)) and in no event shall Parent or any Parent Related Party seek to recover any money damages in excess of such amount and (y) in the event the Company pays the Company Termination Fee (or an aggregate dollar amount equal to the Company Termination Fee, whether or not such amount is identified as the “Company Termination Fee”) to Parent following a valid termination of this Agreement in accordance with its terms when such Company Termination Fee is payable, and Parent accepts such fee or does not return it to the Company within two (2) Business Days of Parent’s receipt thereof, the Parent Related Parties shall have no further rights or remedies whatsoever against any of the Company Related Parties, including any claims for monetary damages of any kind or nature whatsoever, whether or not arising as a result of or in connection with any Willful and Material Breach and whether sounding, in contract, tort, at law or in equity, or based on any other legal theory or argument. If this Agreement is terminated pursuant to Section 8.1, other than the remedies described in this Section 8.3(f)(ii), neither the Company nor any Company Related Party shall have any further liability or obligation (whether in tort, contract or otherwise), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim against any other Company Related Party, in each case, to Parent, Merger Sub or any Parent Related Party and each of Parent and Merger Sub covenants and agrees that it shall not institute, and shall cause its directors, officers and Subsidiaries and direct its other Representatives, Affiliates and other Parent Related Parties not to institute, a Legal Proceeding to seek recourse for such further liability or obligation.
(g)   Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b) (but not, following the valid termination of this Agreement, with respect to sections of this Agreement that do not survive such termination); provided, that the Company shall not be entitled under any circumstances to both (i) payment of the Parent Termination Fee (or monetary damages for failure to close) and (ii) specific performance of Parent’s obligation to cause the Equity Financing to be funded or to effect the Closing in accordance with Article II.
8.4   Amendment.   Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Special Committee), except that in the event that the Company has received the Requisite Shareholder Approval, no amendment may be made to this Agreement that requires the authorization of the Company Shareholders pursuant to the CICA or the Company Organizational Documents without such authorization. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Debt Financing Sources or Debt Financing Source Parties set forth in Section 8.3(f), Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10(b), Section 9.11, Section 9.12 and this Section 8.4 (and any other provision of this Agreement to the extent an amendment, modification or alteration of such provision would modify the substance of such Sections) may not be amended, modified or altered in a manner adverse to the Debt Financing Sources or Debt Financing Source Parties without the prior written consent of the Debt Financing Sources.
8.5   Extension; Waiver.   At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party; provided that any such waiver given by the Company shall be at the direction of and approved by the Special Committee. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1   Survival.   The representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time (including any rights arising out of any breach of such representations, warranties, covenants, or agreements (and there shall be no liability after the Closing in respect thereof)), except that any covenants or agreements that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.
9.2   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:
(a)
if to Parent or Merger Sub, to:

Solenis LLC
2475 Pinnacle Drive
Wilmington, DE 19803
Attn: [***]
E-mail: [***]
and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: [***]
E-mail: [***]
with a copy (which will not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067-3026
Attn: Ari B. Lanin
E-mail: ALanin@gibsondunn.com
and
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attn: Evan M. D’Amico
E-mail: EDAmico@gibsondunn.com
(b)
if to the Company (prior to the Effective Time), to:

Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, SC 29708
Attn: [***]
E-mail: [***]
with a copy (which will not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: David A. Katz; Zachary S. Podolsky
E-mail: DAKatz@wlrk.com; ZSPodolsky@wlrk.com
and
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attn:
Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer

Email:
sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
andrew.struckmeyer@kirkland.com

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3   Assignment.   No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties (which consent by the Company shall require the prior written approval of the Special Committee), except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Company; or (b) to any Debt Financing Source (or any agent or collateral trustee for such Debt Financing Source) pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Debt Financing Sources) to the Commitment Letters or Guarantors pursuant to the Guarantee; or (ii) impede or delay the consummation of the Merger or the other transactions contemplated hereby. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.
9.4   Confidentiality Agreement.   Parent, Merger Sub and the Company hereby acknowledge that the Company, Bain Capital Private Equity, L.P., Platinum Equity Advisors, LLC and Solenis LLC have previously executed a confidentiality letter agreement, dated August 12, 2022 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by and comply with, and to cause their Representatives to be bound by and comply with, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.5   Entire Agreement.   This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guarantee and the Commitment Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6   Third Party Beneficiaries.   Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This

Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) from and after the Effective Time, the rights of the holders of Company Shares and Company Equity Awards to receive the merger consideration set forth in Article II; and (c) the Special Committee is an intended third-party beneficiary of, and may enforce all rights of the Company (and cause the Company to fulfill its obligations) under this Agreement. The provisions of Section 8.3(f), Section 8.4, Section 9.3, Section 9.8, Section 9.9, Section 9.10(b), Section 9.11, Section 9.12 and this Section 9.6 shall inure to the benefit of the Debt Financing Sources and the Debt Financing Source Parties, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Debt Financing Sources and the Debt Financing Source Parties).
9.7   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8   Remedies.
(a)   Remedies Cumulative.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages (including the payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance and all or any portion of the Parent Termination Fee).
(b)   Specific Performance.
(i)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the rights and limitations of specific enforcement under this Section 9.8(b) are an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.
(ii)   Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that the right of the Company to an injunction, specific performance or other equitable remedy in connection with enforcing Parent’s obligation or the Company’s ability, as a third party beneficiary, to cause the Equity Financing to be funded and to consummate the Merger will be subject to the requirements that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) at the time Closing is required to be consummated pursuant to Section 2.3; (B) the Debt Financing has been funded or will be funded at the Closing; (C) Parent and Merger Sub fail to complete the Closing in accordance with Section 2.3; and (D) the Company has irrevocably confirmed in a written notice (which notice shall require the prior written approval of the Special Committee) to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation or the Company’s ability, as a third party beneficiary, to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).
(iii)   The Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief as provided herein to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements in this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
(iv)   No Debt Financing Source Party shall have any liability or obligation to the Company and its Affiliates and any of the Company’s or any of such Affiliates’ respective current, former or future officers, directors, employees, agents, representatives, stockholders, limited partners, managers, members or partners with respect to any claim or cause of action (whether in contract or in tort, in law or in equity or otherwise) relating to: (a) this Agreement or the transactions contemplated hereunder, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach or violation of this Agreement and (d) any failure of the transactions contemplated hereunder to be consummated. For the avoidance of doubt, this Section 9.8(b)(iv) does not limit or affect any rights or remedies that Parent may have against the Debt Financing Source Parties pursuant to the terms and conditions of the Debt Commitment Letter.
9.9   Governing Law.   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the Company Shares, the rights provided in Section 238 of the CICA, the fiduciary or other duties of the Company Board and the boards of directors of the General Partner (as general partner of Parent) and Merger Sub and the internal corporate affairs of the Company and Merger Sub. Notwithstanding anything to the contrary contained in this Agreement, each of the parties to this Agreement agrees that, except as specifically set forth in the Debt Commitment Letter, all actions, proceedings or counterclaims (whether in law or in equity, whether based on contract, tort or otherwise) against any of the Debt Financing Source Parties in any way relating to this Agreement, the Debt Commitment Letter or the performance hereof or thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York.
9.10   Consent to Jurisdiction.
(a)   General Jurisdiction.   Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of

Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b)   Jurisdiction for Debt Financing Sources.   Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in Law or in equity, in contract, in tort or otherwise, involving the Debt Financing Source Parties arising out of, or relating to, this Agreement, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York.
9.11   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT (INCLUDING ANY CONTROVERSY ARISING OUT OF THE DEBT FINANCING) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE COMMITMENT LETTERS OR THE FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES OR ANY DEBT FINANCING SOURCE PARTY). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12   No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Company Related Party (including, for the avoidance of doubt, Bain and its directors, officers, managers and direct or indirect partners (whether general or limited) and equityholders) (other than the parties to any Transaction Documents with respect to the obligations set forth therein) and no Parent Related Parties (other than Guarantors to the extent set forth in the Guarantee or Equity Commitment

Letter) or any Debt Financing Source Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company or any of its Affiliates or other Company Related Parties, and the Company agrees not to and to cause its controlled Affiliates, directors and officers and to direct its other Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party or Debt Financing Source Party not a party to this Agreement (other than to the extent expressly permitted by, and subject to the limitations of, the Guarantee and the Equity Commitment Letter). In no event shall Parent or any of its Affiliates or other Parent Related Parties (including Guarantors), and Parent agrees not to and to cause its controlled Affiliates, directors and officers and to direct its other Parent Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Company Related Party (including, for the avoidance of doubt, Bain and its directors, officers, managers and direct or indirect partners (whether general or limited) and equityholders) not a party to this Agreement (other than to the extent expressly permitted by, and subject to the limitations of, the Transaction Documents).
9.13   Company Disclosure Letter References.   The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on its face by such disclosure.
9.14   Special Committee Approval.   Notwithstanding anything to the contrary set forth in this Agreement, until the Effective Time, (i) the Company may take the following actions only with the prior approval of, and shall take any such action if directed to do so by, the Special Committee: (a) amending, restating, modifying or otherwise changing any provision of this Agreement, the Voting Agreement or the Guarantee; (b) waiving any right under this Agreement, the Voting Agreement or the Guarantee or extending the time for the performance of any obligation of Merger Sub hereunder or any other party under the Voting Agreement or the Guarantee; (c) terminating this Agreement, the Voting Agreement or the Guarantee; (d) taking any action under this Agreement, the Voting Agreement or the Guarantee that expressly requires the approval of the Special Committee; (e) making any decision or determination, or taking any action under or with respect to this Agreement, the Voting Agreement or the Guarantee that would reasonably be expected to be, or is required to be, approved, authorized, ratified or adopted by the Company Board; and (f) agreeing to do any of the foregoing and (ii) no decision or determination shall be made, or action taken, by the Company Board under or with respect to this Agreement, the Voting Agreement or the Guarantee without first obtaining the approval of the Special Committee. In the event the Special Committee ceases to exist, any consents, determinations, actions or other rights or obligations afforded to the Special Committee shall be afforded to a majority of the remaining independent and disinterested members of the Company Board.
9.15   Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
{Signature page follows.}

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.
OLYMPUS WATER HOLDINGS IV, L.P. By: Olympus Water Holdings Limited, its General Partner
By:	/s/ Mary Ann Sigler Name: Mary Ann Sigler Title: Director
DIAMOND MERGER LIMITED
By:	/s/ Mary Ann Sigler Name: Mary Ann Sigler Title: Director
DIVERSEY HOLDINGS, LTD.
By:	/s/ Philip Wieland Name: Philip Wieland Title: Chief Executive Officer

ANNEX B
PLAN OF MERGER
THIS PLAN OF MERGER is made on             2023
BETWEEN
(1)
Diversey Holdings, Ltd., an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Surviving Company”); and

(2)
Diamond Merger Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Merging Company” and together with the Surviving Company, the “Companies”).

WHEREAS
(A)
The respective boards of directors of the Surviving Company and the Merging Company have approved the merger of the Companies, with the Surviving Company continuing as the surviving company and that the undertaking, property and liabilities of the Merging Company shall vest in the Surviving Company (the “Merger”), upon the terms and subject to the conditions of the agreement and plan of merger dated March 8, 2023 between Olympus Water Holdings IV, L.P., the Surviving Company and the Merging Company (the “Merger Agreement”) and this Plan of Merger and pursuant to provisions of Part XVI of the Companies Act (as amended) (the “Companies Act”).

(B)
The members of each of the Surviving Company and the Merging Company have approved and adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(C)
Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED
1.
DEFINITIONS AND INTERPRETATION

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Merger Agreement, a copy of which is annexed at Annexure 1 hereto.
2.
PLAN OF MERGER

2.1
Company Details:

(a)
The constituent companies (as defined in the Companies Act) to the Merger are the Surviving Company and the Merging Company.

(b)
The surviving company (as defined in the Companies Act) is the Surviving Company.

(c)
The registered office of the Surviving Company is c/o Maples Corporate Services Limited, PO Box 309, Ugland House Grand Cayman KY1-1104, Cayman Islands. The registered office of the Merging Company is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(d)
Immediately prior to the Effective Date, the authorised share capital of the Surviving Company is US$120,000.00 divided into 1,000,000,000 ordinary shares each of nominal or par value US$0.0001 per share and 200,000,000 preferred shares of US$0.0001 each.

(e)
Immediately prior to the Effective Date, the authorised share capital of the Merging Company is US$50,000 divided into 5,000,000 shares each of nominal or par value US$0.01 per share.

2.2
Effective Date

In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar (the “Effective Date”).
2.3
Terms and Conditions; Share Rights

(a)
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement.

(b)
The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

(c)
The memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto (the “Articles”) upon the Merger and the authorised share capital of the Surviving Company shall, upon the Merger, be amended from US$120,000.00 divided into 1,000,000,000 ordinary shares each of nominal or par value US$0.0001 per share and 200,000,000 preferred shares of US$0.0001 each, to US$50,000 divided into 5,000,000 shares each of nominal or par value US$0.01 per share, which shall be effected by: (i) the consolidation and re-designation of the 1,000,000,000 issued and unissued ordinary shares of a par value of US$0.0001 each into 10,000,000 shares of a par value of US$0.01 each, having the rights and restrictions set out in the Articles; (ii) the consolidation and re-designation of the 200,000,000 issued and unissued preferred shares of a par value of US$0.0001 each into 2,000,000 shares of a par value of US$0.01 each, having the rights and restrictions set out in the Articles; and (iii) the cancellation of 7,000,000 shares of a par value of US$0.01 each.

2.4
Directors’ Interests in the Merger

(a)
The names and addresses of each director of the Surviving Company are:

(i)
[•] of [•]; and

(ii)
[•] of [•].

(b)
No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.

2.5
Secured Creditors

(a)
[The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.]

(b)
The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

2.6
Board Approvals

This Plan of Merger has been approved by the boards of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act.
2.7
Shareholder Approvals

This Plan of Merger has been authorised by the sole shareholder of each of the Surviving Company and the Merging Company pursuant to section 233(6) of the Statute.

3.
VARIATION

3.1
At any time prior to the Effective Date, this Plan of Merger may be amended by the boards of directors of both the Surviving Company (with the prior written consent of the Special Committee) and the Merging Company in accordance with the Merger Agreement, to:

(a)
change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar; and

(b)
effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

4.
TERMINATION

4.1
At any time prior to the Effective Date, this Plan of Merger may be terminated by the boards of directors of both the Surviving Company (with the prior written consent of the Special Committee) and the Merging Company in accordance with the terms of the Merger Agreement.

5.
COUNTERPARTS

5.1
This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.
GOVERNING LAW

6.1
This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Signature pages to follow]

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.
SIGNED for and on behalf of [Merger Sub]:	) ) ) ) ) ) )	Duly Authorised Signatory Name: Title:

SIGNED for and on behalf of Diversey Holdings, Ltd.:	) ) ) ) ) )	Duly Authorised Signatory Name:
	)	Title:

ANNEXURE 1
MERGER AGREEMENT

ANNEXURE 2
MEMORANDUM AND ARTICLES OF ASSOCIATION OF SURVIVING COMPANY

ANNEX C
VOTING AGREEMENT
This VOTING AGREEMENT, dated as of March 8, 2023 (this “Agreement”), is entered into by and among Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership, acting by its General Partner (“Parent”), BCPE Diamond Investor, LP, a Delaware limited partnership (the “Stockholder”) and Diversey Holdings, Ltd., a Cayman Islands exempted company (the “Company”).
RECITALS
WHEREAS, concurrently herewith, Parent, Diamond Merger Limited, a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);
WHEREAS, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of ordinary shares, par value $0.0001 per share, of the Company (“Company Shares”) as set forth on Schedule A hereto (the “Owned Shares”; the Owned Shares and any additional Company Shares or other voting securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof and prior to the Termination Date, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Shares”);
WHEREAS, as a condition and inducement to the Company, Parent and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Company, Parent and the Stockholder are entering into this Agreement; and
WHEREAS, the Stockholder acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and the Stockholder hereby agree as follows:
1.   Agreement to Vote.   Prior to the Termination Date (as defined herein), the Stockholder irrevocably and unconditionally agrees that it shall, at any meeting of the shareholders of the Company (whether annual or extraordinary and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the Company, in each case with respect to the matters described in clause (b) below, (a) when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the Merger, the adoption of the Merger Agreement and Plan of Merger and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (ii) against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other similar business combination between the Company or any of its Subsidiaries and any other Person (other than the Merger) and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement. Except as expressly set forth in clauses (a) and (b) of this Section 1, the Stockholder shall retain at all times the right to vote the Covered Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company Shareholders, and the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the Company Shareholders. Notwithstanding the foregoing, nothing in this Agreement shall require the Stockholder to vote in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement that decreases the amount or changes the form of the merger consideration payable to the Company Shareholders.
2.   No Inconsistent Agreements.   The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, and for the Investor Rights Agreement, dated as of March 19, 2021, by and among the Company and the other parties thereto (the “Investor Rights Agreement”), the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with the Stockholder’s obligations pursuant to this Agreement. The Stockholder and the Company hereby agree to terminate the Investor Rights Agreement effective immediately prior to consummation of the transactions contemplated by the Rollover Agreement without any continuing liability on behalf of any party thereto, and, for the avoidance of doubt, each of the Stockholder and the Company hereby waive the application of Section 3.4.3 of the Investor Rights Agreement to the transactions contemplated by the Rollover Agreement and the Merger Agreement.
3.   Termination.   This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the election of the Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable to the Stockholder relative to the other stockholders of the Company pursuant to the Merger (such earlier date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 9 and 12 – 27 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

4.   Representations and Warranties of The Stockholder.   The Stockholder hereby represents and warrants as follows:
(a)   The Stockholder is the record or beneficial owner of, the Covered Shares, free and clear of any pledges, claims, liens, charges, options, rights of first refusal, encumbrances or security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) other than as created by this Agreement, applicable federal securities laws and the Stockholder’s Organizational Documents. The Stockholder holds sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, the Stockholder and its Affiliates do not own beneficially or of record any (i) Company Shares or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for Company Shares or other voting securities of the Company or (iii) options or other rights to acquire from the Company any Company Shares, other voting securities or securities convertible into or exchangeable for Company Shares or other voting securities of the Company.
(b)   The Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)   Except for the applicable requirements of the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the Organizational Documents of the Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform its obligations hereunder.
(d)   As of the date hereof, there is no Legal Proceeding pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by the Stockholder of its obligations under this Agreement.
(e)   Except as provided in the Merger Agreement or the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company or its Subsidiaries would be liable or responsible following the Closing in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.
(f)   The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.
5.   Certain Covenants of Stockholder.   The Stockholder hereby covenants and agrees as follows:
(a)   Prior to the Termination Date, the Stockholder shall not, and shall not authorize or permit any of its Representatives (provided that the Company, its Subsidiaries and its and their Representatives shall not be considered a Representative of the Stockholder for purposes of this Section 5), directly or indirectly, to:
(i)   solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Acquisition Proposal;
(ii)   enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;
(iii)   execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or
(iv)   make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Company Shares intending to facilitate any Acquisition Proposal or cause shareholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.
(b)   The Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 5(a) above.
(c)   The Stockholder or its Subsidiaries, or any of its or their respective directors or officers, or any of its controlled Affiliates or agents acting on its or their behalf shall not assert, file or otherwise commence, directly or indirectly (or encourage, facilitate or support any other person to file or commence), any lawsuit or other Legal Proceeding asserting a claim under, or action against, any Sponsor Related Party (as defined in the Equity Commitment Letter) or any Guarantor or any Guarantor Affiliate (each as defined in the Guarantee) in connection with the Equity Commitment Letter, the Guarantee, the Merger Agreement, the Debt Commitment Letter or any transaction contemplated thereby or otherwise relating hereto or thereto, other than any Permitted Claim (as defined in, and to the extent permitted under, Section 2 (Changes in Obligations; Certain Waivers) of the Guarantee), in each case, subject to all of the terms, conditions and limitations therein; provided, that for the purposes of this provision, the Company and its Subsidiaries shall not be deemed controlled Affiliates of the Stockholder.
(d)   Prior to the Termination Date, and except as contemplated hereby or by the Rollover Agreement, the Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of materially preventing or disabling the Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of the Covered Shares (including any new Covered Shares as described in the immediately succeeding paragraph) by the Stockholder (x) to any beneficial owner, shareholder, member or partner of the Stockholder or (y) to any Affiliate of the Stockholder, so long as, in the case of the foregoing clauses, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder reasonably acceptable to Parent memorializing such agreement; provided that any transfer of Rollover Shares shall require the prior written consent of Parent. Any permitted Transferee of any Covered Shares pursuant to this Section 5(c) shall be referred to as a “Permitted Transferee”.
(e)   Prior to the Termination Date, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Shares or other voting securities with respect to the Company, such Company Shares or voting securities shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Company Shares or voting securities shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify Parent and the Company of any such event.
(f)   Notwithstanding anything to the contrary contained herein, (i) the Stockholder and its Representatives shall be entitled to participate in discussions or negotiations with any Person making an Acquisition Proposal with respect to such Acquisition Proposal, including entering into a voting agreement (to the extent permitted in clause (ii) below) in support thereof, but only in the event that the Company and its Representatives are permitted to engage in discussions or negotiations in response to such Acquisition Proposal pursuant to and in accordance with Section 5.3 of the Merger Agreement and (ii) the Stockholder shall be entitled to enter into any such voting agreement with any Person making a Superior Proposal simultaneously with the execution and delivery of a definitive Alternative Acquisition Agreement by the Company entered into as and to the extent permitted by the Merger Agreement (including Section 8.1(h) thereof). Nothing in this Section 5 shall prohibit the Stockholder or any of its Representatives from informing any Person of the existence of the provisions of this Section 5.
6.   Cooperation.   (a) The Company, Parent and the Stockholder shall cooperate to, within ten (10) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ all necessary filings required by the HSR Act in connection with this Agreement and the Merger, which shall request early termination of the HSR Act waiting period (if available) and (b) the Company and the Stockholder shall, as promptly as reasonably practicable, supply to Parent any information that may be reasonably required (x) to prepare such filings required by the HSR Act and such filings, forms and submissions with each Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter or (y) to respond to information requests by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made.
7.   Proxy Statement; Schedule 13e-3.   The Company, Parent and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by the Merger Agreement. The Stockholder will provide information reasonably requested by the Company or Parent in connection with the preparation of the Proxy Statement and Schedule 13e-3. To the knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Company will not file the Proxy Statement with the SEC without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested thereto by the Stockholder and its counsel. The Company and

Parent shall (i) provide the Stockholder and its counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder, its outside counsel and its other Representatives.
8.   Stockholder Capacity.   This Agreement is being entered into by the Stockholder solely in its capacity as a beneficial owner of the Company, and nothing in this Agreement shall restrict, limit or affect the ability of any Affiliate or designee of the Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities in such capacity. No action taken (or omitted to be taken) in any such capacity as a director or officer shall be deemed to constitute a breach of this Agreement.
9.   Waiver of Appraisal Rights.   The Stockholder agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have under applicable Law, including under Section 238 of the CICA.
10.   Disclosure.   The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC or other applicable Law and in the Proxy Statement the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided that, Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon.
11.   Further Assurances.   From time to time, at the request of Parent and without further consideration, the Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.
12.   Non-Survival of Representations and Warranties.    The representations and warranties of the Stockholder contained herein shall not survive the Termination Date.
13.   Amendment and Modification.   This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein; provided that any such amendment by the Company shall be approved by the Special Committee.
14.   Waiver.   No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party; provided that any such waiver given by the Company shall be at the direction of and approved by the Special Committee.
15.   Notices.   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand; or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:
(a)   If to the Stockholder, to the address set forth opposite the Stockholder’s name on Schedule A hereto.
(b)   If to Parent:
Solenis LLC
2475 Pinnacle Drive
Wilmington, DE 19803
Attention: Royce Warrick; Mark M. Dugan
E-mail: [***]

and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention: John Holland, General Counsel
E-mail: [***]
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067-3026
Attention: Ari B. Lanin
E-mail: ALanin@gibsondunn.com
and
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attention: Evan D’Amico
E-mail: EDAmico@gibsondunn.com
(c)   if to the Company, to:
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, South Carolina 29708
Attention: General Counsel
E-mail: [***]
with a copy (which will not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: David A. Katz; Zachary S. Podolsky
E-mail: DAKatz@wlrk.com; ZSPodolsky@wlrk.com
and
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer
E-mail: sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
andrew.struckmeyer@kirkland.com
16.   Entire Agreement.   This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

17.   No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
18.   Governing Law.   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, the Company or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the Company shares, the rights provided in Section 238 of the CICA, the fiduciary or other duties of the Company Board and the boards of directors of the General Partner (as general partner of Parent) and Merger Sub and the internal corporate affairs of the Company and Merger Sub.
19.   Consent to Jurisdiction.   Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, and nothing in this Section 19 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent, the Company and the Stockholder agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
20.   Assignment.   No party may assign either this Agreement or any of its rights, interests or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other party; provided, however, that Parent may assign all or any portion of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, that any such consent by the Company shall be approved by the Special Committee; provided, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party will relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 20 is null and void.
21.   Enforcement.   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (A) the parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the rights and limitations of specific enforcement under this Section 21 are an integral part of the Merger and without that right, no party would have entered into this Agreement.
22.   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
23.   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.
24.   Counterparts.   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
25.   Facsimile or .pdf Signature.   Any counterpart to this Agreement, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
26.   No Presumption Against Drafting Party.   The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
27.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to the Stockholder in the voting of any Covered Shares except as specifically provided herein and in the Merger Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.
28.   Acknowledgment.   The Stockholder hereby acknowledges and agrees that, in connection with the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective

Time, by virtue of the Merger and without any action on the part of Parent, each Covered Share will be automatically cancelled and exchanged into the right to receive cash in an amount equal to $7.84, without interest thereon (an amount that is lower than the Public Shareholder Per Share Price), in accordance with the Merger Agreement.
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IN WITNESS WHEREOF, the Company, Parent and the Stockholder have executed this Agreement as of the date first written above.
PARENT:
OLYMPUS WATER HOLDINGS IV, L.P.
By: Olympus Water Holdings Limited,
its General Partner
By:
/s/ Mary Ann Sigler

Name:  Mary Ann Sigler
Title:   Director
THE COMPANY:
DIVERSEY HOLDINGS, LTD.,
a Cayman Islands exempted company
By:
/s/ Michael Chapman

Name: Michael Chapman
Title:  Authorized Signatory
STOCKHOLDER:
BCPE DIAMOND INVESTOR, LP,
a Delaware limited partnership
By: BCPE Diamond GP, LLC
its general partner
By: Bain Capital Fund XI, L.P.
its managing member
By: Bain Capital Partners XI, L.P.
its general partner
By: Bain Capital Investors, LLC
its general partner
By:
/s/ Kenneth Hanau

Name: Kenneth Hanau
Title:  Partner
Signature Page to Voting Agreement

Schedule A
Stockholder	Address	Owned Shares
BCPE DIAMOND INVESTOR, LP a Delaware limited partnership
c/o Bain Capital Private Equity, LP
200 Clarendon Street
Boston, MA 02116
Attention: Ken Hanau
E-mail: [***]
With a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer
E-mail: sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
andrew.struckmeyer@kirkland.com
236,983,211 Company Shares

ANNEX D
ROLLOVER CONTRIBUTION AGREEMENT
THIS ROLLOVER CONTRIBUTION AGREEMENT (this “Agreement”) is made as of March 8, 2023, by and between Olympus Water Holdings I, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, Topco GP (as defined below) (“Topco”), and the investor listed on Schedule I attached hereto (“Investor”). Capitalized terms used in this Agreement, but not defined herein, shall have the meanings ascribed to such terms in the Merger Agreement (as defined below). “Topco GP” means Olympus Water Holdings Limited, a Cayman Islands exempted company. Any references herein to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner.
WHEREAS, concurrently with the execution and delivery of this Agreement, Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), Diamond Merger Limited, a Cayman Islands exempted company (“Merger Sub”) and Diversey Holdings, Ltd., a Cayman Islands exempted company (the “Company”), have entered into that certain Agreement and Plan of Merger (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things and subject to the terms and conditions set forth therein, for the merger (the “Merger”) of Merger Sub with and into the Company and certain other transactions contemplated by the Merger Agreement resulting in, among other things, the Company becoming a wholly-owned subsidiary of Parent;
WHEREAS, as of the date hereof, Investor is the record and beneficial owner of 236,983,211 Company Shares;
WHEREAS, subject to the terms and conditions set forth in this Agreement, immediately prior to the Effective Time, (i) Investor shall contribute, transfer and assign to Topco all of its right, title and interest in the number of Company Shares set forth on Schedule I attached hereto opposite Investor’s name in the column titled “Company Common Rollover Shares” (such contributed Company Shares, the “Company Common Rollover Shares”, and such contribution, the “Investor Topco Common Contribution”), free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances or security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) (other than Liens under applicable securities laws) in exchange for the issuance by Topco to Investor of the number of common units of Topco (“Topco Common Units”) set forth on Schedule I attached hereto opposite Investor’s name in the column titled “Subscribed Topco Common Units” (“Subscribed Topco Common Units”) at the per Subscribed Topco Common Unit agreed upon value set forth therein; and (ii) Investor shall contribute, transfer and assign to Topco all of its right, title and interest in the number of Company Shares set forth on Schedule II attached hereto opposite Investor’s name in the column titled “Company Preferred Rollover Shares” (such contributed Company Shares, the “Company Preferred Rollover Shares”, and such contribution, the “Investor Topco Preferred Contribution”), free and clear of all Liens (other than Liens under applicable securities laws) in exchange for the issuance by Topco to Investor of the number of non-voting Senior Series A Preferred Units of Topco (“Topco Preferred Units”) set forth on Schedule II attached hereto opposite Investor’s name in the column titled “Subscribed Topco Preferred Units” (“Subscribed Topco Preferred Units”) at the per Topco Preferred Unit purchase price set forth therein;
WHEREAS, concurrently with (i) the Investor Topco Common Contribution, Topco shall accept the Company Common Rollover Shares from Investor and, in exchange therefor and subject to the terms and conditions hereof, issue the Subscribed Topco Common Units to Investor (the “Common Exchange”), and (ii) the Investor Topco Preferred Contribution (together with the Investor Topco Common Contribution, the “Investor Topco Contribution”), Topco shall accept the Company Preferred Rollover Shares (together with the Company Common Rollover Shares, the “Company Rollover Shares”) and, in exchange therefor and subject to the terms and conditions hereof, issue the Subscribed Topco Preferred Units (together with the Subscribed Topco Common Units, the “Subscribed Topco Units”) to Investor (the “Preferred Exchange” and together with the Common Exchange, the “Exchange”); and

WHEREAS, at the closing of the Investor Topco Contribution and Exchange (the “Contribution Closing”), Investor shall execute and deliver to Topco a counterpart or joinder to the Amended and Restated Agreement of Exempted Limited Partnership of Topco, dated November 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, including as contemplated by this Agreement, the “Partnership Agreement”) containing (i) the terms set forth on Exhibit A hereto (the “Common Equity Term Sheet”) and, the terms set forth on Exhibit B hereto (the “Preferred Equity Term Sheet”) and such other customary terms and conditions as are not inconsistent in any material respect with the Common Equity Term Sheet and the Preferred Equity Term Sheet (if applicable) (collectively, the “Equity Term Sheets”).
NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereby agree as follows:
1.   Investor Contribution and Sale.   On and subject to the terms and conditions set forth herein, Investor, on the Closing Date, but immediately prior to the Effective Time, shall contribute, assign, transfer, convey and deliver to Topco free and clear of any Lien (other than Liens under applicable securities laws), and Topco shall accept and receive, Investor’s Company Rollover Shares in exchange for the issuance by Topco of the Subscribed Topco Units, free and clear of any Liens, except as may exist by reason of this Agreement, under applicable securities laws or the Partnership Agreement or any Liens created by Investor. The issuance of the Subscribed Topco Units to Investor hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.
2.   Contribution Closing.   Subject to the satisfaction or waiver of the conditions set forth in Section 4, the Contribution Closing shall occur on the Closing Date immediately prior to the Effective Time. The Contribution Closing shall take place virtually, via the electronic exchange of documents and signature pages or at such other time or place as mutually agreed by the parties.
3.   Failure to Consummate the Closing.   In the event that after the Contribution Closing, the Closing fails to occur for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, Topco shall assign, transfer, convey and deliver to Investor the Company Rollover Shares and Investor shall assign, transfer, convey and deliver to Topco the Subscribed Topco Units issued to Investor. In such event, each party shall provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has been made effective.
4.   Conditions to Closing.   The consummation of the Investor Topco Contribution and Exchange shall be subject to the satisfaction of the following conditions unless waived in writing by Topco and Investor: either (a) the conditions set forth in Article VII of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing) shall have been satisfied or waived, or (b) a final, non-appealable and binding order or judgment awarding specific performance shall have been entered by a court of competent jurisdiction to cause Parent to consummate the Closing pursuant to Section 9.8(b) of the Merger Agreement.
5.   Deliveries at the Contribution Closing.
(a)   Deliveries by Topco.   At the Contribution Closing, Topco shall:
(i)   issue the Subscribed Topco Units to Investor; and
(ii)   deliver to Investor a counterpart to the Partnership Agreement, duly executed by Topco.
(b)   At or prior to the Contribution Closing, Investor shall deliver to Topco:
(i)   a duly executed counterpart signature page or joinder to the Partnership Agreement; and
(ii)   a properly completed and duly executed Internal Revenue Service Form W-9 or W-8 (and any required underlying documentation), as applicable, and such other documents as Topco may reasonably request and as are required by applicable law to permit it to properly file information returns with the proper authorities and comply with its tax reporting, withholding, and payment obligations.

6.   Deposit of the Company Rollover Shares.   Not later than two (2) Business Days prior to the Effective Time, Investor and any agent of Investor holding certificates evidencing any Company Rollover Shares (including without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Topco all certificates representing the Company Rollover Shares in such Persons’ possession, (a) duly endorsed for transfer or (b) with executed stock powers, both reasonably acceptable in form to Topco and sufficient to transfer such shares to Topco, for disposition in accordance with the terms of this Agreement, or if any of the Company Rollover Shares are uncertificated, then Investor shall deliver or cause to be delivered to Topco instructions addressed to the Company or the Company’s transfer agent, as applicable, providing for the transfer of the Company Rollover Shares as provided for in this Agreement (the “Share Documents”). The Share Documents shall be held in escrow by Topco or any agent authorized by Topco until the Contribution Closing.
7.   Partnership Agreement.   The parties shall, and shall cause their Affiliates to, negotiate in good faith with each other to enter into an amendment and restatement to the Partnership Agreement that is consistent in all material respects with the terms set forth in the Equity Term Sheets and such other customary terms and conditions as are not inconsistent in any material respect with the Equity Term Sheets.
8.   Representations and Warranties of Investor.   Investor hereby represents and warrants to Topco, as of the date of this Agreement and as of the Contribution Closing:
(a)   Organization.   Investor is a partnership duly organized and validly existing under the Laws of Delaware and has all requisite business entity power and authority to carry on its business as presently conducted.
(b)   Authority.   Investor has the requisite power and authority to execute and deliver this Agreement and the Partnership Agreement (or a joinder thereto) and to consummate the transactions contemplated hereby. The execution and delivery by Investor of this Agreement, the Partnership Agreement, the performance by Investor of its obligations hereunder and the consummation by Investor of the transactions contemplated hereby have been duly and validly authorized by all necessary limited partnership action on the part of Investor, and no limited partnership or other proceedings on the part of Investor or its general partner are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Investor and constitutes a valid, legal and binding agreement of Investor (assuming that this Agreement has been duly and validly authorized, executed and delivered by Topco), enforceable against Investor in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.
(c)   No Conflicts.   None of the execution, delivery or performance by Investor of this Agreement, nor the consummation by Investor of the transactions contemplated hereby, nor compliance by Investor with any of the provisions herein will (a) conflict with or result in any breach of any provision of the governing documents of Investor, (b) require any consent of or other action by any Person, (c) violate any Law or Permit applicable to Investor, or (d) result in the creation of any Lien on the assets of Investor.
(d)   Governmental Authorization; Litigation.   No Governmental Authorization is required on the part of Investor (i) in connection with the execution and delivery of this Agreement by Investor; or (ii) the consummation of the transactions contemplated hereby, except (A) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA; (B) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (C) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws; (D) such other Governmental Authorizations the failure of which to obtain would prevent, delay, or adversely affect, in each case, in any material respect, Investor’s performance of any of its obligations under this Agreement or the consummation of the transactions contemplated hereby; or (E) as set forth on Schedule 8(d). There are no Legal Proceedings pending or, to Investor’s knowledge, threatened in writing against Investor at law or in equity before any Governmental Authority which would prevent, delay, or adversely affect, in each case, in any material respect, Investor’s performance of any of its obligations under this Agreement or the consummation of the transactions contemplated hereby.
(e)   Investment Characteristics; Risk; Liquidity; Registration.   Investor understands that (i) an investment in the Subscribed Topco Units is a speculative investment that involves a high degree of risk, and that Investor may lose the entire amount of its investment, (ii) the Subscribed Topco Units are illiquid, and Investor must, and can, bear the economic risk of an investment in the Subscribed Topco Units for an indefinite period of time unless and until the Subscribed Topco Units are subsequently registered under the Securities Act, an exemption from such registration is available or the Subscribed Topco Units are transferred in accordance with the Partnership Agreement, (iii) there is no existing public or other market for the Subscribed Topco Units, and there can be no assurance as to when, or whether, any such market will develop, or that Investor will be able to sell or dispose of the Subscribed Topco Units, (iv) the Subscribed Topco Units have not been registered under the Securities Act or under the securities laws of any other jurisdiction, and except as contemplated by the Common Equity Term Sheet, Topco is under no obligation to, and currently does not intend to, register or qualify the Subscribed Topco Units for resale by Investor or assist Investor in complying with any exemption under the Securities Act or the securities laws of any other jurisdiction, (v) an offer or sale of the Subscribed Topco Units by Investor in the absence of registration under the Securities Act will require the availability of an exemption thereunder, and (vi) a notation shall be made in the appropriate records of Topco indicating that the Subscribed Topco Units are subject to restrictions on transfer.
(f)   Additional Investment Representations and Covenants.
(i)   Investor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act. No events described in Securities and Exchange Commission Rule 506(d)(1)(i)-(viii) of Regulation D of the Securities Act (each, a “Disqualifying Event”) have occurred with respect to Investor. Investor covenants and agrees to notify Topco as soon as practicable in the event that a Disqualifying Event occurs or any other event occurs that would cause the representations set forth in this Section 8(f)(i) to be inaccurate.
(ii)   Investor’s financial situation is such that Investor has adequate means for providing for Investor’s needs and contingencies, and can afford to suffer a complete loss of Investor’s investment in the Subscribed Topco Units.
(iii)   Investor’s knowledge and experience in financial and business matters are such that Investor is capable of evaluating the merits and risks of the investment in the Subscribed Topco Units.
(iv)   Investor understands that after consummation of the Investor Topco Contribution and the Closing, the consolidated total indebtedness of Topco and its Subsidiaries may be significantly greater than the consolidated total funded debt of the Company prior to the Closing Date, and that Topco has other financial commitments which may limit the return available to Investor on its investment.
(v)   Investor acknowledges and agrees that (A) Topco has not provided any advice or recommendation in connection with the Investor Topco Contribution, (B) Topco is not making, and Investor hereby specifically disclaims, any representation, warranty or agreement regarding any pro forma financial information, budgets, estimates, projections, forecasts or other forward looking statements, business plans or any other matter (including the reasonableness of any assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans) with respect to Topco and its Subsidiaries, or any of its or their respective businesses (collectively, “Topco Information”), (C) except for the representations and warranties expressly set forth in this Section 9, neither Topco nor any other Person makes, or has made, any representation or warranty relating to Topco, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement, (D) no Person has been authorized by Topco or any of its Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Topco, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement, and if made, such representation or warranty must not be relied upon by Investor or any of its Affiliates or Representatives as having been authorized by Topco, any of its Subsidiaries or any of their respective Affiliates or Representatives (or any other Person), (E) Topco will not have any responsibility, liability or obligation with respect to any representations, warranties or agreements made by any other Person under or in connection with the Investor Topco Contribution or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any other Person) of any thereof (including, without limitation, any representations and warranties made by the Company in the Merger Agreement), (F) the representations and warranties made by Topco in Section 9 of this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, with respect to Topco and its Subsidiaries in connection with the Investor Topco Contribution and (G) without limiting Topco’s obligations under its governing documents, Topco shall not have any liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Investor or any other Person), whether in contract, tort or otherwise, to Investor, or to any Person claiming through Investor, in respect of the Investor Topco Contribution.
(g)   Investment Purpose; No Resale or Distribution Intent.   The Subscribed Topco Units are being acquired solely for Investor’s own account and for investment only. Investor is not acquiring the Subscribed Topco Units with a view to or for the resale, distribution, subdivision or fractionalization thereof and Investor does not have any plans to enter into any contract, undertaking, agreement or arrangement for any such purpose. Investor understands and agrees that Topco shall not have any obligation to recognize the ownership, beneficial or otherwise, of the Subscribed Topco Units by any Person other than Investor, except as set forth in the Partnership Agreement, and that no Subscribed Topco Units shall be transferable except upon the conditions set forth in the Partnership Agreement.
(h)   Investigation; Advice.   Investor acknowledges that it has been provided with such information as it deems necessary to evaluate the merits and risks of investing in the Subscribed Topco Units (including, without limitation, financial and other information regarding Topco and its Subsidiaries) and has been afforded the opportunity to ask such questions as it deemed necessary of, and to receive answers from, representatives of Topco concerning the merits and risks of investing in the Subscribed Topco Units, and in making the decision to invest in Topco, Investor has relied solely upon independent investigations made by Investor and the representations and warranties contained in the Merger Agreement and herein. Investor is not relying, and has not relied, on any Topco Information or any other information, representations or warranties concerning Topco or any of its Subsidiaries (or any of their businesses, operations or otherwise) in connection with this Agreement and the transactions contemplated hereby (including the Investor Topco Contribution) other than the representations and warranties expressly set forth in Section 9 of this Agreement. No representations or warranties, oral or otherwise, have been made to Investor or any party acting on Investor’s behalf that are inconsistent with the written materials which have been supplied to Investor by Topco. Investor has consulted, to the extent deemed appropriate by Investor, with Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the issued Subscribed Topco Units and on that basis understands the financial, tax, legal and related consequences of an investment in the issued Subscribed Topco Units. Without limiting the foregoing, Investor is not relying on Topco or any of its Affiliates for tax advice with respect to the tax consequences of, and related tax considerations involved in, an investment in the Subscribed Topco Units. Neither Topco nor its Affiliates is guaranteeing or will have any liability to Investor in respect of the tax treatment of the transactions contemplated hereby. For the avoidance of doubt, nothing in this Section 8(h) shall limit the parties’ obligations under Section 18(b).
(i)   No Brokers’ or Finders’ Fees.   Investor has not entered into any agreement to pay any brokers’ or finders’ fees to any person with respect to this Agreement or the purchase and sale of the Subscribed Topco Units contemplated hereby.
(j)   Title to Company Rollover Shares.   Investor (i) is the sole record and beneficial owner of the Maximum Company Rollover Shares, and will at the Investor Topco Contribution be the sole record and owner of the Investor’s Company Rollover Shares, (ii) has sole voting power, power of disposition and power to issue instructions with respect to the Maximum Company Rollover Shares, and will at the Investor Topco Contribution have sole voting power, power of disposition, and power to issue instructions with respect to the Company Rollover Shares, and (iii) has, and will have at the Investor Topco Contribution good and valid title to Investor’s Company Rollover Shares, free and clear of any Liens (other than Liens arising under applicable securities laws). Upon delivery of the Company Rollover Shares by Investor as contemplated by Section 1 Investor will transfer to Topco, good and valid title to Investor’s Company Rollover Shares free and clear of any Liens (other than Liens arising under applicable securities laws and Liens created by Topco).
(k)   No Certificates.   Investor acknowledges and agrees that, as of the Contribution Closing: (i) the Subscribed Topco Units are uncertificated and Investor is not entitled to any certificate representing the Subscribed Topco Units issued upon the consummation of the Exchange, unless and to the extent Topco shall otherwise determine, and (ii) if at any time the “Topco GP” shall determine that the Subscribed Topco Units should be certificated, such certificates will contain such legends as contemplated by the Partnership Agreement.
(l)   Taxes.   Investor is treated as a partnership for United States federal and applicable state income tax purposes. To the knowledge of Investor, no Person who owns, directly or indirectly, equity interests in Investor is (A) a “United States shareholder” of the Company within the meaning of Section 951(b) of the Code and would be required to include Subpart F or GILTI income of the Company under Code Section 951 and 951A immediately after the date hereof or (B) will own 5% or more of both the total voting power and the total value of the stock of any Subsidiary of Topco immediately after the date hereof for purposes of Treasury Regulations § 1.367(a)-3(b)(1)(i).
9.   Representations and Warranties of Topco.   Except as set forth in the disclosure schedules delivered by Topco to Investor on the date of this Agreement (the “Topco Disclosure Schedules”), Topco hereby represents and warrants to Investor as of the date of this Agreement and the Contribution Closing, as follows. For the avoidance doubt, Topco makes no representation or warranty regarding the Company or any or its Subsidiaries, and any representation and warranty made regarding any Subsidiary(ies) of Topco shall not be deemed to include the Company or any of its Subsidiaries.
(a)   Organization.   Topco is an exempted limited partnership, duly registered and validly existing under the Laws of the Cayman Island, and has all requisite business entity power and authority to carry on its business as presently conducted and to own, lease or operate its properties. Topco is duly qualified to transact business and is in good standing in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had since the Prior Acquisition Date (as defined below), and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect.
(b)   Authority.   Topco has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Topco of this Agreement, the performance by Topco of its obligations hereunder and the consummation by Topco of the transactions contemplated hereby have been duly and validly authorized by all necessary limited partnership action on the part of Topco, and no other limited partnership or other proceedings on the part of Topco or the Topco GP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Topco, and constitutes a valid, legal and binding agreement of Topco (assuming that this Agreement has been duly and validly authorized, executed and delivered by Investor), enforceable against Topco in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c)   No Conflicts.   None of the execution, delivery or performance by Topco of this Agreement, nor the consummation by Topco of the transactions contemplated hereby, nor compliance by Topco with any of the provisions herein will (i) conflict with or result in any breach of any provision of the governing documents of Topco, (ii) require any consent of or other action by any Person, (iii) violate any Law or permit applicable to Topco or by which any of its respective properties or assets are bound, or (iv) result in the creation of any Lien on Topco’s assets.
(d)   Governmental Authorization; Litigation.   No Governmental Authorization is required on the part of Topco (i) in connection with the execution and delivery of this Agreement by Topco; or (ii) the consummation of the transactions contemplated hereby, except (A) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA; (B) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (C) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws; (D) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect or prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement; or (E) as set forth on Schedule 9(d) of the Topco Disclosure Schedules. There are no Legal Proceedings (and for the avoidance of doubt, other than any Transaction Litigation brought after the date of this Agreement), pending or, to Topco’s knowledge, threatened in writing, against Topco at law or in equity before any Governmental Authority which would reasonably be expected to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.
(e)   Issuance of and Title to the Subscribed Topco Units.   Upon issuance, the Subscribed Topco Units will be duly authorized and validly issued to Investor. Upon issuance of the Subscribed Topco Units to Investor, Investor will acquire good and valid title to such Subscribed Topco Units, free and clear of any Lien except as may exist by reason of this Agreement, applicable securities laws and the Partnership Agreement or any Liens created by Investor. Other than the Partnership Agreement or as contemplated by this Agreement (including the Equity Term Sheets), Topco is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any equity securities of Topco.
(f)   Capitalization. Schedule 9(f)(i) of the Topco Disclosure Schedules sets forth, as of the date hereof, the number of issued and outstanding equity securities of Topco. All such securities are owned by Platinum and current and former employees of the Partnership and its Subsidiaries. The number of and type of securities owned by each of (i) Platinum, (ii) current employees and (iii) former employees, in each case, in the aggregate, is set forth on Schedule 9(f)(i) of the Topco Disclosure Schedules. Immediately following the Contribution Closing, the capitalization of Topco shall be as set forth in the Partnership Agreement and the schedules, exhibits and unit ledger attached thereto. The rights, privileges and preferences of all of the Topco Units are as stated in the Partnership Agreement and as contemplated by the Equity Term Sheets. Except as contemplated by this Agreement and as set forth on Schedule 9(f)(ii) of the Topco Disclosure Schedules, Topco has not issued nor agreed to issue, and there are no outstanding (A) equity or other securities of Topco, (B) securities of Topco convertible into or exchangeable for equity or other securities of Topco, (C) options, warrant, call, subscription or other rights (including any preemptive right), agreement or commitment to acquire from Topco, or obligations of Topco to issue, sell or transfer, or repurchase, redeem or otherwise acquire any equity or other securities or securities convertible into or exchangeable for equity securities of Topco, (D) voting trusts, proxies or similar arrangements or understandings to which Topco is a party or by which Topco is bound with respect to the voting of any units of, or other equity or voting interest in, Topco, (E) stock or equity appreciation, phantom stock or equity, profit participation, interest in the ownership or earnings of Topco or other equity equivalent or equity-based award or right or (F) bond, debenture or other Indebtedness of Topco having the right to vote or convertible or exchangeable for securities having the right to vote. There are no accrued and unpaid dividends with respect to any outstanding equity securities of Topco.

(g)   Topco Financial Statements.
(i)   Topco has provided to Investor true, correct and complete copies of the audited financial statements consisting of the balance sheet of Olympus Water Holdings IV, L.P. (“Olympus Water Holdings IV”) as at September 30, 2022 and the related consolidated statements of operations, comprehensive income (loss), partner’s equity and of cash flows for the year then ended (the “Audited Financial Statements”).
(ii)   The Audited Financial Statements (i) fairly present, in all material respects, the consolidated financial position of Olympus Water Holdings IV as of the date thereof and its consolidated results of operations, partners’ equity and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis during the period involved, except as may be indicated in the notes thereto, and (ii) were derived from the books and records of Olympus Water Holdings IV, which books and records (A) are accurate, complete and correct, (B) represent actual, bona fide transactions, and (C) have been prepared and maintained in accordance with sound business and accounting practices, including the maintenance of adequate internal accounting control, in each case of clauses (A), (B) and (C) in all material respects.
(h)   No Undisclosed Liabilities.   Neither Topco nor any of its Subsidiaries has any liabilities whether or not accrued, contingent, absolute, determined, determinable or otherwise, and whether or not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than liabilities (a) to the extent reflected or otherwise reserved against in the Audited Financial Statements; (b) arising pursuant to this Agreement or the Merger Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Financial Statements (none of which relate to breach of Contract, breach of warranty, tort, infringement or violation of or liability or obligation under applicable Law that individually, or in the aggregate, would be material to Topco and its Subsidiaries, taken as a whole), (d) for Taxes, or (e) that have not had, and would not reasonably be expected to have, a Topco Material Adverse Effect.
(i)   Tax Matters.Since the Prior Acquisition Date, except as would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect or as set forth on Schedule 9(h) of the Topco Disclosure Schedules, (i) Topco and each of its Subsidiaries have (A) filed all material Tax Returns required to be filed by any of them and all such Tax Returns are true, accurate and complete in all material respects, (B) paid in full all material Taxes that are required to be paid by them, (ii) no audits or other investigations, proceedings, claims, demands, actions, suits inquiries, assessments, or examinations by any Taxing Authority with respect to Taxes or any Tax Return of Topco or any of its Subsidiaries have been threatened or proposed in writing which audit is not finally resolved, and (iii) neither Topco nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation section 1.6011-4(b)(2).
(j)   Compliance with Laws.
(i)   Topco and each of its Subsidiaries is, and at all times since November 9, 2021 (the “Prior Acquisition Date”) has been, in compliance with all Laws that are applicable to Topco its Subsidiaries or by which any of their properties or assets are bound or effected, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect.
(ii)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect, as of the date of this Agreement (A) Topco and its Subsidiaries have all Permits necessary for the lawful conduct of their respective businesses as presently conducted (the “Material Permits”), (B) each Material Permit is in full force and effect; and (C) Topco and its Subsidiaries are, and since Prior Acquisition Date have been, in compliance with the terms of all Material Permits.
(iii)   Topco makes no representations or warranties in this Section 9(j) with respect to Tax matters, which representations and warranties with respect to Tax matters are exclusively addressed in Section 9(i).

(iv)   Without limiting the foregoing, neither Topco nor its Affiliates are relying on Investor or any of its Affiliates for tax advice with respect to the tax consequences of, and related tax considerations involved in, an issuance of the Subscribed Topco Units. Investor is not guaranteeing and will not have any liability to Topco or its Affiliates in respect of the tax treatment of the transactions contemplated hereby. For the avoidance of doubt, nothing in this Section 9(j)(iv) shall limit the parties’ obligation under Section 18(b).
(k)   Legal Proceedings; Orders.
(i)   No Legal Proceedings.   Since the Prior Acquisition Date and through the date of this Agreement (and for the avoidance of doubt, other than any Transaction Litigation brought after the date of this Agreement), except as has not had, and would not reasonably be expect to have, individually or in the aggregate, a Topco Material Adverse Effect, there have not been and there are not currently any Legal Proceedings pending or, to the Knowledge of Topco, threatened in writing against Topco or any of its Subsidiaries or any present or former director or officer of Topco or any of its Subsidiaries in such individual’s capacity as such.
(ii)   No Orders.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect, neither Topco nor any of its Subsidiaries is subject to any order, judgment, injunction, rule, decree or award of any kind or nature that would prevent or delay the consummation of the transactions contemplated hereunder or the ability of Topco to fully perform its covenants and obligations pursuant to this Agreement.
(l)   Related Persons Transactions.   Except for compensation (including incentive equity arrangements) or other employment arrangements in the ordinary course of business and as set forth on Schedule 9(l) of the Topco Disclosure Schedules, there are no Contracts, transactions, arrangements or understandings between Topco or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any direct or indirect wholly-owned Subsidiary of the Topco, on the other hand.
(m)   No Brokers’ or Finders’ Fees.   Other than as set forth on Schedule 9(m) of the Topco Disclosure Schedules, Topco has not entered into any agreement to pay any brokers’ or finders’ fees to any person with respect to this Agreement or the purchase and sale of the Subscribed Topco Units contemplated hereby.
(n)   R&W Insurance.   Topco is an Insured (as defined in the applicable RWI Policies) pursuant to each of the buyer-side representations and warranties insurance policies identified on Schedule 9(n) of the Topco Disclosure Schedules (collectively, the “RWI Policies”). All applicable premiums and fees required to be paid pursuant to the RWI Policies have been paid in full and all other conditions to the issuance of each RWI Policy were satisfied in full. Neither Topco nor any of its Affiliates has received notice of, nor to Topco’s knowledge is there threatened, any cancellation, termination or reduction of coverage with respect to any of the RWI Policies.
(o)   Exclusivity of Representations and Warranties.
(i)   Notwithstanding the delivery or disclosure to Investor or any of its Affiliates or Representatives of any documentation or other information (including any financial projections or other supplemental data), except as otherwise expressly set forth in Section 9 of this Agreement, Topco expressly disclaims any representations or warranties of any kind or nature whatsoever, express or implied, including as to the condition, value, quality or prospects of its or its Subsidiaries’ businesses or assets (and that of the Company and its Subsidiaries), and Topco specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to its or its Subsidiaries’ assets (or that of the Company or its Subsidiaries), any part thereof, the workmanship thereof, and the absence of any defects therein, whether latent or patent, it being understood that except as otherwise expressly set forth in Section 9 of this Agreement, such subject assets are being acquired “as is, where is” on the Closing Date, and in their present condition, and Investor shall rely solely on its own examination and investigation thereof and on the representations and warranties expressly set forth in Section 9 of this Agreement.

(ii)   Topco, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 8: (A) neither Investor nor any other Person makes, or has made, any representation or warranty relating to Investor in connection with this Agreement; (B) no Person has been authorized by Investor, any of its Subsidiaries or any of its or its respective Affiliates or Representatives to make any representation or warranty relating to Investor in connection with this Agreement, and if made, such representation or warranty must not be relied upon by Topco or any of their respective Affiliates or Representatives as having been authorized by Investor or any of its Affiliates or Representatives (or any other Person); and (C) the representations and warranties made by Investor in this Agreement are in lieu of and are exclusive of all other representations and warranties and Topco hereby disclaims any other or implied representations or warranties.
(iii)   Topco, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 8, in Article III of the Merger Agreement, and in Section 9(g) of the Tax Indemnity Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on and has not relied on: (A) any representation or warranty, express or implied; (B) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Topco or any of its respective Affiliates or Representatives; or (C) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
10.   Transferability.   Investor has not, and hereby covenants and agrees not to, prior to the Exchange (a) transfer or assign this Agreement or any of Investor’s interest in this Agreement (or the right to receive the Subscribed Topco Units or any interest therein), (b) sell, transfer, pledge, encumber or otherwise dispose of any Maximum Company Rollover Shares, any interests therein, or enter into any other agreement to do the foregoing (except any agreement Topco reasonably requests that Investor execute in connection herewith) or (c) other than pursuant to the Voting Agreement, grant any proxies, deposit any Company Shares into a voting trust or enter into any other voting agreement with respect to the Maximum Company Rollover Shares.
11.   Preferred Increase Option.
(a)   In connection with financing the transactions contemplated by the Merger Agreement, Parent intends to obtain common equity financing from third parties through a customary equity co-investment (the “Co-Investment”). To the extent the amount of the Co-Investment as of the Closing, as determined by Topco (acting reasonably), is reasonably expected to be less than $450,000,000 (the “Funding Target”), then Topco, at its election, and in its sole discretion, shall have the right (the “Preferred Increase Option”), upon written notice (the “Preferred Option Notice”) to Investor at least five Business Days prior to the Closing Date, to increase the number of Company Shares that must be contributed by Investor in the Preferred Exchange, subject to the following:
(i)   Any increase in the number of Company Shares that must be contributed by Investor in the Preferred Exchange shall be accompanied by a corresponding increase in the number of Topco Preferred Units to be issued by Topco to Investor in the Preferred Exchange (to be issued to Investor upon the same terms and conditions otherwise set forth herein; provided, however, for the avoidance of doubt, any Additional Topco Preferred Units shall be issued at a price per Topco Preferred Unit of $1,000 per unit).
(ii)   For purposes of determining the number of additional Company Shares that Topco can elect to have Investor contribute in the Preferred Exchange pursuant to the Preferred Increase Option, Topco may only elect to cause Investor to receive from the Preferred Increase Option up to a number of additional Topco Preferred Units having an Aggregate Initial Stated Value that is equal to the difference between the Funding Target and the amount of the Co-Investment reasonably expected to be raised as of the Closing, as determined by Topco (acting reasonably) (the “Additional Topco Preferred Units”); provided that, in no event shall the Additional Topco Preferred Units exceed 100,000 (or $100,000,000 in Aggregate Initial Stated Value) (the “Preferred Increase Option Max”).

(iii)   The Preferred Option Notice shall identify (A) the additional number of Company Shares to be contributed by the Investor in the Preferred Exchange, and (B) the number of Additional Topco Preferred Units to be received by Investor in the Preferred Exchange.
(b)   In the event that Topco exercises the Preferred Increase Option, Schedule II of this Agreement shall automatically be amended (without any further action by Investor) to give effect to Topco’s exercise of the Preferred Increase Option, including by updating (a) the column therein titled Subscribed Topco Preferred Units to be the sum of (i) 437,750 plus (ii) the number of Additional Topco Preferred Units set forth in the Preferred Option Notice, subject to the Preferred Increase Option Max (as updated subject to the terms herein, the “Updated Subscribed Topco Preferred Units”); and (b) the column therein titled “Company Preferred Rollover Shares” to be the sum of (i) the number of Company Preferred Rollover Shares set forth on Schedule II as of the date of this Agreement, plus (ii) a number of Company Shares equal to (A) the number of Additional Topco Preferred Units set forth in the Preferred Option Notice, multiplied by $1,000.00, divided by (B) the Bain Per Share Price.
(c)   For the avoidance of doubt, if Topco exercises the Preferred Increase Option, then all references in this Agreement (unless the context otherwise requires) to the “Company Preferred Rollover Shares,” “Company Rollover Shares,” “Subscribed Topco Preferred Units,” and “Subscribed Topco Units” shall be deemed to reflect the number of Company Preferred Rollover Shares and Subscribed Topco Preferred Units contemplated by Section 11(b).
12.   Intentionally Omitted.
13.   No Survival or Representations and Warranties; Survival of Covenants.   Each representation and warranty contained in this Agreement shall expire as of, and shall not survive, the consummation of the Exchange and none of Investor or Topco, or any of their respective affiliates, representatives, stockholders, partners or members shall have any liability whatsoever (whether based on contract, tort or any other theory of law) with respect to any such representation or warranty following the Exchange, except to the extent arising from Fraud. All covenants of each of the parties to this Agreement shall survive the consummation of the Exchange and the consummation of the Closing pursuant to the Merger Agreement.
14.   Merger Agreement.   The parties hereto acknowledge and agree that neither party nor any of its officers, directors, employees, agents, representatives or affiliates will have any liability or obligation to the other party solely in such capacity resulting from or arising out of any termination of the Merger Agreement or any failure to complete the Merger or any breach of the Merger Agreement by any party thereto.
15.   Disclosure.   Investor hereby (a) consents to and authorizes the publication and disclosure by Topco, Parent, Merger Sub and the Company (including in the Proxy Statement and Schedule 13e-3 or any other publicly filed document relating to the Merger or the transactions contemplated by the Merger Agreement) of (i) Investor’s identity, (ii) Investor’s beneficial ownership of the Company Rollover Shares (including the number of Company Rollover Shares beneficially owned by Investor), and (iii) the nature of Investor’s commitments, arrangements and understandings under this Agreement, and any other information that Topco, Parent, Merger Sub or the Company reasonably determines to be required in any publicly filed document in connection with the Merger or otherwise with respect to the transactions contemplated by the Merger Agreement (provided that Topco will provide, or cause to be provided, to Investor a draft of any document containing such disclosure a reasonable time prior to the publication, disclosure or filing thereof and will consider in good faith any comments provided by Investor or its counsel), and (b) agrees to notify Topco, Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by Investor specifically for use in any such disclosure document as promptly as practicable following Investor’s knowledge of the necessity of any such required correction. During the term of this Agreement, Investor agrees that it will consult with Topco before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein, except as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G (including any amendments to the foregoing forms and schedules) or other disclosure required by the SEC or other Governmental Authority to be made by Investor in connection with the Merger, provided that to the extent reasonably possible, Investor shall deliver to Topco a copy of each such Form 4, Schedule 13D, Schedule 13G (including any amendments to the foregoing forms and schedules) or other disclosure so required prior to filing the same.

16.   Further Assurances; Other Agreements.
(a)   Investor hereby acknowledges and agrees that, in exchange for the contribution of the Company Rollover Shares, Investor is entitled to receive the Subscribed Topco Units, subject to the terms and conditions described herein. The issuance of the Subscribed Topco Units to Investor in accordance with this Agreement will completely discharge any obligations of Topco and its Affiliates to pay the Merger Consideration otherwise owed with respect to the Company Rollover Shares, other than obligations under the Partnership Agreement.
(b)   Investor hereby covenants that, from time to time after the delivery of this Agreement, upon reasonable request from Topco, Investor will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances reasonably necessary to effect Topco’s receipt of Company Rollover Shares in accordance with Section 1 hereof. Topco hereby covenants that, from time to time after the delivery of this Agreement, upon reasonable request from Investor, Topco will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances reasonably necessary to convey, transfer to and vest in Investor, and to put Investor in possession of, any of Subscribed Topco Units in accordance with Section 1 hereof.
17.   Issuing Entity.   At the joint election of Topco and Investor, the Preferred Exchange may be structured as a direct contribution of Company Preferred Rollover Shares to a Subsidiary of Topco (including a Subsidiary that is treated as a corporation for U.S. federal income tax purposes) (any such subsidiary, “Issuing Entity”) in exchange for equity interests in such Subsidiary and Topco may assign its obligation to issue the Subscribed Topco Preferred Units to such Issuing Entity. In such case, for purposes of Section 18 hereof, the terms “Preferred Exchange” shall refer to such exchange with an Issuing Entity. In the event that an Issuing Entity is used pursuant to the preceding sentences of this Agreement as a result of the joint election by Topco and the Investor and such assignment is made, (i) if the Issuing Entity is (or will elect to be) classified as a corporation for U.S. federal income tax purposes and the Company Preferred Rollover Shares are exchanged for stock of such Issuing Entity, (A) provisions contained in the Preferred Equity Term Sheet under the caption “Tax Matters” shall not be applicable and the parties shall negotiate in good faith to include tax covenants applicable to an investment in preferred stock in a corporation for U.S. federal income tax purposes and the parties shall cooperate in good faith to determine the tax treatment of the Preferred Units (including treatment under sections 305 and 351(g) of the Code), and (B) the Preferred Exchange shall be structured as a transaction intended to qualify as an exchange described in Section 351 of the Code and (ii) Topco and Investor shall promptly amend and restate this Agreement (including the Schedules and Preferred Equity Term Sheet, if applicable) to reflect such assignment, including if applicable, (A) the changes to the Preferred Equity Term Sheet described in clause (i) above, (B) the designation of the assignee as the Issuing Entity, and (C) any other changes, including changes in the type of security to be issued (including any applicable terms) and document governing such security as may be appropriate or necessary based on the type of entity that the assignee is; provided, that in the case of this clause (C) (but subject to clause (A)), for the avoidance of doubt, other than to reflect the change in issuer type or as a result of such change (including as a result of the issuer being classified as a corporation for U.S. federal income tax purposes), the economics, rights and obligations set forth in the Preferred Equity Term Sheet shall not be changed without the prior written approval of Investor (not to be unreasonably withheld, conditioned, or delayed). Investor and Topco agree to cooperate to effect any amendment and restatement of this Agreement (and the Schedules and Preferred Equity Term Sheet, as applicable) to give effect to any assignment effected by Topco pursuant to this Section 17, if the joint election is made. If, at the sole election of Issuer, a new entity treated as a corporation (“New Corp”) for U.S. federal income taxes is interposed between Topco, on the one hand, and Olympus Water Holdings IV, L.P., on the other hand, then the contribution of any direct or indirect subsidiaries of Topco (including Olympus Water UK Holding Ltd. and Olympus Water US Holding Corp.) to New Corp shall be structured to be treated as an exchange that is intended to be governed by Section 351(a) of the Code. For the avoidance of doubt and notwithstanding anything to the contrary herein, the determination as to whether to interpose such New Corp shall be made by Topco in its sole and absolute discretion.

18.   Certain Tax Matters.
(a)   The parties hereto intend for U.S. federal and applicable state and local income tax purposes that:
(i)   the Common Exchange be governed by Section 721(a) of the Code if such exchange is structured as a direct contribution of Company Common Rollover Shares to (A) Topco in exchange for Subscribed Topco Common Units or (B) an Issuing Entity that is classified as a partnership for U.S. federal income tax purposes in exchange for interests in such entity;
(ii)   the Preferred Exchange be governed by Section 721(a) of the Code if such exchange is structured as a direct contribution of Company Preferred Rollover Shares to (A) Topco in exchange for Subscribed Topco Preferred Topco or (B) an Issuing Entity that is classified as a partnership for U.S. federal income tax purposes in exchange for interests in such entity, provided that, in each case, in the event that such preferred units are redeemed or repurchased within two (2) years after the issuance of such units, the parties shall cooperate in good faith to determine the tax treatment of the Preferred Exchange;
(iii)   (x) the Preferred Exchange and the Common Exchange be governed by (x) Section 351(a) of the Code, if such exchange is structured as a direct contribution of Company Preferred Rollover Shares and Company Common Rollover Shares to an Issuing Entity that is classified as a corporation for U.S. federal income tax purposes in exchange for stock of such Entity and (y) to the extent that shares of such Issuing Entity that are received in the Common Exchange are contributed to Topco (or any Issuing Entity that is classified as a partnership for U.S. federal income tax purposes), that exchange be governed by Section 721(a) of the Code;
(iv)   any contribution of Company Rollover Shares by Topco to a Subsidiary of Topco that is classified as a corporation for tax purposes be treated as (x) a direct contribution of such Company Rollover Shares by the Investor (and solely by the Investor) to such Subsidiary for purposes of Temp. Treas. Reg. § 1.367(a)-1T(c)(3)(i)(A) and Treas. Reg. §§ 1.367(b)-2(k), and (y) an exchange described in Section 351 of the Code in which no gain or loss is recognized (other than with respect to any “5 percent shareholder” of such Subsidiary (within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii))) that does not file a “gain recognition agreement” as described in Treas. Reg. § 1.367(a)-8) (clauses (i) through (iv) collectively, the “Intended Tax Treatment”).
(b)   The parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return, or in connection with any Tax audit or examination, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of state or local Law with respect to state or local Law) or other binding settlement on audit, unless otherwise required by a change in law. Each party shall use commercially reasonable efforts to promptly notify the other parties in writing if such party receives written notice from a Taxing Authority to the effect that one or more of the transactions referenced in the Intended Tax Treatment may not qualify for its respective part of the Intended Tax Treatment.
(c)   The Investor shall cooperate with Topco by providing information requested by Topco (including information relating to direct or indirect investors of Investor) in determining the tax treatment of a transfer of interests in Subsidiaries of Topco to a corporation, including a corporation organized under the laws of a jurisdiction outside of the United States.
19.   Termination.   This Agreement shall terminate automatically and shall be of no further force and effect in the event the Merger Agreement is validly terminated in accordance with Article VIII thereof; provided that (i) the parties hereto shall give effect to the provisions of Section 3 hereof, and (ii) the parties hereto shall continue to have liability for breaches of this Agreement occurring prior to the termination of this Agreement.
20.   Miscellaneous.
(a)   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next

Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:
If to Investor, then to the address set forth beneath Investor’s name on Schedule I attached hereto, with a copy (which shall not constitute notice) to:
BCPE Diamond Investor, LP
c/o Bain Capital Private Equity, L.P.
200 Clarendon Street
Boston, MA 02116
Attention: Ken Hanau, Ajay Kumar, Bryan Curran
Email: [***]
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Sarkis Jebejian, P.C., Christopher M. Thomas, P.C., Andrew Struckmeyer
Email: [***]
If to Topco, then to:
Olympus Water Holdings I, L.P.
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: John Holland, General Counsel
E-mail: [***]
with a copy (which shall not constitute notice) to:
c/o Solenis LLC
2475 Pinnacle Drive
Wilmington, DE 19803
Attn: Royce Warrick; Mark M. Dugan
E-mail: [***]
and
Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067-3026
Attn: Ari B. Lanin
E-mail: [***]
and
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attn: Evan M. D’Amico
E-mail: [***]
Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other party of a change in its address or e-mail address through a notice given in accordance with this Section 20(a), except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 20(a) will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 20(a).
(b)   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Investor or Topco in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(c)   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 20 or in such other manner as may be permitted by applicable Law, and nothing in this Section 20 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Investor and Topco agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(d)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(e)   This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as contemplated by Sections 11 and 12, no amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

(f)   Whenever required by the context hereof, the singular shall include the plural, and vice versa. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(g)   For purposes of this Agreement:
(i)   ”Aggregate Initial Stated Value” means the product of (A) the number of Topco Preferred Units, and (B) $1,000.
(ii)   ”Fraud” means actual and intentional fraud by a Person with respect to the making of the representations and warranties in this Agreement, provided that at the time such representation or warranty was made (a) such representation or warranty was materially inaccurate, (b) such Person had actual knowledge (and not imputed or constructive knowledge), without any duty of inquiry or investigation, of the material inaccuracy of such representation or warranty, and (c) the other requirements for common law fraud under Delaware Law are satisfied. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness.
(iii)   ”Permits” means any license, ordinance, authorization, permit, certificate, right, easement, variance, exemption, consent, registration, franchise or approval from any Governmental Authority.
(iv)   a “Topco Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Topco and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no Effects to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Topco Material Adverse Effect or will be taken into account when determining whether a Topco Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below): (A) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally; (B) changes in conditions in the financial markets, credit markets, or capital markets, including (x) changes in interest rates or credit ratings; (y) changes in exchange rates for the currencies of any country; or (z) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (C) changes in conditions in the industries in which Topco and its Subsidiaries conduct business, including, changes in conditions in the hygiene, infection prevention or cleaning solutions industries generally; (D) changes in regulatory, legislative or political conditions, including any anti-dumping actions, trade policies or disputes, trade wars, tariffs or similar actions; (E) any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, rebellion or insurrection, acts of espionage, nuclear incidents, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including, in each case of clauses (E) and (G), any escalation or general worsening of any such events or occurrences); (F) the geopolitical dispute between the Russian Federation and Ukraine and any evolution or worsening thereof; (G) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters, weather conditions, and other force majeure events; (H) epidemics, pandemics or disease outbreaks (including COVID-19) or worsening thereof, or applicable Laws adopted in response thereto, including any COVID-19 Measures; (I) the execution and delivery of this Agreement, the Merger Agreement and other Transaction Documents or the public announcement of any of the foregoing, including, in each case of clauses (I), (J) and (N), the impact thereof on the relationships, contractual or otherwise, of Topco and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third Person; provided, however, that this clause (I) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation and warranty expressly relates to such Effect; (J) the taking of any action specifically required by, or the failure to take any action specifically prohibited by, this Agreement, the Merger Agreement or other Transaction Documents or any action taken or refrained from being taken, in each case to which the Company or Investor has expressly approved, consented to or requested in writing; (K) changes in GAAP or other accounting standards or in any Laws (or the enforcement or interpretation of any of the foregoing); (L) a change in the price of Topco Common Units, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Topco Material Adverse Effect has occurred), (M) any failure, in and of itself, by Topco and its Subsidiaries to meet (x) any public estimates or expectations of the Topco’s revenue, earnings or other financial performance or results of operations for any period; or (y) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure, in and of themselves, may be taken into consideration when determining whether a Topco Material Adverse Effect has occurred unless such underlying cause is otherwise excluded hereby); (N) the identity of, or any facts or circumstances relating to, the Company, Investor or any Affiliates of any of the foregoing; (O) any Transaction Litigation; and (P) any breach by the Company of the Merger Agreement or Investor of this Agreement or any action taken by the Company, Investor or any of their Affiliates, except, in each case of clauses (A), (B), (C), (D), (E), (F), (G), (H) and (K), to the extent that such Effect has had a disproportionate adverse effect on Topco and its Subsidiaries, taken as a whole, relative to other companies of a similar size operating in the industries in which Topco and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Topco Material Adverse Effect has occurred (and then only to the extent such incremental disproportionate adverse effect is not excluded by the other exceptions in this definition);
(v)   ”knowledge,” with respect to Investor, means the actual knowledge of Ken Hanau, Robert Farkas and Ajay Kumar; and
(vi)   ”knowledge,” with respect to Topco, means the actual knowledge of Royce Warrick and David Nocek.
(vii)   ”Maximum Company Rollover Shares” means 145,725,672 Company Shares, representing the sum of (i) the Company Common Rollover Shares set forth on Schedule I as of the date of this Agreement, plus (ii) the Company Preferred Rollover Shares set forth on Schedule II as of the date of this Agreement, plus (iii) the Maximum Upsize Company Preferred Rollover Shares.
(viii)   ”Maximum Upsize Company Preferred Rollover Shares” means 12,755,102 Company Shares, representing the maximum number of additional Company Shares that Topco can elect to have Investor contribute and assign to Topco in the Investor Topco Preferred Contribution pursuant to Section 11.
(ix)   ”Platinum” means Platinum Equity Advisors, LLC and/or its Affiliates.
(x)   ”Tax Indemnity Agreement” means that certain Tax Indemnity Agreement, dated as of the date hereof, entered into by and among Parent, Merger Sub, the Company, Diversey Holdings I (UK) Limited, a private limited company organized in England and Wales and a wholly owned Subsidiary of the Company, Topco, those shareholders of the Company set forth on the signature page hereto and BCPE Diamond Cayman Holding Limited, a Cayman Islands exempted corporation.
(h)   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(i)   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, that, the parties expressly agree that the Company shall be, and is intended to be, a third party beneficiary of the covenants and agreements of the parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived in any manner which would, individually or in the aggregate, prevent or materially impair or delay, or would reasonably be expected to prevent or materially impair or delay, the Closing on the terms contemplated by the Merger Agreement without the written consent of the Company (which consent shall have been approved by the Special Committee). For the avoidance of doubt, the parties shall be permitted (and Company consent shall not be required) to amend, restate or otherwise modify this Agreement to (a) effectuate an assignment by Topco pursuant to Section 17 of this Agreement or (b) amend Schedule II pursuant to Section 11(b) of this Agreement, in each case so long as such amendment, restatement or other modification of this Agreement would not, individually or in the aggregate, prevent or materially impair or delay, or would not reasonably be expected to prevent or materially impair or delay, the Closing on the terms contemplated by the Merger Agreement.
(j)   Subject to Section 17 of this Agreement, no party to this Agreement may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other party.
(k)   Each of Topco and Investor agree that the remedies at law for a breach of this Agreement would be inadequate and that Topco or Investor, as applicable, shall be entitled to specific performance and injunctive relief to enforce this Agreement and prevent any violation hereof (and shall have all other rights and remedies at law or equity as may be available). Each of Investor and Topco hereby waive any objection to the imposition of such relief and remedies.
(l)   Each of Topco and Investor acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.
TOPCO:
Olympus Water Holdings I, L.P.
By: Olympus Water Holdings Limited, its general partner
By: /s/ Mary Ann Sigler Name: Mary Ann Sigler Its: Director
INVESTOR:
BCPE Diamond Investor, LP
By: BCPE Diamond GP, LLC its general partner
By: Bain Capital Fund XI, L.P. its managing member
By: Bain Capital Partners XI, L.P its general partner
By: Bain Capital Investors, LLC its general partner
By: /s/ Kenneth Hanau Name: Kenneth Hanau Its: Partner

SCHEDULE I
INVESTOR TOPCO COMMON CONTRIBUTION
Investor	Company Common Rollover Shares	Subscribed Topco Common Units	Agreed Upon Value Per Subscribed Topco Common Units
BCPE Diamond Investor, LP 200 Clarendon Street Boston, MA 02116	78,761,387	30,761,913	$20.07

SCHEDULE II
INVESTOR TOPCO PREFERRED CONTRIBUTION
Investor	Company Preferred Rollover Shares	Subscribed Topco Preferred Units	Per Subscribed Topco Preferred Unit Purchase Price
BCPE Diamond Investor, LP 200 Clarendon Street Boston, MA 02116	54,209,184(1)	437,750(2)	$970.87(3)

(1)
Subject to adjustment pursuant to the terms of Section 11 of this Agreement.

(2)
Subject to adjustment pursuant to the terms of Section 11 of this Agreement.

(3)
Subject to adjustment pursuant to the terms of Section 11 of this Agreement.

ANNEX E
TAX INDEMNITY AGREEMENT
This TAX INDEMNITY AGREEMENT (this “Agreement”), dated as of March 8, 2023, is entered into by and among Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), Diamond Merger Limited, a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Merger Sub”), Diversey Holdings, Ltd., a Cayman Islands exempted company (the “Company”), Diversey Holdings I (UK) Limited, a private limited company organized in England and Wales and a wholly owned Subsidiary of the Company (“Holdings UK”), Olympus Water Holdings I, L.P., a Cayman Islands exempted limited partnership (“Topco”), BCPE Diamond Investor, LP, a Delaware limited partnership (together with its successors and assigns, the “Bain Shareholder”), and BCPE Diamond Cayman Holding Limited, a Cayman Islands exempted corporation (the “Shareholder Representative” and, together with the Parent, Merger Sub, the Company, Holdings UK, Topco and the Bain Shareholder, collectively, the “Parties”). Except as otherwise provided, capitalized terms used in this Agreement, but not defined herein, shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
BACKGROUND
WHEREAS, Parent, Merger Sub, and the Company have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), a copy of which is attached hereto as Exhibit A, which provides, among other things and subject to the terms and conditions set forth therein, for the merger (the “Merger”) of Merger Sub with and into the Company and certain other transactions contemplated by the Merger Agreement resulting in, among other things, the Company becoming a wholly-owned subsidiary of Parent;
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Topco and the Bain Shareholder have entered into that certain Rollover Contribution Agreement (the “Rollover Agreement”), a copy of which is attached hereto as Exhibit B, which provides, among other things, for the contribution, transfer, and assignment by the Bain Shareholder of all of its right, title, and interest in the Rollover Shares to Topco or another Issuing Entity (as defined in the Rollover Agreement) pursuant to the Rollover Agreement in exchange for certain Common Units and Preferred Units (each as defined in the Rollover Agreement) of Topco or such Issuing Entity (such contribution and exchange, the “Rollover”);
WHEREAS, the Company, Holdings UK, the Shareholder Representative, and the other persons party hereto, as shareholders of the Company (each a “Shareholder” and collectively, the “Shareholders”) entered into that certain Tax Receivable Agreement, dated as of March 24, 2021 (the “Tax Receivable Agreement”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, the Company, Holdings UK, and the Shareholder Representative have entered into that certain Tax Receivable Termination Agreement, dated as of the date hereof (the “Tax Receivable Termination Agreement”), a copy of which is attached hereto as Exhibit C, which provides, among other things, for the termination of the Tax Receivable Agreement; and
WHEREAS, in connection with, and conditioned upon consummation of, the transactions contemplated by the Merger Agreement and the Rollover Agreement, the Parties desire that the Bain Shareholder agrees to indemnify, defend, and hold harmless Parent, the Surviving Company, and each of their respective Affiliates from and against certain Taxes of the Company and its Subsidiaries

NOW, THEREFORE, for good and valuable consideration, including that consideration paid or received pursuant to the Rollover Agreement and the Merger Agreement, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
1.   Definitions.   As used herein, the following terms have the following meanings:
“Contested Dutch Taxes” mean, with respect to any Pre-Closing Tax Period (or portion thereof) commencing on or after January 1, 2017, all Dutch corporate Income Taxes imposed on the Company and its Subsidiaries (excluding Parent and its Affiliates (as determined as of the time immediately before Closing), other than any Taxes of the Company and its Subsidiaries that are imposed on Parent and its Affiliates), (a) in connection with, arising out of, or resulting from any Dutch Tax Action, and (b) without duplication of clause (a), any additional Dutch corporate Income Taxes payable with respect to any Pre-Closing Tax Period beginning on or after January 1, 2019, if such Dutch Income Tax would not have otherwise been payable but for (x) any legal requirement or any agreement with a Taxing Authority to report an item or issue with respect to such period consistently with the resolution of such Dutch Tax Action or (y) an item or issue otherwise being reported consistently with the resolution of such Dutch Tax Action, or the positions taken by the Dutch Taxing Authority in such Dutch Tax Action in the event the Parties jointly agree to take such position under Section 3, if such position is taken as a result of dispute resolution procedures contained in this Agreement, or if the Company and its Subsidiaries unilaterally take such position on any Bain Dutch Corporate Tax Return (as compared to the amount of Dutch corporate Income Taxes that would have been payable had the Company and its Subsidiaries prevailed on each item and issue in such Dutch Tax Action and reported consistently therewith in each applicable Tax year). For the avoidance of doubt and notwithstanding anything to the contrary, (i) Contested Dutch Taxes shall be determined without regard to any loss, credit, or tax attribute of Parent or its Affiliates (other than the Company or its Subsidiaries) for any taxable period, or any loss, credit, or other tax attribute of the Company and its Subsidiaries arising in taxable periods (or portion thereof) commencing after the Closing Date (a “Buyer Tax Asset”); provided, that if a Buyer Tax Asset is used, or is permitted by applicable law to be used, to reduce any Contested Dutch Taxes, then the relevant Due Date defined in Section 5 shall be postponed until the earliest time or times that the relevant Buyer Tax Asset could otherwise have been used to reduce a cash Tax payment of a Parent Indemnitee (determined assuming that Buyer Tax Asset was not used to reduce a Contested Dutch Tax), and (ii) any Contested Dutch Taxes shall take into account any available loss, credit, or other tax attribute of the Company and its Subsidiaries arising in any Pre-Closing Tax Period, to the extent that such loss, credit, or other tax attribute results in an actual reduction of Contested Dutch Taxes. By way of example only, if an interest deduction with respect to an obligation for the Tax year 2017 is disallowed in connection with a final resolution of a Dutch Tax Action, the Contested Dutch Taxes shall include, in addition to any Taxes arising out of such disallowance, any additional Taxes owed by the Company or any of its Subsidiaries for each Pre-Closing Tax Period after 2017 (including portions thereof) as a result of (x) a legal requirement or any agreement with a Taxing Authority to report its income for such taxable period consistently with the resolution of such Dutch Tax Action or (y) such interest deduction is otherwise being reported consistently with the resolution of such Dutch Tax Action (as compared to the amount of Income Taxes the Company or its Subsidiaries would have paid had it claimed interest deductions on such obligation in respect of each such Tax year that it would have been entitled to deduct had it prevailed in the dispute on the interest deduction for the Tax year 2017 (irrespective of whether such Taxes are owed with respect to such later year as a result of filing a Tax return, an audit, or otherwise, and irrespective of whether there is an audit or other proceeding with respect to such later years). For the avoidance of doubt, Contested Tax Dutch Taxes shall only include actual cash Tax liabilities of the Company and its Subsidiaries and not a reduction of Tax assets or Tax attributes that do not result in a cash Tax liability; provided that for the avoidance of doubt Contested Dutch Taxes shall include any cash Taxes for the Pre-Closing Tax Period commencing on or after January 1, 2017, payable as a result of a reduction of such Tax assets or Tax attributes.
“Dutch Tax Action” means (i) any Dutch Tax audit for Dutch corporate Income Taxes of the Company and its Subsidiaries for the tax years 2017 and 2018 (including that certain currently ongoing Dutch audit for such Taxes), (ii) any other Dutch Tax audit for Dutch corporate Income Taxes of the Company and its Subsidiaries for any Pre-Closing Tax Period beginning after tax year 2018, and (iii) any other audits, investigations, proceedings (whether judicial or administrative), claims, demands, actions, suits, inquiries assessments or examinations by any Taxing Authority with respect to, Dutch corporate Income Taxes of the Company and its Subsidiaries for Pre-Closing Tax Periods (or portions thereof) beginning on or after January 1, 2017.

“Income Taxes” mean any federal, state, local, or non-U.S. Tax imposed on or measured by reference (in whole or in part) to overall net income, profits, net worth, capital gains, gross receipts, gross income and similar Taxes, including all interest, penalties, and additions to Tax or additional amount imposed with respect thereto. Income Taxes shall also include any franchise Tax imposed in lieu of the foregoing.
“Liquidity Event” means a transaction or series of related transactions occurring after the Closing which results in a direct or indirect disposition by the Bain Shareholder of all or some of its Subscribed Topco Common Units (including via sale, exchange, redemption, or otherwise).
“Losses” means any liability, loss, damage, expense (including reasonable attorneys’ fees and defense costs, other than the costs of Parent participating in the Dutch Tax Action as described in Section 4(b)), award, judgment, and penalties.
“Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date, including the pre-Closing portion of any Straddle Period (determined in accordance with Section 2(b) of this Agreement).
“Straddle Period” means any Tax period commencing on or before and ending after the Closing Date.
“Subscribed Topco Common Units” shall have the meaning ascribed in the Rollover Agreement.
“Tax” or “Taxes” means (a) any and all taxes, assessments, fees, levies, imposts, duties, customs and similar charges and impositions of any kind whatsoever in the nature of a tax, imposed by any Governmental Authority (whether imposed directly or through withholding), including taxes based upon or measured by gross receipts, gross income, net income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, severance, stamp, registration, recording, disability, unemployment, capital stock, share capital, estimated, license, registration, social security, service, excise, environmental, and real or personal property taxes or other taxes, fees, assessments or charges, together with all interest, penalties and additions to tax or additional amounts imposed with respect thereto and (b) any liability for any of the foregoing as transferee, as a result of successor liability, or as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law.
“Tax Return” means any return, estimate, declaration, claim for refund, information return and statement, and any other document, form or report filed or required to be filed (or provided to a payee), with respect to Taxes (including amendments thereof, any schedules or attachments thereto, or declaration of estimated Tax).
“Tax Insurance Policy” means any insurance policy obtained by Parent or its Affiliates with respect to the Contested Dutch Taxes.
2.   Indemnification.
(a)   The Bain Shareholder (the “Indemnitor”) shall hereby indemnify, defend, and hold harmless Topco and each of       its Subsidiaries and Affiliates (including Parent, the Surviving Company and each Subsidiary of the Surviving Company, and each of their respective Affiliates) and each of their respective officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (each, a “Parent Indemnitee”) from and against any Contested Dutch Taxes and Losses related thereto, and shall promptly pay such amounts to the applicable Parent Indemnitee by the Due Date. The indemnity obligations of the Bain Shareholder under this Agreement shall be effective as of the date hereof and shall, for the avoidance of doubt, include amounts that are paid by the Company and its Subsidiaries after the date hereof in respect of amounts referenced in this Section 2(a); provided that such obligations shall be conditioned on the occurrence of the Closing, and, if the Closing does not occur, then no amounts shall be due or payable hereunder.
(b)   With respect to a particular Tax period that includes, but does not end on, the Closing Date (a “Straddle Period”), (i) with respect to property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of such Straddle Period ending on the Closing Date shall equal the Taxes for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period that is prior to and ends on (and includes)

the Closing Date and the denominator of which is the number of calendar days in such entire Straddle Period and (ii) with respect to all other Taxes (including income Taxes, sales or use Taxes, employment Taxes, and withholding Taxes), the amount attributable to the portion of the Straddle Period that ends on the Closing Date shall be determined as if such Straddle Period were a Tax period that ended as of the close of business on the Closing Date (i.e., using a “closing of the books” methodology).
(c)    Limits on Indemnity.
(i)   Cap.   (A) The Contested Dutch Taxes and related Losses for which the Bain Shareholder is liable pursuant to Sections 2(a) hereof shall be seventy-two percent (72%) of such amounts and (B) the total amount of Contested Dutch Taxes and related Losses for which the Bain Shareholder is liable pursuant to Sections 2(a) shall not exceed €200,000,000 Euro (the “Cap”).
(ii)   Source of Recovery.
(A)   Except to the extent provided in Section 2(c)(ii)(C), the Parent Indemnitees’ sole and exclusive source of recovery from the Bain Shareholder for the indemnification obligations set forth in Section 2(a) of this Agreement shall be (I) any and all cash proceeds from a direct or indirect disposition of Subscribed Topco Common Units to which the Bain Shareholder is entitled, including cash proceeds from a disposition of Subscribed Topco Common Units to a Person other than Parent or its Affiliates, and (II) any and all cash distributions (including tax distributions) with respect to Subscribed Topco Common Units to which the Bain Shareholder is entitled, in each case, that would otherwise be paid after a relevant Due Date (as defined below) (“Rollover Proceeds”).
(B)   To the extent any amounts owed by the Bain Shareholder under Section 2(a) remain unpaid, (I) Parent and its Affiliates and agents shall be entitled to withhold such amounts from any Rollover Proceeds to which the Bain Shareholder would otherwise be entitled and such amounts will be treated as having been paid or distributed to the Bain Shareholder for all purposes, and (II) the Bain Shareholder shall direct any buyer of Subscribed Topco Units held by the Bain Shareholder to wire such amounts (to the extent not in excess of the consideration paid by such buyer for the Subscribed Topco Units) to Parent or another Person designated by Parent.
(C)   Without limiting the generality of Section 2(c)(ii)(B), to the extent that a Liquidity Event occurs or a cash distribution described in Section 2(c)(ii)(A) would otherwise be paid before all Dutch Tax Actions have been fully and completely resolved, withdrawn or settled with any liability related thereto having been satisfied in full, the following provisions shall apply to proceeds from such Liquidity Event or such cash distribution:
A.   If the proceeds from such Liquidity Event consist solely of cash or with respect to any such cash distribution, Parent shall be entitled to withhold (or cause to be withheld) from Rollover Proceeds otherwise payable in cash to the Bain Shareholder and hold in a mutually agreeable third-party escrow account, or, if the purchaser of Subscribed Topco Units is not Parent or an Affiliate thereof, the Bain Shareholder shall deposit in a mutually agreeable third-party escrow account designated by Parent, in each case pursuant to the terms of a mutually agreeable escrow agreement the terms of which the Parties shall negotiate in good faith, an amount equal to the lesser of (I) the Cap, less any amounts already paid by the Bain Shareholder pursuant to this Agreement, (II) Parent’s good-faith estimate of the maximum amount for which the Bain Shareholder could be liable under this Agreement at the time of such Liquidity Event or cash distribution, in each case, as determined by Parent in good faith with the approval of the Bain Shareholder (such approval not to be unreasonably withheld, delayed, or conditioned), and (III) cash proceeds received by the Bain Shareholder for its Subscribed Topco Common Units upon such Liquidity Event or an amount equal to such cash distribution as applicable; provided that, in the Bain Shareholder’s sole discretion, the Bain Shareholder may, in lieu of depositing such funds as may be required pursuant to this Section 2(c)(ii)(C)(A), instead provide a customary guaranty of such obligations from a creditworthy affiliated investment fund of the Bain Shareholder.

B.   If the proceeds from such Liquidity Event or distributions with respect to Subscribed Topco Common Units to which the Bain Shareholder is entitled consist solely of any property other than cash (including, without limitation, equity interests in any other entity), such property shall be deemed to be replacement property for the Subscribed Topco Common Units (“Replacement Property”), the term “Subscribed Topco Common Units” shall be deemed to include such Replacement Property for all purposes of this Agreement, and the terms of this Agreement shall apply to such Replacement Property mutatis mutandis. For the avoidance of doubt, proceeds from a subsequent disposition of, or distribution on, Replacement Property received by the Bain Shareholder shall be Rollover Proceeds for purposes of this Agreement and shall be a source of recovery for Parent Indemnitees
C.   If the proceeds from such Liquidity Event or distributions with respect to Subscribed Topco Common Units to which the Bain Shareholder is entitled consist of cash and Replacement Property, (x) the Replacement Property shall be treated in the manner set forth in Section 2(c)(ii)(C)(B) above and (y) to the extent that Parent determines in good faith with the approval of the Bain Shareholder (such approval not to be unreasonably withheld, delayed, or conditioned) that amounts for which the Bain Shareholder could to be liable under this Agreement may exceed the value of the Replacement Property, Section 2(c)(ii)(C)(A) shall apply to cash proceeds from such Liquidity Event.
(D)   For the avoidance of doubt, subject to Section 2(c)(ii)(C), in no event shall any Parent Indemnitee have the right to “claw back” any such Rollover Proceeds or otherwise seek payment from the Bain Shareholder after such Rollover Proceeds have been paid to the Bain Shareholder; provided, however, that, notwithstanding anything to the contrary, if the Due Date for the payment of any portion of Contested Dutch Taxes is postponed as a result of the second sentence of the definition of Contested Dutch Taxes, the provisions of Section 2(c)(ii)(C) shall apply to any Rollover Proceeds received during such the period beginning on the date a Parent Indemnitee makes a claim under Section 2(a) the payment of which is postponed as a result of the second sentence of the definition of Contested Dutch Taxes, but solely to the extent of any such postponed amounts.
(E)   Notwithstanding anything to the contrary in this Agreement, to the extent that the Bain Shareholder directly or indirectly transfers the Subscribed Topco Common Units to an Affiliate of the Bain Shareholder in a non-arm’s length transaction, for purposes of this Agreement the term Bain Shareholder shall include both the Bain Shareholder as of the date hereof and such Affiliate, provided that, for purposes of determining the party required to provide the guaranty contemplated in the proviso set forth in Section 2(c)(ii)(C)(A)), the last reference in such proviso to the Bain Shareholder shall be the Bain Shareholder as of the date hereof.
(iii)   Tax Insurance Policy.
(A)   The applicable Parent Indemnitee shall use commercially reasonable efforts to (x) obtain the Tax Insurance Policy; provided that, notwithstanding anything in this Agreement to the contrary, neither Parent nor its Affiliates shall be required to obtain any policy with a premium in excess of $30,000,000; provided further, that if the premium under such Tax Insurance Policy is in excess of $30,000,000, the binding of such policy shall also require the written consent of the Bain Shareholder (such consent which may be granted or not in the Bain Shareholder’s sole discretion), and (y) obtain recovery under the Tax Insurance Policy for Losses pursuant to Section 2(a)(i) and in accordance with the terms of such policy.
(B)   If Parent or an Affiliate thereof is able to obtain a Tax Insurance Policy, the Bain Shareholder shall have no further indemnification obligations hereunder for any Losses to the extent such Losses are covered by such policy (taking into account, for the avoidance of doubt, any exclusions from, and limitations to, such policy).

(C)   Any costs incurred in obtaining the Tax Insurance Policy, including any premium payments, shall be paid solely by Parent or any Affiliate of Parent or, after the Closing, the Company up to an amount not to exceed $30,000,000 and any such costs in excess of $30,000,000 shall be borne by the Bain Shareholder.
(D)   If the Bain Shareholder pays in cash any Contested Dutch Taxes pursuant to this Agreement and Parent or any of its Affiliates subsequently recovers any amounts of Contested Dutch Taxes that were paid in cash by the Bain Shareholder pursuant to this Agreement on the Tax Insurance Policy, such amounts shall be for the account of the Bain Shareholder and shall be paid five (5) days after receipt thereof, net of any costs and expenses (including Taxes) incurred by Parent or its Affiliates in obtaining such recovery.
(E)   The Bain Shareholder shall have the right to participate (at its own cost and expense) in the negotiation of any Tax Insurance Policy with the insurer, including that (i) the Parent Indemnitee shall keep the Bain Shareholder reasonably informed regarding the progress of obtaining the Tax Insurance Policy, (ii) the applicable Parent Indemnitee shall provide the Bain Shareholder with a reasonable opportunity to comment on any applicable documents and consider in good faith, and use commercially reasonable efforts to include, any reasonable comments made by the Bain Shareholder with respect thereto, and (iii) a representative of the Bain Shareholder shall be entitled to participate in any conferences or negotiations with the insurer.
(iv)   The Indemnitor shall not be liable under Section 2(a) hereunder for any amount to the extent (A) such amount relates to a Tax arising in any taxable period (or portion thereof) beginning after the Closing Date (a “Post-Closing Tax Period”) , or (B) due to the unavailability of any Tax asset or attribute (including basis) in any Post-Closing Tax Period. For avoidance of doubt and notwithstanding the foregoing, this Section 2(c)(iv) is not intended to limit the payments of any amounts due but postponed under the second sentence of the definition of Contest Dutch Taxes.
(v)    No Parent Indemnitee shall, without the prior written consent of the Shareholder Representative (which consent shall not be unreasonably withheld, conditioned, or delayed) (i) re-file, modify, or amend any Dutch Corporate Tax Return (as defined below) for any Pre-Closing Tax Period (or portion thereof) commencing on or after January 1, 2017, (ii) extend or waive the applicable statute of limitations with respect to any Dutch corporate Income Taxes of the Company and its Subsidiaries for any Pre-Closing Tax Period (or portion thereof) commencing on or after January 1, 2017, (iii) file any ruling or request with the Dutch Taxing Authority that relates to Contested Dutch Taxes, (iv) enter into any voluntarily disclosure agreement with the Dutch Tax Authorities regarding any Contested Dutch Taxes.
(vi)   Any amounts payable hereunder shall be determined net of any Income Tax benefits actually realized by any Parent Indemnitee with respect to any such Contested Dutch Taxes or related Loss in the taxable year of the indemnity payment or any prior taxable year (determined on a “with or without” basis).
(vii)   Sole and Exclusive Remedy. Recovery against the Rollover Proceeds pursuant to this Section 2 constitutes Parent’s sole and exclusive remedy for any and all Losses or other claims for which the Bain Shareholder is liable pursuant to Section 2(a). Parent agrees that, other than (A) from Rollover Proceeds in respect of the Bain Shareholder’s indemnification obligations set forth in Section 2(a) of this Agreement or (B) against the Bain Shareholder in respect of breaches of Section 7, under no circumstances will the Bain Shareholder or any of its Affiliates, or their respective officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (collectively, the “Bain Parties”) have any liability to any of the Parent Indemnitees relating to or arising out of this Agreement. None of Parent or the other Parent Indemnitees may avoid the limitations on liability set forth in this Section 2(c)(vii) by seeking damages for breach of contract, tort or pursuant to any other theory of liability. Furthermore, without limiting the generality of the foregoing but subject to the last sentence of this Section 2(c)(vii), no claim shall be brought or maintained by any Parent Indemnitee against any Bain Party, and no recourse of any kind shall be sought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of the Bain Shareholder set forth in this Agreement, any certificate, instrument, opinion or other documents delivered pursuant to this Agreement, or the subject matter of this Agreement, in each case other than claims permitted under, in compliance with, and subject to all of the provisions and limitations of this Section 2. The Parties agree that the provisions in this Agreement relating to indemnification, and the limits imposed on remedies with respect to this Agreement and the transactions contemplated hereby (including this Section 2(c)(vii)), constitute an integral part of the consideration given to the Bain Shareholder and were specifically bargained for between sophisticated parties. Notwithstanding anything to the contrary herein, this Section 2(c)(vii) shall not be construed as limiting any rights and remedies of the Parent Indemnitees against the Bain Shareholder (A) under any other Transaction Agreements (as defined below) or any other agreement between or among the parties hereto, (B) for breaches of representations and warranties under Section 7, or (C) in the event of actual fraud in respect of the representations and warranties in this Agreement by any Bain Party.
(viii)   Mitigation. Each Person entitled to indemnification hereunder shall take all reasonable steps to mitigate all Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable or recoverable hereunder or in connection herewith.
3.   Tax Returns.
(a)   Parent shall be entitled to prepare or cause to be prepared all Dutch corporate Income Tax Returns of the Company and its Subsidiaries for all Pre-Closing Tax Periods commencing on or after January 1, 2017 that are filed after the Closing Date (“Parent Dutch Corporate Tax Returns”). All such Parent Dutch Corporate Tax Returns shall be prepared consistent with past practice, unless otherwise required by law (including the resolution of any Dutch Tax Action). With respect to any Parent Dutch Corporate Tax Return , Parent shall provide the Shareholder Representative with drafts of such Parent Dutch Corporate Tax Returns no later than twenty (20) days prior to the filing date thereof. The Shareholder Representative shall have the right to review, approve (subject to the dispute resolution mechanism contemplated herein), and provide comments on such Parent Dutch Corporate Tax Returns during the ten (10)-day period following the receipt of such Parent Dutch Corporate Tax Returns. Parent and the Shareholder Representative shall consult with each other and attempt in good faith to resolve any issues arising as a result of any Parent Dutch Corporate Tax Returns and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Parent Dutch Corporate Tax Return) by a nationally-recognized independent accounting firm chosen by both the Parent Indemnitees and the Shareholder Representative. Upon resolution of all such items, the relevant Parent Dutch Corporate Tax Return shall be timely filed on that basis. The costs, fees and expenses of such accounting firm shall be borne equally by Parent, on the one hand, and the Bain Shareholder, on the other hand. If any dispute with respect to a Parent Dutch Corporate Tax Return is not resolved prior to the due date of such Parent Dutch Corporate Tax Return, such Parent Dutch Corporate Tax Return shall be filed in the manner which Parent deems correct, without prejudice to the other party’s rights and obligations under this Section 3(a).
(b)   The Company and its Subsidiaries shall be entitled to prepare or cause to be prepared all Dutch corporate Income Tax Returns of the Company and its Subsidiaries for all Pre-Closing Tax Periods that are filed or due before the Closing Date (“Bain Dutch Corporate Tax Returns” and, together with Parent Dutch Corporate Tax Returns, “Dutch Corporate Tax Returns”). All such Bain Dutch Corporate Tax Returns shall be prepared consistent with past practice, unless otherwise required by law (including the resolution of any Dutch Tax Action). The Company and its Subsidiaries shall provide Parent with drafts of any Bain Dutch Corporate Tax Returns no later than twenty (20) days prior to the filing date thereof and Parent and its Subsidiaries shall have the rights afforded to the Shareholder Representative in Section 3(a) above.

4.   Defense of Claims.
(a)   After the earlier of (i) obtaining knowledge of a claim or (ii) receiving written notice of any Dutch Tax Action for which the Bain Shareholder is or may be liable under this Agreement, Parent shall give Shareholder Representative reasonably prompt written notice (a “Claim Notice”) of any such claim, describing in reasonable detail the claim, the Losses actually incurred to date, the amount of such claim (if known and quantifiable) and the basis thereof and including copies of all applicable documents relating to such claim. Parent’s failure to provide a Claim Notice to the Shareholder Representative pursuant to this Section 4(a) shall not relieve the Bain Shareholder of any liability that the Bain Shareholder may have to any Person pursuant to this Agreement, except to the extent the Bain Shareholder is materially prejudiced by such delay.
(b)   The Shareholder Representative shall have the right to control the defense, appeal, or settlement of any Dutch Tax Action (including selection of counsel, determining whether to pursue or forgo any and all administrative appeals, proceedings (whether judicial or administrative), hearings, conferences, and mutual agreement procedures) including with respect to a Straddle Period; provided that (i) Parent shall have the right to participate, at its own cost and expense (which costs and expenses, for the avoidance of doubt, shall not be subject to the indemnification obligations set forth in Section 2(a)), in defending against any such Dutch Tax Action, (ii) the Shareholder Representative shall consult Parent concerning the conduct of such Dutch Tax Action, (ii) the Shareholder Representative shall keep Parent reasonably informed of the progress of any such Dutch Tax Action, (iii) any counsel selected by Shareholder Representative shall be reasonably acceptable to Parent (not to be unreasonably withheld, conditioned, or delayed) and, for the avoidance of doubt, both Kirkland & Ellis LLP and PwC shall be deemed reasonably acceptable for purposes of this clause (iii), (iv) the Shareholder Representative shall provide Parent with a reasonable opportunity to comment on any written materials prior to their submission and accept any reasonable comments made by Parent with respect thereto, (v) a Company representative shall be entitled to be present at all meetings with the relevant Tax authority and all other proceedings, and (vii) the Shareholder Representative and its Affiliates shall not settle any Dutch Tax Action without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned, or delayed). Parent, the Company and its Subsidiaries shall execute any powers of attorney or other documents to allow for the Shareholder Representative to control any Tax Action that the Shareholder Representative is entitled to control pursuant to this Section 4(b).
5.   Due Date for Payment.   The due date for payment under Section 2 (the “Due Date”) shall be the date falling five (5) business days after service by Parent of a notice containing a written demand (which shall set out reasonable particulars of the liability) in respect of relevant liability, or, where later and if applicable, where a liability to make a payment of Tax which has not at the date of the notice become due and payable, the date falling five (5) business days before the latest date (taking into account the conduct of the matter giving rise to the claim) by which that Tax is due and payable to the relevant taxing authority, provided that if in the course of any Dutch Tax Action the date on which the Tax is due and payable is postponed, the due date for payment shall be five (5) business days before such date.
6.   Tax Refunds.   In the event that the Bain Shareholder pays any Contested Dutch Taxes pursuant to this Agreement and Parent, the Company or any of their Affiliates receives a refund of a Contested Dutch Tax, the Bain Shareholder shall be entitled to the amount of such refunded Contested Dutch Tax that was paid by the Bain shareholder pursuant to this Agreement (including interest paid thereon by any Taxing Authority), provided that the portion of any such refund that is on account of the Bain Shareholder shall not exceed 72% of the aggregate amount of any such refund that is received by the Company or its Subsidiaries (a “Seller Tax Refund”). Parent shall pay, or cause to be paid, any Seller Tax Refund to the Bain Shareholder within five (5) days of receipt thereof, net of (x) any Taxes of Parent or any of its Affiliates attributable to such refund, and (y) any expenses incurred in obtaining such refunds. Parent agrees to use commercially reasonable efforts to obtain (or cause to be obtained) any Seller Tax Refund and will request a refund to be paid in cash where available. Parent shall keep the Shareholder Representative reasonably informed as to the availability of any Seller Tax Refund and the status of any claim regarding any Seller Tax Refund. If any amount paid to the Bain Shareholder pursuant to this Section 6 is subsequently challenged successfully by any Taxing Authority, the Bain Shareholder shall repay to Parent such amount (together with any interest and penalties assessed by such Taxing Authority in respect of such amount). Such repayment obligation shall survive until the date that is ninety (90) days after the expiration of the applicable statute of limitations with respect to the collection by the applicable Taxing Authority or other Person of the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof). Any rights of the Bain Shareholder to the receipt of Seller Tax Refunds pursuant to this Section 6 shall expire on the date that is three (3) years after the date on which the Bain Shareholder ceases to be liable for any Contested Dutch Taxes or related Losses pursuant to the terms of this Agreement.
7.   Tax Receivable Agreement.   No Tax Benefit Payment (as defined in the TRA) or other payments (including any payment pursuant to Article IV of the TRA) has been made in respect of, or pursuant to, the TRA, to the Shareholder Representative, to any Shareholder, for or on behalf of the Shareholders (as such terms are defined in the TRA), or any other person at any time on or after January 1, 2023 (other than a payment of approximately $1.7 million in January 2023), and no payments will be made pursuant to such agreement after the date hereof.
8.   Cooperation.   Parent shall (and shall cause its Affiliates to) cooperate fully, as and to the extent reasonably requested by the Shareholder Representative, in connection with any Dutch Tax Action. Such cooperation shall include the retention and (upon the Shareholder Representative’s request) the provision of records and information which are reasonably relevant to any such Dutch Corporate Tax Return or Dutch Tax Action, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
9.   Adjustment.   The Parties hereto agree to treat any payment hereunder as an adjustment with respect to the Common Exchange (as defined in the Rollover Agreement) for Tax purposes to the extent permitted by Law.
10.   Survival.   Notwithstanding anything to the contrary stated elsewhere in this Agreement, the Merger Agreement, the Tax Receivable Termination Agreement, the Rollover Agreement, any clean team agreement entered into in connection with the transactions contemplated by the Merger Agreement, or any other Transaction Document (the “Transaction Agreements”), the obligations of the Bain Shareholder under this Agreement shall survive the Closing until ninety (90) days subsequent to the expiration of the statute of limitations (including extensions) applicable to the assessment or collection of the Contested Dutch Taxes.
11.   Miscellaneous.
(a)   All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:
(A)   if to Parent or Merger Sub, to:
Solenis LLC
2475 Pinnacle Drive
Wilmington, DE 19803
Attn: [***]
E-mail: [***]
and
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: [***]
E-mail: [***]

with a copy (which will not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000 Los Angeles, CA 90067-3026
Attn: Ari B. Lanin
E-mail: ALanin@gibsondunn.com
and
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attn: Evan M. D’Amico
E-mail: EDAmico@gibsondunn.com
(B)   if to Holdings UK or Topco, to:
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: [***]
E-mail: [***]
with a copy (which will not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067-3026
Attn: Ari B. Lanin
E-mail: ALanin@gibsondunn.com
and
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attn: Evan M. D’Amico
E-mail: EDAmico@gibsondunn.com
(C)   If to the Company:
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, SC 29708
Attn: [***]
E-mail: [***]
with a copy (which will not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: David A. Katz; Zachary S. Podolsky
E-mail: DAKatz@wlrk.com; ZSPodolsky@wlrk.com
and
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attn: Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer
Email: sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
andrew.struckmeyer@kirkland.com
(D)   If to the Shareholder Representative or the Bain Shareholder, to:
BCPE Diamond Cayman holding Limited
c/o Bain Capital Private Equity, LP
200 Clarendon Street
Boston, MA 02116
Attention: [***]
Email: [***]
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer
Email: sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
andrew.struckmeyer@kirkland.com
(b)   The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(c)   This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
(d)   This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
(e)   The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(f)   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(g)   Each Party represents and warrants to the other Party that, as of the date hereof, the execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action required by or on behalf of such Party, and this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms. Each Party represents and warrants to the other Party that, as of the date hereof, the execution, delivery and performance by such Party of this Agreement requires no consents, waivers, filings, authorizations or approvals other than such consents, waivers, filings, authorizations and approvals that have been obtained or made as of the date hereof.
(h)   Each Party shall, without additional consideration, execute and deliver such further instruments and take such further actions as may be reasonably requested by another Party to make effective, and to effectuate, the transactions contemplated by this Amendment.
(i)   No provision of this Agreement may be amended unless such amendment is approved in writing by Parent and the Shareholder Representative (on behalf of the Bain Shareholder). No provision of this Agreement may be waived by (i) Parent, Merger Sub, Holdings UK, Topco or the Company (after the Closing), unless such waiver is in writing and signed by Parent, or (ii) the Bain Shareholder, the Shareholder Representative or the Company (prior to the Closing), unless such waiver is in writing and signed by the Shareholder Representative. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, including any permitted assignee. This Agreement and any rights and obligations of an Indemnitor not be assigned by such Indemnitor without Parent’s express prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed); any assignment without such written consent shall be null and void.
(j)   In the event of any litigation or arbitration related to this Agreement, the prevailing party shall be entitled to receive reasonable attorneys’ fees and costs.
(k)   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any such action; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any such action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any such action arising in connection with this Agreement shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such action in the Chosen Courts or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any such action relating to this Agreement in any court other than the Chosen Courts. Each Party agrees that a final judgment in any action in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(l)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(L).
(m)   In the event the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate as of such time in its entirety.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.
PARENT:
OLYMPUS WATER HOLDINGS IV, L.P.
By: Olympus Water Holdings Limited, its General Partner
By:
/s/ Mary Ann Sigler

Name:  Mary Ann Sigler
Title:   Director
MERGER SUB:
DIAMOND MERGER LIMITED
By:
/s/ Mary Ann Sigler

Name:  Mary Ann Sigler
Title:   Director
HOLDINGS UK:
DIVERSEY HOLDINGS I (UK) LIMITED
By:
/s/ Michael Chapman

Name:  Michael Chapman
Title:   Director
TOPCO:
OLYMPUS WATER HOLDINGS I, L.P.
By: Olympus Water Holdings Limited, its General Partner
By:
/s/ Mary Ann Sigler

Name:  Mary Ann Sigler
Title:   Director
COMPANY:
DIVERSEY HOLDINGS, LTD.
By:
/s/ Michael Chapman

Name:  Michael Chapman
Title:   Authorized Signatory

BAIN SHAREHOLDER:
BCPE DIAMOND INVESTOR, LP
By: BCPE Diamond GP, LLC
its general partner
By: Bain Capital Fund XI, L.P.
its managing member
By: Bain Capital Partners XI, L.P
its general partner
By: Bain Capital Investors, LLC
its general partner
By:
/s/ Kenneth Hanau

Name:  Kenneth Hanau
Title:   Partner
SHAREHOLDER REPRESENTATIVE:
BCPE DIAMOND CAYMAN HOLDING LIMITED
By:
/s/ Kenneth Hanau

Name:  Kenneth Hanau
Title:   Authorized Signatory

ANNEX F
TAX RECEIVABLE TERMINATION AGREEMENT
This TAX RECEIVABLE TERMINATION AGREEMENT (this “Agreement”), dated as of March 8, 2023 (the “Effective Date”), is entered into by and among Diversey Holdings, Ltd., a Cayman Islands exempted corporation (“Pubco”), Diversey Holdings I (UK) Limited, a private limited company organized in England and Wales and a wholly owned Subsidiary of Pubco (as defined below) (the “Company”) and BCPE Diamond Cayman Holding Limited, a Cayman Islands exempted corporation (the “Shareholder Representative” and, together with the Company and Pubco, collectively, the “Parties”).
RECITALS
WHEREAS, Pubco, the Company, the Shareholder Representative, in its capacity as such, and the other persons party thereto, as shareholders (each a “Shareholder” and collectively, the “Shareholders”) entered into that certain Tax Receivable Agreement, dated as of March 24, 2021 (the “Tax Receivable Agreement”);
WHEREAS, the Tax Receivable Agreement provides for certain Tax Benefit Payments and other payments by the Company to each Shareholder from time to time; and
WHEREAS, in connection with, and conditioned upon consummation of, the transactions contemplated by that certain Agreement and Plan of Merger, by and among, Pubco, Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, General Partner (as defined therein) (“Parent”) and Diamond Merger Limited, a Cayman Islands exempted company, dated on or about the date hereof (the “Merger Agreement”), the Parties desire to terminate the Tax Receivable Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
Section 1.   Termination.   The Pubco, the Company and the Shareholder Representative (on behalf of the Shareholders) agree that, notwithstanding anything to the contrary contained in the Tax Receivable Agreement and without any further action of the Parties or any other Person, immediately prior to or at (but conditioned upon the occurrence of) the Closing (as defined in the Merger Agreement) and for no consideration, the Tax Receivable Agreement shall be irrevocably terminated in its entirety as of the Effective Time and no party hereto or thereto shall have any further obligations or liability thereunder as of the Effective Time (the “Termination” and the date upon which the Termination occurs, the “Termination Date”). From and after the Effective Date, no Tax Benefit Schedule shall be delivered, and no Tax Benefit Payment or other applicable payments shall be made or due in respect of, or pursuant to, the Tax Receivable Agreement, to the Shareholder Representative, to any Shareholder, for or on behalf of the Shareholders, or to any other person (including, for the avoidance of doubt, any payment pursuant to Article IV of the Tax Receivable Agreement (including any Early Termination Payment as defined in the Tax Receivable Agreement)). For the avoidance of doubt and notwithstanding anything to the contrary contained herein or in the Tax Receivable Agreement, on or after the Effective Date, no Tax Benefit Payment shall be made in respect of any Realized Tax Benefit for any tax period and no payments shall made pursuant to Article IV of the Tax Receivable Agreement (including any Early Termination Payment (as such term is defined in the Tax Receivable Agreement)).
Section 2.   Waiver and Acknowledgment.   The Parties hereby (i) waive any notice requirements or other rights set forth in the Tax Receivable Agreement that may be applicable to the Termination (or any terms thereof), (ii) acknowledge and agree that the provisions of Article IV of the Tax Receivable Agreement shall not apply to the Termination (or any terms thereof), which shall solely be governed by the terms and conditions set forth in this Agreement, and that the Termination (or any terms thereof) shall not constitute or give rise to an Early Termination Payment, (iii) agree that the confidentiality obligations provided for under Section 7.13 of the Tax Receivable Agreement shall survive the termination of the Tax Receivable Agreement and terminate on the first anniversary of the Termination Date, (iv) agree that, following the

Effective Date, no payments under the Tax Receivable Agreement shall be made or owed by the Company to the Shareholder Representative or to any Shareholder, and (v) agree that, upon the consummation of the Closing (as defined in the Merger Agreement), the Tax Receivable Agreement shall terminate, cease to be effective and be of no further force or effect, except as expressly provided in the foregoing clause (iii).
Section 3.   Representations and Warranties.
3.1.   Each of Pubco and the Company has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Pubco and the Company of this Agreement and the performance by Pubco and the Company of this Agreement and the consummation by Pubco and the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Pubco and the Company, as applicable. The execution, delivery and performance of this Agreement do not require Pubco or the Company to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law applicable to Pubco or the Company or other governing documents or any agreement or instrument to which Pubco or the Company is a party or by which such party is bound. This Agreement is valid, binding and enforceable against Pubco and the Company in accordance with its terms.
3.2.   The Shareholder Representative has the power and authority to enter into this Agreement and to carry out its obligations hereunder and to act on behalf of the Shareholders in connection with this Agreement. The execution and delivery by the Shareholder Representative of this Agreement and the performance by the Shareholder Representative of this Agreement and the consummation by the Shareholder Representative of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Shareholder Representative. The execution, delivery and performance of this Agreement do not require the Shareholder Representative to obtain any consent or approval (including from any Shareholder) that has not been obtained and do not contravene or result in a default under any provision of any law applicable to the Shareholder Representative or other governing documents or any agreement or instrument to which the Shareholder Representative is a party or by which such party is bound. This Agreement is valid, binding and enforceable against the Shareholder Representative and the Shareholders in accordance with its terms.
3.3.   Except as set forth on Schedule 3.3 attached hereto, no Tax Benefit Payment or other payments (including any payment pursuant to Article IV of the Tax Receivable Agreement) has been made in respect of, or pursuant to, the Tax Receivable Agreement, to the Shareholder Representative, to any Shareholder, for or on behalf of the Shareholders, or any other person at any time on or after January 1, 2023.
Section 4.   Termination. This Agreement may be terminated by mutual agreement of the Parties in writing. In addition, in the event the Merger Agreement is terminated in accordance with its terms prior to the Closing (as defined in the Merger Agreement), this Agreement shall automatically terminate as of such time in its entirety and the Tax Receivable Agreement shall remain in full force and effect in accordance with its terms.
Section 5.   Miscellaneous.
5.1.   Any notices, requests, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day; (b) one (1) Business Day following delivery by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.1, notices, demands and other communications shall be sent to the addresses indicated below:

If to Pubco or the Company, to:
Diversey Holdings I (UK) Limited
Pyramid Close,
Weston Favell,
Northampton,
NN3 8PD,
England
Attention: [***]
Email: [***]
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Sarkis Jebejian, P.C.
Christopher M. Thomas, P.C.
Andrew Struckmeyer
E-mail: sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
Andrew.struckmeyer@kirkland.com
If to the Shareholder Representative, to:
BCPE Diamond Cayman holding Limited
c/o Bain Capital Private Equity, LP
200 Clarendon Street
Boston, MA 02116
Attention: [***]
Facsimile: [***]
Email: [***]
With a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Sarkis Jebejian, P.C.
Christopher M. Thomas P.C.
Andrew Struckmeyer
E-mail: sarkis.jebejian@kirkland.com
christopher.thomas@kirkland.com
Andrew.struckmeyer@kirkland.com
5.2.   The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
5.3.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
5.4.   This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
5.5.   If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, all other provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
5.6.    No provision of this Agreement may be amended unless such amendment is approved in writing by the Company, the Shareholders (through the Shareholder Representative) and Parent. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective and Parent. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, including any permitted assignee; provided, that, notwithstanding anything in this Agreement to the contrary, the Parties expressly agree that Parent shall be, and is intended to be, a third party beneficiary of the covenants and agreements of the Parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived without the prior written consent of Parent. This Agreement and any rights and obligations of a Party hereunder may not be assigned by any Party without each other Party’s prior written consent; any assignment without such written consent shall be null and void.
5.7.   The law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
5.8.   EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (A) THIS AGREEMENT OF THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (B) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
5.9.   This Agreement shall amend and supplement the Tax Receivable Agreement and shall form a part of the Tax Receivable Agreement for all purposes. Except as expressly amended hereby, each term, provision, exhibit and schedule of the Tax Receivable Agreement is hereby ratified and confirmed and remains in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.
PUBCO:
DIVERSEY HOLDINGS, LTD.
By:
/s/ Michael Chapman

Name: Michael Chapman
Title:  Authorized Signatory
COMPANY:
DIVERSEY HOLDINGS I (UK) LIMITED
By:
/s/ Michael Chapman

Name: Michael Chapman
Title:  Director
SHAREHOLDER REPRESENTATIVE:
BCPE DIAMOND CAYMAN HOLDING LIMITED
By:
/s/ Kenneth Hanau

Name: Kenneth Hanau
Title:  Authorized Signatory

ANNEX G
OPINION OF EVERCORE GROUP L.L.C.
March 7, 2023
The Special Committee of the Board of Directors
Diversey Holdings, Ltd.
1300 Altura Road, Suite 125
Fort Mill, SC, 29708
Members of the Special Committee:
We understand that Diversey Holdings, Ltd. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”) and Diamond Merger Limited, a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. As a result of the Merger, (a) each outstanding ordinary share, par value $0.0001 per share, of the Company (the “Company Shares”), other than the Bain Shares, Excluded Company Shares or Dissenting Shares (each, as defined in the Merger Agreement) will be automatically cancelled and exchanged into the right to receive cash in an amount equal to $8.40 (the “Public Shareholder Per Share Price”) and (b) each outstanding Bain Share, other than the Rollover Shares, will be automatically cancelled and exchanged into the right to receive cash in an amount equal to $7.84. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Special Committee of the board of directors of the Company (the “Special Committee”) has asked us whether, in our opinion, the Public Shareholder Per Share Price to be received by holders of the Company Shares in the Merger is fair, from a financial point of view, to such holders other than the holders of the Bain Shares, Excluded Company Shares or Dissenting Shares.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Special Committee (the “Forecasts”);

(iii)
discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

(iv)
reviewed the reported prices and the historical trading activity of the Company Shares;

(v)
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)
reviewed the financial terms and conditions of a draft, dated March 7, 2023, of the Merger Agreement; and

(viii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Shares (other than the Bain Shares, Excluded Company Shares or Dissenting Shares) of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Shares (other than the holders of the Bain Shares, Excluded Company Shares or Dissenting Shares), from a financial point of view, of the Public Shareholder Per Share Price. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of Bain Shares or any other class of securities, creditors or other constituencies of the Company, nor the aggregate consideration to be paid pursuant to the Merger Agreement nor any allocation among shareholders of the aggregate consideration to be paid pursuant to the Merger Agreement, including among all holders of Company Shares, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Public Shareholder Per Share Price or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, any offer to purchase, redeem or exchange, or consent solicitation undertaken with respect to, outstanding debt securities of the Company, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement including the Rollover Agreement or the TRA Termination Agreement (each as defined in the Merger Agreement). Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Shares or any business combination or other extraordinary transaction involving the Company. Our opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Shares should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which the Company Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Special Committee in connection with the Merger and have received an initial fee for our services and will receive additional fees, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our out-of-pocket expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company or its subsidiaries and we have not received any compensation from the Company or its subsidiaries during such period, other than as described in the first sentence of this paragraph. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory and/or other services to Platinum Equity, LLC, an affiliate of Parent (“Platinum”), Bain Capital Private Equity LP, an affiliate of the Company (“Bain”), and/or their respective affiliates and portfolio companies and received fees for the rendering of these services. We may provide financial advisory or other services to the Company, Parent, Platinum and Bain or any of their respective affiliates or portfolio companies in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Parent, Platinum, Bain, or potential parties to the Merger and/or any of their respective affiliates or portfolio companies or persons that are competitors, customers or suppliers of the Company, the Parent, Platinum, Bain or any of their respective affiliates or portfolio companies.
Our financial advisory services and this opinion are provided for the information and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Public Shareholder Per Share Price to be received by holders of the Company Shares in the Merger is fair, from a financial point of view, to such holders other than the holders of the Bain Shares, Excluded Company Shares or Dissenting Shares.
Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ Ray Strong Ray Strong Senior Managing Director
By:	/s/ E. Thomas Massey E. Thomas Massey Senior Managing Director

ANNEX H
SECTION 238 OF THE COMPANIES ACT (2023 REVISION) OF THE CAYMAN ISLANDS
(1)   A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of that person’s shares upon dissenting from a merger or consolidation.
(2)   A member who desires to exercise that person’s entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.
(3)   An objection under subsection (2) shall include a statement that the member proposes to demand payment for that person’s shares if the merger or consolidation is authorised by the vote.
(4)   Within twenty days immediately following the date on which the vote of members giving authorisation for the merger or consolidation is made, the constituent company shall give written notice of the authorisation to each member who made a written objection.
(5)   A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of that person’s decision to dissent, stating—(a) that person’s name and address; (b) the number and classes of shares in respect of which that person dissents; and (c) a demand for payment of the fair value of that person’s shares.
(6)   A member who dissents shall do so in respect of all shares that that person holds in the constituent company.
(7)   Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of that person’s shares and the rights referred to in subsections (12) and (16).
8)   Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase that person’s shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for that person’s shares, the company shall pay to the member the amount in money forthwith.
(9)   If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires—(a) the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and (b) the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.
(10)   A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).
(11)   At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.
(12)   Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

H-1

(13)   The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.
(14)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.
(15)   Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.
(16)   The enforcement by a member of that person’s entitlement under this section shall exclude the enforcement by the member of any right to which that person might otherwise be entitled by virtue of that person holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

H-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV13479-TBDFor Against Abstain! ! !! ! !DIVERSEY HOLDINGS, LTD.DIVERSEY HOLDINGS, LTD.1300 ALTURA ROAD, SUITE 125FORT MILL, SC 297082. "RESOLVED, as an ordinary resolution, that the shareholders of Diversey Holdings, Ltd. hereby approve, on a non-binding, advisory basis, the compensationto be paid or become payable to its named executive officers that is based on or otherwise relates to the Merger as disclosed in the Company’sproxy statement pursuant to Item 402(t) of Regulation S-K under the section entitled “Golden Parachute Compensation” and the corresponding tableand the footnotes thereto."Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.NOTE: Such other business as may properly come before the meeting.The Board of Directors recommends you vote FOR the following proposals:1. "RESOLVED, as a special resolution that: (a) the Agreement and Plan of Merger entered into on March 8, 2023 (the "Merger Agreement"), by andamong the Company, Olympus Water Holdings IV, L.P. ("Parent"), acting by its general partner, Olympus Water Holdings Limited, and Diamond MergerLimited, an exempted company incorporated under the laws of the Cayman Islands ("Merger Sub"), relating to the proposed acquisition of the Companyby Parent, be approved and confirmed in all respects; (b) the Plan of Merger, attached as an exhibit to the Merger Agreement and annexed hereto andapproved by resolution of the directors of the Company on March 7, 2023 and submitted to members of the Company for their approval (as it maybe amended from time to time, the "Plan of Merger") be approved and confirmed in all respects; and (c) the Company be authorized to merge withMerger Sub, so that the Company shall be the surviving company and all the undertaking, property and liabilities of the Merger Sub shall vest in theCompany by virtue of such merger pursuant to the provisions of the Companies Act (2023 Revision) of the Cayman Islands."VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on , 2023. Follow the instructionsto obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on , 2023. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

V13480-TBDDIVERSEY HOLDINGS, LTD.Extraordinary General Meeting of Shareholders, 2023 Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Philip Wieland and Todd Herndon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Ordinary Shares which the undersigned would be entitled to vote if personally present and acting at the Extraordinary General Meeting of Shareholders of Diversey Holdings, Ltd., to be held on , 2023 startingat , ET, at the Company's offices at 1300 Altura Road, Suite 125, Fort Mill, South Carolina 29708.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side